    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         NORTH AMERICAN VAN LINES, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    4213                                   52-1840893
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                         ------------------------------

                           5001 U.S. HIGHWAY 30 WEST
                                  P.O. BOX 988
                         FT. WAYNE, INDIANA 46801-0988
                                 (219) 429-2511
              (Address, including ZIP code, and telephone number,
       including area code, of Registrant's principal executive offices)

                         ------------------------------

                                 RALPH A. FORD
                         NORTH AMERICAN VAN LINES, INC.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           5001 U.S. HIGHWAY 30 WEST
                                  P.O. BOX 988
                         FT. WAYNE, INDIANA 46801-0988
                                 (219) 429-2511
           (Name, address, including ZIP code, and telephone number,
            including area code, of Registrant's agent for service)

                         ------------------------------

                                 WITH COPY TO:
                           DAVID A. BRITTENHAM, ESQ.
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 909-6000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM         PROPOSED
                                                                         OFFERING              MAXIMUM
             TITLE OF EACH CLASS                  AMOUNT TO BE           PRICE PER            AGGREGATE            AMOUNT OF
       OF SECURITIES TO BE REGISTERED              REGISTERED           SECURITY(1)        OFFERING PRICE      REGISTRATION FEE
13 3/8% Senior Subordinated Notes Due 2009...     $150,000,000             100%             $150,000,000          $39,600.00

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 promulgated under the Securities Act of 1933, as amended.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               OTHER REGISTRANTS

                                                                                                 ADDRESS, INCLUDING ZIP
                                                           PRIMARY STANDARD                        CODE, AND TELEPHONE
                                        JURISDICTION OF       INDUSTRIAL      I.R.S. EMPLOYER    NUMBER, INCLUDING AREA
                                        INCORPORATION OR    CLASSIFICATION    IDENTIFICATION       CODE, OF PRINCIPAL
NAME OF REGISTRANT                         FORMATION            NUMBER            NUMBER            EXECUTIVE OFFICE
------------------                      ----------------   ----------------   ---------------   -------------------------
Allied Freight Forwarding, Inc.             Delaware            4731            36-2405833      5001 U.S. Highway 30 West
                                                                                                P.O. Box 988
                                                                                                Ft. Wayne, Indiana
                                                                                                46801-0988
                                                                                                (219) 429-2511

Allied International N.A., Inc.             Delaware            4731            36-2906660      5001 U.S. Highway 30 West
                                                                                                P.O. Box 988
                                                                                                Ft. Wayne, Indiana
                                                                                                46801-0988
                                                                                                (219) 429-2511

Allied Van Lines, Inc.                      Delaware       4212, 4213, 4225     36-0719320      5001 U.S. Highway 30 West
                                                                                                P.O. Box 988
                                                                                                Ft. Wayne, Indiana
                                                                                                46801-0988
                                                                                                (219) 429-2511

Allied Van Lines Terminal Company           Delaware            4213            36-2582535      5001 U.S. Highway 30 West
                                                                                                P.O. Box 988
                                                                                                Ft. Wayne, Indiana
                                                                                                46801-0988
                                                                                                (219) 429-2511

A Relocation Solutions Management           Delaware            4731            36-3295067      5001 U.S. Highway 30 West
  Company                                                                                       P.O. Box 988
                                                                                                Ft. Wayne, Indiana
                                                                                                46801-0988
                                                                                                (219) 429-2511

Fleet Insurance Management, Inc.            Indiana             6411            35-1471355      5001 U.S. Highway 30 West
                                                                                                P.O. Box 988
                                                                                                Ft. Wayne, Indiana
                                                                                                46801-0988
                                                                                                (219) 429-2511

FrontRunner Worldwide, Inc.                 Delaware            4731            35-1900598      5001 U.S. Highway 30 West
                                                                                                P.O. Box 988
                                                                                                Ft. Wayne, Indiana
                                                                                                46801-0988
                                                                                                (219) 429-2511

Great Falls North American, Inc.            Montana           4214/4213         81-0288174      5001 U.S. Highway 30 West
                                                                                                P.O. Box 988
                                                                                                Ft. Wayne, Indiana
                                                                                                46801-0988
                                                                                                (219) 429-2511

NACAL, Inc.                                California           4213            95-2368626      5001 U.S. Highway 30 West
                                                                                                P.O. Box 988
                                                                                                Ft. Wayne, Indiana
                                                                                                46801-0988
                                                                                                (219) 429-2511

NAVTRANS International Freight              Indiana             4731            35-6296161      5001 U.S. Highway 30 West
  Forwarding, Inc.                                                                              P.O. Box 988
                                                                                                Ft. Wayne, Indiana
                                                                                                46801-0988
                                                                                                (219) 429-2511

                                                                                                 ADDRESS, INCLUDING ZIP
                                                           PRIMARY STANDARD                        CODE, AND TELEPHONE
                                        JURISDICTION OF       INDUSTRIAL      I.R.S. EMPLOYER    NUMBER, INCLUDING AREA
                                        INCORPORATION OR    CLASSIFICATION    IDENTIFICATION       CODE, OF PRINCIPAL
NAME OF REGISTRANT                         FORMATION            NUMBER            NUMBER            EXECUTIVE OFFICE
------------------                      ----------------   ----------------   ---------------   -------------------------
North American Distribution Systems,        Indiana             4212            35-1115697      5001 U.S. Highway 30 West
  Inc.                                                                                          P.O. Box 988
                                                                                                Ft. Wayne, Indiana
                                                                                                46801-0988
                                                                                                (219) 429-2511

North American Logistics, Ltd.              Indiana             4731            13-2890402      5001 U.S. Highway 30 West
                                                                                                P.O. Box 988
                                                                                                Ft. Wayne, Indiana
                                                                                                46801-0988
                                                                                                (219) 429-2511

North American Van Lines of Texas,           Texas            4731/4213         75-1440447      5001 U.S. Highway 30 West
  Inc.                                                                                          P.O. Box 988
                                                                                                Ft. Wayne, Indiana
                                                                                                46801-0988
                                                                                                (219) 429-2511

Relocation Management Systems, Inc.         Delaware            5045            35-1635373      5001 U.S. Highway 30 West
                                                                                                P.O. Box 988
                                                                                                Ft. Wayne, Indiana
                                                                                                46801-0988
                                                                                                (219) 429-2511

Vanguard Insurance Agency, Inc.             Illinois            6411            36-2777624      215 W Diehl Road
                                                                                                Naperville, Illinois
                                                                                                60563
                                                                                                (630) 717-5522

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 4, 2000

PROSPECTUS
-------------

                       OFFER TO EXCHANGE ALL OUTSTANDING
                   13 3/8% SENIOR SUBORDINATED NOTES DUE 2009
                                 FOR REGISTERED
                   13 3/8% SENIOR SUBORDINATED NOTES DUE 2009

THE NEW NOTES:

    - The terms of the new notes are identical to the terms of the old notes except that the new notes are registered under the Securities Act of 1933 and will not contain restrictions on transfer or provisions relating to additional interest and will contain different administrative terms.

    INVESTING IN THE NEW NOTES INVOLVES RISKS. YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 11 OF THIS PROSPECTUS.

THE EXCHANGE OFFER:

    - Our offer to exchange old notes for new notes will be open until
      5:00 p.m., New York City time, on             , 2000, unless we extend the
      offer.

    - No public market currently exists for the notes.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is             , 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Certain Regulatory Issues...................................    iii
Presentation of Financial Information.......................     iv
Summary.....................................................      1
Risk Factors................................................     11
The Exchange Offer..........................................     22
The Allied Acquisition......................................     30
Use of Proceeds.............................................     31
Capitalization..............................................     32
Unaudited Pro Forma Financial Statements....................     33
Selected Historical Financial Data of NAVL..................     42
Selected Historical Financial Data of Allied................     44
Management's Discussion and Analysis of Results of
  Operations and Financial Condition........................     47
Business....................................................     68
Management..................................................     84
Ownership of Capital Stock..................................     96
Certain Relationships and Related Party Transactions........     98
Description of Other Indebtedness...........................    101
Description of Notes........................................    104
Certain United States Federal Tax Considerations............    161
Plan of Distribution........................................    166
Legal Matters...............................................    166
Experts.....................................................    167
Where You Can Find More Information.........................    168
Index to Financial Statements...............................    F-1

                            ------------------------

    The indentures pursuant to which the notes are issued require us to distribute to the holders of the notes annual reports containing our financial statements audited by our independent public accountants and quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. When we refer to "North American Van Lines" we are referring to North American Van Lines, Inc., the issuer of the notes. When we refer to ourselves generally, we are referring to North American Van Lines and its subsidiaries and their predecessors (including subsidiaries acquired in the Allied acquisition described in the section of this prospectus called "The Allied Acquisition"), except where the context otherwise requires. When we refer to "NAVL," we are referring to North American Van Lines and its subsidiaries prior to the Allied acquisition or, after that acquisition, to our operations carried out under the northAmerican brand name, as the context requires. When we refer to "Allied" or to "NFC Moving Services Group," we are referring to the Allied and Pickfords businesses prior to the Allied acquisition or, after that acquisition, to our operations carried out under the Allied and Pickfords brand names, as the context requires.

    WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE TRANSACTIONS WE DISCUSS IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN. IF YOU ARE GIVEN ANY INFORMATION OR REPRESENTATIONS ABOUT THESE MATTERS THAT IS NOT DISCUSSED, YOU MUST NOT RELY ON THAT INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES ANYWHERE OR TO ANYONE WHERE OR TO WHOM WE ARE NOT PERMITTED TO OFFER OR SELL SECURITIES UNDER APPLICABLE LAW. THE DELIVERY OF THIS PROSPECTUS OR THE NOTES OFFERED HEREBY DOES NOT, UNDER ANY CIRCUMSTANCES, MEAN THAT THERE HAS NOT BEEN A CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. IT ALSO DOES NOT MEAN THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AFTER THIS DATE.

                           CERTAIN REGULATORY ISSUES

    You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the new notes and must obtain any consent, approval or permission required by you for the purchase, offer or sale by you of the new notes under the laws and regulations in force in any jurisdiction to which you are subject or in which you make any purchases, offers or sales, and we will not have any responsibility for your failure to do so.

    THE NOTES MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY TO THE PUBLIC IN THE REPUBLIC OF FRANCE. NEITHER THIS DOCUMENT, WHICH HAS NOT BEEN SUBMITTED FOR THE APPROVAL OF THE COMMISSION DE OPERATIONS DE BOURSE, NOR ANY OFFERING MATERIAL RELATING TO THE NOTES MAY BE RELEASED OR ISSUED TO THE PUBLIC IN THE REPUBLIC OF FRANCE IN CONNECTION WITH ANY SUCH OFFER.

    THE NOTES HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA. THE NOTES ARE NOT BEING OFFERED AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO OR FOR THE ACCOUNT OF ANY RESIDENT OF CANADA IN CONTRAVENTION OF THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY THEREOF. THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, AN ADVERTISEMENT OR A PUBLIC OFFERING OF THE NOTES IN CANADA.

    THE NOTES MAY NOT BE OFFERED IN THE NETHERLANDS OR ELSEWHERE AS PART OF THEIR INITIAL DISTRIBUTION, TO THE ACCOUNT OF ANY PERSON OR ENTITY OTHER THAN TO PERSONS WHO, OR ENTITIES WHICH, TRADE OR INVEST IN SECURITIES IN THE CONDUCT OF A PROFESSION OR BUSINESS WITHIN THE MEANING OF THE SECURITIES TRANSACTIONS SUPERVISION ACT 1995 (WET TOEZICHT EFFECTENVERKEER 1995) AND ITS IMPLEMENTING REGULATIONS (WHICH INCLUDE BANKS, INVESTMENT INSTITUTIONS, OTHER INSTITUTIONAL INVESTORS AND OTHER PARTIES INCLUDING INTER ALIA TREASURIES AND FINANCE COMPANIES OF LARGE ENTERPRISES THAT REGULARLY, AS AN ANCILLARY ACTIVITY, TRADE OR INVEST IN SECURITIES).

    THE NOTES MAY BE OFFERED AND SOLD IN THE FEDERAL REPUBLIC OF GERMANY ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES SALES PROSPECTUS ACT OF THE FEDERAL REPUBLIC OF GERMANY (WERTPAPIER-VERKAUF-SPROSPEKTGESETZ)AND ANY OTHER APPLICABLE GERMAN LAW. ANY RESALE OF THE NOTES IN THE FEDERAL REPUBLIC OF GERMANY MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES SALES PROSPECTUS ACT AND ANY OTHER APPLICABLE GERMAN LAW.

    THE NOTES MAY NOT BE OFFERED OR SOLD IN OR INTO THE UNITED KINGDOM EXCEPT IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995. ALL APPLICABLE PROVISIONS OF THE FINANCIAL SERVICES ACT 1986 MUST BE COMPLIED WITH IN RESPECT OF ANYTHING DONE IN RELATION TO THE NOTES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM. THE NOTES MAY BE SOLD, AND THIS PROSPECTUS MAY BE ISSUED OR DISTRIBUTED, ONLY TO A PERSON OF A KIND DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) ORDER 1996 (AS AMENDED) OR TO SUCH OTHER PERSON AS THE NOTES MAY OTHERWISE BE LAWFULLY SOLD OR THIS PROSPECTUS MAY OTHERWISE BE LAWFULLY ISSUED OR PASSED ON.

    THE NOTES HAVE NOT BEEN REGISTERED UNDER SPANISH SECURITIES LAW AND MAY NOT BE OFFERED OR SOLD WITHIN THE KINGDOM OF SPAIN EXCEPT TO INSTITUTIONAL INVESTORS UNDER ARTICLE 7.1. A) OF THE ROYAL DECREE 291/1992 DATED MARCH 27, ON ISSUANCES AND PUBLIC OFFERINGS (AS AMENDED BY ROYAL DECREE 2590/1998) AND OTHER SPANISH SECURITIES REGULATIONS, ONCE THE PRIOR NOTICE AND THE OTHER DOCUMENTS REFERRED TO IN ARTICLE 5.2 A) AND B) OF ROYAL DECREE 291/1992 HAVE BEEN REGISTERED BY THE SPANISH SECURITIES EXCHANGE COMMISSION.

    THE NOTES SHALL NOT BE OFFERED WITHIN THE KINGDOM OF SPAIN BY MEANS OF ADVERTISING ACTIVITIES WHICH MIGHT INFRINGE IN ANY WAY THE REGULATIONS CURRENTLY IN FORCE ON PUBLIC OFFERINGS AND ISSUES OF SECURITIES AND, IN PARTICULAR, THE PROSPECTUS AND ANY OTHER MATERIAL INFORMATION RELATING TO THE NOTES SHALL NOT BE DISTRIBUTED TO SPANISH INVESTORS EXCEPT IN COMPLIANCE WITH THE SPANISH SECURITIES AND EXCHANGE REGULATIONS.

                                 INDUSTRY DATA

    Industry data used throughout this prospectus are derived from either
(1) research conducted by us based upon data collected by the Department of Transportation and other unaffiliated third-party sources which we believe to be reliable, or (2) reports and other information published by the Council of Logistics Management, the American Moving and Storage Association, an industry research company and publisher, and Cass ProLogis, an industry research firm.

    Although we believe our third-party sources to be reliable, the accuracy and completeness of the information provided to us is not guaranteed. Neither such data nor the information included in the industry publications we reference, including market and competitive position data, have been independently verified by us. Although such market and competitive position data are inherently imprecise, based on its understanding of the markets in which we compete, management believes that such data are generally indicative of our relative market share and competitive position.

    Market research on Allied and northAmerican brand identity described in this prospectus was performed by the Gallup Organization in 1997. In aided recall polls, Allied ranked first among van lines. In unaided recall polls, Allied ranked second to a competitor. northAmerican ranked third in both polls.

                     PRESENTATION OF FINANCIAL INFORMATION

    In this prospectus, except where otherwise indicated, references to

    - "U.S. Dollars," "Dollars" or "$" are to the currency of the United States, and

    - "Pounds sterling," "Pounds," or "L" are to the currency of the United Kingdom.

    Except as otherwise stated, in this prospectus, translations of non-dollar currencies to dollars in the financial statements and the other information included herein have been calculated, for income statement purposes, on the basis of average exchange rates over the related periods and, for balance sheet purposes, the rate in effect on the date thereof. These translations should not be construed as representations that the non-dollar currency amounts actually represent such dollar amounts or could be converted into dollars at the rates indicated or at any other rates.

    Solely for your convenience, this prospectus contains translations of certain financial data of Allied from pounds to dollars. The following table reflects the exchange rates used as well as other information for your benefit. We do not represent that the pound amounts shown in this prospectus would have been converted into Dollars at the quoted exchange rates.

    As of       ,   , 2000, the noon buying rate with respect to the pound was
L1.00 =   and the closing rate with respect to the pound was L1.00=$   .

                                                                     FISCAL YEAR ENDED                     NINE MONTHS
                                                                       SEPTEMBER 30,                      ENDED JUNE 30,
                                                            ------------------------------------      ----------------------
                                                              1996          1997          1998          1998          1999
                                                            --------      --------      --------      --------      --------
Exchange rate at the end of period....................        1.56          1.62          1.70          1.67          1.58
Average exchange rate during period...................        1.54          1.63          1.65          1.65          1.63
High exchange rate during period......................        1.50          1.62          1.61          1.61          1.58
Low exchange rate during period.......................        1.59          1.69          1.71          1.71          1.72

                                    SUMMARY

    YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING OUR COMPANY, THE SECURITIES BEING SOLD AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                  OUR COMPANY

    We are the world's largest global relocation and moving services company and also the largest logistics services provider among all U.S. van lines. We are a global network manager of agents, owner/operators and company-owned branches with locations in 21 countries. Our relocation businesses provide high-quality packing, warehousing, hauling and delivery for both domestic and international residential moves. We also provide a broad portfolio of services to commercial customers, including office and industrial relocations and records management. Our logistics services segment provides customized solutions to facilitate the movement of high-value products that require specialized transport and handling such as electronics, telecommunications and medical equipment and fine art. Our diversified customer base includes many leading Fortune 500 and FTSE-100 companies, private transferees and the government and military of the United States and other countries. We recently acquired the Allied and Pickfords moving services businesses, and believe that the combination of NAVL and Allied will result in substantial operating synergies due to complementary product offerings, distribution networks and significant economies of scale, which will generate incremental cash flow and fund future growth.

                             THE ALLIED ACQUISITION

    On November 19, 1999, we acquired the Allied and Pickfords moving van businesses from NFC plc. In the acquisition, we acquired capital stock of various NFC subsidiaries located throughout the world, and the moving van-related assets of NFC's Canadian operating subsidiary. Concurrently with the closing of the acquisition, and as part of the financing for the transaction, North American Van Lines issued and sold the old notes, and borrowed an aggregate of $325.0 million in term loan borrowings and $65.0 million in revolving credit borrowings under a new senior secured credit facility. In addition, as part of that financing, Allied Worldwide, Inc., our parent (formerly known as NA Holding Corporation), incurred $35.0 million initial accreted value of unsecured senior discount term loan borrowings. The lenders under this senior discount loan are expected to exchange the senior discount loan for senior discount notes of Allied Worldwide prior to February 17, 2000. Further, also as part of that financing, Allied Worldwide borrowed
$40.0 million in term loan borrowings under an interim loan facility. On December 1, 1999, Clayton, Dubilier & Rice Fund V Limited Partnership, our controlling shareholder, and a subsidiary of NFC subscribed for and purchased additional common stock of Allied Worldwide for $40.0 million in cash. The proceeds from this stock purchase were used to repay this $40.0 million interim loan.

              CLAYTON, DUBILIER & RICE FUND V LIMITED PARTNERSHIP

    The controlling shareholder of our parent, Allied Worldwide, is Clayton, Dubilier & Rice Fund V Limited Partnership. Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership formed in March 1995, is a private investment fund that receives management services from Clayton, Dubilier & Rice, Inc., a Delaware corporation.

                              *        *        *

    North American Van Lines' principal executive offices are located at 5001 U.S. Highway 30 West, P.O. Box 988, Ft. Wayne, Indiana 46801-0988. Its phone number is (219) 429-2511.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

    On November 19, 1999, we completed a private offering of $150,000,000 principal amount of 13 3/8% senior subordinated notes. In this prospectus, we refer to (1) the notes sold in that original offering as the old notes, (2) the notes offered hereby in exchange for the old notes as the new notes, and
(3) the old notes and the new notes together as notes.

The Exchange Offer........................  You may exchange old notes for new notes.

Resale of New Notes.......................  We believe the new notes that will be issued in this exchange offer may be resold by most investors without
                                            compliance with the registration and prospectus delivery
                                            provisions of the Securities Act, subject to certain
                                            conditions. You should read the discussion under the
                                            heading "The Exchange Offer" for further information
                                            regarding the exchange offer and resale of the new
                                            notes.

Registration Rights Agreement.............  We have undertaken this exchange offer pursuant to the terms of a registration rights agreement entered into
                                            with the initial purchasers of the old notes. See "The
                                            Exchange Offer" and "Description of Notes--Registration
                                            Rights."

Consequence of Failure to Exchange Old
  Notes...................................  You will continue to hold old notes that remain subject to their existing transfer restrictions if:

                                            -  you do not tender your old notes or

                                            -  you tender your old notes and they are not accepted
                                            for exchange.

                                            Subject to certain limited exceptions, we will have no
                                            obligation to register the old notes after we consummate
                                            the exchange offer. See "The Exchange Offer--Terms of
                                            the Exchange Offer" and "--Consequences of Failure to
                                            Exchange."

Expiration Date...........................  The exchange offer will expire at 5:00 p.m., New York
                                            City time, on             , 2000, unless we extend it,
                                            in which case "expiration date" means the latest date
                                            and time to which the exchange offer is extended.

Interest on the New Notes.................  The new notes will accrue interest at a rate of 13 3/8%
                                            per annum from November 19, 1999, the issue date of the
                                            old notes, or from the most recent date to which
                                            interest has been paid or provided for on the old notes.
                                            No additional interest will be paid on old notes
                                            tendered and accepted for exchange.

Condition to the Exchange Offer...........  The exchange offer is subject to certain customary conditions, which we may waive. See "The Exchange
                                            Offer--Conditions."

Procedures for Tendering Old Notes........  If you wish to accept the exchange offer, you must submit required documentation and effect a tender of old
                                            notes pursuant to the procedures for book-entry transfer
                                            (or other applicable procedures) all in accordance with
                                            the instructions described in this prospectus and in the
                                            relevant letter of transmittal. See "The Exchange
                                            Offer--Procedures for Tendering," "--Book-Entry
                                            Transfer," and "--Guaranteed Delivery Procedures." Other
                                            procedures may apply with respect to book-entry
                                            transfers. See "The Exchange Offer--Exchanging
                                            Book-Entry Notes."

Guaranteed Delivery Procedures............  If you wish to tender your old notes, but cannot properly do so prior to the expiration date, you may
                                            tender your old notes according to the guaranteed
                                            delivery procedures set forth in "The Exchange
                                            Offer--Guaranteed Delivery Procedures."

Withdrawal Rights.........................  Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration
                                            date. To withdraw a tender of old notes, a written or
                                            facsimile transmission notice of withdrawal must be
                                            received by the exchange agent at its address set forth
                                            herein under "The Exchange Offer--Exchange Agent" prior
                                            to 5:00 p.m., New York City time, on the expiration
                                            date.

Acceptance of Old Notes and Delivery of
  New Notes...............................  Subject to certain conditions, any and all old notes that are validly tendered in the exchange offer prior to
                                            5:00 p.m., New York City time, on the expiration date
                                            will be accepted for exchange. The new notes issued
                                            pursuant to the exchange offer will be delivered as soon
                                            as practicable following the expiration date. See "The
                                            Exchange Offer--Terms of the Exchange Offer."

Certain U.S. Tax Considerations...........  We believe that the exchange of the old notes for new notes should not constitute a taxable exchange for
                                            U.S. federal income tax purposes. See "Certain United
                                            States Federal Tax Considerations."

Exchange Agent............................  State Street Bank and Trust Company is serving as exchange agent.

                     SUMMARY OF THE TERMS OF THE NEW NOTES

    The terms of the new notes are identical to the terms of the old notes EXCEPT that the new notes:

    - are registered under the Securities Act, and therefore will not contain restrictions on transfer,

    -  will not contain provisions relating to additional interest, and

    - will contain terms of an administrative nature that differ from those of the old notes.

Maturity..................................  December 1, 2009.

Interest..................................  Interest will be payable in cash on June 1 and
                                            December 1 of each year, beginning on June 1, 2000.

Ranking...................................  The notes are our senior subordinated debt. Accordingly, they will rank:

                                            -  behind all of our existing and future senior debt;

                                            -  equally with all our future subordinated, unsecured
                                            debt that does not expressly provide that it is
                                               subordinated to the notes;

                                            -  ahead of any of our future debt that expressly
                                            provides that it is subordinated to the notes; and

                                            -  behind all of the liabilities of our existing and
                                            future foreign subsidiaries, and our domestic
                                               subsidiaries that do not guarantee our payment of our
                                               bank indebtedness.

                                            Assuming we had completed the offering and consummated
                                            each of the transactions we describe in the section "The
                                            Allied Acquisition," in each case, on September 25,
                                            1999, the notes would have been subordinated to
                                            approximately $387.3 million of our senior debt. In
                                            addition, the notes are effectively subordinated to all
                                            of the liabilities of our foreign subsidiaries, and our
                                            domestic subsidiaries that do not guarantee our payment
                                            of our bank indebtedness.

Guarantees................................  The notes will be guaranteed by our domestic subsidiaries that guarantee our payment of our bank
                                            indebtedness.

Optional Redemption.......................  On or after December 1, 2004, we may redeem some or all of the notes at any time at the redemption prices
                                            described in the "Description of Notes--Optional
                                            Redemption."

                                            Prior to December 1, 2002, we may redeem up to 35% of
                                            the notes with proceeds from certain equity offerings at
                                            the redemption prices described in the section
                                            "Description of Notes--Optional Redemption."

Mandatory Offer to Repurchase.............  If we sell certain assets or experience specific kinds of change of control, we must offer to repurchase the
                                            notes at the prices described in the section
                                            "Description of Notes--Change of Control."

Basic Covenants of Indenture..............  The indenture under which the notes are issued contains covenants that will, among other things, restrict our
                                            ability to:

                                            -  borrow money;

                                            -  pay dividends on stock or repurchase stock;

                                            -  make investments;

                                            -  use assets as security in other transactions; and

                                            -  sell certain assets or merge with or into other
                                               companies.

                                            See "Description of Notes--Certain Covenants."

                                  RISK FACTORS

    YOU SHOULD REFER TO THE SECTION ENTITLED "RISK FACTORS" FOR AN EXPLANATION OF CERTAIN RISKS RELATING TO US, OUR BUSINESS, AND AN INVESTMENT IN THE NOTES.

              SUMMARY UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

    The summary unaudited pro forma condensed financial data have been derived from and should be read in conjunction with the unaudited pro forma condensed financial statements, including the introductory paragraph and related notes. See "Unaudited Pro Forma Financial Statements." The summary unaudited pro forma balance sheet data illustrates the effect of (1) the Allied acquisition,
(2) the receipt of the proceeds from the issuance of the notes and initial borrowings under the new senior credit facility and (3) the payment of all fees and expenses related to the Allied acquisition and its financing as if they had occurred on September 25, 1999. The pro forma statement of operations and other data illustrate the effect of (1) the Allied acquisition, (2) the receipt of proceeds from the issuance of the notes and initial borrowings under the new senior credit facility, (3) an increase in stockholders' equity resulting from the issuance of junior preferred stock, senior discount notes, common stock and a common stock warrant by Allied Worldwide, and (4) the payment of all fees and expenses related to the Allied acquisition and its financing as if they had occurred on December 28, 1997. The pro forma financial data are presented for informational purposes only and are not necessarily indicative of the actual or future results had the Allied acquisition and anticipated borrowings been completed on the dates indicated.

                                                                     NINE MONTHS
                                                 YEAR ENDED             ENDED
                                              DECEMBER 26, 1998   SEPTEMBER 25, 1999
                                              -----------------   ------------------
STATEMENT OF OPERATIONS DATA:
Operating revenues..........................     $2,118,647           $1,581,021
Operating income............................         44,479               19,431
Net loss....................................         (2,564)             (16,045)
OTHER DATA:
EBITDA(1)...................................        115,181               73,859
Depreciation and amortization...............         62,138               45,480
Capital expenditures........................         31,850               20,306
Ratio of earnings to fixed charges..........           0.62                 0.34

                                                                    AS OF
                                                              SEPTEMBER 25, 1999
                                                              ------------------
BALANCE SHEET DATA:
Cash and cash equivalents...................................      $    1,228
Working capital.............................................          27,461
Fixed assets, net...........................................         171,267
Total assets................................................       1,089,107
Total debt..................................................         537,259
Stockholders' equity........................................         171,294

------------------------

(1) EBITDA for the pro forma periods presented is calculated as described in note (h) to Unaudited Pro Forma Condensed Income Statement.

    EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. EBITDA does not take into account a company's working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

                   SUMMARY HISTORICAL FINANCIAL DATA OF NAVL

    We derived the historical financial data for the years ended 1996 and 1997, for the three-month period ended March 28, 1998 and for the nine-month period ended December 26, 1998 from the audited financial statements of NAVL or its predecessor for the periods then ended. The historical financial data of NAVL as of September 25, 1999, for the nine months ended September 25, 1999 and the six months ended September 26, 1998 are derived from the unaudited interim financial statements of NAVL. The unaudited interim financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair statement of the financial condition and results of operations as of and for the periods presented. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year. The presentation of historical financial data is only a summary and you should read it together with the historical financial statements and related notes of NAVL appearing elsewhere in this prospectus.

                                              ANNUAL DATA                                        NINE-MONTH DATA
                       ---------------------------------------------------------   --------------------------------------------
                                     PREDECESSOR(1)                     NAVL       PREDECESSOR                NAVL
                       ------------------------------------------   ------------   ------------   -----------------------------
                                                                                                            UNAUDITED
                                                                     NINE-MONTH                   -----------------------------
                                                                    PERIOD FROM
                                                     THREE-MONTH     MARCH 29,     THREE-MONTH      SIX-MONTH
                                                     PERIOD FROM        1998       PERIOD FROM     PERIOD FROM
                                                     DECEMBER 28,   (INCEPTION)    DECEMBER 28,     MARCH 29,      NINE MONTHS
                        YEAR ENDED     YEAR ENDED    1997 THROUGH     THROUGH      1997 THROUGH   1998 THROUGH        ENDED
                       DECEMBER 28,   DECEMBER 27,    MARCH 28,     DECEMBER 26,    MARCH 28,     SEPTEMBER 26,   SEPTEMBER 25,
                           1996           1997           1998           1998           1998           1998            1999
                       ------------   ------------   ------------   ------------   ------------   -------------   -------------
                                                                (DOLLARS IN MILLIONS)
STATEMENT OF
  OPERATIONS DATA:
Operating revenues...     $930.2         $941.5         $207.3         $759.2         $207.3         $521.0          $771.2
Gross profit.........      197.3          199.1           44.9          165.2           44.9          113.9           163.6
Operating income.....       28.1           31.2           (1.3)          11.5           (1.3)          11.0             2.9
Net income/(loss)....       17.5           22.3           (0.7)          (1.2)          (0.7)           0.7            (6.9)
OTHER DATA:
Net cash provided by
  (used for)
  operating
  activities.........     $ 39.7         $ 28.9         $ 10.3         $ (1.6)        $ 10.3         $(12.2)         $ (1.6)
EBITDA(2)............       37.9           38.2            6.2           34.0            6.2           26.2            29.9
Depreciation and
  amortization.......       12.7           12.5            2.9           22.5            2.9           15.2            21.1
Non-recurring
  items(3)...........       (2.9)          (5.5)           4.6             --            4.6             --             5.9
Capital
  expenditures.......        7.4           10.6            1.4            5.7            1.4            4.1             5.5
Ratio of earnings to
  fixed charges(4)...       5.53           6.61          (0.98)          0.74          (0.98)          0.95            0.16
BALANCE SHEET DATA
  (AT THE END OF
  PERIOD):
Cash and cash
  equivalents........     $  1.9         $  2.9         $  9.2         $  2.1         $  9.2         $  3.7          $  1.2
Working capital......       55.8           62.0           63.2           31.4           63.2           33.8            28.5
Fixed assets, net....       57.1           57.8           56.4           73.6           56.4           78.1            59.1
Total assets.........      287.3          302.3          284.3          392.1          284.3          414.2           412.9
Total debt...........        0.7            0.7            0.7          168.6            0.7          170.0           178.3
Stockholders'
  equity.............       86.1          108.1          101.0           63.7          101.0           65.3            56.8

------------------------

(1) See note 1 to Selected Historical Financial Data of NAVL appearing elsewhere in this prospectus.

(2) EBITDA for the historical periods presented is calculated as described in note 4 to Selected Historical Financial Data of NAVL.

   EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. EBITDA does not take into account a company's working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

(3) See note 3 to Selected Historical Financial Data of NAVL appearing elsewhere in this prospectus.

(4) The ratio of earnings to fixed charges for the years ended December 28, 1996 and December 27, 1997, for the three-month period ended March 28, 1998 and for the nine-month period ended December 26, 1998 includes non-cancellable lease expenses as the basis of determining the interest component of operating leases. The ratio of earnings to fixed charges for the six-month period ended September 26, 1998 and for the nine months ended September 25, 1999 include cancellable and non-cancellable lease expenses as the basis of determining the interest component of operating leases.

                  SUMMARY HISTORICAL FINANCIAL DATA OF ALLIED

    We derived the historical financial data for the twelve months ended September 30, 1996 through 1998 from the audited combined financial statements of Allied for the fiscal years ended September 30, 1996 through 1998, all of which are presented in Pounds and in accordance with accounting principles generally accepted in the United Kingdom (U.K. GAAP). The historical financial data of Allied as of and for the nine months ended June 30, 1998 and June 30, 1999 are derived from the unaudited interim combined financial statements of Allied. The unaudited interim combined financial statements reflect all adjustments, consisting only of normal, recurring adjustments, which, in the opinion of Allied's management, are necessary for a fair statement of the combined financial condition and results of operations for the periods presented. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year. The presentation of historical financial data is only a summary and you should read it together with the historical financial statements and related notes of Allied appearing elsewhere in this prospectus.

                                                      ANNUAL DATA                          NINE-MONTH DATA
                                     ----------------------------------------------   -------------------------
                                     TWELVE MONTHS   TWELVE MONTHS    TWELVE MONTHS   NINE MONTHS   NINE MONTHS
                                         ENDED           ENDED            ENDED          ENDED         ENDED
                                     SEPTEMBER 30,   SEPTEMBER 30,    SEPTEMBER 30,    JUNE 30,      JUNE 30,
                                         1996             1997            1998           1998          1999
U.K. GAAP(1)                         -------------   --------------   -------------   -----------   -----------
                                                                   (IN MILLIONS)
                                                                                              UNAUDITED
                                                                                              ---------
STATEMENT OF OPERATIONS DATA:
Operating revenues................      L 658.1          L 680.7         L 698.3        L486.3        L496.8
Operating profit before
  exceptional items(2)............         15.7             19.0            24.5          12.7          12.4
Profit for the financial period...          8.9             11.8            20.0          10.9           9.6

OTHER DATA:
Net cash provided by operations...      L  17.5          L  33.6         L  36.3        L 23.8        L 17.0
EBITDA(3).........................         28.4             31.7            37.1          22.1          22.6
Depreciation......................          8.3              8.4             9.0           6.9           7.4
Exceptional items(4)..............         (4.0)             0.0            (1.7)         (1.0)         (1.0)
Capital expenditures..............          9.9             12.2            15.0          11.5           9.1
Ratio of earnings to fixed
  charges.........................         4.45             3.94            7.46          5.22          3.83

BALANCE SHEET DATA (AT THE END OF
  PERIOD):
Cash..............................      L    --          L  13.9         L  18.0        L 19.4        L 25.9
Working capital...................           --             31.9            34.2          24.2          39.7
Fixed assets, net.................           --             45.4            48.8          48.1          51.4
Total assets......................           --            266.3           281.9         193.0         232.5

Intercompany payable to NFC,
  net.............................           --             47.8            37.8          13.6         168.9
Stockholders' equity..............           --             32.3            49.2          63.6         (63.0)

U.S. GAAP DATA(1)(5):
Operating revenues................     $1,013.5         $1,109.5        $1,152.2        $802.4        $809.8
EBITDA(3).........................         45.9             54.1            64.7          38.8          38.8
Stockholders' equity..............           --             87.3           119.9         142.6         (68.1)

--------------------------

(1) The combined financial statements of Allied for the periods presented have been prepared in accordance with U.K. GAAP, which differs in certain significant respects from generally accepted accounting principles in the United States (U.S. GAAP). See note 22 of Notes to the Combined Financial Statements of Allied and note 4 of Notes to the Condensed Combined Financial Statements of Allied included elsewhere in this prospectus. In anticipation of the Allied acquisition, the historical financial statements were prepared to show the performance of moving services businesses and assets of Allied separate from the operations of its parent, NFC. These historical financial statements were prepared for the three years ended September 30, 1998, as if the moving services business had been in existence from October 1, 1995. Financial information for Allied operations is not available for periods prior to October 1, 1995.

(2) Includes operating exceptional items.

(3) EBITDA for the historical periods presented is calculated as described in note 3 to Selected Historical Financial Data of Allied.

    EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. EBITDA does not take into account a company's working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

(4) Includes profit/loss on disposal of properties, loss on disposal of operations and operating exceptional items.

(5) See note 3 to Selected Historical Financial Data of Allied.

                                  RISK FACTORS

    YOU SHOULD READ AND CONSIDER CAREFULLY EACH OF THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, BEFORE MAKING A DECISION TO INVEST IN THE NOTES.

    IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS OR ABILITY TO PAY PRINCIPAL OR INTEREST ON THE NOTES COULD BE MATERIALLY ADVERSELY AFFECTED. IN THAT EVENT, YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO THE NOTES

IF YOU DO NOT PROPERLY TENDER YOUR OLD NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OLD NOTES AND YOUR ABILITY TO TRANSFER OLD NOTES WILL BE ADVERSELY AFFECTED.

    We will only issue new notes in exchange for old notes that are timely and properly tendered. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, the old notes may not be offered or sold, unless registered under the Securities Act, or exempt from registration under the Securities Act and applicable state securities laws. We do not anticipate that we will register old notes under the Securities Act.

    After the exchange offer is consummated, if you continue to hold any old notes, you may have trouble selling them because there will be fewer old notes of such series outstanding. In addition, if a large number of old notes are not tendered or are tendered improperly, the limited amount of new notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such new notes.

OUR SUBSTANTIAL INDEBTEDNESS AND OUR ABILITY TO INCUR MORE INDEBTEDNESS COULD PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

    We have significant indebtedness. On September 25, 1999, after giving pro forma effect to the Allied acquisition and its financing (see "The Allied Acquisition"), including the issuance of the notes, we would have had total indebtedness, consisting of indebtedness for borrowed money and capital leases and excluding letters of credit, of approximately $537.3 million (of which $150.0 million would have consisted of the notes and the balance would have consisted of borrowings of $385.4 million under the new senior credit facility and other debt of $1.9 million (see "Capitalization")) and stockholders' equity of approximately $171.3 million. In addition after giving pro forma effect to these transactions, our ratio of earnings to fixed charges for the twelve months ended December 26, 1998 would have been 0.62 to 1. The indenture pursuant to which the notes are issued, the agreements governing Allied Worldwide's $35.0 million of senior discount debt and the agreements governing the new senior credit facility limit, but do not prohibit, our incurrence of additional indebtedness. A substantial level of debt may make it more difficult for us to repay you.

    Our indebtedness will have important consequences to you. For example, it could:

    -  make it more difficult for us to make payments on the notes;

    - limit our ability to borrow additional money for working capital, capital expenditures, debt service requirements or other purposes;

    - require us to use a substantial portion of our future cash flow from operations to pay principal and interest on our indebtedness and other obligations, thereby reducing the availability of this cash flow to fund working capital, capital expenditures, debt service requirements or other general corporate expenditures;

    - limit our flexibility in planning for, or reacting to changes in, our business and restrict our ability to take advantage of future business opportunities;

    - place us at a competitive disadvantage to those competitors with less indebtedness; and

    - limit our ability to react to changing market conditions, changes in our industry and economic downturns.

WE MAY NOT HAVE ENOUGH CASH AVAILABLE TO SERVICE OUR INDEBTEDNESS.

    Our ability to pay interest on the notes and meet our other debt service obligations will depend on our future performance, which in turn depends on successful implementation of our strategy and on financial, competitive, regulatory, technical and other factors, many of which are beyond our control. If we cannot generate sufficient cash flow from operations or meet our debt service requirements, we may be required to refinance our indebtedness, including the notes. Our ability to obtain such financing will depend on our financial condition at the time, the restrictions in the agreements governing our indebtedness and other factors, including general market and economic conditions. If such refinancing were not possible, we could be forced to dispose of assets at unfavorable prices. In addition, we could default on our debt obligations, including our obligations to make payments on the notes. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Financial Condition--Pro Forma Liquidity and Capital Resources."

OUR DEBT AGREEMENTS IMPOSE OPERATING AND FINANCIAL RESTRICTIONS ON US THAT MAY PREVENT US FROM CAPITALIZING ON BUSINESS OPPORTUNITIES.

    The indenture pursuant to which the notes are issued, the agreements governing Allied Worldwide's $35.0 million of senior discount debt and the agreements governing the new senior credit facility impose significant operating and financial restrictions on us. The terms of any other financings we may obtain may do so as well. These restrictions may substantially limit or prohibit us from taking various actions, including incurring additional debt, making investments, paying dividends to our shareholders, creating liens, selling assets, engaging in mergers and consolidations, repurchasing or redeeming capital stock and capitalizing on business opportunities.

    Failure to comply with the covenants and restrictions in the indenture or other financing agreements could trigger defaults under such agreements even if we are able to make payments on our debt. These defaults could result in a default on the notes and could delay or preclude payment of principal of or interest on the notes.

THE NOTES WILL BE SUBORDINATED TO OUR SENIOR DEBT, INCLUDING THE NEW SENIOR CREDIT FACILITY.

    The notes will be subordinated in right of payment to all of North American Van Lines' current and future senior indebtedness. North American Van Lines has senior indebtedness, including the new senior credit facility, and may incur additional senior indebtedness in the future. If we default on our senior indebtedness or, in the event of bankruptcy, liquidation or reorganization, the holders of our senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the notes. Also, in the event of bankruptcy, liquidation or reorganization, holders of the notes will participate ratably with all holders of our subordinated indebtedness that is deemed to be of the same class as the notes, and potentially with all our other general creditors, in distributions of our remaining assets. In these events, we cannot assure you that there would be sufficient assets to pay you in full or at all. See "Description of Notes--Ranking."

    As of September 25, 1999, after giving pro forma effect to the Allied acquisition and its financing (see "The Allied Acquisition"), including the issuance of the notes, we would have had senior indebtedness for borrowed money and capital leases (including borrowings under the new senior credit facility) of approximately $387.3 million, and approximately $89.6 million would have been available for additional borrowing under the new senior credit facility.

THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO OBLIGATIONS OF OUR FOREIGN SUBSIDIARIES AND ANY DOMESTIC SUBSIDIARY THAT DOES NOT GUARANTEE THE NOTES.

    North American Van Lines conducts a substantial portion of its business through direct or indirect subsidiaries. Only those domestic subsidiaries that guarantee its payment of its bank indebtedness will guarantee payment of the notes. Creditors of North American Van Lines' other subsidiaries (including holders of indebtedness and trade creditors) would generally be entitled to payment of their claims from the assets of the affected subsidiaries before any funds were made available for distribution to North American Van Lines. The indenture permits the incurrence of additional indebtedness by North American Van Lines and its subsidiaries and will permit investments by North American Van Lines in its subsidiaries. In the event of a bankruptcy, liquidation or reorganization of a subsidiary that does not guarantee the notes, holders of any such subsidiary's indebtedness will have a claim to the assets of the subsidiary that is prior to North American Van Lines' interest in those assets.

    As of September 25, 1999, after giving pro forma effect to the Allied acquisition, the issuance of the notes and the borrowings under the new senior credit facility, those North American Van Lines subsidiaries that will not guarantee the notes upon the closing of the Allied acquisition would have had substantial liabilities including indebtedness for borrowed money, trade payables and other balance sheet liabilities. If any subsidiary indebtedness were to be accelerated, we cannot assure you that the assets of such subsidiary would be sufficient to pay that indebtedness or that the assets of North American Van Lines and its subsidiaries that then guarantee the notes would be sufficient to repay in full North American Van Lines' indebtedness, including the notes.

OUR ACCESS TO THE CASH FLOW OF OUR SUBSIDIARIES IS RESTRICTED.

    Although a substantial portion of North American Van Lines' business is conducted through its subsidiaries, only those domestic subsidiaries that guarantee its payment of its bank indebtedness will guarantee the notes. None of our subsidiaries will have any other obligation, contingent or otherwise, to make any funds available to us for payment of the notes. Accordingly, our ability to pay the notes is dependent upon the earnings of these subsidiaries and the distribution of funds from these subsidiaries to North American Van Lines.

    These subsidiaries are permitted under the indenture to incur substantial additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends and the making of loans by such subsidiaries to North American Van Lines. Applicable law of the jurisdictions in which these subsidiaries are organized or contractual or other obligations to which they are subject may limit their ability to pay dividends or make or repay on intercompany loans, including any that may be made with the proceeds of the offering of the notes. In particular, our insurance subsidiaries are subject to extensive regulation in their respective jurisdictions that limit loans, the transfer of assets, or payments by such insurance subsidiaries to their affiliates, including North American Van Lines. Such regulations could limit North American Van Lines' ability to draw on these insurance subsidiaries' assets to repay its indebtedness, including the notes. See "Business--Government Regulation." In addition, we are currently developing an e-commerce business strategy but are still in the process of determining the structure and scope of this business. We cannot assure you that the development of this business will not occur through a spin-off, other divestiture or other manner, such as a joint venture, that may make the profits generated by this business, if any, unavailable, or available only to a limited extent, to North American Van Lines to make payments on the notes.

    Additionally, those subsidiaries that are not guaranteeing the notes may generate substantial revenue that will not be available to pay the notes unless and until such revenue is distributed to North American Van Lines or an intermediate parent company that does guarantee the notes. Furthermore, the payment of interest and principal on intercompany loans and advances as well as the payment of dividends by North American Van Lines' subsidiaries may be subject to taxes.

    We cannot assure you that our operations will generate sufficient cash flow to support payment of the notes, or that dividends, distributions, loans or other funds will be available from North American Van Lines' subsidiaries to fund these payments.

WE MAY NOT BE ABLE TO FINANCE A CHANGE OF CONTROL OFFER REQUIRED BY THE
INDENTURE.

    If we undergo certain types of changes of control, we may be required to offer to repurchase all outstanding notes. However, we cannot assure you that sufficient funds will be available at the time of any of these occurrences to make any required repurchases of notes tendered or that restrictions in the new senior credit facility or the debt agreements of Allied Worldwide will allow us to make such required repurchases. Notwithstanding these provisions, we could enter into certain transactions, including certain recapitalizations, that would not constitute a change of control as defined in the indenture but would increase the amount of debt outstanding at such time. See "Description of Notes--Change of Control."

THERE WILL BE NO PUBLIC TRADING MARKET FOR THE NOTES, AND YOUR ABILITY TO TRANSFER THEM IS LIMITED.

    No active trading market currently exists for the notes. If these securities are traded after we issue them, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects, as well as recommendations of securities analysts. We cannot assure you that an active trading market for the notes will develop or, if one does develop, that it will be sustained. The liquidity of, and trading market for, the notes may also be impacted by declines in the market for high yield securities generally. Such a decline may materially and adversely affect any liquidity and trading of the notes independent of our financial performance and prospects.

UNDER CERTAIN CIRCUMSTANCES, A COURT COULD AVOID OR SUBORDINATE THE AMOUNTS OWING UNDER THE GUARANTEES AND THE NOTES TO OUR PRESENTLY EXISTING AND FUTURE INDEBTEDNESS, AND COULD TAKE OTHER ACTIONS DETRIMENTAL TO YOUR INTERESTS AS A NOTE HOLDER.

    The incurrence of indebtedness by North American Van Lines and any of its subsidiaries that guarantee the notes, such as the notes and the note guarantees, may be subject to review under federal or state fraudulent transfer laws in the event that North American Van Lines or any note guarantor is the subject of a bankruptcy filing or lawsuit commenced by or on behalf of unpaid creditors of North American Van Lines or such note guarantor. Under such laws, if a court in a lawsuit by a creditor or a representative of creditors of North American Van Lines or any note guarantor, such as a trustee in bankruptcy, were to find that, at the time North American Van Lines or such note guarantor incurred indebtedness, including indebtedness under the notes or the relevant note guarantee, North American Van Lines or such note guarantor

    (1) was insolvent or rendered insolvent by reason of such incurrence,

    (2) was engaged in a business or transaction for which its remaining assets constituted an unreasonably small amount of capital,

    (3) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, or

    (4) intended to hinder, delay or defraud current or future creditors and, in the case of clauses (1), (2) and (3), that North American Van Lines or such note guarantor did not receive reasonably equivalent value or fair consideration for incurring such indebtedness, such court could avoid or subordinate the amounts owing under the notes or the relevant note guarantee to presently existing and future indebtedness of North American Van Lines or such note guarantor and take other actions detrimental to holders of the notes.

    If a court were to find that North American Van Lines or such note guarantor came within any of clauses (1) through (4) above, North American Van Lines or such note guarantor, or its creditors or the trustee in bankruptcy, could seek to avoid the grant of security interests to the lenders under the senior credit facility. This would result in an event of default with respect to indebtedness incurred under the senior credit facility which, under the terms of such indebtedness (subject to applicable law), would allow the lenders to terminate their obligations thereunder and to accelerate payment of such indebtedness.

    The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Generally, however, a company would be considered insolvent for purposes of the foregoing if, at the time it incurred the indebtedness,

    (1) the sum of such company's debts including contingent liabilities is greater than all such company's property at a fair valuation,

    (2) the present fair saleable value of such company's assets is less than the amount that will be required to pay its probable liability on its existing debts and liabilities (including contingent liabilities) as they become absolute and matured or

    (3) the company incurred obligations beyond its ability to pay as such obligations become due.

There can be no assurance as to what standards a court would use to determine whether North American Van Lines or a note guarantor was solvent at the relevant time, or whether, whatever standards were to be used, the notes or the note guarantees would not be avoided or further subordinated on another of the grounds set forth above. Moreover, any solvency analysis conducted in connection with the Allied acquisition and its financing would not be binding on a court and there can be no assurance that a court would not determine that North American Van Lines or a note guarantor was insolvent at the time of or after giving effect to the Allied acquisition, the offering of the notes or the borrowings under the senior credit facility.

    Management believes that at the time the indebtedness constituting the notes and the note guarantees were incurred initially by North American Van Lines and the note guarantors, each of North American Van Lines and the note guarantors

    (1) was

       (a) neither insolvent nor rendered insolvent by reason of such occurrence,

       (b) in possession of sufficient capital to run its respective business effectively and

       (c) incurring debts within its respective ability to pay as the same mature or become due and

    (2) will have sufficient assets to satisfy any probable money judgment against it in any pending action.

In reaching the foregoing conclusions, management has relied upon its analyses of internal cash flow projections and estimated values of assets and liabilities of North American Van Lines and the note guarantors. We cannot assure you, however, that a court passing on such questions would reach the same conclusions.

RISKS RELATING TO OUR COMPANY

WE HAVE A HISTORY OF NET LOSSES, AND MAY NOT BE PROFITABLE IN THE FUTURE.

    Since the acquisition of NAVL by Clayton, Dubilier & Rice Fund V Limited Partnership in March of 1998, we have had significant interest expense. Consequently, NAVL reported a net loss of $6.9 million for the nine months ended September 25, 1999, and $1.2 million for the nine-month period ended
December 26, 1998.

    After giving effect to the Allied acquisition and the initial borrowings under the new senior credit facility, we continue to have a substantial amount of interest expense. We also expect that continued development of our business will require significant additional capital expenditures. We expect that these continued expenses will result in future net losses and affect our ability to reduce our leverage.

WE MAY EXPERIENCE DIFFICULTY INTEGRATING THE NEWLY ACQUIRED ALLIED BUSINESSES. ANY SUCH DIFFICULTIES COULD ADVERSELY AFFECT OUR OPERATIONS.

    The integration and consolidation of Allied will require substantial management, financial and other resources. While we believe that we have sufficient resources to manage this effort, the Allied acquisition involves a number of significant risks, including diversion of management's attention, the inability to integrate successfully Allied's operations, difficulties in assimilating the technologies, services and products of Allied, the inability to retain key management employees of Allied and unanticipated events or circumstances, some or all of which could have a material adverse effect on our business, financial condition or results of operations. Moreover, we cannot provide assurances as to the timing or the extent of the anticipated benefits of the Allied acquisition. Our inability to integrate and manage Allied successfully, or to achieve a substantial portion of the anticipated benefits within the time frame anticipated by management, could have a material adverse effect on our business, financial condition or results of operations.

WE MAY BE UNABLE TO ACHIEVE ESTIMATED COST SAVINGS.

    Our business plan anticipates that we will have the ability to achieve substantial cost savings through (1) our Fast Forward program, (2) synergies arising as a result of the combination of NAVL and Allied, and (3) our ability to operate our business with lower costs than the overhead allocated by former owners. See "Business--Business and Growth Strategy." These estimated cost savings are based upon analyses completed by members of our management. Such estimates and analyses necessarily involve assumptions as to future events, including general business and industry conditions, competitive factors, local labor markets and labor productivity, many of which are beyond our control and may not materialize. While we believe these analyses and underlying assumptions to be reasonable, there could be unforeseen factors that may offset the estimated cost savings or other components of our business plan in whole or in part. As a result, our actual cost savings may vary considerably in amount and/or character, or be considerably delayed, compared to the estimates described in this prospectus. In addition, we expect to incur certain significant costs in connection with implementing the above savings (see "Management's Discussion and Analysis of Results of Operations and Financial Condition--Financial Condition--Liquidity and Capital Resources").

WE MAY NOT BE ABLE TO RECRUIT AND RETAIN A SUFFICIENT NUMBER OF AGENTS, REPRESENTATIVES OR OWNER/OPERATORS TO CARRY OUT OUR GROWTH PLANS.

    We rely on the services of agents to market our services and to act as intermediaries with customers, and on agents and owner/operators to provide a significant portion of our packing, warehousing and hauling services. Although we believe our relationships with our agents and owner/operators are good, we have had some difficulty in obtaining or retaining qualified owner/operators in the past due to other available employment choices with more earnings potential or individuals' desire to pursue a lifestyle that is not "on-the-road." In April of 1999, the initial term of the agency contracts between Allied and U.S. agents representing approximately 52.1% of Allied's 1998 revenue booked by U.S. domestic agents expired. Although the majority of these agents have signed eighteen-month extensions, the contracts for the remainder of these agents (representing 8.0% of Allied's 1998 revenue booked by U.S. domestic agents), although still in effect, may be terminated by these agents on three months' notice. Although we have experienced relatively low agent turnover in the past, we cannot assure you that these contracts will be renewed on favorable terms or at all. In addition, NAVL's fourteenth largest agent terminated its relationship with us on January 30, 2000.

    We cannot assure you that we will be successful in retaining our agents or owner/operators or that agents or owner/operators that terminate their contracts can be replaced by equally qualified personnel. A loss in the number of qualified drivers could lead to an increased frequency of accidents, potential claims exposure and, indirectly, insurance costs. Because agents have the primary relationship with customers, we expect that some customers would terminate their relationship with us were the agent that handles such customers' business to terminate its relationship with us.

WE HAVE NO CONTROL OVER THIRD PARTIES ON WHOM WE RELY FOR THE PROVISION OF CERTAIN ASPECTS OF OUR SERVICES AND IF THEY OR THEIR FACILITIES DO NOT PERFORM OR FUNCTION ADEQUATELY, OUR OPERATIONS MAY BE IMPAIRED.

    We rely on third parties for certain aspects of our services, including warehousing and the provisioning of some distribution facilities and cargo space. If these third parties or their facilities do not perform or function adequately, our operations may be impaired. We are also subject to other risks outside our control, such as the risk to customer goods from fire, power loss, flooding and other natural disasters.

WE LICENSE A SIGNIFICANT PORTION OF OUR INFORMATION TECHNOLOGY SYSTEMS FROM A THIRD PARTY. THEREFORE, OUR RIGHT TO USE THESE SYSTEMS MAY BE LIMITED.

    Our range of logistics services is supported by an integrated information system that links order processing, inventory management and product tracking with physical distribution features. Although we developed one of these systems internally, we transferred ownership of it to, and currently license it from, a third party. In addition, other information technology systems that are crucial to our business are licensed from third parties. These licenses set forth the terms of our continued use of this software and impose restrictions on our ability to use this software in certain business segments. See "Business--Information Technology."

WE MAY HAVE DIFFICULTY INTEGRATING OR ENHANCING SOPHISTICATED LOGISTICS INFORMATION SYSTEMS. ANY SUCH DIFFICULTIES COULD DELAY OR DISRUPT OUR ABILITY TO SERVICE OUR CUSTOMERS OR IMPAIR OUR COMPETITIVENESS.

    Sophisticated information systems are vital to our growth and our ability to manage and monitor the flow of goods we are transporting and to provide attractive logistics solutions services, which depend on technologically advanced systems. As these systems are evolving rapidly, we will need to continually enhance them. We may encounter difficulties in enhancing these systems or in integrating new technology into our systems in a timely and cost-effective manner. Such difficulties could have a material adverse effect on our ability to operate efficiently and to provide competitive customer service.

    To compete effectively, we must anticipate and adapt to technological changes and offer, on a timely basis, competitively priced services that meet evolving industry standards and customer preferences. We may choose new technologies that later prove to be inadequate, or may be forced to implement new technologies at substantial cost to remain competitive. In addition, competitors may implement new technologies before we do, allowing such competitors to provide lower priced or enhanced services and superior quality compared to those we provide. This development could have a material adverse effect on our ability to compete.

OUR OWNER/OPERATORS ARE CURRENTLY NOT CONSIDERED TO BE EMPLOYEES BY TAXING AND OTHER REGULATORY AUTHORITIES. SHOULD THESE AUTHORITIES CHANGE THEIR POSITION AND CONSIDER OUR OWNER/OPERATORS TO BE OUR EMPLOYEES, OUR COSTS RELATED TO OUR TAX, UNEMPLOYMENT COMPENSATION AND WORKERS' COMPENSATION PAYMENTS COULD INCREASE SIGNIFICANTLY.

    From time to time, certain parties, including the Internal Revenue Service and state authorities, have sought to assert that owner/operators in the trucking industry are employees rather than independent contractors. At times, these parties have been successful in making these assertions. We consider all of our owner/operators to be independent contractors. We cannot assure you that tax authorities will not successfully challenge this position, that interpretations supporting our position will not change, or that federal and state tax or other applicable laws will not change. If owner/operators were deemed to be employees, our costs related to tax, unemployment compensation, and workers' compensation could increase significantly. In addition, such changes may be applied retroactively, and if so we may be required to pay additional amounts to compensate for prior periods.

WE ARE DEPENDENT ON OUR HIGHLY TRAINED EXECUTIVE OFFICERS AND EMPLOYEES. ANY DIFFICULTY IN MAINTAINING OUR CURRENT EMPLOYEES OR IN HIRING SIMILAR EMPLOYEES WOULD ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS.

    Our operations are managed by a small number of key executive officers. The loss of any of these individuals could have a material adverse effect on us. In addition, our success depends on our ability to continue to attract, recruit and retain sufficient qualified personnel in an increasingly technology-based industry as we grow. Competition for qualified personnel is intense. We cannot assure you that we will be able to retain senior management, integrate new managers, or recruit qualified personnel in the future.

WE ARE CONTROLLED BY PARTIES WHOSE INTERESTS MAY NOT BE ALIGNED WITH YOURS.

    Clayton, Dubilier & Rice Fund V Limited Partnership indirectly holds approximately 72.3% of our capital stock on an undiluted basis and 62.4% on a fully diluted basis. Such ownership may present conflicts of interest between these owners and you if we encounter financial difficulties or if these owners cause us to pursue transactions that could enhance their equity investment while involving risks to your interests.

WE MAY BE ADVERSELY AFFECTED BY YEAR 2000 ISSUES.

    Computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or a major system failure. We cannot assure you that our systems will continue to function adequately during the year 2000 or thereafter. A failure of our computer or other systems could have a material adverse effect on us. We cannot assure you either that the systems of our vendors, suppliers, agents, representatives and customers are Year 2000 compliant. Any failure of their computer systems could materially and adversely affect our ability to operate our business and could impose significant costs on us. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Impact of Year 2000."

RISKS RELATING TO OUR INDUSTRY

POTENTIAL LIABILITY ASSOCIATED WITH ACCIDENTS IN THE TRUCKING TRANSPORTATION INDUSTRY IS SEVERE AND OCCURRENCES ARE UNPREDICTABLE. IN ADDITION, AN INCREASE IN LIABILITY, PROPERTY OR CASUALTY INSURANCE PREMIUMS COULD CAUSE US TO INCUR SIGNIFICANT COSTS.

    We use the services of a significant number of drivers in connection with our pick-up and delivery operations, and from time to time such drivers are involved in accidents. Potential liability associated with accidents in the trucking industry may be severe and occurrences are unpredictable. We are also subject to substantial exposure due to workers' compensation and cargo claims expense, whether or not injuries or damage occur in the context of a traffic accident.

    We carry insurance to cover liability and workers' compensation claims. We cannot assure you, however, that our insurance will be adequate to cover all of our liabilities. To the extent we were to experience a material increase in the frequency or severity of accidents, cargo claims or workers' compensation claims, or in the unfavorable resolution of existing claims, we might be required to incur substantial costs to cover these claims. In addition, our results of operations would be adversely affected if the premiums for our liability, workers' compensation and casualty claims were to increase substantially.

OUR OPERATING RESULTS ARE SUBJECT TO SEASONAL FLUCTUATIONS.

    Our operations are subject to seasonal trends common to the moving industry. Results of operations for the quarter ending in March are typically lower than the quarters ending in June, September and December due to reduced shipments and higher operating costs in the winter months. We serve numerous industries and customers that experience significant fluctuations in demand based on economic conditions and other factors beyond our control. Demand for our services could be materially adversely affected by downturns in the business of our corporate customers or a decrease in the frequency of household moves. See "Management's Discussion and Analysis of Results of Operations and Financial Condition-- Seasonality."

IF WE DO NOT SUCCESSFULLY COMPETE WITHIN THE HIGHLY COMPETITIVE RELOCATION AND LOGISTICS SERVICES INDUSTRY, WE MAY BE UNABLE TO REPAY THE NOTES.

    The relocation services business is highly competitive and fragmented. Aside from the handful of large van lines, the industry remains extremely fragmented with many small private participants that may have strong positions in local markets. We compete primarily with truckload carriers and independent contractors and, with respect to certain aspects of our business, intermodal transportation, railroads and less-than-truckload carriers. Intermodal transportation (the hauling of truck trailers or containers on rail cars or ships) has increased in recent years as reductions in train crew size and the development of new rail technology have reduced costs of intermodal shipping. The logistics industry is becoming increasingly consolidated due to, among other things, the need for global distribution networks, large vehicle fleets and global information technology systems. In addition, consolidation is driven by customers' desire for integrated services, the high growth in international and cross-border delivery segments and, in Europe, the deregulation of European delivery markets. Industry participants are acquiring, merging with or forming alliances with partners that can expand global reach, breadth of services or technological capabilities in order to better enable those participants to compete in a rapidly changing global environment. One of our largest logistics customers recently indicated that it is considering alternative suppliers, which will result in its doing less business with us. See "Business--Customers and Marketing." If we do not successfully compete within the highly competitive relocation and logistics services industry, we may be unable to pay the notes.

IF WE LOST ONE OR MORE OF OUR GOVERNMENT LICENSES OR PERMITS OR BECAME SUBJECT TO MORE ONEROUS GOVERNMENT REGULATIONS, WE COULD BE ADVERSELY AFFECTED.

    Our operations are subject to a number of complex and stringent transportation, environmental, labor, employment and other laws and regulations. These laws and regulations generally require us to maintain a wide variety of certificates, permits, licenses and other approvals. Our failure to maintain required certificates, permits or licenses, or to comply with applicable laws, ordinances or regulations, could result in substantial fines or possible revocation of our authority to conduct our operations.

    We cannot assure you that existing laws or regulations will not be revised or that new laws or regulations, which could have an adverse impact on our operations, will not be adopted or become applicable to us. We also cannot assure you that we will be able to recover any or all increased costs of compliance from our customers or that our business and financial condition will not be materially and adversely affected by future changes in applicable laws and regulations. See "Business--Government Regulation."

THE INTERNATIONAL SCOPE OF OUR OPERATIONS MAY ADVERSELY AFFECT OUR BUSINESS.

    We may face certain risks because we conduct an international business, including:

    -  regulatory restrictions or prohibitions on the provision of our services;

    -  restrictions on foreign ownership of subsidiaries;

    -  tariffs and other trade barriers;

    -  longer payment cycles;

    -  problems in collecting accounts receivables;

    -  political risks; and

    - potentially adverse tax consequences of operating in multiple jurisdictions.

    In addition, an adverse change in laws or administrative practices in countries within which we operate could have a material adverse effect on us.

    We are exposed to fluctuation in foreign currencies, as our revenues, costs, assets and liabilities are denominated in multiple local currencies. Our payment obligations with respect to the notes and a significant amount of our other indebtedness are denominated in U.S. Dollars, but a substantial portion of our revenues is denominated in other currencies as well. Any appreciation in the value of the U.S. Dollar relative to such currencies could have an adverse effect on us.

EVENTS DESCRIBED BY OUR FORWARD LOOKING STATEMENTS MAY NOT OCCUR.

    This prospectus contains forward-looking statements that are subject to risks and uncertainties. You should not place undue reliance on these statements. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include:

    -  operations and prospects,

    -  ability to achieve estimated cost savings,

    -  funding needs and financing sources,

    -  expected financial position,

    -  business and financing plans,

    - markets, including the future growth of the logistics and relocation markets,

    -  expected characteristics of competition,

    - expected actions of third parties such as agents, representatives, owner/operators and suppliers and

    -  various other factors beyond our control.

    All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. We do not have any obligation or intention to update or revise any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

THESE RISKS AND UNCERTAINTIES ARE NOT THE ONLY ONES FACING US.

    Additional risks and uncertainties not presently known to us or that we may currently deem immaterial may also impair our business operations.

                               THE EXCHANGE OFFER

    The following contains a summary of the material provisions of the registration rights agreement. It does not contain all of the information that may be important to an investor in the notes. Reference is made to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement. Copies are available as set forth under the heading "Where You Can Find More Information."

TERMS OF THE EXCHANGE OFFER

    GENERAL. In connection with the issuance of the old notes pursuant to a purchase agreement, dated as of November 12, 1999, between North American Van Lines and the initial purchasers, the initial purchasers and their respective assignees became entitled to the benefits of the registration rights agreement.

    Under the registration rights agreement, we have agreed (1) to use our reasonable best efforts to cause to be filed with the Commission the registration statement of which this prospectus is a part with respect to a registered offer to exchange the old notes for the new notes and (2) to use all commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act within 210 calendar days after the initial issuance of the old notes. We will keep the exchange offer open for the period required by applicable law, but in any event for at least ten business days after the date notice of the exchange offer is mailed to holders of the old notes. The exchange offer being made hereby, if consummated within 240 days after the initial issuance of the old notes, will satisfy those requirements under the registration rights agreement.

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. New notes will be issued in exchange for an equal principal amount of outstanding old notes accepted in the exchange offer. Old notes may be tendered only in integral multiples of $1,000. This prospectus, together with the letter of transmittal, is being sent to all registered holders
as of             , 2000. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain customary conditions as set forth herein under "--Conditions."

    Old notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purposes of receiving the new notes and delivering new notes to such holders.

    Based on interpretations by the Staff of the Commission as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14,
1993) and Shearman & Sterling (available July 2, 1993)), we believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of us within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

    -   such new notes are acquired in the ordinary course of business,

    - at the time of the commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in a distribution of such new notes, and

    - such holder is not engaged in, and does not intend to engage in, a distribution of such new notes.

We have not sought, and do not intend to seek, a no-action letter from the Commission with respect to the effects of the exchange offer, and there can be no assurance that the Staff would make a similar determination with respect to the new notes as it has in such no-action letters.

    By tendering old notes in exchange for new notes and executing the letter of transmittal, each holder will represent to us that:

    - any new notes to be received by it will be acquired in the ordinary course of business,

    - it has no arrangements or understandings with any person to participate in the distribution of the old notes or new notes within the meaning of the Securities Act, and

    -   it is not our "affiliate," as defined in Rule 405 under the Securities
      Act.

If such holder is a broker-dealer, it will also be required to represent that the old notes were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of new notes. See "Plan of Distribution." Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of old notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

    Each broker-dealer that receives new notes for its own account in exchange for old notes where such new notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with us or an affiliate of ours to distribute the new notes in connection with any resale of such new notes. See "Plan of Distribution."

    Upon consummation of the exchange offer, any old notes not tendered will remain outstanding and continue to accrue interest but, subject to certain limited exceptions, holders of old notes who do not exchange their old notes for new notes in the exchange offer will no longer be entitled to registration rights and will not be able to offer or sell their old notes, unless such old notes are subsequently registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Subject to limited exceptions, we will have no obligation to effect a subsequent registration of the old notes.

    EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION.  The expiration date
shall be             , 2000, unless North American Van Lines, in its sole
discretion, extends the exchange offer, in which case the expiration date shall be the latest date to which the exchange offer is extended.

    To extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will notify the holders of old notes by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date. Such announcement may state that we are extending the exchange offer for a specified period of time.

    We reserve the right

    (1) to delay acceptance of any old notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of old notes not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by us prior to the expiration date, by giving oral or written notice of such delay, extension or termination to the exchange agent, or

    (2) to amend the terms of the exchange offer in any manner deemed by it to be advantageous to the holders of the old notes.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the exchange agent. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the old notes of such amendment.

    Without limiting the manner in which we may choose to make public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW NOTES

    The new notes will accrue interest at the rate of 13 3/8% per annum from the last interest payment date on which interest was paid on the old note surrendered in exchange therefor, or, if no interest has been paid on such old note, from the issue date of such old note, PROVIDED, that if an old note is surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the new note received in exchange therefor will accrue from the date of such interest payment date. Interest on the new notes is payable on December 1 and June 1 of each year, commencing June 1, 2000. No additional interest will be paid on old notes tendered and accepted for exchange.

PROCEDURES FOR TENDERING

    To tender in the exchange offer, a holder must complete, sign and date the applicable letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, either

    - certificates of such old notes must be received by the exchange agent along with the applicable letter of transmittal, or

    - a timely confirmation of a book-entry transfer of such old notes, if such procedure is available, into the exchange agent's account at the book-entry transfer facility, The Depository Trust Company, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date with the applicable letter of transmittal, or

    - the holder must comply with the guaranteed delivery procedures described below.

THE METHOD OF DELIVERY OF OLD NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE NOTE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO OLD NOTES, LETTERS OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS SHOULD BE SENT TO US. Delivery of all old notes (if applicable), letters of transmittal and other documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

    The tender by a holder of old notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal. Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf.

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (each an "Eligible Institution") unless the old notes tendered pursuant thereto are tendered
(1) by a registered holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an Eligible Institution.

    If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.

    All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes which, if accepted, would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old note received by the exchange agent that is not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

    In addition, we reserve the right in our sole discretion, subject to the provisions of the indentures pursuant to which the notes are issued,

    - to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date or, as set forth under "--Conditions," to terminate the exchange offer,

    - to redeem old notes as a whole or in part at any time and from time to time, as set forth under "Description of the Notes--Optional Redemption," and

    - to the extent permitted under applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

    The terms of any such purchases or offers could differ from the terms of the exchange offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the exchange offer, all old notes properly tendered will be accepted promptly after the expiration date, and the new notes will be issued promptly after acceptance of the old notes. See "--Conditions." For purposes of the exchange offer, old notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the exchange agent. For each old note accepted for exchange, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note.

    In all cases, issuance of new notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of

    - certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at the applicable book-entry transfer facility,

    -   a properly completed and duly executed letter of transmittal, and

    -   all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted or such nonexchanged old notes will be returned without expense to the tendering holder thereof (if in certificated form) or credited to an account maintained with such book-entry transfer facility as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

    The exchange agent will make a request to establish an account with respect to the old notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent's account at the book-entry transfer facility in accordance with such book-entry transfer facility's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

EXCHANGING BOOK-ENTRY NOTES

    The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program ("ATOP") procedures to tender old notes.

    Any participant in the book-entry transfer facility may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent's account in accordance with the book-entry transfer facility's ATOP procedures for transfer. However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering old notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

    If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if

    -   the tender is made through an Eligible Institution,

    - prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such Eligible Institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, which

    (1) sets forth the name and address of the holder of old notes and the amount of old notes tendered,

    (2) states that the tender is being made thereby, and

    (3) guarantees that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent, and

    - the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL OF TENDERS

    Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time on the expiration date at the address set forth below under "--Exchange Agent." Any such notice of withdrawal must

    - specify the name of the person having tendered the old notes to be withdrawn,

    - identify the old notes to be withdrawn, including the principal amount of such old notes,

    - in the case of old notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the old notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility,

    - contain a statement that such holder is withdrawing its election to have such old notes exchanged,

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of such old notes in the name of the person withdrawing the tender, and

    - specify the name in which such old notes are registered, if different from the person who tendered such old notes.

All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, in the case of physically tendered old notes, or credited to an account maintained with the book-entry transfer facility for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS

    Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine in our reasonable judgment that the exchange offer violates applicable law, any applicable interpretation of the Staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

    The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of either indenture under the Trust Indenture Act of 1939, as amended. We are required to use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time.

EXCHANGE AGENT

    State Street Bank and Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

      BY MAIL, HAND DELIVERY OR                FOR INFORMATION CALL:
         OVERNIGHT CARRIER:                       (617) 662-1603
 State Street Bank and Trust Company      FACSIMILE TRANSMISSION NUMBER:
     Corporate Trust Department                   (617) 662-1452
              5th Floor                        CONFIRM BY TELEPHONE:
        2 Avenue de Lafayette                     (617) 662-1603
     Boston, Massachusetts 02111
      Attention: Meaghan Haight

FEES AND EXPENSES

    The expenses of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

    We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the old notes, and in handling or forwarding tenders for exchange.

    The expenses to be incurred by us in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

    We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, new notes or old notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of old notes who do not exchange their old notes for new notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such old notes as set forth in the legend thereon as a consequence of the issuance of the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. North American Van Lines does not currently anticipate that it will register the old notes under the Securities Act. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old notes could be adversely affected.

                             THE ALLIED ACQUISITION

    On November 19, 1999, pursuant to an acquisition agreement, dated
September 14, 1999, between Allied Worldwide and NFC, we acquired the Allied and Pickfords businesses from NFC. At the time of the acquisition, we acquired (through purchase or subscription) stock of various NFC subsidiaries located throughout the world, and the moving van-related assets of NFC's Canadian operating subsidiary, in exchange for (1) $400.0 million, (2) 24,500 shares of junior preferred stock of Allied Worldwide, having an initial liquidation preference of $24.5 million, (3) 174,961 shares of common stock of Allied Worldwide, representing approximately 20.0% of Allied Worldwide's issued and outstanding common stock (giving effect to vested options as of September 14, 1999) and (4) a warrant to purchase 87,480 shares of common stock of Allied Worldwide at an exercise price of $400.00 per share.

    The closing of the acquisition occurred simultaneously with the initial offering of the notes and the initial borrowings under the new senior credit facility, which facility includes a $150.0 million term loan, a $175.0 million term loan and a $150.0 million revolving credit facility. In addition, as part of the financing for the Allied acquisition, Allied Worldwide incurred
$35.0 million initial accreted value of unsecured senior discount term loan borrowings. The lenders under this senior discount loan are expected to exchange the senior discount loan for senior discount notes of Allied Worldwide prior to February 17, 2000. Further, also as part of that financing, Allied Worldwide borrowed $40.0 million in term loan borrowings under an interim loan facility. On December 1, 1999, Clayton, Dubilier & Rice Fund V Limited Partnership, our controlling shareholder, and NFC subscribed for and purchased additional shares of common stock of Allied Worldwide for $32.0 million and $8.0 million in cash, respectively. The proceeds from this stock subscription were used to repay this $40 million interim loan. See "Description of Other Indebtedness."

    Following the acquisition, Clayton, Dubilier & Rice Fund V Limited Partnership continues to be the controlling shareholder of Allied Worldwide, owning approximately 62.4% of the outstanding common stock of Allied Worldwide on a fully diluted basis. In addition, on a fully diluted basis, NFC owns approximately 23.7% of the outstanding common stock of Allied Worldwide, and the remaining 13.9% is held by various investors, including members of management and agents.

    The following table summarizes the estimated sources and uses of funds for the acquisition and related transactions (in millions):

SOURCES OF FUNDS:                       AMOUNT
-----------------                      --------
Revolving credit facility(1).........   $ 74.0
Term loans...........................    325.0
Old notes............................    150.0
Allied Worldwide senior discount
  loan...............................     35.0
Junior preferred stock...............     24.5
Allied Worldwide common stock and
  warrant(2).........................     65.5
                                        ------
  Total Sources of Funds.............   $674.0
                                        ======
USES OF FUNDS:                          AMOUNT
--------------                         --------
Purchase of Allied:
  Cash consideration.................   $400.0
  Junior preferred stock.............     24.5
  Allied Worldwide common stock and
     warrant.........................     25.5
Repayment of existing NAVL
  indebtedness.......................    190.0
Estimated fees and expenses..........     34.0
                                        ------
  Total Uses of Funds................   $674.0
                                        ======

------------------------

(1) Represents the initial drawdown under the new $150.0 million revolving credit facility.

(2) Of this $65.5 million, $40.0 million was initially in the form of an interim loan to Allied Worldwide. Allied Worldwide repaid this loan with the proceeds of the stock subscription described above.

                                USE OF PROCEEDS

    There will be no proceeds from the issuance of new notes pursuant to the exchange offer.

    The net proceeds from the original offering were $145.4 million, after deducting discounts and commissions and expenses of the original offering payable by North American Van Lines. We used the net proceeds from the original offering primarily to finance the Allied acquisition.

                                 CAPITALIZATION

    The following table sets forth NAVL's and Allied's total capitalization at September 25, 1999 and June 30, 1999, respectively, and as adjusted to reflect the Allied acquisition, the issuance of the notes and the application of the net proceeds as described under "Use of Proceeds," and the initial borrowings under the new senior credit facility, as if such transactions had been consummated on September 25, 1999. This table should be read in conjunction with the audited and unaudited financial statements and related notes appearing elsewhere in this prospectus and "Management's Discussion and Analysis of Results of Operations and Financial Condition."

                                                                AS OF SEPTEMBER 25, 1999
                                                    -------------------------------------------------
                                                          HISTORICAL
                                                    -----------------------    PRO FORMA
                                                      NAVL     ALLIED(1)(2)   ADJUSTMENTS   PRO FORMA
                                                    --------   ------------   -----------   ---------
                                                                 (DOLLARS IN THOUSANDS)
Cash and cash equivalents.........................  $  1,228     $ 40,922      $ (40,922)   $  1,228
                                                    ========     ========      =========    ========
Debt, including current maturities:
  Existing credit facilities(3)...................   176,375           --       (176,375)         --
  Intercompany payable to NFC.....................        --      266,862       (266,862)         --
  New revolving credit facility...................        --           --         60,375      60,375
  New term loans..................................        --           --        325,000     325,000
  Notes...........................................        --           --        150,000     150,000
  Other debt(4)...................................     1,884           --             --       1,884
                                                    --------     --------      ---------    --------
    Total debt....................................   178,259      266,862         92,138     537,259
Minority interests................................       488           --             --         488
Stockholders' equity(5)...........................    56,835      (68,098)       182,557     171,294
                                                    --------     --------      ---------    --------
Total capitalization..............................  $235,582     $198,764      $ 274,695    $709,041
                                                    ========     ========      =========    ========

------------------------

(1) Represents the capitalization of Allied as of June 30, 1999.

(2) The historical Allied capitalization has been translated from Pounds sterling to U.S. Dollars using the end-of-period exchange rate as of June 30, 1999 and has been adjusted to conform to U.S. GAAP.

(3) The difference between the amount of existing NAVL indebtedness of $176.4 million reflected above versus $190.0 million shown in the sources and uses table under "The Allied Acquisition" above is solely due to drawdowns during the period from September 25, 1999 through November 19, 1999 on the revolving credit facility in place prior to the Allied acquisition.

(4) Comprised of borrowings of $1,337 by NAVL's Canadian subsidiary against that subsidiary's CAN$2,500 revolving line of credit, a bank loan held by NAVL's Canadian subsidiary of $70 and a capital lease obligation of $477 for NAVL's joint venture, Manufacturing Support Services, LLC.

(5) See note (d) to Unaudited Pro Forma Balance Sheet for further details regarding the pro forma adjustments to stockholders' equity.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The following unaudited pro forma condensed financial statements of North American Van Lines are based on the historical financial statements of NAVL and the historical financial statements of Allied included elsewhere in this prospectus, adjusted to give effect to the following: (1) the Allied acquisition; (2) the receipt of the proceeds from the offering of the notes and initial borrowings under the new senior credit facility; (3) an increase in shareholders' equity resulting from the issuance of junior preferred stock, senior discount notes, common stock and a common stock warrant by Allied Worldwide, and (4) the payment of all fees and expenses related to the Allied acquisition and its financing. See "The Allied Acquisition."

    The pro forma adjustments presented are based upon available information and certain assumptions that management believes are reasonable. The historical condensed income statements for the nine months ended September 25, 1999 (NAVL) and June 30, 1999 (Allied) and the historical consolidated balance sheet data at September 25, 1999 (NAVL) and June 30, 1999 (Allied) were derived from the unaudited financial statements of NAVL and the unaudited condensed financial statements of Allied included elsewhere in this prospectus. The historical condensed income statements for the periods ended December 26, 1998 (NAVL) and September 30, 1998 (Allied) were derived from the audited consolidated financial statements of NAVL and the audited combined financial statements of Allied appearing elsewhere in this prospectus.

    The historical Allied financial statements included in the pro forma periods presented have been translated from Pounds sterling to U.S. Dollars as indicated using the exchange rate table included in the section "Presentation of Financial Information" above. Additionally, the historical Allied financial statements have been adjusted to reflect U.S. GAAP.

    The historical Allied financial statements reflect estimated revenue and related transportation expenses on the date a shipment is loaded ("loaded basis"). North American Van Lines recognizes estimated revenue and related transportation expenses on the date a shipment is delivered or services are completed ("delivered basis"), the preferred method under U.S. GAAP. The effect of this change, including the impact to accounts receivable, accrued liabilities and goodwill, has not yet been completed. However, management believes that the impact of changing Allied financial statements from a loaded basis to a delivered basis on operating revenue and income from operations is not expected to be material.

    The unaudited pro forma condensed income statements for the nine months ended September 25, 1999, for the twelve months ended December 26, 1998, give effect to the Allied acquisition and its financing as if they had occurred on December 28, 1997. The unaudited pro forma condensed balance sheet data gives effect to the Allied acquisition and its financing as if they had occurred on September 25, 1999.

    The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements of NAVL and the notes thereto, the historical combined financial statements of Allied and the notes thereto, "Management's Discussion and Analysis of Results of Operations and Financial Condition" and other financial data appearing elsewhere in this prospectus as well as the information concerning the Allied acquisition.

    The pro forma financial data and related notes are provided for informational purposes only and do not necessarily reflect the results of operations or financial position of North American Van Lines that would have actually resulted had the events referred to above or in the notes to the unaudited pro forma financial data been consummated as of the date and for the periods indicated and are not intended to project North American Van Lines' results of operations or financial position for any future period.

                         NORTH AMERICAN VAN LINES, INC.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                            AS OF SEPTEMBER 25, 1999

                             (DOLLARS IN THOUSANDS)

                                               NAVL AS OF           ALLIED
                                              SEPTEMBER 25,          AS OF           PRO FORMA
                                                  1999           JUNE 30, 1999      ADJUSTMENTS      PRO FORMA
                                              -------------      -------------      -----------      ----------
ASSETS:
Current assets:
  Cash and cash equivalents.............         $   1,228         $ 40,922           $(40,922)(a)   $    1,228
  Accounts receivable, net..............           168,870          173,168                             342,038
  Other current assets..................            46,866            5,688                              52,554
                                                 ---------         --------           --------       ----------
    Total current assets................           216,964          219,778            (40,922)         395,820
Property and equipment, net.............            59,087           70,310             41,870 (a)      171,267
Intangible assets, net..................            93,408           46,452            (46,452)(a)       93,408
Investments.............................             1,484           49,928                              51,412
Unallocated excess (goodwill)...........                                               301,694 (a)      301,694
Other assets............................            41,935           10,112             (5,673)(c)       75,506
                                                                                        26,920 (a)
                                                                                         2,212 (c)
                                                 ---------         --------           --------       ----------
    Total assets........................         $ 412,878         $396,580           $279,649       $1,089,107
                                                 =========         ========           ========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Current portion of long-term debt.....         $   5,475         $     --           $ (5,475)(b)   $       --
  Revolving credit facility.............            37,337                              60,375 (b)       61,712
                                                                                       (36,000)(b)
  Accounts payable......................            44,490                                               44,490
  Accrued transportation and other......           101,155                                              101,155
                                                 ---------         --------           --------       ----------
    Total current liabilities...........           188,457          161,002             18,900          368,359
Long-term debt, less current portion....           135,447          266,862             67,763 (b)      475,547
                                                                                         5,475 (b)
Other liabilities.......................            32,139           36,814              5,850 (a)       73,907
                                                                                          (896)(a)
                                                 ---------         --------           --------       ----------
    Total liabilities...................           356,043          464,678             97,092          917,813
Total stockholders' equity..............            56,835          (68,098)           182,557 (d)      171,294
                                                 ---------         --------           --------       ----------
Total liabilities and stockholders'
  equity................................         $ 412,878         $396,580           $279,649       $1,089,107
                                                 =========         ========           ========       ==========

     See accompanying notes to Unaudited Pro Forma Condensed Balance Sheet.

              NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

(a) The Allied acquisition was accounted for as a purchase. Under purchasing accounting, the total purchase cost and fair value of liabilities assumed has been allocated to the assets and liabilities of North American Van Lines based on their respective fair values as of the closing based on valuations and other studies that have not yet been finalized. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities in the accompanying pro forma condensed financial information based on management estimates. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the estimated pro forma amounts included herein.

Purchase cost:
Purchase price before estimated fees and expenses...........  $450,000
Fees and expenses...........................................    34,000
                                                              --------
  Total purchase cost.......................................   484,000
Adjusted book value of net assets acquired:
Adjusted net assets at June 30, 1999........................   (68,098)
Deferred financing costs....................................    26,920
Transaction costs related to the issuance of equity.........     7,080
Cash not acquired...........................................   (40,922)
Intercompany payable to NFC not assumed.....................   266,862
Elimination of historical goodwill..........................   (46,452)
                                                              --------
Adjusted book value of net assets acquired..................   145,390
                                                              --------
Excess of purchase cost over adjusted book value of net
  assets acquired...........................................   338,610
Preliminary allocation of purchase cost:
Decrease in surplus properties accrual......................       896
Decrease due to leasehold disadvantage......................    (5,850)
Increase in property and equipment to estimated fair market
  value.....................................................    41,870
                                                              --------
  Total preliminary allocation of purchase cost.............    36,916
                                                              --------
Unallocated excess (goodwill)...............................  $301,694
                                                              ========

(b) The estimated increase in debt consists of the following:

New revolving credit facility...............................  $ 60,375
New term loans..............................................   325,000
Notes offered hereby........................................   150,000
Repayment of existing revolving credit facility.............   (36,000)
Repayment of existing term loan facility (including current
  portion of $5,475)........................................  (140,375)
Intercompany payable to NFC not assumed.....................  (266,862)
                                                              --------
Increase in total debt......................................    92,138
Less net change in revolving credit facility classified as
  current...................................................    24,375
                                                              --------
Net increase in long-term debt..............................  $ 67,763
                                                              ========

(c) To reflect the write-off of existing NAVL deferred debt issuance costs and the establishment of a deferred tax asset in respect of the write-off.

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

(d) The pro forma net increase in stockholders' equity of $182,557 results from:

Capital contribution(1).....................................  $125,000
                                                              --------
Less:
Elimination of Allied historical equity.....................    68,098
Transaction costs related to the issuance of equity.........    (7,080)
Write-off of existing deferred financing costs, net of
  tax.......................................................    (3,461)
                                                              --------
                                                                57,557
                                                              --------
Net increase in stockholders' equity........................  $182,557
                                                              ========

------------------------

(1) Includes (1) equity securities valued at $65,500, consisting of (a) 456,651 shares of Allied Worldwide common stock and (b) a warrant to purchase 87,480 shares of Allied Worldwide common stock at an exercise price of $400.00 per share, (2) 24,500 shares of junior preferred stock of Allied Worldwide with an initial liquidation preference of $24,500, and (3) senior discount notes due 2009 issued by Allied Worldwide for aggregate proceeds of $35.0 million. Of the equity securities valued at $65.5 million, $40.0 million was initially in the form of an interim loan to Allied Worldwide. Allied Worldwide repaid this loan with the proceeds of the stock subscription.

                         NORTH AMERICAN VAN LINES, INC.
                 UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
                      NINE MONTHS ENDED SEPTEMBER 25, 1999
                             (DOLLARS IN THOUSANDS)

                                                          NINE MONTHS ENDED
                                                  ----------------------------------
                                                  SEPTEMBER 25, 1999   JUNE 30, 1999
                                                  ------------------   -------------    PRO FORMA
                                                         NAVL             ALLIED       ADJUSTMENTS       PRO FORMA
                                                  ------------------   -------------   -----------       ----------
Operating revenues..............................       $771,237          $809,784              --        $1,581,021
Cost of services:
  Cost of services..............................        747,256           772,688            (900)(a)     1,516,110
                                                                                           (2,934)(f)
  Depreciation and amortization.................         21,083            15,254          10,449 (b)        45,480
                                                                                           (1,306)(e)
                                                       --------          --------       ---------        ----------
  Total operating expenses......................        768,339           787,942           5,309         1,561,590
                                                       --------          --------       ---------        ----------

Income from operations..........................          2,898            21,842          (5,309)           19,431
  Interest expense, net.........................         12,395               489          27,932 (c)        43,750
                                                                                            2,934 (f)
  Other expenses/(income).......................              7                                                   7
                                                       --------          --------       ---------        ----------
Income/(loss) before minority interests and
  income taxes..................................         (9,504)           21,353         (36,175)          (24,326)
Minority interests in income of subsidiaries....           (179)                                               (179)
                                                       --------          --------       ---------        ----------
Income/(loss) before income taxes...............         (9,683)           21,353         (36,175)          (24,505)
Provision/(benefit) for income taxes............         (2,752)            6,194         (11,902)(d)        (8,460)
                                                       --------          --------       ---------        ----------
Net income/(loss)...............................       $ (6,931)         $ 15,159       $ (24,273)       $  (16,045)
                                                       ========          ========       =========        ==========

   See accompanying notes to Unaudited Pro Forma Condensed Income Statement.

                         NORTH AMERICAN VAN LINES, INC.
                 UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
                     TWELVE MONTHS ENDED DECEMBER 26, 1998
                             (DOLLARS IN THOUSANDS)

                                  NINE MONTHS    THREE MONTHS                        TWELVE MONTHS ENDED
                                     ENDED          ENDED                        ----------------------------
                                  DECEMBER 26,    MARCH 28,                      DECEMBER 26,   SEPTEMBER 30,
                                      1998           1998                            1998           1998
                                  ------------   ------------        CD&R        ------------   -------------
                                                                   PURCHASE                                         PRO
                                                                  ACCOUNTING       ADJUSTED                        FORMA
                                      NAVL       PREDECESSOR    ADJUSTMENTS(G)       NAVL          ALLIED       ADJUSTMENTS
                                  ------------   ------------   --------------   ------------   -------------   -----------
Operating revenues..............    $759,207       $207,245        $    --         $966,452      $1,152,195      $     --
Cost of services:
  Cost of services..............     725,129        205,685            511          931,325       1,086,360        (1,200)(a)
                                                                                                                   (4,455)(f)
  Depreciation and
    amortization................      22,511          2,895          4,902           30,308          19,305        14,010 (b)
                                                                                                                   (1,485)(e)
                                    --------       --------        -------         --------      ----------      --------
  Total operating expenses......     747,640        208,580          5,413          961,633       1,105,665         6,870
                                    --------       --------        -------         --------      ----------      --------

Income/(loss) from operations...      11,567         (1,335)        (5,413)           4,819          46,530        (6,870)
  Interest expense, net.........      11,758           (240)         3,747           15,265            (330)       37,151 (c)
                                                                                                                    4,455 (f)
  Other income..................        (147)           (10)            --             (157)
                                    --------       --------        -------         --------      ----------      --------
Income/(loss) before minority
  interests and income taxes....         (44)        (1,085)        (9,160)         (10,289)         46,860       (48,476)
Minority interests in loss of
  subsidiaries..................         (57)           (13)            --              (70)
                                    --------       --------        -------         --------      ----------      --------
Income/(loss) before income
  taxes.........................        (101)        (1,098)        (9,160)         (10,359)         46,860       (48,476)
Provision/(benefit) for income
  taxes.........................       1,111           (448)        (3,515)          (2,852)          9,405       (15,964)(d)
                                    --------       --------        -------         --------      ----------      --------
Net income/(loss)...............    $ (1,212)      $   (650)       $(5,645)        $ (7,507)     $   37,455      $(32,512)
                                    ========       ========        =======         ========      ==========      ========


                                      PRO
                                     FORMA
                                    RESULTS
                                  -----------
Operating revenues..............  $ 2,118,647
Cost of services:
  Cost of services..............    2,012,030

  Depreciation and
    amortization................       62,138

                                  -----------
  Total operating expenses......    2,074,168
                                  -----------
Income/(loss) from operations...       44,479
  Interest expense, net.........       56,541

  Other income..................         (157)
                                  -----------
Income/(loss) before minority
  interests and income taxes....      (11,905)
Minority interests in loss of
  subsidiaries..................          (70)
                                  -----------
Income/(loss) before income
  taxes.........................      (11,975)
Provision/(benefit) for income
  taxes.........................       (9,411)
                                  -----------
Net income/(loss)...............  $    (2,564)
                                  ===========

   See accompanying notes to Unaudited Pro Forma Condensed Income Statement.

            NOTES TO UNAUDITED PRO FORMA CONDENSED INCOME STATEMENTS

                             (DOLLARS IN THOUSANDS)

(a) As a result of the Allied acquisition, NFC transferred assets in excess of assumed liabilities so as to provide for a five-year "funding holiday" for U.K. pensions. The amounts of $900 for the nine months ended September 25, 1999 and $1,200 for the twelve months ended December 26, 1998 have been actuarially determined based on projected funding requirements and represent pension cost reductions resulting from such excess pension assets.

(b) These amounts reflect additional depreciation expense of $4,792 for the nine months ended September 25, 1999 and $6,468 for the twelve months ended December 26, 1998, as a result of the preliminary fair values assigned to property and equipment, and additional goodwill amortization ($5,657 for the nine months ended September 25, 1999 and $7,542 for the twelve months ended December 26, 1998) based on estimated goodwill resulting from the Allied acquisition amounting to $301,694 amortized over 40 years.

(c) The pro forma adjustments to interest expense, net, are based on the pro forma borrowing amounts and the rates in effect as of the closing of the Allied acquisition:

                                                      NINE MONTHS     TWELVE MONTHS
                                                         ENDED            ENDED
                                                     SEPTEMBER 25,    DECEMBER 26,
                                                          1999            1998
                                                     --------------   -------------
    Revolving credit facility--$62,800 and $48,900,
      respectively, at 8.59%(1)....................     $ 4,046          $ 4,201
    Term loan facility tranche A--$150,000 at
      8.59%(1).....................................       9,664           12,885
    Term loan facility tranche B--$175,000 at
      9.59%(1).....................................      12,587           16,783
    Senior subordinated notes--$150,000 at
      13.375%......................................      15,047           20,063
    Other interest income, net.....................         (72)            (695)
    Amortization of deferred debt issuance costs...       2,478            3,304
                                                        -------          -------
    Pro forma interest expense, net................      43,750           56,541
    Elimination of historical interest expense.....      15,818           19,390
                                                        -------          -------
    Pro forma adjustment to interest expense,
      net..........................................     $27,932          $37,151
                                                        =======          =======

    ----------------------------

    (1) These balances are based on weighted average balances for the period presented. Interest rates with respect to borrowings under these facilities are variable. A 0.125% change in interest rates on borrowings under the new senior credit facility would increase or decrease pro forma interest expense $355 for the nine months ended September 25, 1999 and $456 for the twelve months ended December 26, 1998.

(d) The tax effect of the pro forma adjustments to income/(loss) before income taxes is based on estimated applicable statutory tax rates which are estimated to be 39.0% in the relevant jurisdictions. The pro forma adjustments assume that no valuation allowance would be required under SFAS 109 "Accounting for Income Taxes" and that goodwill is not deductible for tax purposes.

    Undistributed earnings of North American Van Lines' foreign subsidiaries are generally considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been made. Upon distribution of those earnings in the form of dividends or otherwise, North American Van Lines would be subject to other U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries.

                             (DOLLARS IN THOUSANDS)

(e) Amounts reflect the removal of amortization expenses recognized in respect of Allied's existing goodwill balances that were written off in conjunction with pro forma purchase accounting adjustments.

(f) Reclassifications of interest income earned on investments held by Allied's property and casualty insurance subsidiary were made to conform with NAVL's financial statement presentation.

(g) Purchase accounting adjustments were recorded to reflect the effects of purchase accounting from the acquisition of NAVL by Clayton, Dubilier & Rice Fund V Limited Partnership on March 29, 1998, as if the transaction had occurred on December 28, 1997. The purchase accounting adjustments primarily relate to an increase in depreciation resulting from the fair market valuation of fixed assets acquired, the amortization of goodwill resulting from the acquisition, the increase in interest expense on debt issued to finance the acquisition, and the related income tax impact of the adjustments.

(h) EBITDA for the pro forma periods presented below is generally calculated in accordance with the definition of that term given in the senior credit agreement governing our new senior credit facility, using management's estimate of pro forma insurance expense reductions as further discussed in note (5) below. It has been calculated as follows:

                                                      NINE MONTHS     TWELVE MONTHS
                                                         ENDED            ENDED
                                                     SEPTEMBER 25,    DECEMBER 26,
                                                          1999            1998
                                                     --------------   -------------
    Operating earnings before depreciation and
      amortization.................................     $64,911          $106,617
    One-time consulting costs relating to the Fast
      Forward Program(1)...........................       3,382                --
    Non-recurring charges to rationalize Allied's
      U.K. and European operations(2)..............       2,282             2,640
    Non-recurring (profit)/loss on disposal of
      properties and operations(3).................        (546)           (3,795)
    One-time executive compensation costs relating
      to the sale of NAVL(4).......................          --             4,612
    Pro forma savings of insurance expenses(5).....       3,830             5,107
                                                        -------          --------
    EBITDA.........................................     $73,859          $115,181
                                                        =======          ========

    ----------------------------

    (1) NAVL incurred $3,382 of third-party consulting costs during the nine months ended September, 1999 in connection with its restructuring/rationalization Fast Forward Program that have been reflected in the Unaudited Pro Forma Condensed Income Statements.

    (2) Allied incurred costs of approximately $2,282 for the nine months ended June 30, 1999 and approximately $2,640 for the twelve months ended September 30, 1998 relating to the reduction in personnel-related expenses and the rationalization of facilities in respect of its U.K. and European operations.

    (3) NAVL realized a loss of $106 on the sale of fixed assets for the nine months ended September 25, 1999. Allied recorded a gain of $652 for the nine months ended June 30, 1999 and $3,795 for the twelve months ended September 30, 1998, relating to the disposal of properties and operations.

    (4) NAVL incurred $4,612 of incremental compensation costs due to contracts with key executives with incentive provisions to encourage these executives to remain with NAVL until the

                             (DOLLARS IN THOUSANDS)

       acquisition of NAVL by Clayton, Dubilier & Rice Fund V Limited Partnership from Norfolk Southern.

    (5) The amounts of $3,830 and $5,107 for the nine months ended
       September 25, 1999 and for the twelve months ended December 26, 1998, respectively, represent management's estimate of reductions to insurance expense, based upon the combined businesses, their respective insurance loss histories and current market conditions.

    EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. EBITDA does not take into account a company's working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

                   SELECTED HISTORICAL FINANCIAL DATA OF NAVL

    We derived the selected historical financial data for the years ended 1994 through 1997 and for the three-month period ended March 28, 1998 and for the nine-month period ended December 26, 1998 from the audited financial statements of NAVL or its predecessor for the periods then ended. The selected historical financial data of NAVL as of and for the nine months ended September 25, 1999 and the six months ended September 26, 1998 are derived from the unaudited interim financial statements of NAVL. The unaudited interim financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair statement of the financial condition and results of operations as of and for the periods presented. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year. The presentation of selected historical financial data is only a summary and you should read it together with the historical financial statements and related notes of NAVL appearing elsewhere in this prospectus.

                                                                  ANNUAL DATA
                            ----------------------------------------------------------------------------------------
                                                         PREDECESSOR(1)                                    NAVL
                            -------------------------------------------------------------------------  -------------

                                                                                                        NINE-MONTH
                                                                                         THREE-MONTH    PERIOD FROM
                                                                                         PERIOD FROM     MARCH 29,
                                                                                        DECEMBER 28,       1998
                                                                                            1997        (INCEPTION)
                             YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED       THROUGH        THROUGH
                            DECEMBER 31,   DECEMBER 30,   DECEMBER 28,   DECEMBER 27,     MARCH 28,    DECEMBER 26,
                                1994           1995           1996           1997           1998           1998
                            -------------  -------------  -------------  -------------  -------------  -------------
                                                             (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS
  DATA(2):
Operating revenues........     $891.4         $895.5         $930.2         $941.5         $207.3         $759.2
Gross profit..............      192.8          197.4          197.3          199.1           44.9          165.2
Operating expenses........      170.7          175.1          172.1          173.4           41.6          153.7
Non-recurring items(3)....         --            3.9           (2.9)          (5.5)           4.6             --
Income/(loss) from
  operations..............       22.1           18.4           28.1           31.2           (1.3)          11.5
Net income (loss).........        9.7           13.8           17.5           22.3           (0.7)          (1.2)

OTHER DATA:
Net cash provided by (used
  for) operating
  activities..............     $ 32.7         $ 54.6         $ 39.7         $ 28.9         $ 10.3         $ (1.6)
EBITDA(4).................       41.6           38.6           37.9           38.2            6.2           34.0
Capital expenditures......        5.9            6.6            7.4           10.6            1.4            5.7
Agent contract
  expenditures(5).........        3.4            1.5            2.2            9.2            2.2            1.5
Depreciation and
  amortization(6).........       19.5           16.3           12.7           12.5            2.9           22.5
Ratio of earnings to fixed
  charges(7)..............       2.52           3.53           5.53           6.61          (0.98)          0.74

BALANCE SHEET DATA (AT END
  OF PERIOD):
Cash and cash
  equivalents.............     $  8.4         $  2.3         $  1.9         $  2.9         $  9.2         $  2.1
Working capital...........       81.5           60.4           55.8           62.0           63.2           31.4
Total assets..............      336.7          298.2          287.3          302.3          284.3          392.1
Total debt(8).............       22.1            0.9            0.7            0.7            0.7          168.6
Stockholders' equity......       89.6          103.6           86.1          108.1          101.0           63.7

                                           NINE-MONTH DATA
                            ---------------------------------------------
                             PREDECESSOR                NAVL
                            -------------  ------------------------------
                                                    (UNAUDITED)
                                           ------------------------------
                             THREE-MONTH     SIX-MONTH
                             PERIOD FROM    PERIOD FROM
                            DECEMBER 28,     MARCH 29,          NINE
                                1997            1998           MONTHS
                               THROUGH        THROUGH          ENDED
                              MARCH 28,    SEPTEMBER 26,   SEPTEMBER 25,
                                1998            1998            1999
                            -------------  --------------  --------------
                                        (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS
  DATA(2):
Operating revenues........     $207.3          $521.0          $771.2
Gross profit..............       44.9           113.9           163.6
Operating expenses........       41.6           102.9           154.8
Non-recurring items(3)....        4.6              --             5.9
Income/(loss) from
  operations..............       (1.3)           11.0             2.9
Net income (loss).........       (0.7)            0.7            (6.9)
OTHER DATA:
Net cash provided by (used
  for) operating
  activities..............     $ 10.3          $(12.2)         $ (1.6)
EBITDA(4).................        6.2            26.2            29.9
Capital expenditures......        1.4             4.1             5.5
Agent contract
  expenditures(5).........        2.2             0.8             1.6
Depreciation and
  amortization(6).........        2.9            15.2            21.1
Ratio of earnings to fixed
  charges(7)..............      (0.98)           0.95            0.16
BALANCE SHEET DATA (AT END
  OF PERIOD):
Cash and cash
  equivalents.............     $  9.2          $  3.7          $  1.2
Working capital...........       63.2            33.8            28.5
Total assets..............      284.3           414.2           412.9
Total debt(8).............        0.7           170.0           178.3
Stockholders' equity......      101.0            65.3            56.8

------------------------

(1) On March 29, 1998, Allied Worldwide (whose majority stockholder is Clayton, Dubilier & Rice Fund V Limited Partnership), through its wholly owned subsidiary NA Acquisition, acquired all of the outstanding shares of common stock of NAVL. On such date, NA Acquisition was merged into NAVL with NAVL remaining as the surviving corporation and a wholly owned subsidiary of Allied Worldwide. The acquisition was accounted for as a purchase in accordance with U.S. GAAP.

    The consolidated financial statements for periods prior to March 29, 1998 have been prepared on the historical cost basis using accounting principles that had been adopted by NAVL's predecessor. After the acquisition by

    Clayton, Dubilier & Rice Fund V Limited Partnership of NAVL on March 29, 1998, NAVL changed its accounting basis to recognize estimated revenue and related transportation expenses when shipments are delivered, the preferred method under U.S. GAAP. NAVL's predecessor company recognized estimated revenue and related transportation expenses when shipments were loaded. Management estimates that the impact of this difference on reporting operating revenues and income from operations is not material.

(2) Operating revenues in 1998, 1997 and 1996 are derived from audited financial statements. Operating revenues in 1995 and 1994, which are presented on a basis consistent with 1998, 1997 and 1996, are based on company internal reports. Operating revenues for the periods ended September 25, 1999 and September 26, 1998 are based on unaudited interim financial statements.

    Gross profit and operating expenses are derived from audited financial statements or unaudited interim financial statements. Certain 1998, 1997, 1996, 1995 and 1994 amounts have been reclassified to conform with the 1999 presentation. These reclassifications had no impact on net income.

(3) Unusual and non-recurring operating charges or credits of NAVL or its predecessor have been included in this line item as follows: (a) in 1999, NAVL incurred $5.9 million of expense, consisting primarily of incremental expenses of $3.4 million for professional services in connection with Fast Forward, a one-time comprehensive productivity review of NAVL's operations and $2.4 million of restructuring costs for severance related costs, building lease terminations and losses on the sale of equipment; (b) in 1998, the predecessor incurred incremental compensation due to contracts with key executives with incentive provisions to encourage them to remain with the predecessor until a sale of the business was completed; (c) in 1997, the predecessor received payment in settlement of an auto liability insurance coverage dispute which had been in litigation; (d) in 1996, the predecessor reversed a portion of a litigation accrual which was first established in 1993 regarding a breach of contract suit. A portion of the initial damage award was overturned on appeal; and (e) in 1995, the predecessor recorded an accrual related principally to the curtailment of certain operations in Canada and to the closure of a subsidiary operation in Panama.

(4) EBITDA for the historical periods presented is generally calculated in accordance with the definition of that term given in the senior credit agreement governing our new senior credit facility, without taking into account insurance savings allowable thereunder.

    EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. EBITDA does not take into account a company's working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

(5) Represents cash outflows to agents to secure long-term contracts.

(6) Includes depreciation expense for property and equipment and amortization expense for intangible assets and deferred agent contract expenditures. Excludes amortization expense for deferred debt issuance costs, which are recorded as part of interest expense.

(7) The ratio of earnings to fixed charges for the years ended December 31, 1994, December 30, 1995, December 28, 1996 and December 27, 1997, for the three-month period ended March 28, 1998 and for the nine-month period ended December 26, 1998 includes non-cancellable lease expenses as the basis of determining the interest component of operating leases. The ratio of earnings to fixed charges for the six-month period ended September 26, 1998 and for the nine months ended September 25, 1999 includes cancellable and non-cancellable lease expenses as the basis of determining the interest component of operating leases.

(8) Total debt consists of long-term debt, current portion of long-term debt, capital lease obligations, amounts outstanding under the revolving credit facility and other short-term debt.

                  SELECTED HISTORICAL FINANCIAL DATA OF ALLIED

    We derived the selected historical financial data for the fiscal years ended September 30, 1996, 1997 and 1998 from the audited combined financial statements of Allied. The selected historical financial data of Allied as of and for the nine months ended June 30, 1998 and June 30, 1999 are derived from the unaudited combined financial statements of Allied for those periods. The unaudited combined financial statements reflect all adjustments, consisting only of normal recurring adjustments which, in the opinion of Allied's management, are necessary for a fair statement of the combined financial condition and results of operation as of and for the periods presented. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year. The selected historical financial data is only a summary and you should read it together with the historical financial statements and related notes of Allied appearing elsewhere in this prospectus.

                                      TWELVE MONTHS    TWELVE MONTHS    TWELVE MONTHS    NINE MONTHS   NINE MONTHS
                                          ENDED            ENDED            ENDED           ENDED         ENDED
                                      SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,     JUNE 30,      JUNE 30,
U.K. GAAP(1)                               1996             1997             1998           1998          1999
------------                          --------------   --------------   --------------   -----------   -----------
                                                                     (IN MILLIONS)
                                                                                                 UNAUDITED
                                                                                         -------------------------
STATEMENT OF OPERATIONS DATA:
Operating revenues..................       L 658.1          L 680.7          L 698.3       L 486.3       L 496.8
Operating profit before exceptional
  items.............................          18.7             21.3             26.1          13.7          13.8
Operating exceptional items.........          (3.0)            (2.3)            (1.6)         (1.0)         (1.4)
                                          --------         --------         --------      --------      --------
Operating profit....................          15.7             19.0             24.5          12.7          12.4
Non operating exceptional
  items(2)..........................          (1.0)             2.3             (0.1)           --           0.4
Interest expense, net...............          (0.7)            (2.2)             0.2           0.6          (0.3)
Taxation............................          (5.0)            (7.2)            (4.6)         (2.4)         (2.9)
Minority interests..................          (0.1)            (0.1)              --            --            --
                                          --------         --------         --------      --------      --------
Profit for the financial period.....           8.9             11.8             20.0          10.9           9.6

OTHER DATA:
Net cash provided by operations.....       L  17.5          L  33.6          L  36.3       L  23.8       L  17.0
EBITDA(3)...........................          28.4             31.7             37.1          22.1          22.6
Capital expenditures................           9.9             12.2             15.0          11.5           9.1
Depreciation........................           8.3              8.4              9.0           6.9           7.4
Ratio of earnings to fixed
  charges...........................          4.45             3.94             7.46          5.22          3.83

BALANCE SHEET DATA (AT THE END OF
  PERIOD):
Cash................................       L    --          L  13.9          L  18.0       L  19.4       L  25.9
Working capital.....................            --             31.9             34.2          24.2          39.7
Total assets........................            --            266.3            281.9         193.0         232.5
Intercompany payable to NFC, net....            --             47.8             37.8          13.6         168.9
Stockholders' equity................            --             32.3             49.2          63.6         (63.0)

U.S. GAAP DATA(1)(3)
Operating revenues..................      $1,013.5         $1,109.5         $1,152.2      $  802.4      $  809.8
EBITDA(3)...........................          45.9             54.1             64.7          38.8          38.8
Stockholders' equity................            --             87.3            119.9         142.6         (68.1)

------------------------

(1) The combined financial statements of Allied for the periods presented have been prepared in accordance with U.K. GAAP, which differs in certain significant respects from U.S. GAAP. See note 22 of Notes to the Combined Financial Statements of Allied and note 4 of Notes to the

    Condensed Combined Financial Statements of Allied appearing elsewhere in this prospectus. In anticipation of the Allied acquisition, the historical financial statements were prepared to show the performance of moving services businesses and assets of Allied separate from the operations of its parent, NFC. These historical financial statements were prepared for the three years ended September 30, 1998 as if the moving services businesses had been in existence from October 1, 1995. Financial information for Allied operations is not available for periods prior to October 1, 1995.

(2) Includes profit/(loss) on disposal of properties and loss on disposal of operations.

(3) EBITDA for the historical periods presented is generally calculated in accordance with the definition of that term given in the senior credit agreement governing our new senior credit facility, without taking into account insurance savings allowable thereunder.

   EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. EBITDA does not take into account a company's working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

    The following table provides a reconciliation of Allied net income, stockholders' equity and operating income before exceptional items as reported in U.K. GAAP to U.S. GAAP. Detailed explanations of reconciling items are located within the NFC Moving Services Group financial statements and related notes appearing elsewhere in this prospectus.

                                TWELVE MONTHS   TWELVE MONTHS   TWELVE MONTHS   NINE MONTHS   NINE MONTHS
                                    ENDED           ENDED           ENDED          ENDED         ENDED
                                SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,    JUNE 30,      JUNE 30,
                                    1996            1997            1998           1998          1999
                                -------------   -------------   -------------   -----------   -----------
                                                                (IN MILLIONS)
Profit for the financial
  period (U.K. GAAP, U.K.
  Pounds sterling)............      L   8.9         L  11.8         L  20.0       L  10.9        L  9.6
Profit for the financial
  period (U.K. GAAP, U.S.
  Dollars)....................     $   13.7        $   19.2        $   33.0      $   18.0       $  15.7
U.S. GAAP adjustments:
  Pension and benefits........     $    2.2        $    2.4        $    3.5      $    2.3       $   2.0
  Depreciation................         (1.1)           (1.6)           (1.2)         (1.0)         (1.0)
  Profit on disposal of land
    and buildings.............         11.1            (3.6)            4.0           4.0            --
  Taxes.......................         11.5            (0.4)           (1.8)         (1.5)         (1.5)
                                   --------        --------        --------      --------       -------
Net income for the financial
  period adjusted to U.S.
  GAAP........................     $   37.4        $   16.0        $   37.5      $   21.8       $  15.2
                                   ========        ========        ========      ========       =======
Stockholders' equity (U.K.
  GAAP, U.K. Pounds
  sterling)...................      L    --         L  32.3         L  49.2       L  63.6       L (63.0)
Stockholders' equity (U.K.
  GAAP, U.S. Dollars).........     $     --        $   52.3        $   83.6      $  106.2       $ (99.5)
U.S. GAAP adjustments:
  Intangible assets...........     $     --        $   41.5        $   42.0      $   41.6       $  37.9
  Unrealized holding gains on
    investments...............     $     --             2.3             0.5           1.5           2.2
  Property, plant and
    equipment.................     $     --            (9.6)          (10.8)        (10.9)        (10.9)
  Accounts receivable.........     $     --            (3.9)             --            --            --
  Accruals and deferred
    income....................     $     --            (4.7)           (4.2)         (4.3)         (4.0)
  Taxes.......................     $     --             9.4             8.8           8.5           6.2
                                   --------        --------        --------      --------       -------
Stockholders' equity adjusted
  to U.S. GAAP................     $     --        $   87.3        $  119.9      $  142.6       $ (68.1)
                                   ========        ========        ========      ========       =======

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

OVERVIEW

    Our operating revenues are derived from the following business segments:
(1) our van line network, (2) our moving and storage services and (3) our logistics services.

    Our van line network segment, which is based in North America and operates under both the northAmerican and Allied brand names, provides two types of relocation services: (1) domestic, which provides residential relocation services in the United States and Canada through a network of exclusive agents who provide the sales, packing, loading, transportation, delivery and warehousing services and (2) international, which targets multi-national companies primarily based in the United States and provides or coordinates relocation services for residential shipments destined to or originating in foreign countries using our exclusive agent network in North America and authorized representatives around the world to complete the service offering.

    Our moving and storage services segment operates in the United Kingdom, Europe and Asia/Pacific through a network of company-owned branches that utilize the Pickfords or Allied Pickfords brand names. This segment provides complete domestic and international residential relocation services, including sales, packing, loading, transportation, delivery and warehousing. The moving and storage services segment also provides records management and office and industrial relocation services.

    Customers of the van line network and moving and storage services segments are: (1) corporate accounts, (2) private transferees and (3) government and military.

    Our logistics services segment consists of: (1) logistics solutions, which includes finished goods and emergency parts distribution, order fulfillment, project-specific delivery management and the tracking of products through the supply chain, with a focus on high-value products, (2) specialized transportation services, which facilitates the movement of computers, electronics, telecommunications and medical equipment, trade show exhibition materials, fine art and other products that require specialized transportation, distribution or delivery solutions and (3) European operations, which handles logistics solutions and specialized transportation of high-value products to and from any major city in the United Kingdom and Europe operating under the trade name midiData-Registered Trademark-.

BUSINESS TRENDS AND INITIATIVES

    Our operating income and cash flow from operations are influenced by industry volume and market share as well as selling prices for our services. Additionally, they are impacted by the costs and availability of hauling capacity and by a number of significant business, economic and competitive factors, many of which are not within our control.

    Our van line network segment has historically experienced stable pricing for its service offerings, although relocation revenues are subject to seasonal swings and competition from other van lines or service providers for available shipments. The van line network and its agents primarily use independent owner/operators to provide hauling capacity and, in general, the industry has had difficulty in attracting and retaining qualified haulers. NAVL has changed its residential hauling commission structure in an effort to attract and retain more qualified haulers and to increase agent hauling capacity during the peak season.

    Our moving and storage services segment has also historically experienced stable pricing in a competitive market for its services, although relocation revenues are subject to seasonal swings. This segment has some ability to adjust pricing, labor and equipment based on demand. This segment is now employing business development specialists to focus our corporate account sales efforts, primarily in the areas of international relocations and business moving. Additionally, the moving and storage services segment recently acquired an industrial engineering firm to augment its industrial moving business, increasing the scope of our services in Europe.

    Our logistics services segment has also experienced stable pricing. Our revenues are affected by competition from other van lines and from less-than-truckload and logistics service providers as well as changes in business demand for computer, electronics and other specialty products. One of our largest logistics customers recently indicated that it is considering alternative suppliers, which will result in its doing less business with us. See "Business--Customers and Marketing."

    We are pursuing a number of long-term initiatives designed to improve productivity and profitability through programs such as Fast Forward, an innovative, NAVL-initiated process and efficiency project. In early 1999, a team of consultants and employees spent approximately six months evaluating NAVL's business and generated numerous ideas to be implemented across NAVL's operations. Implementation began in July of 1999 and is expected to be substantially completed by the end of 2000.

    Allied has implemented a select service provider network and compensation structure aimed at increasing corporate sales volume. Additionally, it has continued development of its Professional Sales Association training programs and has enhanced several technological tools designed to attract additional corporate customers, including a new move management system, enhanced corporate reporting, on-line claims reporting and enhanced web-site capabilities.

RESULTS OF OPERATIONS--NAVL

    NAVL's operating revenues are derived from its van line network and logistics services segments.

    Transportation expenses for the van line network are comprised of the compensation paid to (1) owner/operators or agent drivers on a predetermined rate schedule to provide equipment and haul shipments, (2) owner/operators or agent crews for services such as packing, crating, loading and unloading,
(3) agents for booking, estimating and customer service and (4) other third parties such as ocean freight carriers for other transportation services.

    Transportation expenses for the logistics services segment are comprised of the following: (1) compensation paid to owner/operators, employee or agent drivers on a predetermined rate schedule to provide equipment and haul shipments, (2) compensation paid to owner/operators, employee or agent crews for services such as pick-up, delivery and installation, (3) facility costs, including lease expense and labor costs associated with running the transportation network and (4) sub-contracted transportation expenses in providing supply chain management services.

    Operating expenses include NAVL's consolidated insurance and claims, bad debt and general and administrative expenses. Employee compensation and benefits account for over 50% of general and administrative expense. Other significant components of general and administrative expenses are communication costs, rent, supplies and other purchased services.

    As presented in the Selected Historical Financial Data appearing elsewhere in this prospectus, NAVL's financial statements reflect operations since its acquisition by Clayton, Dubilier & Rice Fund V Limited Partnership on March 29, 1998, through September 26, 1998 and through December 26, 1998 and for the nine months ended September 25, 1999. After its acquisition by Clayton, Dubilier & Rice Fund V Limited Partnership, in accordance with Emerging Issues Task Force 91-9, "Revenue and Expense Recognition for Freight Services in Process," NAVL changed its accounting basis to recognize estimated revenue and direct costs when shipments are delivered. NAVL's predecessor company recognized estimated revenue and direct costs when shipments were loaded. Management believes the impact of this difference on reported operating revenues and income from operations is not material. As a result of purchase accounting, and to conform to EITF 91-9, accounts receivable and accrued liabilities were reduced by $16.5 million and $13.0 million, respectively, with a corresponding increase of $3.5 million to goodwill. The results of operations for the period December 28, 1997 through March 28, 1998 and for the years ended December 27, 1997 and December 28, 1996 represent the historical results of operations of NAVL's predecessor prior to the closing of the Clayton, Dubilier & Rice Fund V Limited Partnership acquisition and under the ownership of Norfolk Southern Corporation. Solely to facilitate comparison and assessment of the trends in the results of operations, the following presentation of results of operations for the nine months ended September 26, 1998 and the year ended December 26, 1998 was obtained by combining the historical results of operations of NAVL's predecessor for the period from December 28, 1997 through March 28, 1998 with (1) the results of operations of NAVL for the period from March 29, 1998 through September 26, 1998 (the "1998 Nine-Month Period") and
(2) with the results of operations for NAVL for the period from March 29, 1998 through December 26, 1998 (the "1998 Period") adjusted for the effects of purchase accounting as if the transaction had occurred as of December 28, 1997.

    The following table sets forth the percentage relationship of certain items to operating revenues for NAVL for the periods indicated:

                                                                                                              NINE MONTHS
                                          YEAR ENDED         YEAR ENDED                         1998             ENDED
                                         DECEMBER 28,       DECEMBER 27,         1998        NINE-MONTH      SEPTEMBER 25,
                                             1996               1997            PERIOD         PERIOD             1999
(PERCENT OF REVENUES)                    -------------      -------------      --------      ----------      --------------
Operating revenues:
  Van line network.................           56.8%              55.1%           52.7%          53.9%             51.7%
  Logistics services...............           43.2%              44.9%           47.3%          46.1%             48.3%
                                             -----              -----           -----          -----             -----
Operating revenues.................          100.0%             100.0%          100.0%         100.0%            100.0%
  Transportation expenses..........           78.8%              78.7%           78.3%          78.2%             78.8%
                                             -----              -----           -----          -----             -----
Gross profit.......................           21.2%              21.3%           21.7%          21.8%             21.2%
  Operating expenses...............           18.5%              18.6%           20.8%          19.9%             20.0%
  Non-recurring items..............           (0.3)%             (0.6)%           0.4%           0.6%              0.8%
                                             -----              -----           -----          -----             -----
Income from operations.............            3.0%               3.3%            0.5%           1.3%              0.4%
  Other income (expense)...........            0.0%               0.0%            0.0%           0.0%              0.0%
  Interest income (expense)........           (0.1)%              0.1%           (1.6)%         (1.1)%            (1.7)%
                                             -----              -----           -----          -----             -----
Income (loss) before taxes.........            2.9%               3.4%           (1.1)%          0.2%             (1.3)%
  Income taxes.....................            1.3%               1.3%           (0.3)%         (0.2)%             0.4%
Discontinued operations............            0.3%               0.3%            0.0%           0.0%              0.0%
                                             -----              -----           -----          -----             -----
Net income (loss)..................            1.9%               2.4%           (0.8)%          0.0%             (0.9)%
                                             =====              =====           =====          =====             =====
Income from operations:
  Van line network.................            1.5%               1.6%            0.2%           0.6%              0.3%
  Logistics services...............            1.5%               1.7%            0.3%           0.7%              0.1%
Income from operations.............            3.0%               3.3%            0.5%           1.3%              0.4%

NINE MONTHS ENDED SEPTEMBER 25, 1999 AS COMPARED TO THE 1998 NINE-MONTH PERIOD

    The following table sets forth certain figures regarding NAVL's results of operations for the nine months ended September 25, 1999, as compared to the 1998 Nine-Month Period which has been adjusted for the effects of purchase accounting as if the Clayton, Dubilier & Rice Fund V Limited Partnership acquisition had occurred as of December 28, 1997.

                                            NINE MONTHS                   % INCREASE
                                               ENDED           1998       (DECREASE)
                                           SEPTEMBER 25,    NINE-MONTH       FROM
                                                1999          PERIOD     PRIOR PERIOD
(DOLLARS IN MILLIONS)                      --------------   ----------   ------------
Operating revenues:
  Van line network.......................      $398.5         $392.8           1.5%
  Logistics services.....................       372.7          335.4          11.1%
                                               ------         ------
Operating revenues.......................       771.2          728.2           5.9%
Gross profit.............................       163.6          158.7           3.1%
  Operating expenses.....................       154.8          144.4           7.2%
  Non-recurring items....................         5.9            4.6          28.3%
                                               ------         ------
Income from operations:
  Van line network.......................         2.1            4.5         (53.3)%
  Logistics services.....................         0.8            5.2         (84.6)%
                                               ------         ------
Income from operations...................      $  2.9         $  9.7         (70.1)%
                                               ======         ======

    OPERATING REVENUES. Shipment counts are a measure of activity commonly used by the transportation industry. The following table represents shipments handled by NAVL's van line network and logistics services segments. A van line network shipment is the movement of household goods from the point of origin to the final destination. Logistics services shipments represent the movement of truckload or less-than-truckload quantities of products from the point of origin to the final destination.

                                               NUMBER OF SHIPMENTS
                                           ---------------------------
                                            NINE MONTHS
                                               ENDED           1998       % INCREASE
                                           SEPTEMBER 25,    NINE-MONTH       FROM
                                                1999          PERIOD     PRIOR PERIOD
                                           --------------   ----------   ------------
Van line network:
  U.S. and Canada........................      80,564         80,372          0.2%
  International..........................      20,748         20,327          2.1%
Logistics services:
  Specialized transportation.............     265,042        215,318         23.1%
  European operations....................     218,137        198,256         10.0%

    Operating revenues for the nine months ended September 25, 1999 increased $43.0 million, or 5.9%, compared with the 1998 Nine-Month Period. Operating revenues in the van line network increased $5.7 million in the nine months ended September 25, 1999, or 1.5%, to $398.5 million from $392.8 million in the 1998 Nine-Month Period. The increase is due primarily to price gains. Operating revenues in logistics services increased $37.3 million in the nine months ended September 25, 1999, or 11.1%, to $372.7 million from $335.4 million in the 1998 Nine-Month Period. The growth is due principally to an increase in shipments from NAVL's core customer base and incremental logistics programs from new accounts including Ericsson and MGE.

    GROSS PROFIT. Gross profit in the van line network decreased $4.7 million, or 7.0%, to $63.3 million in the nine months ended September 25, 1999, as compared to $68.1 million in the 1998 Nine-Month Period, while gross profit margin decreased to 15.9% in the nine months ended September 25, 1999 from 17.3% in the 1998 Nine-Month Period. The decrease in gross profit resulted primarily from essentially flat sales volume and increased expenses due to changes in the hauling commission structure.

    Gross profit in logistics services increased $9.6 million, or 10.6%, to $100.3 million in the nine months ended September 25, 1999, as compared to $90.7 million in the 1998 Nine-Month Period, while gross profit margin decreased to 26.9% in the nine months ended September 25, 1999 from 27.0% in the 1998 Nine-Month Period. The increase in gross profit resulted principally from increased sales volume from new accounts.

    As a result of the factors described above, gross profit for the nine months ended September 25, 1999 increased $4.9 million, or 3.1%, to $163.6 million from $158.7 million in the 1998 Nine-Month Period. The gross profit margin decreased to 21.2% for the nine months ended September 25, 1999 from 21.8% in the 1998 Nine-Month Period.

    OPERATING EXPENSES. Operating expenses increased $10.4 million, or 7.2%, to $154.8 million in the nine months ended September 25, 1999 as compared to $144.4 million in the 1998 Nine-Month Period and as a percentage of operating revenues, increased to 20.0% for the nine months ended September 25 1999 from 19.9% in the 1998 Nine-Month Period. The expense increase is due primarily to corporate systems expenses, new quality initiatives, an agent conference, the addition of an internal audit function and new management infrastructure costs, all of which represent incremental stand-alone expenses not present in the 1998 Nine-Month Period.

    NON-RECURRING ITEMS. In the nine months ended September 25, 1999, non-recurring items totaled $5.9 million of expense, consisting primarily of $3.4 million of professional services in connection with Fast Forward, a one-time comprehensive productivity review of NAVL's operations and $2.4 million of restructuring costs for severance related costs, building lease terminations and losses on the sale of equipment. In the 1998 Nine-Month Period, non-recurring items totaled $4.6 million of expense, consisting primarily of incremental compensation due to contracts with key executives with incentive provisions to encourage them to remain with NAVL until a sale of the business was completed. The 1999 expense for the Fast Forward project and the 1998 expense for incremental incentives were incurred by both the van line network and logistics services segments, while in 1999, a loss on an asset sale was entirely related to the van line network. These allocations significantly affected those segments' income from operations as discussed below.

    INCOME FROM OPERATIONS. Income from operations in the van line network decreased $2.4 million, or 53.3%, to $2.1 million in the nine months ended September 25, 1999, from $4.5 million in the 1998 Nine-Month Period, primarily as a result of the revenue and expense charges described above.

    Income from operations in logistics services decreased $4.4 million to $0.8 million in the nine months ended September 25, 1999 from $5.2 million in the 1998 Nine-Month Period, primarily as a result of the revenue and expense changes described above.

    In total, income from operations in the nine months ended September 25, 1999 decreased $6.8 million to $2.9 million from $9.7 million in the 1998 Nine-Month Period primarily due to incremental stand-alone expenses as a result of the Clayton, Dubilier & Rice Fund V Limited Partnership acquisition.

    INTEREST EXPENSE. Interest expense increased $4.6 million to $12.4 million in the nine months ended September 25, 1999, from $7.8 million in the 1998 Nine-Month Period, due to increased borrowing on the existing revolving line of credit.

    INCOME TAX EXPENSE. In the nine months ended September 25, 1999, income tax benefit was $2.8 million. During the 1998 Nine-Month Period, income tax expense was $1.9 million. This difference results primarily from the increase in pre-tax loss.

1998 PERIOD AS COMPARED TO YEAR ENDED DECEMBER 27, 1997

    The following table sets forth certain figures regarding NAVL's results of operations for the 1998 Period which have been adjusted for the effects of purchase accounting as if the Clayton, Dubilier & Rice Fund V Limited Partnership acquisition had occurred as of December 28, 1997, as compared to the fiscal year 1997 of NAVL's predecessor, which is unadjusted.

                                                        YEAR ENDED       % INCREASE
                                              1998     DECEMBER 27,    (DECREASE) FROM
                                             PERIOD        1997         PRIOR PERIOD
(DOLLARS IN MILLIONS)                       --------   -------------   ---------------
Operating revenues:
  Van line network........................   $509.6       $518.6             (1.7)%
  Logistics services......................    456.9        422.9              8.0%
                                             ------       ------
Operating revenues........................    966.5        941.5              2.7%
Gross profit..............................    210.1        200.6              4.7%
  Operating expenses......................    200.7        174.9             14.8%
  Non-recurring items.....................      4.6         (5.5)              nm
                                             ------       ------
Income from operations:
  Van line network........................   $  1.7       $ 15.4            (89.0)%
  Logistics services......................      3.1         15.8            (80.4)%
                                             ------       ------
Income from operations....................   $  4.8       $ 31.2            (84.6)%
                                             ======       ======

    OPERATING REVENUES. Shipment counts are a measure of activity commonly used by the transportation industry. The following table represents shipments handled by NAVL's van line network and logistics services segments. A van line network shipment is the movement of household goods from the point of origin to the final destination. Logistics services shipments represent the movement of truckload or less-than-truckload quantities of products from the point of origin to the final destination.

                                             NUMBER OF SHIPMENTS
                                           ------------------------
                                                       YEAR ENDED       % INCREASE
                                             1998     DECEMBER 27,    (DECREASE) FROM
                                            PERIOD        1997         PRIOR PERIOD
                                           --------   -------------   ---------------
Van line network:
  U.S. and Canada........................  102,250       106,500            (4.0)%
  International..........................   28,500        33,250           (14.3)%
Logistics services:
  Specialized transportation.............  319,000       297,750             7.1%
  European operations....................  293,500       241,750            21.4%

    Operating revenues for the 1998 Period increased $25.0 million, or 2.7%, compared with 1997. Operating revenues in the van line network decreased
$9.0 million in the 1998 Period, or 1.7%, to $509.6 million from $518.6 million in 1997. The decrease is due primarily to lower shipment activity, partly offset by an increase in price. Operating revenues in logistics services increased $34.0 million in the 1998 Period, or 8.0%, to $456.9 million from $422.9 million in 1997. The increase is due principally to an increase in shipment activity in specialized transportation services and European operations as well as new logistics programs for Hewlett Packard and Digital Equipment.

    GROSS PROFIT. Gross profit in the van line network decreased $1.6 million, or 1.8%, to $87.3 million in the 1998 Period as compared to $88.9 million in 1997, while gross profit margin was 17.1% in the 1998 Period as well as in 1997. The decrease in gross profit resulted primarily from decreased sales volume.

    Gross profit in logistics services increased $12.6 million, or 11.4%, to $122.8 million in the 1998 Period as compared to $110.2 million in 1997, while gross profit margin increased to 26.9% in the 1998 Period as compared to 26.1% in 1997. The increase in gross profit resulted principally from increased sales volume and cost reductions resulting from improved network utilization.

    As a result of the factors described above, gross profit for the 1998 Period increased $9.5 million, or 4.7%, to $210.1 million from $200.6 million in 1997. The gross profit margin increased to 21.7% for the 1998 Period from 21.3% in 1997.

    OPERATING EXPENSES. Operating expenses increased $25.8 million, or 14.8%, to $200.7 million in the 1998 Period as compared to $174.9 million in 1997 and as a percentage of operating revenues, increased to 20.8% in the 1998 Period from 18.4% in 1997. The increase is due primarily to depreciation relating to stepped-up costs of acquired fixed assets of $19.6 million and additional stand-alone expenses such as new management infrastructure costs, professional services, financing fees and board of director expenses incurred as a result of the Clayton, Dubilier & Rice Fund V Limited Partnership acquisition.

    NON-RECURRING ITEMS.  In the 1998 Period, non-recurring items totaled
$4.6 million of expense, consisting primarily of incremental compensation due to contracts with key executives with incentive provisions to encourage them to remain with NAVL until a sale of the business was completed. In 1997, non-recurring items included a gain of $(5.5) million, consisting primarily of a payment received in settlement of an auto liability insurance coverage dispute that had been in litigation and the release of fuel tax reserves based on completion of taxing authority audits. The 1998 expense was incurred by both the van line network and logistics services segments, while the gain in 1997 was entirely related to the van line network segment. This allocation significantly affected those segments' income from operations as reported below.

    INCOME FROM OPERATIONS. Income from operations in the van line network decreased $13.7 million, or 89.0%, to $1.7 million in the 1998 Period from $15.4 million in 1997, while operating margin decreased to 0.3% in the 1998 Period from 3.0% in 1997, primarily as a result of the revenue and expense changes described above.

    Income from operations in logistics services decreased $12.7 million, or 80.4%, to $3.1 million in the 1998 Period from $15.8 million in 1997, while operating margin decreased to 0.7% in the 1998 Period from 3.7% in 1997, primarily as a result of the revenue and expense changes described above.

    In total, income from operations in the 1998 Period decreased
$26.4 million, or 84.6%, to $4.8 million from $31.2 million in 1997, while operating margin decreased to 0.5% in the 1998 Period from 3.3% in 1997 due primarily to the change in non-recurring items and incremental stand-alone expenses and purchased asset expenses as a result of the Clayton, Dubilier & Rice Fund V Limited Partnership acquisition.

    INTEREST EXPENSE. Interest expense (income) increased $16.1 million to an expense of $15.3 million in the 1998 Period from $(0.8) million income in 1997. The increase in the 1998 Period interest expense is due to the debt associated with the new capital structure after the Clayton, Dubilier & Rice Fund V Limited Partnership acquisition.

    INCOME TAX EXPENSE.  In the 1998 Period, income tax benefit was
$2.9 million on a loss before taxes of $10.4 million. During 1997, NAVL recognized an income tax expense of $11.9 million on income before taxes of $31.9 million. These differences are a result of the statutory income tax rate primarily, in the 1998 Period, due to the book versus tax treatment of certain items associated with the Clayton, Dubilier & Rice Fund V Limited Partnership acquisition and, in 1997, because of the reversal of valuation allowances previously established on net operating loss carry-forward assets at NAVL's international locations, where the realization of such benefits became more likely than not.

YEAR ENDED DECEMBER 27, 1997 AS COMPARED TO YEAR ENDED DECEMBER 28, 1996

    The following table sets forth certain figures regarding NAVL's predecessor's results of operations for the fiscal year 1997, as compared to the fiscal year 1996.

                                         YEAR ENDED      YEAR ENDED       % INCREASE
                                        DECEMBER 27,    DECEMBER 28,    (DECREASE) FROM
                                            1997            1996         PRIOR PERIOD
(DOLLARS IN MILLIONS)                   -------------   -------------   ---------------
Operating revenues:
  Van line network....................     $518.6          $528.5            (1.9)%
  Logistics services..................      422.9           401.7             5.3%
                                           ------          ------
Operating revenues....................      941.5           930.2             1.2%
Gross profit..........................      200.6           197.3             1.7%
  Operating expenses..................      174.9           172.1             1.6%
  Non-recurring items.................       (5.5)           (2.9)           89.7%
                                           ------          ------
Income from operations:
  Van line network....................     $ 15.4          $ 13.7            12.4%
  Logistics services..................       15.8            14.4             9.7%
                                           ------          ------
Income from operations................     $ 31.2          $ 28.1            11.0%
                                           ======          ======            ====

    OPERATING REVENUES. Shipment counts are a measure of activity commonly used by the transportation industry. The following table represents shipments handled by NAVL's van line network and logistics services segments. A van line network shipment is the movement of household goods from the point of origin to the final destination. Logistics services shipments represent the movement of truckload or less-than-truckload quantities of products from the point of origin to the final destination.

                                             NUMBER OF SHIPMENTS
                                        -----------------------------
                                         YEAR ENDED      YEAR ENDED       % INCREASE
                                        DECEMBER 27,    DECEMBER 28,    (DECREASE) FROM
                                            1997            1996         PRIOR PERIOD
                                        -------------   -------------   ---------------
Van line network:
  U.S. and Canada.....................     106,500         114,500           (7.0)%
  International.......................      33,250          25,759           29.1%
Logistics services:
  Specialized transportation..........     297,750         282,000            5.6%
  European operations.................     241,750         207,000           16.8%

    Operating revenues for 1997 increased $11.3 million, or 1.2% compared with 1996. Operating revenues in the van line network decreased $9.9 million in 1997, or 1.9%, to $518.6 million from $528.5 million in 1996. The decrease is due primarily to lower shipment activity in domestic relocations, partially offset by an increase in price. Domestic relocation shipment activity decreased in the second half of 1997 due in part to the departure of NAVL's largest agent, Atlantic Moving & Storage, Inc. (based on 1996 line-haul revenue of approximately $34.8 million for van line network and $24.0 million for logistics services), from the company agent group (see "Business--Agent Network"). Operating revenues in logistics services increased $21.2 million in 1997, or 5.3%, to $422.9 million from $401.7 million in 1996. The growth is due principally to an increase in shipment activity in specialized transportation services, European operations and logistics programs.

    GROSS PROFIT. Gross profit in the van line network decreased $1.9 million, or 2.1%, to $88.9 million from $90.8 million in 1996. Gross profit margin was relatively flat at 17.1% in 1997 compared to 17.2% in 1996. The slight decrease in gross profit resulted primarily from decreased sales volume.

    Gross profit in logistics services increased $3.7 million, or 3.5%, to $110.2 million in 1997 as compared to $106.5 million in 1996, while gross profit margin decreased to 26.1% in 1997 as compared to 26.5% in 1996. The decrease in gross profit margin resulted principally from costs associated with start-up activities for a new distribution center and certain logistics programs.

    As a result of the factors described above, 1997 gross profit increased in total $3.3 million, or 1.7%, to $200.6 million from $197.3 million in 1996. Gross profit margin increased to 21.3% for 1997 from 21.2% in 1996.

    OPERATING EXPENSES. Operating expenses increased $2.8 million, or 1.6%, to $174.9 million in 1997, as compared to $172.1 million in 1996 and, as a percentage of operating revenues, increased to 18.6% in 1997 from 18.5% in 1996.

    NON-RECURRING ITEMS. In 1997, non-recurring items included a gain of $(5.5) million, consisting primarily of a payment received in settlement of an auto liability insurance coverage dispute which had been in litigation and the release of fuel tax reserves based on completion of taxing authority audits. In 1996, non-recurring gains totaled $(2.9) million, consisting primarily of a partial reversal of a litigation accrual which was first established in 1993 regarding a breach of contract suit. A portion of the initial damage award was overturned on appeal. Both items related to the van line network and significantly affected that segment's income from operations as reported below.

    INCOME FROM OPERATIONS. Income from operations in the van line network increased $1.7 million, or 12.4%, to $15.4 million in 1997 from $13.7 million in 1996, while operating margin increased to 3.0% in 1997 from 2.6% in 1996, primarily as a result of the revenue and expense changes described above.

    Income from operations in logistics services increased $1.4 million, or 9.7%, to $15.8 million in 1997 from $14.4 million in 1996, while operating margin increased to 3.7% in 1997 from 3.6% in 1996, primarily as a result of the revenue and expense changes described above.

    In total, income from operations in 1997 increased $3.1 million, or 11.0%, to $31.2 million from $28.1 million in 1996, while the operating margin increased to 3.3% in 1997 from 3.0% in 1996.

    INTEREST EXPENSE. For 1997 and 1996, interest was charged to NAVL based upon the net intercompany payable to Norfolk Southern, its parent company. The intercompany account was a liability in 1996 versus being a net receivable in 1997. Furthermore, NAVL received interest income as part of the settlement of litigation referenced in "Non-recurring Items" above.

    INCOME TAX EXPENSE. In 1997, income tax expense was $11.9 million, or 37.3% of income before taxes, compared to $12.2 million, or 44.7% of income before taxes in 1996. These expenses differ from the statutory income tax rate primarily because of changes in both current provision rates for international operations and a reduction of valuation allowances previously established on net operating loss carry-forward assets at NAVL's international locations, where the realization of such benefits became more likely in 1997.

RESULTS OF OPERATIONS--ALLIED

    Allied's operating revenues are derived from its van line network, moving and storage services and logistics services segments.

    Operating expenses include transportation expenses, insurance, claims and general and administrative expenses.

    Transportation expenses for the van line network are comprised of the compensation to (1) agents on a predetermined rate schedule to provide equipment and hauling services and other services such as crating, packing, loading and unloading, (2) agents for booking, estimating and customer service and
(3) other third parties such as ocean freight carriers for other transportation services.

    Transportation expenses for the moving and storage services segment are similar to those in the van line network, except that expenses incurred to provide moving and storage services are largely in the form of direct labor and equipment expenses rather than in the form of agent expenses.

    Transportation expenses for the logistics services segment are comprised of
(1) compensation paid to owner/operators or employee or agent drivers on a predetermined rate schedule to provide equipment and haul shipments,
(2) compensation paid to owner/operators or agent crews for services such as pick-up, delivery and installation and (3) agent costs incurred with running the transportation network.

    The financial information included below is prepared on the basis of U.K. GAAP and reported in Pounds sterling. Such principles differ from U.S. GAAP in the following significant areas: deferred taxation, disposal of property, revaluation of land and buildings, reorganization costs, staff costs, pension costs, investments, goodwill and exceptional items. Allied recognizes revenues on a loaded basis. Similar to NAVL, the impact of changing to a delivered basis of accounting on operating revenues and income from operations is not expected to be material. The calculation of this change, including the impact on accounts receivable, accrued liabilities and goodwill has not yet been completed.

    The following table sets forth the percentage relationship of certain items to operating revenues for Allied for the periods indicated. Interest income from Allied's insurance affiliate, TransGuard Insurance Company of America, Inc., is reflected in Allied's financial statements within interest (net).

                                                                                     NINE MONTHS   NINE MONTHS
                                    YEAR ENDED       YEAR ENDED       YEAR ENDED        ENDED         ENDED
                                  SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,     JUNE 30,      JUNE 30,
                                       1996             1997             1998           1998          1999
(PERCENT OF REVENUES)             --------------   --------------   --------------   -----------   -----------
Operating revenues:
  Van line network..............        66.2%            65.6%            66.2%          64.7%         63.9%
  Logistics services............         6.1%             6.2%             6.5%           6.9%          7.3%
  Moving and storage services...        27.7%            28.2%            27.3%          28.4%         28.8%
                                       -----            -----            -----          -----         -----
Operating revenues..............       100.0%           100.0%           100.0%         100.0%        100.0%
  Operating expenses before
    exceptional items...........        97.2%            96.9%            96.3%          97.2%         97.2%
                                       -----            -----            -----          -----         -----
Operating profit before
  exceptional items.............         2.8%             3.1%             3.7%           2.8%          2.8%
  Operating exceptional items...        (0.4)%           (0.3)%           (0.2)%         (0.2)%        (0.3)%
                                       -----            -----            -----          -----         -----
Total operating profit..........         2.4%             2.8%             3.5%           2.6%          2.5%
  Non-operating exceptional
    items.......................        (0.2)%            0.3%             0.0%           0.0%          0.1%
  Interest income (expense).....        (0.1)%           (0.3)%            0.0%           0.1%         (0.1)%
                                       -----            -----            -----          -----         -----
Income before taxes.............         2.1%             2.8%             3.5%           2.7%          2.5%
  Income taxes..................         0.7%             1.1%             0.6%          (0.5)%        (0.6)%
                                       -----            -----            -----          -----         -----
Net income......................         1.4%             1.7%             2.9%           2.2%          1.9%
                                       =====            =====            =====          =====         =====
Operating profit before
  operating exceptional items:
  Van line network..............         1.2%             1.1%             1.3%           0.7%          0.7%
  Logistics services............         0.0%             0.0%             0.0%           0.0%          0.0%
  Moving and storage services...         1.6%             2.0%             2.4%           2.1%          2.1%
                                       -----            -----            -----          -----         -----
Operating profit before
  exceptional items.............         2.8%             3.1%             3.7%           2.8%          2.8%
                                       =====            =====            =====          =====         =====

NINE MONTHS ENDED JUNE 30, 1999 AS COMPARED TO NINE MONTHS ENDED JUNE 30, 1998

    The following table sets forth certain figures regarding Allied's results of operations for the nine months ended June 30, 1999, as compared to the nine months ended June 30, 1998.

                                         NINE MONTHS      NINE MONTHS       % INCREASE
                                            ENDED            ENDED        (DECREASE) FROM
                                        JUNE 30, 1999    JUNE 30, 1998     PRIOR PERIOD
(POUNDS IN MILLIONS)                    --------------   --------------   ---------------
Operating revenues:
  Van line network....................  L      317.4     L      314.3           1.0%
  Logistics services..................          36.5             33.7           8.3%
  Moving and storage services.........         142.9            138.3           3.3%
                                        --------------   --------------
Operating revenues....................         496.8            486.3           2.2%
Operating expenses before exceptional
  items...............................         483.0            472.6           2.2%
                                        --------------   --------------
Operating profit before exceptional
  items...............................          13.8             13.7           0.7%
                                        --------------   --------------
Operating exceptional items...........          (1.4)            (1.0)         40.0%
                                        --------------   --------------
Total operating profit................          12.4             12.7          (2.4)%
                                        --------------   --------------
Operating profit before exceptional
  items(1):
  Van line network....................           3.4              3.6          (5.6)%
  Logistics services..................           0.2             (0.2)           nm
  Moving and storage services.........          10.2             10.3          (1.0)%
                                        --------------   --------------
                                        L       13.8     L       13.7           0.7%
                                        ==============   ==============

------------------------

(1) Operating profit before exceptional items does not include interest income from Allied's insurance affiliate, which was L1.8 million and L2.5 million in the nine months ended June 30, 1999 and 1998, respectively.

    OPERATING REVENUES. Shipment counts are a measure of activity commonly used by the transportation industry. The following table represents shipments handled by Allied's van line network and logistics services segments. A van line network shipment is the movement of household goods from the point of origin to the final destination. Logistics services shipments represent the movement of truckload or less-than-truckload quantities of products from the point of origin to the final destination. Moving and storage services, which are located outside of North America (principally the United Kingdom and Australia), generate revenues approximately evenly divided among three major activities: domestic moving, international moving and business moving services. While shipments are an indicator of revenue in residential moving, aggregate shipment counts for our moving and storage services segment are not routinely prepared and therefore are not provided.

                                              NUMBER OF SHIPMENTS
                                        -------------------------------
                                         NINE MONTHS      NINE MONTHS       % INCREASE
                                            ENDED            ENDED        (DECREASE) FROM
                                        JUNE 30, 1999    JUNE 30, 1998     PRIOR PERIOD
                                        --------------   --------------   ---------------
Van line network:
  U.S. and Canada.....................     110,019          114,973            (4.3)%
  International.......................      17,855           18,859            (5.3)%
Logistics services....................      67,795           64,250             5.5%

    Operating revenues from the van line network increased L3.1 million, or 1.0%, to L317.4 million for the nine months ended June 30, 1999, as compared to L314.3 million for the same period in 1998. The increase is due principally to international account activities and improvements in the private transferee market, partially offset by a decline in both domestic and international military activities and reduced domestic corporate account volumes.

    Operating revenues from logistics services increased L2.8 million, or 8.3%, to L36.5 million for the nine months ended June 30, 1999, as compared to L33.7 million for the same period in 1998. This increase is principally due to shipment growth.

    Operating revenues from moving and storage services increased L4.6 million, or 3.3%, to L142.9 million for the nine months ended June 30, 1999, as compared to L138.3 million in the same period in 1998. International activity continued to increase in all markets, while domestic moving activity declined slightly in the United Kingdom and increased in Australia.

    In total, operating revenues for the nine months ended June 30, 1999 increased L10.5 million, or 2.2%, to L496.8 million as compared to L486.3 million in the same period in 1998, as a result of the factors described above.

    OPERATING PROFIT BEFORE EXCEPTIONAL ITEMS. Operating profit before exceptional items in the van line network decreased L0.2 million, or 5.6%, to L3.4 million in the nine months ended June 30, 1999 as compared to L3.6 million in the same period of 1998. Operating margin was unchanged at 1.1% in the nine months ended June 30, 1999 from the same period of 1998. The nine months ended June 30, 1999, however, includes costs of L1.3 million, an increase of L0.5 million over the same period in 1998 as a result of information technology investment for an on-going process improvement project.

    Operating profit before exceptional items in logistics services increased L0.4 million in the nine months ended June 30, 1999, to L0.2 million, as compared to L(0.2) million for the same period of 1998. This improvement reflects the increase in volume as operating margin was 0.5% in the nine months ended June 30, 1999, as compared to (0.6)% in the same period of 1998.

    Operating profit before exceptional items in moving and storage services decreased L0.1 million, or 1.0%, to L10.2 million in the nine months ended
June 30, 1999 as compared to L10.3 million in the same period of 1998. Operating margin decreased to 7.1% in the nine months ended June 30, 1999 from 7.4% in the same period of 1998. The results are primarily attributable to lower revenue levels in the U.K. domestic business.

    In total, as a result of the factors described above, operating profit before exceptional items in the nine months ended June 30, 1999 increased
L0.1 million, or 0.7%, to L13.8 million as compared to L13.7 million in the same period of 1998. Operating margin was unchanged at 2.8% in the nine months ended June 30, 1999 from the same period of 1998.

    OPERATING EXCEPTIONAL ITEMS.  Operating exceptional items totaled
L1.4 million of expense in the nine months ended June 30, 1999 as compared to L1.0 million in the same period of 1998, consisting primarily of additional restructuring expenses principally related to overhead reductions and rationalization of property in the United Kingdom and continental Europe.

    TOTAL OPERATING PROFIT. Primarily as a result of the factors discussed above, total operating profit in the nine months ended June 30, 1999 decreased L0.3 million, or 2.4%, to L12.4 million as compared to L12.7 million in the same period of 1998, while the operating margin declined to 2.5% in the nine months ended June 30, 1999 from 2.6% in the same period of 1998.

    INTEREST. Interest expense increased L0.9 million to L0.3 million net interest expense in the nine months ended June 30, 1999 as compared to L0.6 million net interest income in the same period of 1998.

    INCOME TAX EXPENSE. In the nine months ended June 30, 1999, income tax expense increased L0.5 million, or 20.8%, to L2.9 million as compared to L2.4 million in the same period of 1998. These expenses differ primarily due to the group's effective rate of tax on profit from ordinary activities, the tax effects of exceptional items and prior-year adjustments.

YEAR ENDED SEPTEMBER 30, 1998 AS COMPARED TO YEAR ENDED SEPTEMBER 30, 1997

    The following table sets forth certain figures regarding Allied's results of operations for the fiscal year 1998, as compared to the fiscal year 1997.

                                         YEAR ENDED       YEAR ENDED       % INCREASE
                                       SEPTEMBER 30,    SEPTEMBER 30,    (DECREASE) FROM
                                            1998             1997         PRIOR PERIOD
(POUNDS IN MILLIONS)                   --------------   --------------   ---------------
Operating revenues:
  Van line network...................  L      462.0     L      446.8            3.4%
  Logistics services.................          45.3             42.1            7.6%
  Moving and storage services........         191.0            191.8           (0.4)%
                                       --------------   --------------
Operating revenues...................  L      698.3     L      680.7            2.6%
Operating expenses before exceptional
  items..............................         672.2            659.4            1.9%
                                       --------------   --------------
Operating profit before exceptional
  items..............................          26.1             21.3           22.5%
Operating exceptional items..........          (1.6)            (2.3)         (30.4)%
                                       --------------   --------------
Total operating profit...............          24.5             19.0           28.9%
Operating profit before exceptional
  items(1):
  Van line network...................  L        9.4     L        7.9           19.0%
  Logistics services.................          (0.3)            (0.2)          50.0%
  Moving and storage services........          17.0             13.6           25.0%
                                       --------------   --------------
                                       L       26.1     L       21.3           22.5%

------------------------

(1) Operating profit before exceptional items does not include interest income from Allied's insurance affiliate, which was L2.7 million and L2.0 million in the years ended September 30, 1998 and 1997, respectively.

    OPERATING REVENUES. Shipment counts are a measure of activity commonly used by the transportation industry. The following table represents shipments handled by Allied's van line network and logistics services segments. A van line network shipment is the movement of household goods from the point of origin to the final destination. Logistics services shipments represent the movement of truckload or less-than-truckload quantities of products from the point of origin to the final destination. Moving and storage services, which are located outside of North America (principally the United Kingdom and Australia), generate revenues approximately evenly divided among three major activities: domestic moving, international moving and business moving services. While shipments are an indicator of revenue in residential moving, aggregate shipment counts for our moving and storage services segment are not routinely prepared and therefore are not provided.

                                             NUMBER OF SHIPMENTS
                                       -------------------------------
                                         YEAR ENDED       YEAR ENDED       % INCREASE
                                       SEPTEMBER 30,    SEPTEMBER 30,    (DECREASE) FROM
                                            1998             1997         PRIOR PERIOD
                                       --------------   --------------   ---------------
Van line network:
  U.S. and Canada....................      165,617          169,903           (2.5)%
  International......................       27,468           24,523           12.0%
Logistics services...................       84,249           76,259           10.5%

    Operating revenues in the van line network increased L15.2 million, or 3.4%, to L462.0 million in 1998 as compared to L446.8 million in 1997. The increase is due primarily to price increases across a consistent volume base, offsetting a volume decline principally in Canadian military shipments.

    Operating revenues in logistics services increased L3.2 million, or 7.6%, to L45.3 million in 1998 as compared to L42.1 million in 1997. The increase is due principally to increased shipment activity in specialized transportation services.

    Operating revenues in moving and storage services decreased L0.8 million, or 0.4%, to L191.0 million in 1998, as compared to L191.8 million in 1997. The decrease is a net result of marginal positive revenue improvements in all segments except U.K. domestic moving, which was impacted by softness in the U.K. moving market.

    In total, as a result of the factors described above, operating revenues for 1998 increased L17.6 million, or 2.6%, to L698.3 million as compared to L680.7 million in 1997.

    OPERATING PROFIT BEFORE EXCEPTIONAL ITEMS. Operating profit before exceptional items in the van line network increased L1.5 million, or 19.0%, to L9.4 million in 1998, as compared to L7.9 million in 1997, while operating profit margin improved to 2.0% in 1998 from 1.8% in 1997. The increase in operating profit resulted primarily from improvements in price and reductions in claims expense. The results also included a one-time benefit of L1.0 million in U.S. retirement program costs partially offset by the start-up costs of Meridian Mobility Resources (Allied's captive third-party relocation service subsidiary) and the development of the information technology to support business process improvement.

    Operating loss before exceptional items in logistics services increased L0.1 million, or 50.0%, to L0.3 million in 1998, as compared to L0.2 million in 1997, while its operating profit margin declined to (0.7)% in 1998 compared to (0.5)% in 1997. The decrease in operating profit resulted principally from increased transportation expenses.

    Operating profit before exceptional items in moving and storage services increased L3.4 million, or 25.0%, to L17.0 million in 1998, as compared to L13.6 million in 1997, while operating profit margin improved to 8.9% in 1998 from 7.1% in 1997. The increase in operating profit is primarily due to better utilization of resources, lower costs arising from more efficient workload management and lower overhead as a result of a restructuring program implemented in mid-1997.

    In total, as a result of the factors described above, operating profit before exceptional items for 1998 increased L4.8 million, or 22.5%, to L26.1 million in 1998 as compared to L21.3 million in 1997, while operating profit margin increased to 3.7% in 1998 from 3.1% in 1997.

    OPERATING EXCEPTIONAL ITEMS.  Exceptional reorganization costs were
L1.6 million in 1998, primarily due to costs in relation to the restructuring initiative commenced in 1997, compared to L2.3 million in 1997.

    TOTAL OPERATING PROFIT. Primarily as a result of the factors discussed above, total operating profit increased L5.5 million, or 28.9%, to L24.5 million in 1998 as compared to L19.0 million in 1997, while the operating margin increased to 3.5% in 1998 from 2.8% in 1997.

    NON-OPERATING EXCEPTIONAL ITEMS. In 1998 non-operating exceptional items comprised a loss of L0.3 million arising from the disposal of operations, partly offset by a profit of L0.2 million arising on the disposal of properties. In 1997 there was a profit of L2.3 million arising from the disposal of properties.

    INTEREST. Interest income increased L2.4 million, or 109.1%, to L0.2 million net interest income in 1998, as compared to L2.2 million net interest expense in 1997, primarily due to lower levels of net borrowings during the year following the disposals of property.

    INCOME TAX EXPENSE. In 1998, income tax expense was L4.6 million or 18.7% of income before taxes as compared to L7.2 million, or 37.7% of income before taxes in 1997. These expenses differ primarily due to a higher level of adjustments relating to prior years in 1998.

YEAR ENDED SEPTEMBER 30, 1997 AS COMPARED TO YEAR ENDED SEPTEMBER 30, 1996

    The following table sets forth certain figures regarding Allied's results of operations for the fiscal year 1997, as compared to the fiscal year 1996.

                                             YEAR ENDED       YEAR ENDED       % INCREASE
                                           SEPTEMBER 30,    SEPTEMBER 30,    (DECREASE) FROM
                                                1997             1996         PRIOR PERIOD
(POUNDS IN MILLIONS)                       --------------   --------------   ---------------
Operating revenues:
  Van line network.......................      L446.8           L435.7              2.5%
  Logistics services.....................        42.1             39.9              5.5%
  Moving and storage services............       191.8            182.5              5.1%
                                               ------           ------
Operating revenues.......................      L680.7           L658.1              3.4%
Operating expenses before exceptional
  items(1)...............................       659.4            639.4              3.1%
                                               ------           ------
Operating profit before exceptional
  items..................................        21.3             18.7             13.9%
Operating exceptional items..............        (2.3)            (3.0)           (23.3)%
                                               ------           ------
Total operating profit...................        19.0             15.7             21.0%
Operating profit before exceptional
  items:
  Van line network.......................      L  7.9           L  8.1             (2.5)%
  Logistics services.....................        (0.2)            (0.3)           (33.3)%
  Moving and storage services............        13.6             10.9             24.8%
                                               ------           ------
                                               L 21.3           L 18.7             13.9%
                                               ======           ======

------------------------

(1) Operating profit before exceptional items does not include interest income from Allied's insurance affiliate, which was L2.0 million and L1.6 million in the years ended September 30, 1997 and 1996, respectively.

    OPERATING REVENUES. Shipment counts are a measure of activity commonly used by the transportation industry. The following table represents shipments handled by Allied's van line network and logistics services segments. A van line network shipment is the movement of household goods from the point of origin to the final destination. Logistics services shipments represent the movement of truckload or less-than-truckload quantities of products from the point of origin to the final destination. Moving and storage services, which are located outside of North America (principally the United Kingdom and Australia), generate revenues approximately evenly divided among three major activities: domestic moving, international moving and business moving services. While shipments are an indicator of revenue in residential moving, aggregate shipment counts for our moving and storage services segment are not routinely prepared and therefore are not provided.

                                             NUMBER OF SHIPMENTS
                                       -------------------------------
                                         YEAR ENDED       YEAR ENDED       % INCREASE
                                       SEPTEMBER 30,    SEPTEMBER 30,    (DECREASE) FROM
                                            1997             1996         PRIOR PERIOD
                                       --------------   --------------   ---------------
Van line network:
  U.S. and Canada....................      169,903          161,974            4.9%
  International......................       24,523           22,033           11.3%
Logistics services...................       76,259           68,166           11.9%

    Operating revenues in the van line network increased L11.1 million, or 2.5%, to L446.8 million in 1997, as compared to L435.7 million in 1996. The increase is due primarily to increases in shipment volume.

    Operating revenues in logistics services increased L2.2 million, or 5.5%, to L42.1 million in 1997, as compared to L39.9 million in 1996. The increase is due principally to increased shipment activity in specialized transportation services, offset by a decline in the average revenue per shipment due to smaller shipments.

    Operating revenues in moving and storage services increased L9.3 million, or 5.1%, to L191.8 million in 1997, as compared to L182.5 million in 1996. The increase is primarily a result of increased volumes across all segments.

    In total, as a result of the factors described above, operating revenues increased L22.6 million, or 3.4%, to L680.7 million in 1997, as compared to L658.1 million in 1996.

    OPERATING PROFIT BEFORE EXCEPTIONAL ITEMS. Operating profit before exceptional items in the van line network decreased L0.2 million, or 2.5%, to L7.9 million in 1997 as compared to L8.1 million in 1996. Operating profit margin declined to 1.8% in 1997 from 1.9% in 1996.

    Operating loss before exceptional items in logistics services improved
L0.1 million, or 33.3%, to L0.2 million in 1997 as compared to L0.3 million in 1996. Operating profit margin increased to (0.5)% in 1997, as compared to (0.7)% in 1996. The decrease in operating loss resulted principally from volume increases and a continued focus on service improvements and cost reduction.

    Operating profit before exceptional items in moving and storage services increased L2.7 million, or 24.8%, to L13.6 million in 1997 as compared to L10.9 million in 1996. Operating profit margin increased to 7.1% in 1997 from 6.0% in 1996. The increase in operating profit resulted primarily from volume improvements and lower overhead as a result of a restructuring program implemented in the middle of 1997.

    In total, as a result of the factors described above, 1997 operating profit increased L2.6 million, or 13.9%, to L21.3 million in 1997 as compared to L18.7 million in 1996. Operating profit margin increased to 3.1% for 1997 from 2.8% in 1996 as a result of the factors described above.

    OPERATING EXCEPTIONAL ITEMS.  Exceptional reorganization costs were
L2.3 million in 1997, primarily relating to a strategic restructuring initiative in the United Kingdom and continental Europe, compared to L3.0 million in 1996.

    TOTAL OPERATING PROFIT. Primarily as a result of the factors discussed above, total operating profit increased L3.3 million, or 21.0%, to L19.0 million in 1997 as compared to L15.7 million in 1996. Operating margin increased to 2.8% in 1997 from 2.4% in 1996.

    NON-OPERATING EXCEPTIONAL ITEMS. In 1997 these comprised a profit of L2.3 million arising from the disposal of properties. In 1996 there was a loss of L1.0 million arising from the disposal of properties.

    INTEREST. Interest expense increased L1.5 million, or 14.3%, to L2.2 million in 1997 as compared to L0.7 million in 1996. The increase in 1997 interest expense is due largely to an increase in net borrowings.

    INCOME TAX EXPENSE. In 1997, income tax expense was L7.2 million, or 37.7%, of income before taxes, compared to L5.0 million, or 35.7% of income before taxes in 1996. These expenses differ primarily due to a higher level of adjustments relating to prior years in 1996.

FINANCIAL CONDITION

LIQUIDITY AND CAPITAL RESOURCES

    We broadly define liquidity as our ability to generate sufficient cash flow from operating activities to meet our obligations and commitments. In addition, liquidity includes the ability to obtain appropriate debt and equity financing and to convert into cash those assets that are no longer required to meet existing strategic and financial objectives. Therefore, liquidity cannot be considered separately from capital resources that consist of current or potentially available funds for use in achieving long-range business objectives and meeting debt service commitments.

    Our liquidity needs will arise primarily from debt service on the substantial indebtedness incurred in connection with the Allied acquisition, from the funding of working capital and capital expenditures and the non-recurring cost of the implementation of the entire Fast Forward program and the cost of integrating the NAVL and Allied businesses (which costs (excluding capital expenditures) are expected to be approximately $15.0 million), although these costs are expected to be offset entirely by the savings expected to result from Fast Forward and synergies arising as a result of the combination of NAVL and Allied. See "Business--Business and Growth Strategy."

    DEBT SERVICE. Principal and interest payments under the new senior credit facility and interest payments on the notes will represent significant liquidity requirements for us. Giving pro forma effect to the Allied acquisition, as of September 25, 1999, we had approximately $537.3 million of indebtedness comprised of indebtedness for borrowed money and capital leases, consisting of the $150.0 million principal amount of the notes, $325.0 million outstanding under our new term loans (consisting of two term loans amounting to $150.0 million and $175.0 million, respectively) and approximately
$60.4 million outstanding under our new $150.0 million revolving credit facility and $1.9 million of other debt. As a result, our interest expense will be substantially higher than in prior periods, and we will be required to devote a substantial amount of our cash flow to service this indebtedness. We will be required to repay our $150.0 million tranche A term loan in quarterly principal payments over seven years and our $175.0 million tranche B term loan in quarterly principal payments over eight years. We will be required to repay any amounts borrowed under the revolving credit facility by the seventh anniversary of the initial borrowings under the new senior credit facility. See "Description of Other Indebtedness--Senior Credit Facility." All borrowings under the new senior credit facility bear interest at floating rates based upon the interest rate option elected by us.

    COVENANT RESTRICTIONS. The new senior credit facility imposes restrictions on our ability to make capital expenditures and the new senior credit facility, the indenture governing the notes and the agreements governing Allied Worldwide's $35.0 million of senior discount debt limit our ability to incur additional indebtedness. Such restrictions could limit our ability to respond to certain market conditions, to meet our capital spending program, to provide for unanticipated capital investments or to take advantage of business opportunities. The covenants in the new senior credit facility also, among other things, restrict our ability to dispose of assets, incur guarantee obligations, prepay other indebtedness, make restricted payments, create liens, make equity or debt investments, make acquisitions, modify terms of the indenture, engage in mergers or consolidations, change the business conducted by us, make capital expenditures or engage in certain transactions with affiliates. See "Description of Other Indebtedness--Senior Credit Facility--Covenants and Events of Default." The indenture and the agreements governing Allied Worldwide's $35.0 million of senior discount debt contain a number of similar restrictions. See "Description of Notes" and "Description of Other Indebtedness--Allied Worldwide Senior Discount Debt."

    CAPITAL AND AGENT CONTRACT EXPENDITURES. NAVL's historical capital expenditures since 1996 have been $7.4 million, $10.6 million and $7.1 million for 1996, 1997 and 1998 respectively, and in substantial part result from the purchase of transportation, terminal and distribution equipment and investments in systems technologies. NAVL also leases a portion of its long-haul trailer fleet under operating leases. We converted $13.0 million of these leases to capital leases in the fourth quarter of 1999. We anticipate using capital leases for our fleet where available and more cost effective. Allied's historical capital expenditures since 1996 have been $15.2 million, $19.9 million and $24.8 million for 1996, 1997 and 1998 respectively, and in substantial part result from the purchase of transportation, terminal and distribution equipment and investments in systems technologies. Expenditures for 1999 were approximately $39.5 million for the combined company, relate primarily to the items mentioned above, and do not include the possible use of capital leases. The increase over 1998 relates to additional equipment required for moving and storage services and for additional logistics systems expenditures. We estimate that capital expenditures for 2000 will be approximately $47.0 million and this incremental spending relates primarily to the integration of NAVL and Allied systems.

    In the van lines network, both NAVL and Allied commit to certain payments to agents as an incentive either to convert from a competing van line or to renew or otherwise enter into long-term contracts with the van line. NAVL's historical agent contract expenditures since 1996 have averaged approximately $2.6 million annually (not considering certain unusual expenditures caused by the departure of NAVL's largest agent in 1997). Allied's historical agent contract expenditures since 1996 have averaged approximately $3.0 million annually. Expenditures for 1999 are estimated to be approximately $6.0 million for the combined company. We estimate that agent contract expenditures for 2000 will be at similar levels.

    FINANCING SOURCES. As of December 31, 1999, $85.0 million was available under the new revolving credit facility entered into in connection with the Allied acquisition to meet our future working capital and other business needs. We believe that cash generated from operations, together with amounts available under the revolving credit facility and any other available sources of liquidity will be adequate to permit us to meet our debt services obligations, capital expenditure program requirements, ongoing operating costs and working capital needs for at least the next twelve months, although no assurance can be given in this regard. Our future operating performance and ability to service or refinance the notes and to repay, extend or refinance the new senior credit facility will be, among other things, subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

FOREIGN CURRENCY TRANSLATION

    The following is a historical discussion of currency translations for NAVL and Allied. The future magnitude and direction of the adjustments described depends on the relationship of the U.S. Dollar to other foreign currencies. The effects of foreign currency fluctuations in our foreign operations are somewhat mitigated by the fact that the majority of expenses are incurred in the same currency in which corresponding revenues are generated.

NAVL

    Operating revenues from operations outside of the United States during the nine months ended September 25, 1999, amounted to approximately $59.4 million, or 7.7% of NAVL's combined operating revenues. At September 25, 1999, approximately 5.0% of NAVL's total net assets were denominated in currencies other than the U.S. Dollar. The functional currency for NAVL's international subsidiaries is the local currency for the country in which the subsidiaries own their primary assets. NAVL has operations in countries that use the Canadian dollar, the British Pound sterling or the German Mark as their functional currencies.

    The translation of the applicable currencies into U.S. Dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The effect of U.S. Dollar currency exchange rates in Canada, Britain and Germany produced a net currency translation adjustment loss of approximately $0.2 million, which was recorded as an adjustment to stockholders' equity as an element of comprehensive income, for the nine months ended September 25, 1999.

ALLIED

    Operating revenues from operations outside of the United States for the nine months ended June 30, 1999 amounted to L142.9 million, or 28.8% of Allied's combined operating revenues. At June 30, 1999,

Allied's net assets were L(63.0) million. Allied has operations in numerous countries which have different functional currencies, principally the Pound sterling and the Australian dollar.

    The translation of the applicable currencies into Pounds sterling is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using weighted average exchange rates during the period. Due to currency fluctuations, the net currency translation adjustment for the nine months ended June 30, 1999, was approximately L.1.8 million which was recorded as an adjustment to stockholders' equity.

INFLATION

    We believe that inflation generally does not have a material effect on the results of our operations.

SEASONALITY

    Our operations are subject to seasonal trends common to the moving industry. Results of our operations for the quarters ending in December and March are typically lower than the quarters ending in June and September due to reduced shipments and higher operating costs in the winter months. With respect to the van line network, over half of the network revenue is typically generated from May through September. For logistics services, shipping requirements of the customer base result in higher shipment volumes at the end of each quarter. Moving and storage services experiences seasonality with respect to residential relocations; however, this is somewhat diminished by the geographic diversity of our business moving activities.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). In June 1999, the FASB issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133" (FAS 137). FAS 137 deferred the effective date of FAS 133 to all fiscal quarters of fiscal years beginning after June 15, 2000 (January 1, 2001 for our Company). FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and the type of hedge transaction. Management anticipates that, due to its limited use of derivative instruments, the adoption of FAS 133 will not have a significant effect on our results of operations or financial position.

IMPACT OF YEAR 2000

    The "Year 2000 issue" generally describes the various problems that may result from the improper processing of dates and date-sensitive calculations by computers and other equipment as a result of computer hardware and software using two digits, rather than four digits, to define the applicable year. If a computer program or other piece of equipment fails to properly process dates including and after the Year 2000, date-sensitive calculations may be inaccurate or a major system failure may occur. Any such miscalculations or system failures may cause disruptions in operations including, among other things, a temporary inability to process transactions, send invoices or engage in other routine business activities. A failure of our computer systems could have a material adverse effect on our operations, including its ability to make payments on the notes.

STATE OF READINESS

    We have not experienced significant disruptions or other problems since the beginning of the year 2000. However, no assurance can be given that the Year 2000 issue will be resolved without any future disruption or that we will not incur significant expense in resolving the issue. For example, we cannot assure you that such problems will not arise in connection with billing, accounting or other periodic information gathering. NAVL and Allied have contacted their vendors, suppliers, agents, representatives, franchisees, service providers and major customers to help evaluate these parties' efforts to prepare for the Year 2000 and the degree of our corresponding exposure if such efforts are inadequate. NAVL and Allied received satisfactory responses from most of these parties but have not independently confirmed or verified the accuracy of such parties' representations.

RISK OF YEAR 2000 ISSUES

    Any failure of our computer systems or of the computer systems of our vendors, suppliers, agents, representatives, franchisees, service providers or major customers as a result of not being Year 2000 compliant could materially and adversely affect our ability to provide our services and retain customers.

CONTINGENCY PLANS AND COSTS TO ADDRESS YEAR 2000 ISSUES

    We have developed plans, including a contingency plan to assess the likelihood of and address worst case scenarios, to deal with potential Year 2000 problems experienced by us or by our vendors, suppliers, agents, representatives, franchisees, service providers or major customers. With respect to Allied operations, assessment of key operating and commercial risks and development of appropriate contingency plans has taken place. The plans are developed for each location, involving staff and plans of the customers as necessary.

    As of December 31, 1999 we had incurred approximately $7.0 million of cost to deal with the Year 2000 issue, which equals our total estimated cost of this project. To the extent that systems need to be replaced or remediated, additional material costs could be incurred. We do not currently expect that other costs of our Year 2000 compliance program will be material to our financial condition or results of operations. We may however, have to bear costs and expenses in connection with the failure of our vendors, suppliers, agents, representatives, franchisees, service providers and major customers to be Year 2000 compliant. Because no material Year 2000 issues have yet been identified in connection with external sources, we cannot reasonably estimate costs which may be required for remediation or for implementation of contingency plans.

MARKET RISK

    We are exposed to various market risks, including changes in interest rates, and foreign currency exchange rates.

    From time to time we utilize interest rate agreements and foreign exchange contracts to manage interest rate and foreign currency exposures. The principal objective of such contracts is to minimize the risks and/or costs associated with financial and international operating activities. We do not utilize financial instruments for trading or other speculative purposes. The counterparties to these contractual arrangements are financial institutions with which we also have other financial relationships. We are exposed to credit loss in the event of nonperformance by these counterparties. However, we do not anticipate nonperformance by the other parties, and no material loss would be expected from their nonperformance.

    We enter into interest rate swap agreements to manage the impact of changes in interest rates on our floating rate debt. The notional amount of the interest rate agreement is used to measure interest to be paid or received and does not represent the amount of exposure to credit loss. The net cash amounts paid or received on the interest rate swap agreement are accrued and recognized as an adjustment to interest expense.

    As of September 25, 1999, we had outstanding an interest rate protection agreement denominated in Dollars, terminating on June 29, 2001, with a notional amount of $75.0 million. This agreement established an interest rate cap of 7.0%, protecting against upward movement in interest rates on our existing term loans. Interest on these loans is variable and based on LIBOR. Based on the amount that we would pay to exit this contract, the fair value of the interest rate protection agreement at September 25, 1999, was $0.2 million.

    We may enter into forward currency exchange contracts from time to time in the regular course of business to manage our exposure against foreign currency fluctuations on transactions denominated in foreign currencies. We had no open positions on forward exchange contracts as of September 25, 1999.

    Other assets at September 25, 1999, included marketable equity securities which are classified as available-for-sale and are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate compnonent of other comprehensive income until realized.

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
                                    BUSINESS
                                  OUR COMPANY

    We are the world's largest global relocation and moving services company and also the largest logistics services provider among all U.S. van lines. We are a global network manager of agents, owner/operators and company-owned branches with locations in 21 countries. Our diversified customer base includes many leading Fortune 500 and FTSE-100 companies, private transferees and the government and military of the United States and other countries. We believe that the combination of NAVL and Allied will result in substantial operating synergies due to complementary product offerings, distribution networks and significant economies of scale, which will generate incremental cash flow and fund future growth.

    Our relocation businesses provide high-quality packing, warehousing, hauling and delivery for both domestic and international residential moves. In the United States and Canada, we operate our van line network segment through a network of 896 agents in approximately 1,300 locations and through 581 representatives worldwide. We moved 246,900 households within the United States in 1998, representing a 27% market share of the moves handled by the top 18 national van lines. Outside of the United States and Canada, our moving and storage services segment operates through 183 company-owned branches throughout the United Kingdom, continental Europe, Australia, New Zealand and Asia. We also provide a broad portfolio of services to commercial customers, including office and industrial relocations and records management. Our global relocations business has a well established and diverse customer base, including the U.S. military and government, Cendant Mobility, Ford, Boeing, Texas Instruments, Motorola, British Aerospace and Barclays.

    Our logistics services segment provides customized solutions to facilitate the movement of high-value products that require specialized transport and handling such as electronics, telecommunications and medical equipment and fine art. We are the largest provider of these services among U.S. van lines. Our technology-based logistics services link order processing, inventory management and product tracking with transport services on a global basis. We have established numerous long-term relationships with large corporate customers, including IBM, Hewlett Packard, Lucent Technologies, Sears, GE, EMC Corporation, Siemens and Hitachi, with no single customer representing more than 5.0% of our logistics revenues in 1998. According to industry sources, about half of all logistics costs for transportation and inventory management incurred in the United States are for services purchased from independent suppliers. Within this $440.0 billion market serviced by independent suppliers, approximately
$22.0 billion, or 5.0%, is provided by "third-party provider" logistics firms such as ourselves. We estimate that this third-party provider market will experience double-digit growth for the foreseeable future as more companies outsource these services. We believe that the outsourced transportation and logistics market serviced by national van lines was approximately
$824.0 million in the United States in 1998, representing 1.2 million shipments. In the same year, we generated $351.0 million in revenue from high-value product logistics services, representing a 42% market share among the top 18 national van lines.

    The table below contains certain statistics about our operations as of December 31, 1999.


EXCLUSIVE AGENTS
  Number of Agents..........................................     896
  Number of Agent Locations.................................   1,265
NON-EXCLUSIVE REPRESENTATIVES (located in 125 countries
  outside of the United States and Canada)..................     581
COMPANY-OWNED MOVING AND STORAGE BRANCHES
  Europe....................................................     106
  Asia/Pacific..............................................      75
LOGISTICS FACILITIES
  United States.............................................      85
  Europe....................................................      14

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                             COMPETITIVE STRENGTHS

    The combination of NAVL and Allied provides us with a strong competitive position driven by the following:

    - INDUSTRY LEADER: The expanded scope of our operations will provide us with leading positions in the markets in which we compete. We are the global leader among van lines in providing residential relocation services, with the number two market position in the United States and, management believes, number one in international moves originating in or destined to the United States. We are the leading U.S. van line serving the high-value product logistics market. We have the most extensive relocation and logistics network among U.S. van lines, with operations in 21 countries throughout the world. Our global capabilities and leading market positions will be a competitive advantage in attracting and retaining customers who seek suppliers that are capable of serving them around the world.

    - LEADING BRANDS: As a result of the Allied acquisition, we will own some of the most internationally recognizable brand names in the industry, including northAmerican, Allied and Pickfords. Independent research has shown that Allied and northAmerican are two of the three most recognized brand names, respectively, in the van line industry in the United States and that Pickfords is the most recognized moving services company in the United Kingdom.

    - DIVERSIFICATION: The combination of NAVL and Allied diversifies and expands our revenue base, geographic presence and customer base. The markets that the van line network, moving and storage services and logistics services segments serve, while complementary, are diversified in their response to changes in market and economic conditions, competition and capital intensity. Management believes these segments' combination of asset and non-asset based operations, geographic distinctiveness, broad service offerings and diversified customers provides an attractive level of risk diversification.

    - LONG-STANDING CUSTOMER RELATIONSHIPS: Throughout the world, we have long-standing customer relationships with numerous Fortune 500 and FTSE-100 companies and governments and military in the United States and other countries. We believe that these relationships are due in part to our emphasis on high-quality customized solutions and services. Our customer relationships include long-standing relationships with the U.S. Department of Defense, IBM, GE, Hewlett Packard, Sears, Siemens and Cendant Mobility. We believe that these relationships provide us with significant credibility when marketing our services to new customers and in cross-selling additional services to our existing customers.

    - EXPERIENCED MANAGEMENT TEAM: Our management team brings together a combination of industry expertise and Fortune 100 companies' best practices.

                          BUSINESS AND GROWTH STRATEGY

    The key elements of our business and growth strategies are as follows:

    - CAPITALIZE ON OPERATIONAL EFFICIENCIES: Prior to the Allied acquisition, NAVL's management team initiated a major process improvement program entitled Fast Forward to identify and implement operational efficiencies. In addition, as a result of the Allied acquisition, we expect to realize significant synergies. We believe that the ongoing realization of Fast Forward efficiencies and the achievement of operating synergies and cost savings from the acquisition (as further described below) will generate significant cash flow.

       - FAST FORWARD. In early 1999, a team of consultants and employees spent approximately six months evaluating the NAVL business and generated numerous ideas to be implemented across NAVL operations. The emphasis of the Fast Forward initiatives includes

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
         (1) employment reductions due to work elimination, process innovation and automation, (2) terminal and network efficiencies and other reductions in operating costs, (3) revenue, price and fee enhancements and (4) other general and administrative savings primarily as a result of process redesign and productivity. Management expects the implementation of Fast Forward to be substantially completed by the end of the year 2000 and to result in significant savings.

       - OPERATING SYNERGIES. In addition to the savings resulting from our Fast Forward project, management of NAVL and Allied together have identified potential synergies resulting from the Allied acquisition, including: (1) employment reductions due to consolidation,
         (2) capacity planning and facility efficiencies, (3) "best practice" adoption, (4) employee benefit group insurance savings and
         (5) purchasing synergies. The total potential savings as a result of these synergies are expected to result in annualized savings of approximately $20.0 million per year by 2002.

    - REINVESTMENT IN BUSINESS OPERATIONS: We intend to use a portion of the funds generated by the operational efficiencies and synergies detailed above to develop capabilities that differentiate ourselves from our competition. We will reinvest in three main components: information technology, process capability and human capital. We intend to:

       - Enhance our technology strategy in logistics services to include additional capabilities and tracking and communication techniques in order to maintain and grow our logistics business. In the van line network, Allied has developed advanced systems designs, which we plan to implement across the entire agent network to improve operating efficiencies. We are currently in the process of developing an e-commerce strategy which may allow us to utilize our current operating systems to take advantage of the changing consumer dynamics in the markets we serve. However, we have not yet determined the structure and scope of this business and cannot assure you that the development of this business will not occur through a spin-off, other divestiture or other manner (such as a joint venture) that may make the profits generated by this business, if any, unavailable to North American Van Lines.

       - Improve our process capability to enhance our quality, service and back-room process to achieve higher customer satisfaction, lower costs and increased cash flow.

       - Develop training and education programs for agents, drivers and associates to ensure sharing of best practices, operational effectiveness throughout the network and sustained productivity gains.

    - PRIORITIZE GROWTH OPPORTUNITIES: We intend to pursue growth opportunities in logistics and international and domestic relocations.

       - The logistics services segment has been our fastest growing segment and offers a high return on assets. We intend to expand the capacity, product line offering and geographic presence through organic growth and/or selective strategic acquisitions.

       - We are the world's largest provider of international residential relocation services. We intend to leverage our position in this segment to benefit from the continued growth in international residential relocation.

       - Our van line network is our largest segment and exhibits stable cash flow. We intend to implement best practices to further improve our quality, service and costs and to then leverage them to increase market share in the residential relocation business.

       - Our moving and storage services segment has a significant global presence and broad product diversification. We intend to grow certain profitable services in other geographic areas in Europe and Asia/Pacific.

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
INDUSTRY OVERVIEW

RELOCATION SERVICES INDUSTRY

    Generally speaking, the residential relocation services industry consists of relocations handled by professional movers and "do-it-yourself" relocations. As to professional movers, a distinction typically is made between regional and national moving companies, as well as between international and domestic movers. The greater the territory covered, the greater network is required.

    Management estimates that, in the United States, the 18 national van lines generated gross interstate revenues of approximately $3.4 billion in 1998. The main participants in the U.S. professional residential relocation services industry are (1) van lines, which operate through agency networks, of which there are an estimated 18 providing national services; (2) approximately 980 independent carriers, which are companies that provide full moving services without van line affiliation; (3) approximately 4,500 agents, which are independently owned companies affiliated with van lines; and (4) approximately 30,000 owner/ operators, which are independent contractors that are retained by van lines, independent carriers or agents and who own and drive tractors and are responsible for transporting, loading and unloading shipments. Traffic in the residential relocation industry is fueled by the mobility of populations, due, for example, to relocations in response to changes in employment location, retirement or lifetime change. This industry generally markets to three distinct customer groups: (1) corporate accounts that pay for the relocation of their employees, (2) private transferees that pay for their own moves and
(3) governments, which pay for the relocation of their civil and military personnel.

    According to the latest study of the U.S. Bureau of Census, 42.1 million Americans changed residence in the year ending March 1997. Based on an average family size of 2.34 persons, this translates into approximately 18.2 million household moves each year. Of the 18.2 million total household moves,
2.8 million are estimated to be interstate. Local and intrastate professional moves are predominantly handled by local agents. Professional movers service an estimated 7.6% of the total estimated 18.2 million U.S. household moves each year.

    Management views the market in the United Kingdom, Australia and New Zealand, as fragmented, with a few large suppliers providing the full range of packing, loading, hauling and unpacking, and a considerable number of smaller, low-cost operators. In the United Kingdom, there were approximately 1.8 million household moves in 1997. The entire Western European residential relocation market is estimated to be L4.2 billion.

    The U.S. international residential relocation services market, which targets multi-national companies primarily based in the United States and provides or coordinates relocation services for residential shipments destined to or originating in foreign countries, has grown due to increasing globalization of economies and the advent of free trade. International relocation services are principally offered by companies that provide services through non-exclusive representatives at the destination locations around the world. There are a few companies that own and operate their own businesses in markets abroad, as we do in the United Kingdom, Australia and New Zealand.

    Similarly, the international relocation market in the United Kingdom, Australia and New Zealand has grown due to the growth in intra-European business moving and renewed investment activity in Asia/ Pacific. Another driver of the international relocation market abroad is the issuing of visas for private transferees. Typically this traffic is from the United Kingdom to Australia and New Zealand. In recent years, this market has remained stable as the receiving countries have held steady the number of migrant visas issued.

    The office relocation industry, in which we operate primarily in the United Kingdom, is driven primarily by economic change and the life cycles of businesses. Both economic growth and decline affect this market. Both bring on circumstances that may require businesses to move. The records management market, in which we operate primarily in the United Kingdom and Australia, is driven by an increasing

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
demand for companies to retain a broader range of documentation for legal purposes. In addition, pressure on office space is also forcing companies to seek external storage facilities rather than relocate and, even when they do relocate, many companies take that opportunity to store surplus documents. The industrial relocation industry is fueled by the movement to global manufacturing, the recycling of plants to developing countries and the reinvestment in new technologies. As with business relocations, economic cycles and changes can affect this industry, and both economic growth and decline can trigger shifts in manufacturing capacity and location.

LOGISTICS SERVICES INDUSTRY

    Many businesses have decided to outsource management of all or a part of their distribution chain, and as a result, third-party logistics providers, such as us, have become extensively involved in the full range of customer supply chain functions. Logistics services include order fulfillment, freight bill auditing and payment, cross-docking, product marking, labeling and packaging, inventory and warehouse management, parts return and repair and the actual physical movement of goods. According to industry sources, about half of all logistics costs incurred in the U.S. relate to services provided by independent suppliers. The trend towards outsourcing transportation and inventory management is expected to cause this $440.0 billion market to continue to grow significantly. Within this current $440.0 billion market, approximately
$22.0 billion, or 5.0%, is outsourced to "third-party provider" logistics firms such as ourselves, who have the technology-based solutions to manage the entire supply chain network. This $22.0 billion market is itself expected to experience double digit growth for the foreseeable future as more companies look to third-party providers for complete packages of supply chain solutions for certain aspects of their logistics needs.

    We believe that this fragmented logistics market will continue to grow significantly over the next several years and will experience consolidation. The demand for integrated logistics services is growing with an increase in the outsourcing of transportation services as well as an increase in the number of large-scale manufacturers who adopt just-in-time processes. The need for just-in-time and other time-definite delivery has increased as a result of the globalization of manufacturing, greater implementation of demand-driven supply chains and the shortening of product cycles. In addition, the growing demand for global consumer brands, the increasing number of multinational corporations, global sourcing and the removal of trade barriers have all spurred substantial growth in complex, cross-border delivery. Moreover, there has been dramatic growth in the utilization of e-commerce by both consumers and businesses for the transfer of goods. Companies that sell to customers through the Internet require and expect rapid, multi-destination delivery capabilities. As a result of these factors, companies are increasingly demanding complex distribution management solutions from third-party providers.

    Companies are requiring increased precision in tracking and timely information about service disruptions. As a result, logistics service providers need increasing amounts of technology, and advanced information systems have become central to the logistics infrastructure. The ability to provide accurate, up-to-date information on the status of shipments to ensure on-time delivery, real-time visibility of inventory on a global basis and efficient operations provides competitive advantages in the transportation and distribution services industry.

    Additionally, the logistics segment of the moving industry is driven by corporations' increasing need for specialized handling of sophisticated equipment. This segment traditionally has been focused largely on the computer and electronics sector, but has recently experienced increasing growth in the telecommunications and medical equipment sectors.

    The logistics industry is consolidating because of the advantages of global distribution networks, large vehicle fleets and global information technology systems. In addition, consolidation is driven by the customers' desire for integrated services, the high growth in international and cross-border delivery segments and, in Europe, the deregulation of European delivery markets. Industry participants are

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
acquiring, merging with or forming alliances with partners that can expand global reach, breadth of services or technological capabilities in order to better enable those participants to compete in a rapidly changing global environment.

SERVICES AND OPERATIONS

RELOCATION SERVICES

    VAN LINE NETWORK. Operating under the brand names northAmerican and Allied throughout the United States and Canada, we are a leading provider of both domestic and international residential relocation services. The nature of our van line network is that of a coordinator, administrator and processor of both domestic and international residential moves with access to a vast collection of physical assets primarily owned by agents and owner/operators. Our van line network business is primarily conducted through a network of over 880 exclusive NAVL or Allied agents in the United States and Canada. Agents are independently owned local moving companies that provide customers with the local packing, warehousing and a portion of the hauling required to support household moves anywhere in the world. We, in turn, provide our agents with a broad range of services including identification and coordination of hauling capacity, coordination of shipments, optimization of capacity and sophisticated transportation and logistics technology. We also provide insurance, national advertising and marketing services under recognized brand names and other services to agents and owner/operators.

    We participate in all lines of the residential relocation interstate transportation business and have a highly diversified customer base. Van line network customers are (1) corporate accounts, (2) private transferees and
(3) government and military.

    The NAVL and Allied agents are the primary sales channels for most of our business activities and market our services locally or as intermediaries with customers. Owner/operators are independent contractors who own and drive their tractors for us. The majority of the equipment used in van line network is owned by our network of agents and owner/operators. This allows us to leverage our agent and owner/operator infrastructure by minimizing capital expenditures and generating a superior return on assets and investments. See "--Agent Network" and "--Owner/Operators."

    For domestic moves, we coordinate both ends of the move through our agents. For international moves originating in the United States and Canada, our NAVL line acts primarily as a freight forwarder, arranging for cross-border transportation services with third-party providers and subcontracting with non-exclusive representatives for the hauling, delivery and unpacking required at the destination. With respect to Allied, international moves are coordinated by Allied's international moving services network. This network consists of Allied's wholly owned moving services companies in the major non-U.S. markets and independent affiliated agents in major U.S. markets. Each network member is responsible for providing origin and freight-forwarding services for moves originating in its country of operation, as well as coordinating destination services using network members in the country of delivery. Customers moving either domestically or internationally contact local agents who obtain shipment details and provide moving cost estimates. Once a quote turns into a booking, the agents register the move with us, and we coordinate all parties involved in the move and arrange and process the transaction.

    MOVING AND STORAGE SERVICES. Our moving and storage services segment provides residential relocation services primarily in the United Kingdom, Australia and New Zealand by operating local moving branches which provide similar services as agents do in the van line network segment. Unlike the van line network, moving and storage services owns or leases property and vehicle assets used in its network. Management believes that Pickfords, in operation since 1646, is the number one provider of relocation services in the United Kingdom. Pickfords' company-owned branches deal directly with corporate clients, private transferees and government departments.

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
    In Australia and New Zealand, we also provide domestic and international relocation services through company-owned branches operating under the Allied Pickfords brand name. In Asia, the network is a combination of company-owned branches, franchises and preferred agents, with a focus on international, rather than domestic, relocations.

    In addition to its residential relocation services, Pickfords also provides crating services, storage services and records management which includes, among other things, the cataloging, storage, retrieval, look-up, destruction and transportation of customers' records. Pickfords also provides a full range of office and industrial relocation services involving the transport of office furnishings and equipment in connection with the relocation of any aspect of a business' operations throughout Europe. Another component of moving and storage services is contract engineering services such as moving heavy plant equipment and installing electrical facilities. In late 1998, Pickfords acquired Vanguard Engineering, an industrial mover, and management believes the combination resulted in the United Kingdom's largest industrial moving business. Allied Pickfords provides office relocation and records management services in Australia and New Zealand.

    Allied Arthur Pierre, based in Belgium, is a market leader in international residential relocations in Belgium and Luxembourg and also operates in France. Our other moving operations in continental Europe include Allied Varekamp, a market leader in international household relocations in the Netherlands. Allied also has operations in major cities in Eastern Europe, including Budapest, Moscow, Prague and Warsaw.

LOGISTICS SERVICES

    Our logistics services segment manages the coordination of complex supply chain networks, with a focus on high-value products that require specialized transport and handling such as electronics, telecommunication equipment and medical equipment. Our logistics services segment is organized into three business units: (1) logistics solutions, which uses customized information technology to coordinate a variety of services to customers such as finished goods and emergency parts distribution, order fulfillment, project-specific delivery management and the tracking of products through the supply chain;
(2) specialized transportation; and (3) European operations, which handles logistics solutions and specialized transportation of high-value products to and from any major city in the United Kingdom and Europe through wholly owned subsidiaries operating under the trade name midiData. Logistics services manages the cost efficiency of clients' shipments primarily through its OnTrac Network, a system that combines logistics tools with 32 distribution centers and agent service points. We have established numerous ongoing relationships with key corporate logistics clients, including many Fortune 500 companies.

    We have developed sophisticated technology-based solutions to manage all stages of the distribution chain, with a specific focus on high-tech industries. We offer a range of logistics solutions supported by an integrated information system (AMPTS) that links order processing, inventory management and product tracking with physical distribution functions. This business combines our delivery services with advanced logistics design expertise to control costs, reduce inventory and increase productivity. Specifically, we provide our clients with integrated supply chain management, the management of spare parts, distribution facilities, turnkey new store equipment transportation and set up, freight forwarding and product assembly.

    These services are provided to clients primarily in the United States, Canada and Europe with distribution systems that range from regional to global.

    Logistics services include:

    - finished goods and emergency parts distribution on a national and international basis;

    - domestic and international freight forwarding;

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    - third-party carrier management services (brokerage);

    - order fulfillment including after-market parts distribution, kitting, assembly, delivery and return;

    - project-specific delivery management through the OnTrac Network, logistics centers and agents;

    - field merges, including single delivery of products from multiple-origin locations to specific customer requirements;

    - finished goods configuration, assembly/disassembly postponement programs; and

    - reverse logistics capability to take back products and/or materials for purpose of reuse, recycling or environmentally responsible disposition.

    In addition, we provide the physical, specialized transportation of high-value products unsuited for typical freight hauling. With our fleet of trucks specifically equipped to handle the loading, unloading and hauling of sensitive, technology-based products including computer equipment, robotics, fine art, industrial equipment and store fixtures, we can combine our physical distribution capabilities with our logistics solutions to provide our clients with a complete package of efficient distribution management.

    As in relocation services, the nature of our operations in logistics is that of a coordinator, administrator and processor of our customers' distribution chains. The specialized product delivery process is similar to that in relocation services, where corporate accounts contact local representatives to establish individual shipment requirements and we then contract with the owner/operators. The majority of the logistics hauling is done by owner/operators.

    In 1999, we explored the feasibility of expanding our logistics services segment into the home delivery market. While we had been providing home delivery services for a small number of current logistics customers for a number of years, a new customer, Williams & Sonoma was secured in mid-1999 as a high volume, home delivery customer for the purpose of entering and establishing a base within this market. In late 1999, we decided to exit the home delivery market, because it was not profitable nor did it fit strategically or operationally in our current business model. We are working with Williams & Sonoma to transition out of the home delivery service market and we expect costs to be associated with this transition.

    We own the majority of the specialized trailers used in logistics services. Management believes that we maintain the industry's largest and most advanced delivery fleet among van lines focused on the transport of sensitive commodities and freight. Throughout our history, we have developed equipment designed to facilitate safer and more efficient delivery. We hold a number of patents for specialized moving and packaging tools. In addition, we lease and operate several of the distribution centers in the logistics network. Each of these distribution centers is equipped with state-of-the-art inventory management and product tracking systems.

OTHER SERVICES

    In support of our business segments, we also operate insurance and fleet services operations. We have a captive insurance subsidiary licensed in Indiana, North American Transport Insurance Company, which historically was part of NAVL. This subsidiary principally markets physical damage insurance, and provides such coverage to the majority of NAVL's owner/operator fleet and a portion of NAVL's agent fleet. We also own an insurance group, which historically was part of Allied, consisting of an insurance agency, a general agency and an insurance company, TransGuard Insurance Company of America, Inc. (an Illinois corporation which is licensed in forty-three states). This insurance group provides
(1) commercial property and casualty insurance; (2) life, health and disability insurance; and (3) workers' compensation and occupational accident insurance. The profits from these operations have historically been included in the results of operations of the van line network or, in the case of our North American Transport Insurance Company subsidiary, split between the van line network and logistics services segments in the proportion of

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drivers covered by such segments. We also operate The Baxendale Insurance
Company Ltd. (licensed in Ireland) as part of our moving and storage services segment.

    We also operate a fleet service operation, which provides full service vehicle maintenance and repair work from two locations, generating approximately $22.0 million of revenue annually. We provide repair service for our own tractor and trailer fleet as well as the equipment of our owner/operators, agents and outside commercial customers. We are also a tractor and trailer equipment dealer, and provide conditional sales contract financing for equipment sold to our owner/operators and agents. The operating profit from this operation is allocated to the segments which use its services.

AGENT NETWORK

    In our van line network and logistics services segments, our agents provide
(1) local sales, packing and warehousing; (2) hauling services and distribution of goods; and (3) direct sales solicitation and customer development. The agents own the assets associated with operating in their markets (warehouses, tractors, trailers and other equipment) and in many instances have contracts with owner/operators or have hired employee drivers to bring hauling capacity to the network.

    We have established (in both our NAVL and Allied lines) exclusive long-term relationships with an extensive network of agents in approximately 1,300 locations in the United States and Canada. Our relationships with our agents often extends across generations. Agents typically enter into renewable, multiyear contractual relationships with us. In April of 1999, the initial term of the agency contracts between Allied and U.S. agents representing approximately 52.1% of Allied's 1998 revenue booked by U.S. domestic agents expired. Although a majority of these agents have signed eighteen-month extensions, the contracts for the remainder of these agents (representing 8.0% of Allied's 1998 revenue booked by U.S. domestic agents), although still in effect, may be terminated by these agents on three months' notice. We intend to negotiate renewals of these contracts with these agents, but we cannot assure you that these contracts will be renewed on favorable terms or at all. However, we have historically experienced relatively low agent turnover due to management's focus on service and quality and its ability to maintain a reasonable yet profitable relationship with the agent network. NAVL's top 20 agents have an average remaining contract life of 6.3 years and Allied's top 20 agents have an average remaining contract life of 3.0 years. There is no significant number of NAVL contracts up for renewal; however, NAVL's fourteenth largest agent terminated its relationship with us on of January 30, 2000. No one agent constituted more than approximately 3.0% of the combined 1998 revenues of the van line network and logistics services segments.

    We compete with other van lines for the resources of the best individual agents. We retain a percentage of the revenue and commission from the participating agents for our services. Fundamental to maintaining long-term exclusive relationships with our agents, we provide them with the following:

    - internationally recognized and marketed brand names;

    - global network of agents through which a local agent can rely on other quality agents to pack, ship, store and/or unpack, as needed, the agent's customers' goods and can reduce the need for making a costly empty return trip after delivering goods to a distant location;

    - load planning, consolidation and optimization, dispatch, shipment tracking and customer service;

    - the disbursement of cash for hauling and packing revenues before cash is collected from the customers, taking credit risk, eliminating the cost of carrying uncollected funds and providing liquidity to agents (we also collect and distribute revenues among agents and owner/operators);

    - administrative services, such as claims resolution, data processing and calculation of fuel and other taxes and fees required to be submitted to the states through which the agents haul goods;

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
    - national advertising and marketing and sales support; and

    - the logistics services operations network and associated logistics services.

    In addition, we use various software to optimize traffic flows and, from our corporate headquarters, track shipments and coordinate logistics for longer-distance moves, which may require the use of multiple trucks and agents. We also provide in some instances additional services to our agents, including local agency computer systems, packing materials, uniforms and other supplies, fleet maintenance services, tractor and trailer sales and financing and brokerage of insurance packages.

OWNER/OPERATORS

    Owner/operators are independent contractors with either us or with our agents. They (1) provide the hauling skills required to transport shipments interstate; (2) provide or contract with temporary workers to provide labor required for servicing the customer; (3) provide an element of customer service at the pick-up or delivery point; and (4) supply equipment they own to provide hauling services. The owner/operators enter into contractual agreements with either us or an agent which sets compensation rates and other terms and usually provides for their exclusive service to us or that agent. NAVL maintains approximately 700 company or agent owner/operators for relocation services and approximately 1,000 company owner/ operators for logistics services. These owner/operators own or lease their own tractors, but in most cases, pull company-owned trailers. Owner/operators provide most of the logistics hauling capacity and supplement the relocation fleet of agent drivers. In addition to the primary owner/operator contract for transportation, we have also developed additional programs or services offered to owner/operators that provide us with additional sources of revenue, including tractor sales and financing, fleet service maintenance and fuel sales and physical damage insurance coverage.

INFORMATION TECHNOLOGY

    We have available to us a broad set of computing services for our network management, network of service providers, and end customers. Over the next year, we intend to combine Allied's and NAVL's information technology systems, selecting the best aspects of the information technology resources of each of Allied and NAVL, and migrating to that platform. We expect to incur approximately $5.8 million of expenses in connection with this integration.

    We have developed a number of innovative software solutions to support the network management function. Our core systems provide product information, pricing, shipment load planning, routing, dispatch of its fleets, and billing. In addition, these systems provide the revenue distribution (settlement) systems to the network of service providers. Enhancements to the core systems have been made over many years to: (1) simplify complex processes and ease user adoption;
(2) further automate complex problems; and (3) improve the quality of data. In addition, we have implemented systems to support expansion of products and services to other countries on an "as needed" basis. Management believes we are more automated than many of our competitors, and that this automation aids in attracting and retaining agents.

    NAVL's agents use many of these same systems in support of both network and local business. Asset management automation is used as a sophisticated logistics tool for broader inventory management applications, such as field merge and just-in-time ("JIT") programs. The software tracks product level and status regardless of location and manages component shipping through the product tracking feature on a timely basis.

    NAVL was one of the first van lines to implement a satellite communication system (developed by Qualcomm, Inc.) and to fully equip its fleet with such advanced communication capabilities. The system can determine locations within 1,000 feet and facilitates real-time data communication between our network management group, the network of driver service providers, and service provider personnel. This

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
communication system provides much of the information which supports the shipment tracking component of our internet sites for the benefit of the end-customer.

    Allied recently made a number of advanced technological improvements including integration of a new general ledger and accounting package (PeopleSoft). Several service-provider-focused, web-based initiatives have been implemented including: (1) a critical shipment event alerting system; (2) an integrated task management tool to reduce paperwork, streamline repetitive tasks and improve communication and service; and (3) the implementation of a high speed wide-area network for many of Allied's service providers. In addition, the following customer-focused, web-based initiatives have been implemented:
(1) shipment tracking that allows customers to track the status of a shipment from origin to destination; (2) on-line claims reporting that allows customers to file claims over the internet; and (3) enhanced corporate reporting that improves access to and the reporting parameters of corporate accounts.

    Our relocation and logistics operations are implementing programs that management expects to improve operating efficiency in the near future. A relocation services estimating system is expected to electronically capture shipment information, reduce paperwork, increase accuracy and expedite billing. Additionally, a logistics services integration project is planned to support improved order registration and permit more complete data entry to improve customer service and expedite billing. Improved transportation management systems are expected to help us manage third-party service providers. With the ability to maintain separate tracking information by shipment, these systems are expected to be accessible to customers as well as to interface directly with the billing/service provider settlement system while providing real-time updates.

    In 1998, NAVL transferred ownership of its internally developed computer software, including an integrated information system (AMPTS), and other elements comprising or supporting the Customized Options in Logistics Technology ("COLT") to Norfolk Southern (COLT is comprised of a warehouse management module, a serialized inventory module, AMPTS and TMS). In connection with this transfer, Norfolk Southern and an affiliate of Norfolk Southern granted NAVL a perpetual, royalty-free license to use, modify and sublicense certain subsidiaries and affiliated companies to use the COLT software. The license provides that NAVL has the exclusive right to use the COLT software in connection with its relocation and logistics businesses (as those businesses are defined in the licensing agreement) in North America and Europe. The terms of the license prohibit NAVL from using the software in connection with the automotive and chemical businesses in North America and Europe and from providing logistics services to a railroad or acting as a service bureau for certain kinds of motor carriers.

    A significant portion of Allied's proprietary software was developed over an extended period of time by numerous employees and independent contractors, some of whom did not execute written agreements with respect to their work product. Therefore, with respect to certain portions of such software, we are unable to confirm that Allied's ownership cannot be contested. However, we do not believe any such discrete portion to be of material independent value, which reduces the risk that any such employee or independent contractor would assert its rights in these portions.

CUSTOMERS AND MARKETING

    We have long-standing customer relationships with numerous Fortune 500 and FTSE-100 companies and governments and military in the United States and other countries. We believe that these long-standing relationships are due in part to our emphasis on high-quality customized solutions and services and provide us with significant credibility when marketing our services to new customers and in cross-selling additional services to our existing customers. Our customer relationships include long-standing relationships with the U.S. Department of Defense, IBM, GE, Hewlett Packard, Sears, Siemens and Cendant Mobility. However, IBM, one of our largest logistics customers, recently indicated that it is considering alternative suppliers, which will result in its doing less business with us.

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
    Allied has an innovative customer measurement system administered by The Gallup Organization. In addition to identifying the key drivers of customer satisfaction, this system provides a significant tool for targeting continuous improvement initiatives. Electronically based, the system provides on-line results immediately available to all service providers so that corrective action and/or reward and recognition can be provided for on a timely basis. As part of this system, Allied ranks and rates all agents and their impact on "internal commerce" by making scores available to network members. These scores can be used as a basis for selecting service providers on out-of-area moves.

    The key driver of customer satisfaction identified by Gallup is consistent communication throughout the move. To this end, we intend to adopt an Allied-created, proprietary, web-based move management system. This system automates agent communication standards. It prompts the move coordinator and notifies the system of any changes or problems.

    Our marketing department provides a full range of agency sales support programs and has been recognized by the American Trucking Association many times for its award-winning material. The marketing organization includes a product manager structure that allows for a specific, customized marketing approach for both the relocation and logistics services operations, which ensures a consistent image and message throughout the world. Our centralized sales, support and marketing department, which coordinates our efforts

    - evaluates target markets and sets a customer-driven sales agenda,

    - ensures the consistency of customer communication,

    - encourages product managers to "think global-act local,"

    - directs local input via the Corporate Marketing Agent Advisory Council and

    - provides the ability for agents to customize advertising and sales-support programs and collateral.

    Our sales force is comprised of experienced agents and product sales specialists. We provide a broad range of professional sales training programs and customized sales management training to our agents and employees. For example, our Professional Sales Association is an Allied-backed sales training and educational organization for sales representatives employed by Allied agents. The Professional Sales Association's interactive web site is a way to introduce new products and services and provide access to resources of product knowledge. The training branch of the Professional Sales Association provides both classroom training and interactive web-based training. Extensive modules are self-administered and available on demand 24 hours per day, seven days per week. Management believes interactive sales training via the web provides a cost-effective way to train a diverse sales force. We also support industry association-based training and certification programs such as the American Moving and Storage Association's Certified Moving Consultant and Registered International Mover.

    Advertising campaigns work in tandem with directory advertising to create leading brand awareness in the industry. We advertise primarily on cable television and through national billboard buys. Advertising targets key customer segments, as well as owner/operators.

    We believe that the agent organization will be re-energized through a series of changes that will include more aggressive sales channel enhancements and greater emphasis on agent capacity development. A variety of employee, driver and customer initiatives and on-going programs at both Allied and NAVL are expected to provide additional appeal and effectiveness, including the NAVL customer publication "Worldwide" and the NAVL web site and Allied's recently developed web-enabled technologies, such as Allied's corporate web site (which provides not only company information, but information to facilitate a successful move), sales training web site, move management system, on-line claims reporting and enhanced corporate reporting.

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
COMPETITION

    The relocation services business is highly competitive and fragmented. With respect to our van line network, aside from the handful of large van lines the industry remains extremely fragmented with many small private players that may have strong positions in local markets. We compete primarily with other van lines, truckload carriers and independent contractors and, with respect to certain aspects of its business, intermodal transportation, railroads and less-than-truckload carriers. Intermodal transportation (the hauling of truck trailers or containers on rail cars or ships) has increased in recent years as reductions in train crew size and the development of new rail technology have reduced costs of intermodal shipping. Some of our chief competitors in the van line network are Unigroup (United and Mayflower), Atlas, Bekins and Global.

    The moving and storage services segment is also extremely fragmented between regional, national and local companies. Many of these companies may specialize in segments of the moving market such as international, domestic or office moving. Price is a key driver in selection of a mover, so there is a need to operate cost effectively while maintaining high customer service standards. Our chief competitors in the moving and storage services include Crown Pacific, Britannia, TransEuro, White & Company and Interdean in residential relocations, Harrow Green and Edes in office relocation and Beck & Pollitzer and Ainscough in industrial relocation.

    The logistics industry is also highly competitive and fragmented but is consolidating because of the advantages of global distribution networks, large vehicle fleets and global information technology systems. In addition, consolidation is driven by the customers' desire for integrated services, the high growth in international and cross-border delivery segments and, in Europe, the deregulation of European delivery markets. Industry participants are acquiring, merging with or forming alliances with partners that can expand global reach, breadth of services or technological capabilities in order to better enable those participants to compete in a rapidly changing global environment. In specialized transportation services, we compete with a broad spectrum of transportation providers including forwarders, brokers and various logistics providers. In Europe, the industry is fragmented with no single provider offering a pan-European specialized distribution capacity; however, as in the United States, logistics services providers are bundling services to offer single-source logistics solutions. Some of our chief competitors in logistics services are Ryder Logistics, Caliber Logistics, Menlo Logistics, Geo Logistics, United and UPS Logistics.

    Competition for the freight we transport is based in the long term primarily on service, freight rate, reliability, transit times and scope of operations. In the United States, competition and the reduction in regulation caused by the Motor Carrier Act of 1980 has created downward pressure on the logistics industry's pricing structure.

GOVERNMENT REGULATION

    Our operations are subject to various federal, state, local and foreign laws and regulations that in many instances require permits and licenses. Our U.S. motor carrier operations as a common and contract carrier are regulated by the Surface Transportation Board (the "STB") which is an independent, three-member agency within the U.S. Department of Transportation (the "DOT"). The STB has jurisdiction similar to the former Interstate Commerce Commission (the "ICC") which includes issues such as rates, tariffs, antitrust immunity and undercharge and overcharge claims. The DOT, and in particular the Federal Highway Administration (the "FHWA") within the DOT, also has jurisdiction over such matters as safety, the registration of motor carriers, freight forwarders and brokers, insurance (financial responsibility) matters, financial reporting requirements and enforcement of leasing and loading and unloading practices. In addition to motor carrier operations, we also conduct domestic operations as a licensed or permitted freight forwarder and property broker. Many of the licenses and permits that we hold were issued by the ICC. When the ICC was abolished at the end of 1995, jurisdiction over motor carriers was transferred to the STB and DOT. With respect to interstate motor carrier operations, the FHWA is the principal

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
regulator in terms of safety including issues such as carrier and driver qualification, drug and alcohol testing of drivers, hours of service requirements and maintenance and qualification of equipment.

    We are an ocean transportation intermediary pursuant to the Shipping Act of 1984, as amended. As such, we hold ocean freight forwarder licenses issued by the Federal Maritime Commission (the "FMC") and are subject to the FMC bonding requirements applicable to ocean freight forwarders. We also conduct certain operations as a non-vessel operating common carrier ("NVOCC") and are subject to the regulations relating to FMC tariff filing and bonding requirement bonds, and under the Shipping Act of 1984, particularly with respect to terms thereof proscribing rebating practices. The FMC does not currently regulate the level of our fees in any material respect.

    Our U.S. customs brokerage activities are licensed by the United States Department of the Treasury and are regulated by the United States Customs Service. We are also subject to similar regulations by the regulatory authorities of foreign jurisdictions in which we operate.

    With respect to U.S. state and Canadian provincial licenses, the permitting and licensing structure largely parallels the U.S. federal licensing regulatory structure.

    In the United States, both NAVL and Allied have been participants in certain collective activities, including collective ratemaking with other motor carriers pursuant to an exemption from the antitrust laws as currently set forth in The Motor Carrier Act of 1980. Over the years, the scope of the antitrust exemption has decreased and there can be no assurance that such exemption from the antitrust laws will continue in the future. The loss of such exemption could result in an adverse effect on our operations or financial condition.

    In Europe, including the United Kingdom, we hold "O" (operators) licenses, international transport licenses and certificates of professional competences. These licenses are approvals from the relevant local authority permitting the operation of commercial vehicles from specified bases. One of the pre-requisites for these licenses is the employment by the relevant business of individuals who hold certain certificates of professional competence.

    The Baxendale Insurance Company Ltd. (licensed in Ireland) and our other insurance subsidiaries such as TransGuard Insurance Company of America, Inc. (registered in Illinois) and North American Transport Insurance Company (registered in Indiana) are subject to extensive supervision and regulation by insurance regulators in their respective jurisdictions, including regulations limiting the transfer of assets, loans, or the payments of dividends from such insurance subsidiaries to their affiliates, including us. Such regulation could limit our ability to draw on these insurance subsidiaries' assets to repay its indebtedness, including the notes.

    Any violation of the laws and regulations discussed above could increase claims and/or liabilities, including claims for uninsured punitive damages. Failure to maintain required permits or licenses, or to comply with applicable regulations, including environmental permits and regulations could subject us to fines or, in the event of a serious violation, suspension or revocation of operating authority or criminal penalties. All of these regulatory authorities have broad powers generally governing activities such as authority to engage in motor carrier operations, rates and charges and certain mergers, consolidations and acquisitions. Although compliance with these regulations has not had a materially adverse effect on our operations or financial condition in the past, there can be no assurance that such regulations or any changes to such regulations will not materially adversely impact our operations in the future.

    We are also subject to environmental regulation. See "--Environmental Matters."

ENVIRONMENTAL MATTERS

    Our operations are subject to a range of environmental requirements in the various foreign, federal, state and local jurisdictions in which we operate. In particular, because we own or lease or have in the past

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
owned or leased facilities at which underground storage tanks are located and operated, we are subject to regulations governing the design, construction and operation of underground storage tanks and governing releases from these tanks. We have incurred, and will continue to incur, costs related to our investigation and cleanup of releases of materials from underground storage tanks, though such costs are not expected to have a material adverse effect on our financial position, results of operations or liquidity.

    We have been named as a potentially responsible party ("PRP") in several environmental cleanup proceedings by federal or state authorities or by other PRPs. The suits are brought under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or other federal or state statutes. Based on all known information, it is estimated that the settlement cost of each PRP site would not be materially or significantly larger than the reserves established. It is possible that additional claims or lawsuits involving known or unknown environmental matters may arise in the future.

    We actively monitor our compliance with various U.S. federal, state and local environmental regulations and management believes that we are presently in material compliance with all applicable U.S. federal, state and local environmental laws and regulations. Allied recently began to monitor its compliance with foreign environmental regulations and management believes that we are presently in substantial compliance with all applicable foreign environmental laws and regulations.

    We can be expected to continue to incur ongoing capital and operating expenses to maintain compliance with applicable environmental requirements, to upgrade existing equipment at its facilities and to meet new regulatory requirements. While it is not possible to predict with certainty future environmental compliance requirements, management believes that future expenditures relating to environmental compliance requirements will not materially adversely affect our financial condition.

    As conditions may exist on our properties related to environmental problems that are latent or undisclosed, there can be no assurance that we will not incur liabilities or costs, the amount and materiality of which cannot be reliably estimated at this time. However, based on our assessment of facts and circumstances now known, management believes it is unlikely that any identified matters, either individually or in aggregate, will have a material adverse effect on our financial position, results of operations, or liquidity.

TRADEMARKS

    Our northAmerican-Registered Trademark- and Allied-Registered Trademark-trademarks are considered two of the most valuable brand names in the van line industry, and northAmerican and Allied are consistently ranked by Gallup polls among the top U.S. van lines in terms of brand recognition and customer satisfaction. The marks northAmerican-Registered Trademark-,
Allied-Registered Trademark-, Home Touch!-Registered Trademark- and Worldtrac-Registered Trademark- are registered trademarks. Other brand or product names used in this prospectus are trademarks or registered trademarks of their respective companies.

    We have been highly active in seeking protection for numerous marks and logos relating to the "northAmerican," "Allied" and "Pickfords" brands. We have actively contested unauthorized use of the "northAmerican" and "Allied" marks. We have largely been successful, but in a few exceptional circumstances have tolerated some third-party use of the mark in transport-related commerce not directly competitive with our business.

EMPLOYEES

    As of December 31, 1999, our workforce comprised approximately 7,000 employees, of which approximately 1,750 were unionized. We believe our relationships with our employees are good. The unionized employees consisted of approximately 1,600 employees covered by union agreements in the United Kingdom, and, management believes, approximately 150 employees in Asia, primarily Australia, and a small number of U.S. employees in our NAVL logistics business. We have not experienced any major work stoppages in the 1990s.

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PROPERTIES

    We own executive and administrative office space at our headquarters at 5001 U.S. HWY 30 West, Ft. Wayne, Indiana, of approximately 385,676 square feet and operate warehouse spaces of approximately 211,860 square feet (which is primarily owned). All the other properties used in our operations consist of freight forwarding offices and warehouse and distribution facilities. As of December 31, 1999, we had 314 facilities in 21 countries around the world, 30 of which were owned and 284 of which were leased. We own or lease major facilities in Naperville, Illinois, Canada and throughout the United Kingdom, Australia and New Zealand, and own or lease facilities at significant moving services locations in many countries throughout the world. The following table sets forth our owned or leased properties by location.

LOCATION                                                  OWNED      LEASED     TOTAL
--------                                                 --------   --------   --------
United States and Canada...............................      5        108        113
Europe.................................................     24        102        126
Australia & New Zealand................................      1         60         61
Asia (including United Arab Emirates)..................      0         14         14
Total..................................................     30        284        314

Management believes that our office, warehouse and distribution facilities are generally well maintained and suitable to support our current and planned business needs.

LITIGATION

    We are involved from time to time in routine legal matters incidental to our business. We believe that the resolution of such matters will not have a material adverse effect on our financial position or results of operations.

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
                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to our directors and officers as of January 15, 2000.

NAME                                          AGE                           POSITION
----                                        --------   ---------------------------------------------------
James W. Rogers...........................     48      Chairman of the Board and Director
Michael G. Babiarz........................     33      Director
Edmund M. Carpenter.......................     57      Director
Kevin J. Conway...........................     40      Director
Robert G. Dettmer.........................     68      Director
Darryl D. Fry.............................     60      Director
Kenneth E. Homa...........................     51      Director
Robert D. Lake............................     56      Director
David A. Novak............................     31      Director
Charles P. Pieper.........................     53      Director
Jeffrey P. Gannon.........................     48      President and Chief Executive Officer and Director
Gene Elkins...............................     45      Vice President, Allied and northAmerican Brands
Michael P. Fergus.........................     47      President of Van Line Network
Ralph A. Ford.............................     53      Senior Vice President, General Counsel and
                                                       Secretary
J. Michael Gunkel.........................     49      President of Logistics
Jeffrey Kaczka............................     40      Chief Financial Officer
Bradley McGuire...........................     41      Chief Information Officer
Barry C. Meeks............................     44      Treasurer
Ronald L. Milewski........................     48      Vice President, Corporate Controller
Julian Nicholls...........................     48      Managing Director, Moving & Storage Europe
Michael Petersen..........................     49      Vice President of International Relocation
Kevin Pickford............................     42      Managing Director, Moving & Storage Asia/Pacific
Peter Schleicher..........................     56      Managing Director, Logistics Europe
Larry Writt...............................     42      Vice President, Insurance

    JAMES W. ROGERS is a principal of Clayton, Dubilier & Rice, Inc. and a limited partner of CD&R Associates V Limited Partnership. Mr. Rogers serves as Chairman and as a director of Alliant Foodservice, Inc. Prior to joining Clayton, Dubilier & Rice, Inc. in 1998, Mr. Rogers was a Senior Vice President and a member of the Corporate Executive Council of General Electric Company. From 1995 to 1998, Mr. Rogers was President and Chief Executive Officer of GE Industrial Control Systems. Mr. Rogers has an undergraduate degree in economics from Rutgers College. Mr. Rogers serves as the Chairman of the Board, and is a Director, of our company.

    MICHAEL G. BABIARZ is a principal of Clayton, Dubilier & Rice, Inc. and a limited partner of CD&R Associates V Limited Partnership. Prior to joining Clayton, Dubilier & Rice, Inc. in 1996, he worked in mergers and acquisitions at Drexel Burnham Lambert Incorporated. Mr. Babiarz serves as a director of RACI Holding, Inc. and Remington Arms Company, Inc. He holds a B.S. in Economics from the University of Pennsylvania's Wharton School. Mr. Babiarz serves as a Director of our company.

    EDMUND M. CARPENTER is President and Chief Executive Officer of Barnes
Group Inc. and is a former professional employee of Clayton, Dubilier & Rice, Inc. Mr. Carpenter is also a director of Campbell Soup Company, Dana Corporation, Texaco Inc. and The Business Council. From 1988 to 1995,
Mr. Carpenter was Chairman and Chief Executive Officer of General Signal Corporation. Prior to 1988, Mr. Carpenter served as President and Chief Operating Officer of ITT Corporation. Mr. Carpenter has also served as president of the Automotive Truck Group at Kelsey Hayes Company and President of Freuhauf de Brazil.

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
Mr. Carpenter attended the University of Michigan, where he earned both a B.S.E. and an M.B.A. Mr. Carpenter serves as a Director of our company.

    KEVIN J. CONWAY is a principal of Clayton, Dubilier & Rice, Inc. and a limited partner of CD&R Associates V Limited Partnership. Mr. Conway is also a director of the Riverwood International Corporation and U.S. Office Products Company. Prior to joining Clayton, Dubilier & Rice, Inc., he spent ten years with Goldman, Sachs & Co., where he was elected a partner. He was a senior member of the Mergers & Acquisitions Department at Goldman, Sachs & Co. and served as the Chief of Staff of the Investment Banking Division. Mr. Conway is a graduate of Amherst College, Columbia University School of Business and Columbia Law School. Mr. Conway serves as a Director of our company.

    ROBERT G. DETTMER served as Executive Vice President and Chief Financial Officer of PepsiCo, Inc. from May 1986 until September 1996. Prior to serving in such positions, Mr. Dettmer served in a number of management and executive positions with PepsiCo, Inc. Mr. Dettmer is currently a director of Valero Energy Corp. and the Harvard Business School Club of New York. Mr. Dettmer has previously served as Chairman of the Board of American Movers Conference and as a director of Pantasote, Inc. Mr. Dettmer holds an M.B.A. from Harvard Business School and a Bachelor of Business and Engineering Administration from Massachusetts Institute of Technology. Mr. Dettmer serves as a Director of our company.

    DARRYL D. FRY recently retired from his position as Chairman and Chief Executive Officer of Cytec Industries Inc., which he had held since the spinoff of Cytec from American Cyanamid Company in 1993. Prior to that time, Mr. Fry held various executive and management positions with American Cyanamid Company. Mr. Fry currently serves as a director of Cytec, Fortis Inc. and EPMed Systems. Mr. Fry earned a B.Sc. degree from the Memorial University of Newfoundland and a
B. Eng. degree in chemical engineering from the Nova Scotia Technical University. Mr. Fry serves as a Director of our company.

    KENNETH E. HOMA is currently on the faculty of Georgetown University School of Business where he teaches graduate courses in marketing, new product development and operations. Prior to joining Georgetown, Mr. Homa held various executive and management positions with Black & Decker and the housewares division of General Electric Corporation. Mr. Homa has an undergraduate degree in economics from Princeton University and an M.B.A. from the University of Chicago, where he was a lecturer in marketing and strategic planning. Mr. Homa serves as a Director of our company.

    ROBERT D. LAKE currently serves as the Chief Operating Officer of Exel Logistics Worldwide. Previously, Mr. Lake oversaw the Exel Logistics and Allied/Pickfords operations in the Americas and Asia Pacific as Chief Executive Officer of NFC International Logistics and Moving Services, Americas & Asia Pacific. Mr. Lake also serves as a director of NFC plc. Mr. Lake holds a B.S. degree in Manufacturing Technology from Purdue University and a M.S. degree in Industrial Administration from Purdue's Krannert School of Management. Mr. Lake serves as a Director of our company.

    DAVID A. NOVAK is a professional employee of Clayton, Dubilier & Rice, Inc. and a limited partner of CD&R Associates V Limited Partnership. Prior to joining Clayton, Dubilier & Rice, Inc. in 1997, Mr. Novak worked in the Merchant Banking and Investment Banking Divisions of Morgan Stanley & Co. Incorporated and for the Central European Development Corporation. Mr. Novak serves as a director of CDRJ Investments (Lux) S.A. Mr. Novak is a graduate of Amherst College and has an M.B.A. from Harvard Business School. Mr. Novak serves as a Director of our company.

    CHARLES P. PIEPER is a principal of Clayton, Dubilier & Rice, Inc. and a limited partner of CD&R Associates V Limited Partnership. In addition,
Mr. Pieper serves as Chairman, and is a director of, U.S. Office Products Company and is a director of Alliant Foodservice, Inc. and Dynatech Corporation. Previously, Mr. Pieper was President and Chief Executive Officer of several General Electric businesses. Mr. Pieper graduated from Harvard College and holds an M.B.A. from Harvard Business School. Mr. Pieper serves as a Director of our company.

    JEFFREY P. GANNON joined us in 2000 and serves as President and Chief Executive Officer and is a director of our company. Before joining us, Mr. Gannon was President and Chief Executive Officer of Zenith Electronics Company. Prior to joining Zenith in 1998, Mr. Gannon was with General Electric for 25 years, most recently as Vice President--International Business Development from 1997 to 1998 and as President and Chief Executive Officer of GE Lighting Asia Pacific Operations from 1994 to 1997. Mr. Gannon earned a B.E. in mechanical engineering from Villanova and successfully completed General Electric's Manufacturing Management Program and its Executive Development Course. Mr. Gannon is a former director of the American Chamber of Commerce in Mexico, Goodwill Industries, the Capital Club in Beijing and seventeen General Electric joint ventures.

    GENE ELKINS serves as Vice President of the Allied and northAmerican Brands. Mr. Elkins has been Allied's Senior Vice President of Transportation since 1998. Prior to that, he served Allied as Vice President of Operations from 1995 to 1998. Mr. Elkins joined Allied in 1991 as Director of Agency Development. Prior to joining Allied, Mr Elkins held a variety of executive positions with Bekins Van Lines. Mr. Elkins received a degree in transportation and traffic management from the College of Advance Traffic.

    MICHAEL P. FERGUS serves as President of Van Line Network. Mr. Fergus has been President and Chief Executive Officer of Allied Van Lines since 1995.
Mr. Fergus joined Allied in 1973 and held various management positions in the company including Vice President, Allied International; Senior Vice President, Operations, and Chief Operating Officer. Mr. Fergus holds a B.S. in communications from Southern Illinois University and is a member of the World Trade Club.

    RALPH A. FORD joined us in 1999 and serves as Senior Vice President, General Counsel and Secretary. Previously, Mr. Ford served 18 years in the General Electric legal department, most recently as General Counsel to GE Industrial Control Systems. Prior to that, Mr. Ford served as group counsel for Bell & Howell Company and as an attorney for E.I. duPont deNemours & Co. Mr. Ford earned a B.A. from Morgan State College and a J.D. from Boston University Law School.

    J. MICHAEL GUNKEL joined us in 1991 and currently serves as President of Logistics. Before joining us, Mr. Gunkel acted as regional Vice President for Burlington Air Express from 1989 to 1991 and Regional General Manager for Emery Worldwide from 1976 to 1989. Mr. Gunkel holds a B.A. in history from Dayton University. He is an active member of the American Moving and Storage Association, American Trucking Association and National Industrial Transportation League. He serves on both the American Moving and Storage Association Advisory Council and ATA Technical Councils.

    JEFFREY KACZKA joined us in 1999 and serves as the Chief Financial Officer. Before joining us, Mr. Kaczka was Chief Financial Officer of I-NET. Prior to holding that position, Mr. Kaczka held several financial management positions at General Electric, including Vice President-Finance of GE Information Services. He was also a member of the GE Corporate Finance Council. Mr. Kaczka earned a B.A. in economics from Rutgers College.

    BRADLEY MCGUIRE serves as Chief Information Officer. Mr. McGuire joined Allied Van Lines in 1993 as Vice President of Finance for Allied Canada. In 1996, he assumed the position of Vice President of Finance, Strategy and Development for NFC North America. In June, 1997, he became Chief Financial Officer and Chief Information Officer of Allied North America and is currently Allied's Chief Operating Officer. Prior to joining Allied, Mr. McGuire was with Price Waterhouse in several management capacities. Mr. McGuire received a Bachelor of Commerce degree from the University of Alberta and holds a chartered accountants designation.

    BARRY C. MEEKS joined us in 1998 and serves as Treasurer. Previously, Mr. Meeks served as a Director, Corporate Credit, for General Signal Corporation. Prior to General Signal, Mr. Meeks held a variety of positions for over 15 years with Ingersoll-Rand Company, including Director, Corporate Credit and Trade Finance and Manager, Credit and Financial Services for Ingersoll-Rand's Construction Equipment Group, Worldwide. Mr. Meeks earned his bachelor's degree at Ursinus College, his M.B.A. at Rutgers University, and completed the Graduate School of Credit & Financial Management Executive Program at Dartmouth College.

    RONALD L. MILEWSKI joined us in 1990 as Vice President Finance and serves as Vice President, Corporate Controller. Previously, Mr. Milewski served as Group Controller at Johnson Controls from 1985 to 1990 and Assistant Controller for Hoover Universal from 1979 to 1985. Mr. Milewski holds a B.B.A. in accounting from Eastern Michigan University and is a Certified Public Accountant. He is a member of the American Institute of Certified Public Accountants and the American Moving and Storage Association and the ATA Technical Councils.

    JULIAN NICHOLLS serves as Managing Director, Moving & Storage Europe.
Mr. Nicholls joined NFC plc in 1996 and most recently was Managing Director of Moving Services Europe for NFC and a member of the NFC Europe Executive. Prior to joining NFC, Mr. Nicholls held senior management positions in a range of service companies, including InterMatrix, PrimeComputervision and BET Plc. At BET, Nicholls was head of corporate marketing and managing director of BET's computer services and facilities management businesses. Mr. Nicholls has a B.A. from Durham University, an M.Sc. from Reading University and earned his M.B.A. at City University in London. Mr. Nicholls was a director of the NFC Foundation.

    MICHAEL PETERSEN serves as Vice President, International Relocation.
Mr. Petersen joined Allied Van Lines in 1977 and has held a variety of management positions. From 1995 through 1998, Mr. Petersen served as Allied Van Lines representative on the board of directors of the Household Goods Carrier's Bureau. Mr. Petersen received a B.S. in business from the University of Illinois, Chicago Circle Campus.

    KEVIN PICKFORD serves as Managing Director, Moving & Storage Asia Pacific. Mr. Pickford joined NFC in 1978 and has held a variety of senior management roles. From 1997 until the Allied acquisition, he was Managing Director for NFC's Asia Pacific Moving Services. Prior to this, he was Managing Director for Allied Pickfords P/L with responsibility for Australian and New Zealand operations. Mr. Pickford is a graduate and member of the Chartered Association of Certified Accountants and additionally holds membership in the Australian Institute of Company Directors.

    PETER SCHLEICHER joined us in 1986 and currently serves as Executive Vice President, Europe. Prior to that, Mr. Schleicher was President for Global International Forwarding and held various executive management positions overseas with Global Van Lines. Mr. Schleicher qualified as a graduate from a business college specializing in freight forwarding.

    LAWRENCE A. WRITT serves as Vice President, Insurance. Mr. Writt joined Allied Van Lines in 1979 and since 1991 has been President and Chief Executive Officer of TransGuard Insurance Company of America, Inc. and Vanguard Insurance Agency, Inc., both wholly owned by subsidiaries of Allied Van Lines. Mr. Writt is also a director of both TransGuard and Vanguard as well. Mr. Writt has a B.S. in economics and accounting from St. Joseph's College.

COMPOSITION OF BOARD AND COMMITTEES

    The business and affairs of North American Van Lines are managed under the direction of its Board of Directors. Each of the directors of North American Van Lines is also a director of Allied Worldwide (the holder of all of North American Van Lines' outstanding common stock). The Board is composed of 11 directors, none of whom, with the exception of Mr. Gannon, are officers of Allied Worldwide or North American Van Lines. No director who is (1) an officer or employee of Clayton, Dubilier & Rice, Inc. at any time that Clayton, Dubilier & Rice, Inc. is providing consulting services to North American Van Lines or (2) an officer of North American Van Lines is entitled to receive any compensation for his services as a director (although he may be reimbursed for his reasonable expenses in connection with such service). Each director may hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

    The North American Van Lines Board has established the following committees:

    EXECUTIVE COMMITTEE

    The Executive Committee may, in the intervals between meetings of the Board, exercise the powers and authority of the Board in the management of the property, affairs and business of North American Van Lines.

    The Executive Committee currently consists of James W. Rogers (Chairman), Edmund M. Carpenter and Kevin J. Conway.

    COMPENSATION COMMITTEE

    The Compensation Committee makes recommendations to the Board regarding salaries and any supplemental employee compensation of the executive officers and acts upon management's recommendations for salary and supplemental compensation for all other employees. The Compensation Committee also acts upon management's recommendations which require director action with respect to all employee pension and welfare benefit plans. The Compensation Committee currently consists of Darryl D. Fry (Chairman), Edmund M. Carpenter, Kenneth E. Homa and James W. Rogers.

    AUDIT COMMITTEE

    The Audit Committee recommends to the Board the firm of independent certified public accountants to annually audit the books and records of North American Van Lines. The Audit Committee reviews and reports on the activities of the independent certified public accountants to the Board and reviews and advises the Board as to the adequacy of North American Van Lines' system of internal accounting controls. The Audit Committee currently consists of Robert G. Dettmer (Chairman), Michael G. Babiarz and Kevin J. Conway.

    OTHER COMMITTEES

    The Board may form such other committees of the Board as it deems appropriate.

COMPENSATION OF DIRECTORS

    Members of the North American Van Lines Board and of the Allied Worldwide Board who are not employees of North American Van Lines, Allied Worldwide or Clayton, Dubilier & Rice, Inc. receive an annual retainer fee of $40,000. An additional annual fee of $10,000 is paid to the chairman of each committee who is not an employee of North American Van Lines, Allied Worldwide or Clayton, Dubilier & Rice, Inc. Members of the Allied Worldwide Board do not receive any additional compensation for their services in such capacity. All directors are reimbursed for reasonable travel and lodging expenses incurred to attend meetings.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

    The following table describes the compensation paid to (1) the current and former Chief Executive Officers for services rendered during the fiscal year ended December 31, 1999, (2) the four other most highly compensated executive officers for services rendered during the fiscal year ended December 31, 1999, and (3) two additional individuals, each of whom would have been one of the four most highly compensated executives but for their departure from North American Van Lines during the fiscal year 1999 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                        COMPENSATION AWARDS
                                                                                    ---------------------------
                                         ANNUAL COMPENSATION                         SECURITIES
                                    ------------------------------   OTHER ANNUAL    UNDERLYING     ALL OTHER
                                                SALARY     BONUS     COMPENSATION   OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR      ($)(5)      ($)         ($)(6)         (#)(7)          ($)
---------------------------         --------   --------   --------   ------------   ------------   ------------
R. Barry Uber(1) ................     1999     $500,000   $502,500            --           --       $1,000,000(8)
  Director, President and Chief
  Executive Officer

James W. Rogers(2) ..............     1999           --         --            --           --               --
  Chairman of the Board,
  President and Chief Executive
  Officer

Ron Milewski ....................     1999     $148,399   $ 85,011            --        6,000               --
  Vice-President and Corporate
  Controller

Don Saulic ......................     1999     $189,999   $ 57,000            --        1,120               --
  Chief Information Officer

Gregory S. Maiers ...............     1999     $175,959   $119,909     $  694.21        4,500               --
  Executive Vice President and
  General Manager, Relocation
  Services Division

Michael Gunkel ..................     1999     $170,807   $100,000     $  135.17        5,000               --
  Executive Vice President and
  General Manager, Logistics

Ian M. Nicolson(3) ..............     1999     $266,586   $234,824     $1,551.75           --       $  215,040(9)
  Chief Operating Officer

Michael Kranisky(4) .............     1999     $280,460         --            --           --               --
  Executive Vice President,
  Corporate Development

------------------------

(1) Mr. Uber resigned on December 2, 1999. See "--Separation Agreement with R. Barry Uber," below.

(2) Mr. Rogers was elected President and Chief Executive Officer on December 2, 1999. Mr. Rogers is a principal of Clayton, Dubilier & Rice, Inc. and a limited partner of CD&R Associates Fund V Limited Partnership. Mr. Rogers received no compensation for his services as President and Chief Executive Officer which continued until the appointment of his successor, Mr. Gannon, on January 5, 2000 (Mr. Rogers continues to serve as Chairman of the Board). See "--Employment Agreement with Jeffrey P. Gannon," below.

(3) Mr. Nicolson retired from service on September 1, 1999.

(4) Mr. Kranisky retired from service on April 1, 1999.

(5) Amounts in this column include all amounts contributed by the Named Executives to the North American Van Lines, Inc. Savings Plan and Trust, a plan qualified under section 401(k) of the Internal Revenue Code of 1986, as amended.

(6) Amounts in this column reflect the dollar value of preferential earnings on compensation deferred at the election of the Named Executives pursuant to the North American Van Lines' Executives' Deferred Compensation Plan.

(7) All options are held under the Allied Worldwide Stock Incentive Plan.

(8) Mr. Uber entered into a separation agreement with Allied Worldwide and North American Van Lines on December 2, 1999. This figure represents a severance benefits payment of $1,000,000. See "--Separation Agreement with R. Barry Uber," below.

(9) This figure represents a severance benefits payment to Mr. Nicolson upon his retirement.

STOCK OPTION GRANTS AND FISCAL YEAR-END VALUES

    The following tables set forth information regarding grants of options to purchase shares of Allied Worldwide common stock and the fiscal year-end value of such options, which were granted to the executive officers listed in the Summary Compensation Table pursuant to the Allied Worldwide Stock Incentive Plan (described below).

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                             NUMBER OF
                             SECURITIES    PERCENT OF TOTAL
                             UNDERLYING      OPTIONS/SARS
                            OPTIONS/SARS      GRANTED TO      EXERCISE OR
                              GRANTED        EMPLOYEES IN     BASE PRICE    EXPIRATION
NAME                            (#)          FISCAL YEAR        ($/SH)         DATE        5% ($)        10% ($)
----                        ------------   ----------------   -----------   ----------   -----------   -----------
Don Saulic(1)............       2120             17.99%          $118        5/5/2009    $157,324.28   $398,690.61

------------------------

(1) See description of option vesting provisions under "--Allied Worldwide Stock Incentive Plan," below.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                       NUMBER OF             VALUE OF
                                                                 SECURITIES UNDERLYING     UNEXERCISED
                                                                      UNEXERCISED          IN-THE-MONEY
                                                                    OPTIONS/SARS AT      OPTIONS/SARS AT
                                                                    FISCAL YEAR-END      FISCAL YEAR-END
                                          SHARES                          (#)                  ($)
                                       ACQUIRED ON     VALUE         EXERCISABLE/          EXERCISABLE/
NAME                                   EXERCISE (#)   REALIZED       UNEXERCISABLE        UNEXERCISABLE
----                                   ------------   --------   ---------------------   ----------------
R. Barry Uber(1).....................        --       $142,254         0/0                     0/0
Don Saulic...........................        --             --       0/1,120                 $26,880
Ron Milewski.........................        --             --     1,017/4,983           $42,714/$209,286
Gregory S. Maiers....................        --             --      763/3,737            $32,046/$156,954
Michael Gunkel.......................        --             --      847/4,153            $35,574/$174,426

------------------------

(1) Mr. Uber's 3,387 vested options were purchased from him by Allied Worldwide based on a market value of $142 per share, resulting in a cash payment to him of $42 per share.

ALLIED WORLDWIDE STOCK INCENTIVE PLAN

GENERAL

    The Allied Worldwide Board administers the Allied Worldwide Stock Incentive Plan. Under this plan, the Allied Worldwide Board may grant shares and options to purchase shares to executives, officers and other key employees selected by the Board. The Allied Worldwide Board may delegate the authority to administer the plan to the Compensation Committee of the Allied Worldwide Board.

    The options allow participants to purchase shares of Allied Worldwide common stock. A maximum of 300,000 shares may be issued under the plan. Of those shares, up to 100,000 shares of common stock are permitted to be sold to management and up to 200,000 options may be granted. Options granted under the plan that are canceled without having been exercised may be reissued under the plan. As of January 14, 2000, 47,684 shares and 95,868 options were outstanding under the plan.

SHARES

    Participants must agree not to sell or otherwise dispose of the shares purchased under the stock incentive plan, except in compliance with the Securities Act. In each case, the sale or other disposition must also be made in compliance with any applicable state and foreign securities laws. If Allied Worldwide files a registration statement under the Securities Act with respect to an underwritten public offering of the common stock, participants may not sell or distribute any shares of common stock to the public during the 20 days before and the 180 days after the effective date of the registration statement, other than as part of the public offering.

    The foregoing restrictions on transfer will continue following a public offering of the common stock.

    Participants are not permitted to transfer shares purchased at any time before an underwritten public offering of Allied Worldwide common stock led by at least one underwriter of nationally recognized standing except under limited circumstances. Allied Worldwide has no current plans to effect a public offering. Clayton, Dubilier & Rice Fund V Limited Partnership is the only stockholder that currently has a right to initiate a public offering.

OPTIONS

    Under the stock incentive plan, two options are granted with each share of Allied Worldwide common stock sold to the officers and other key employees. Options granted are of two types: service options and performance options. Service options are vested in equal annual installments on each of the first five anniversaries of the grant date. Performance options generally become vested upon achievement of specified cumulative or annual EBITDA targets, except that, to the extent not vested sooner, they become vested on the ninth anniversary of the grant date. In addition, the Allied Worldwide Board may accelerate the exercisability of any option at any time and from time to time. All options granted expire after ten years from the grant date.

    The exercise price of the options equals the fair market value of the common stock at the date of the grant. Fair market value was determined by the Board based on an independent appraisal using various financial methodologies. Grantees who choose to exercise their options must pay whatever taxes are due upon exercise. To exercise an option, a holder may pay the exercise price in full in cash or cash equivalents, including by personal check, at the time of exercise. The exercise price of any options exercised at any time following a public offering may be paid in full or in part in the form of shares of Allied Worldwide common stock that have been owned by the holder for at least six months, based on the fair market value of such shares of common stock on the date of exercise.

    In the event of termination of service with Allied Worldwide or any subsidiary by reason of death, disability or retirement at age 65, those options that have vested shall remain exercisable until the first to occur of (1) the day that is six months after the date of termination of employment or (2) the expiration of the term of the option. Those options that have not become vested and exercisable prior to the date of termination of service by reason of death, disability or retirement at age 65 shall be canceled immediately upon such termination of employment.

    In the event of termination of service with Allied Worldwide or any subsidiary for cause, then all vested and unvested options held by a grantee terminate immediately and are not exercisable.

    In the event of termination of service with Allied Worldwide or any subsidiary for any other reason, vested and exercisable options remain exercisable solely until the first to occur of: (1) the 60th day after the earliest of the expiration of Clayton, Dubilier & Rice Fund V Limited Partnership's right to purchase the options and receipt of written notice that Clayton, Dubilier & Rice Fund V Limited Partnership does not intend to exercise its right to purchase the options; and (2) the expiration of the term of the options. Options that have not become vested and exercisable by the date of the optionee's termination of employment will terminate and will not become exercisable.

    Upon a "Change in Control" of Allied Worldwide or North American Van Lines (as defined in the plan), each vested and unvested service option, all vested performance options and a percentage of the unvested performance options will be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the price paid in the change in control transaction over the exercise price. All remaining unvested performance options will be canceled. Any payments made in such event will generally be paid within 30 days after the change in control and will be made in cash or in shares of capital stock of the acquiror, as determined by the Allied Worldwide Board. Notwithstanding the foregoing, if the Allied Worldwide Board determines before the change in control either that
(1) all outstanding options will be honored or assumed by the acquiror or
(2) alternative options with equal or better terms will be made available, the outstanding options will not be canceled, their vesting and exercisability will not be accelerated, and there will be no payment in exchange for the options. To be approved by the Board, any alternative options offered must (1) have substantially equivalent economic value to the outstanding options and (2) must have terms which provide, upon the involuntary termination of an optionee's employment within two years of the Change in Control, for either
(a) unrestricted exercisability and transferability of the alternative options or (b) a payment in exchange for any alternative options that equals the difference between the exercise price of such alternative options and the fair market value of the stock subject to such alternative options at the time of the involuntary termination.

    Options cannot be transferred or assigned by grantees other than by will or by the laws of descent or to the issuer or Clayton, Dubilier & Rice Fund V Limited Partnership under their right to purchase options on termination of employment. In addition, options can be exercised only by a grantee or a grantee's estate after death.

REPURCHASE PROVISIONS

    If the employment of a grantee terminates for any reason before the first public offering, the issuer and Clayton, Dubilier & Rice Fund V Limited Partnership each have an option to repurchase all or any portion of any shares of Allied Worldwide common stock or options to purchase shares of Allied Worldwide common stock. The issuer and Clayton, Dubilier & Rice Fund V Limited Partnership are not obligated to purchase securities, except in very limited circumstances.

    If service is terminated by Allied Worldwide or any subsidiary (1) without cause, (2) by death, disability or retirement at age 65 or (3) by resignation of the participant, the repurchase price for the stock is its fair market value as determined in good faith by the Allied Worldwide Board. The purchase price for any options equals the excess, if any, of (1) the fair market value of the shares issuable upon exercise of the options purchased over (2) the aggregate exercise price of the options.

    If service is terminated by Allied Worldwide or any subsidiary with cause, the repurchase price for the stock is the lesser of the fair market value and the original purchase price. Any options are immediately forfeited.

    Participants who have terminated their employment with Allied Worldwide or any subsidiary are entitled to keep any shares that are not repurchased by the issuer or Clayton, Dubilier & Rice Fund V Limited Partnership.

    Participants have the right to require the issuer to repurchase their shares if their employment terminates by reason of death, disability or retirement at age 65.

    All repurchase rights and obligations will expire automatically upon the consummation of a public offering and will not apply to shares offered or sold in connection with such an offering.

    The issuer and Clayton, Dubilier & Rice Fund V Limited Partnership are entitled to apply any portion of the purchase price of shares or options to discharge any indebtedness a participant may owe to Allied Worldwide or to North American Van Lines or indebtedness that is guaranteed by North American Van

Lines, including, without limitation, indebtedness incurred by such participant to purchase shares of common stock.

REGISTRATION RIGHTS

    Allied Worldwide and Clayton, Dubilier & Rice Fund V Limited Partnership are parties to a registration and participation agreement, dated as of March 30, 1998. On November 19, 1999, Allied Worldwide and Clayton, Dubilier & Rice Fund V Limited Partnership amended the registration and participation agreement to add NFC as a party. This agreement permits holders of securities of Allied Worldwide who collectively own at least 50% of Allied Worldwide common stock to require Allied Worldwide to register their securities and pay for such registration under certain conditions. Because Clayton, Dubilier & Rice Fund V Limited Partnership holds more than 50% of Allied Worldwide common stock, it is the only shareholder able to initiate the initial registration. Furthermore, members of management generally do not have registration rights under the registration and participation agreement for shares of Allied Worldwide common stock issued upon exercise of options if Allied Worldwide has registered such shares under the Securities Act. If Allied Worldwide files a registration statement under the Securities Act with respect to a public offering of its common stock, members of management who have previously purchased Allied Worldwide common stock are not permitted to effect any public sale or distribution of any shares such stock during the 20 days before and the 180 days after the effective date of the registration statement (other than as part of the public offering).

EXECUTIVE EMPLOYMENT AGREEMENTS

SEPARATION AGREEMENT WITH R. BARRY UBER

    Allied Worldwide, North American Van Lines and R. Barry Uber entered into a separation agreement which served to terminate his employment agreement with Allied Worldwide and North American Van Lines and his service as a Director of Allied Worldwide and North American Van Lines effective as of December 2, 1999.

    Under the separation agreement, Mr. Uber will receive his annual base salary of $500,000 for two additional years. In addition, Allied Worldwide repurchased from Mr. Uber (1) 10,000 shares of Allied Worldwide common stock and (2) 3,387 vested and exercisable options to purchase shares of Allied Worldwide common stock based on a fair market value for the stock of $142. Mr. Uber will continue to receive medical and welfare benefits from the date of termination of service to the second anniversary thereof as if he had remained in the employ of North American Van Lines, provided that, if he becomes eligible for a comparable benefit by reason of his employment, such obligation of North American Van Lines shall terminate.

    Mr. Uber has agreed that during the ten years following termination of his employment with Allied Worldwide and North American Van Lines, he will refrain from disclosing confidential information regarding North American Van Lines. Additionally, for the two years following termination, Mr. Uber will not
(1) participate in any business that is engaged in the business of or that is otherwise in competition with any business conducted by Allied Worldwide or its subsidiaries, (2) induce or attempt to induce any employee of North American Van Lines to leave the employ of Allied Worldwide or North American Van Lines, or
(3) attempt to induce any supplier, distributor or customer of North American Van Lines or its affiliates to cease doing business with North American Van Lines.

EMPLOYMENT AGREEMENT WITH JEFFREY P. GANNON

    Effective January 5, 2000 Jeffrey Gannon became Allied Worldwide's and North American Van Lines' President and Chief Executive Officer. He will receive an annual base salary of $500,000 and participate in the management bonus plan, with a target annual bonus opportunity up to 100% of his base salary. If
Mr Gannon's employment is terminated without cause, he will continue to receive his annual base salary for one year (or, if earlier, until he obtains other employment). Upon such an involuntary termination following a change of control he will instead receive a payment equal to twice his annual base salary, as well as a pro rated bonus for the year of termination (based on his target opportunity for such year). In connection with his employment, Mr. Gannon will be afforded the opportunity to purchase 10,000 shares of Allied Worldwide's Common Stock at $142 per share. It is expected that Mr. Gannon will also be granted options to purchase up to 30,000 such shares in conjunction with such purchase, half of which will generally vest over five years based on the passage of time and his continued employment. The remaining half will vest upon the achievement of specified cumulative or annual EBITDA targets, except that to the extent not vested sooner, they will become vested on the ninth anniversary of the grant date.

RETIREMENT PLANS

    Allied Worldwide sponsors the NAVL, Inc. Employee Retirement Plan, a funded, non-contributory defined benefit pension plan covering eligible employees of North American Van Lines in the United States. Allied Worldwide also sponsors an excess benefit plan which is an unfunded, non-qualified plan that provides retirement benefits not otherwise provided under the retirement plan because of the benefit limitations imposed by Section 415 and 401(a)(17) of the Internal Revenue Code. The excess benefit plan ensures that an executive receives the total pension benefit to which he or she would otherwise be entitled, were it not for such Code limitations.

BENEFITS FOR SERVICES RENDERED THROUGH DECEMBER 31, 1995

    For services rendered through December 31, 1995, several formulas are applicable for determining benefits which have accrued under the retirement plan and the excess benefit plan. Generally, under each of these formulas the rate of accrual is greater for the first ten (10) years of service than in later years, with a cap that applies at either thirty (30) or thirty-five (35) years of service. The formulas each take into account Social Security benefits payable to each participant. The following table shows the estimated pension benefits payable to each of the Named Executives which have accrued under the various formulas which apply through December 31, 1995.

             PENSION PLAN TABLE FOR BENEFITS WHICH HAVE ACCRUED TO
                 EACH NAMED EXECUTIVE THROUGH DECEMBER 31, 1995

                                       ANNUAL PENSION BENEFIT ACCRUED THROUGH
NAMED EXECUTIVE                                  DECEMBER 31, 1995
---------------                        --------------------------------------
R. Barry Uber (1)....................                   --
James W. Rogers (2)..................                   --
Ron Milewski.........................                 $23,724
Don Saulic (1).......................                   --
Gregory S. Maiers....................                 $41,208
Michael Gunkel.......................                 $18,624
Ian M. Nicolson......................                 $84,276
Michael Kranisky.....................                 $81,480

------------------------

(1) Because they were hired after December 31, 1995, neither Mr. Uber nor
    Mr. Saulic are eligible for benefits accrued under the formulas in effect through that date.

(2) Because he was not compensated for his services, Mr. Rogers did not participate in either the retirement plan or the excess benefit plan.

BENEFITS FOR SERVICES RENDERED AFTER DECEMBER 31, 1995

    For services rendered after December 31, 1995, the retirement plan provides each eligible employee with retirement benefits based principally on years of service with North American Van Lines, compensation rates over that time, and estimated primary Social Security benefits. The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (65) under both the retirement plan and the excess benefit plan. These benefits are based on the final pay formula contained in the retirement plan which applies to all benefits which accrue under both plans after December 31, 1995.

                             PENSION PLAN TABLE FOR
                 BENEFITS WHICH ACCRUE AFTER DECEMBER 31, 1995

                                YEARS OF SERVICE
                                ----------------
REMUNERATION                           5              10         15         20         25
------------                    ----------------   --------   --------   --------   --------
$200,000......................       $13,827       $ 27,653   $ 41,480   $ 55,307   $ 69,133
$225,000......................       $15,702       $ 31,403   $ 47,105   $ 62,807   $ 78,508
$250,000......................       $17,577       $ 35,153   $ 52,730   $ 70,307   $ 87,883
$275,000......................       $19,452       $ 38,903   $ 58,355   $ 77,807   $ 97,258
$300,000......................       $21,327       $ 42,653   $ 63,980   $ 85,307   $106,633
$400,000......................       $28,827       $ 57,653   $ 86,480   $115,307   $144,133
$600,000......................       $43,827       $ 87,653   $131,480   $175,307   $219,133
$800,000......................       $58,827       $117,653   $176,480   $235,307   $294,133
$1,000,000....................       $73,827       $147,653   $221,480   $295,307   $369,133
$1,200,000....................       $88,827       $177,653   $266,480   $355,307   $444,133

    Benefits available under the retirement plan and the excess benefit plan after December 31, 1995 are subject to offset for Social Security benefits. Compensation taken into account under the plans is the average monthly compensation paid to a participant during the consecutive 60-month period over the most recent 120-month period that produces the highest average compensation. For this purpose, compensation includes the total of base salary and bonus.

    Benefits are payable in the form of a straight life annuity or a joint and survivor annuity. For benefits which accrue under the table (i.e., after December 31, 1995), as of December 31, 1999 Mr. Uber had 1.75 years of credited service; Mr. Milewski, Mr. Maiers and Mr. Gunkel each have 4 years of credited service; and Mr. Saulic has 1.17 years of credited service. As of their respective retirement dates, Mr. Nicolson had 3.67 years of credited service and Mr. Kranisky had 3.25 years of credited service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board established a Compensation Committee to review all compensation arrangements for executive officers of North American Van Lines. The individuals serving on the Compensation Committee during 1999 were Darryl D. Fry (Chairman), Edmund M. Carpenter, Kenneth E. Homa and James W. Rogers. Both Mr. Babiarz and Mr. Conway are principals of Clayton, Dubilier & Rice, Inc. and limited partners of CD&R Associates Fund V Limited Partnership. Clayton, Dubilier & Rice, Inc. receives an annual fee for management and financial consulting services to North American Van Lines, including expenses. The consulting fees paid to Clayton, Dubilier & Rice, Inc. were $400,000 for each of 1998 and 1999. Such consulting fees will be reviewed on an annual basis. Allied Worldwide and North American Van Lines have also agreed to indemnify the members of the Boards to the full extent permitted by Delaware law, and to indemnify Clayton, Dubilier & Rice, Inc. and Clayton, Dubilier & Rice Fund V Limited Partnership (together with their respective directors, officers, partners, employees, agents and controlling persons) against certain liabilities incurred under the federal securities laws and other laws regulating the business of North American Van Lines and certain other claims and liabilities with respect to their services for Allied Worldwide and North American Van Lines.

                           OWNERSHIP OF CAPITAL STOCK

    Allied Worldwide owns all of the outstanding capital stock of North American Van Lines. The outstanding capital stock of Allied Worldwide is beneficially owned as set forth in the following table, which includes information as of January 14, 2000 as to

    (1) each person known to North American Van Lines to own five percent or more of the common stock of Allied Worldwide,

    (2) each director of North American Van Lines,

    (3) each executive officer of North American Van Lines listed in the Summary Compensation Table under "Management" above and

    (4) all directors and executive officers of North American Van Lines as a group.

                                                               NUMBER     PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OF SHARES   OF SHARES
---------------------------------------                       ---------   ----------
Clayton, Dubilier & Rice Fund V Limited Partnership(2) .....   840,402       66.9%
  1403 Foulk Road, Suite 106
  Wilmington, Delaware 19803
NFC International Holdings (Netherlands II) BV(3) ..........   318,779       25.4%
  c/o NFC plc
  66 Chiltern Street
  London WIM 2LT
  England

NAME OF EXECUTIVE OFFICER OR DIRECTOR(4)
------------------------------------------------------------
Jeffrey P. Gannon(5)........................................        --         --
Ronald L. Milewski(6).......................................     4,017          *
Donald B. Saulic(7).........................................     2,734          *
Gregory S. Maiers(8)........................................     3,013          *
J. Michael Gunkel(9)........................................     3,347          *
James W. Rogers.............................................     5,000          *
Micahel G. Babiarz..........................................        --         --
Edmund M. Carpenter.........................................        --         --
Kevin J. Conway.............................................        --         --
Robert G. Dettmer...........................................     2,500          *
Darryl D. Fry...............................................     2,500          *
Kenneth E. Homa.............................................     2,500          *
Robert D. Lake..............................................        --         --
David A. Novak..............................................        --         --
Charles P. Pieper...........................................        --         --
All directors and executive officers as a group
  (18 persons)(10)..........................................    34,985        2.8%

------------------------

*   Less than 1%

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire beneficial ownership of within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

(2) CD&R Associates V Limited Partnership, a Cayman Islands exempted limited partnership ("Associates V"), is the general partner of Clayton, Dubilier & Rice Fund V Limited Partnership and has the power to direct Clayton, Dubilier & Rice Fund V Limited Partnership as to the voting and disposition of shares held by Clayton, Dubilier & Rice Fund V Limited Partnership. CD&R Investment Associates II, Inc., a Cayman Island exempted company ("Investment Associates II"), is the managing general partner of Associates V and has the power to direct Associates V as to its direction of Clayton, Dubilier & Rice Fund V Limited Partnership's voting and disposition of the shares held by Clayton, Dubilier & Rice Fund V Limited Partnership. No person controls the voting and disposition of Investment Associates II with respect to the shares owned by Clayton, Dubilier & Rice Fund V Limited Partnership. Each of Associates V and Investment Associates II expressly disclaims beneficial ownership of the shares owned by Clayton, Dubilier & Rice Fund V Limited Partnership. The business address for each of Clayton, Dubilier & Rice Fund V Limited Partnership, Associates V and Investment Associates II is 1403 Foulk Road, Suite 106, Wilmington, Delaware 19803.

(3) Includes 87,480 shares issuable to NFC International Holdings (Netherlands
    II) upon exercise of the warrant received by NFC as part of the consideration for the sale of the Allied business.

(4) Messrs. Uber, Nicholson and Kranisky have resigned or retired. See "Management--Compensation of Named Executive Officers" and "--Executive Employment Agreements--Separation Agreement with R. Barry Uber." None of them owns shares or holds options to acquire shares.

(5) Mr. Gannon, recently appointed a director and President and Chief Executive Officer of North American Van Lines, does not currently own any shares or hold any options to acquire shares. Allied Worldwide expects to offer Mr. Gannon 10,000 shares and 30,000 options to acquire shares (none of which options will be exercisable within 60 days) in early 2000.

(6) Includes 1,017 shares issuable to Mr. Milewski upon exercise of options exercisable within 60 days.

(7) Includes 424 shares issuable to Mr. Saulic upon exercise of options exercisable within 60 days.

(8) Includes 763 shares issuable to Mr. Maiers upon exercise of options exercisable within 60 days.

(9) Includes 847 shares issuable to Mr. Gunkel upon exercise of options exercisable within 60 days.

(10) Includes approximately 3,255 options exercisable within 60 days.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, is a private investment fund managed by Clayton, Dubilier & Rice, Inc. Amounts contributed to Clayton, Dubilier & Rice Fund V Limited Partnership by its limited partners are invested at the discretion of the general partner in equity or equity-related securities of entities formed to effect leveraged acquisition transactions and in the equity of corporations where the infusion of capital, coupled with the provision of managerial assistance by Clayton, Dubilier & Rice, Inc., can be expected to generate returns on investments comparable to returns historically achieved in leveraged acquisition transactions. The general partner of Clayton, Dubilier & Rice Fund V Limited Partnership is Associates V. Associates V has three general partners. The managing general partner of Associates V is Investment Associates II. The other general partners of Associates V are CD&R Cayman Investment
Associates, Inc., a Cayman Islands exempted company ("Associates Cayman Inc."), and CD&R Investment Associates, Inc., a Delaware corporation
("Associates Inc."). Under the partnership agreement of Associates V, all management authority (other than with respect to the amendment of the partnership agreement) is vested in Investment Associates II.

    Each of James Rogers, Michael Babiarz, Kevin Conway and Charles Pieper, who are principals of Clayton, Dubilier & Rice, Inc., and limited partners of Associates V and stockholders of Investment Associates II, is a director of North American Van Lines. David Novak, who is a professional employee of Clayton, Dubilier & Rice, Inc. and a limited partner of Associates V, is also a director of North American Van Lines. In addition, Edmund Carpenter, a director of North American Van Lines, is a former professional employee of Clayton, Dubilier & Rice, Inc.

    Clayton, Dubilier & Rice, Inc. is a private investment firm that is organized as a Delaware corporation. Clayton, Dubilier & Rice, Inc. is the manager of a series of investment funds, including Clayton, Dubilier & Rice Fund V Limited Partnership, formed to invest in equity or equity-related securities. Clayton, Dubilier & Rice, Inc. generally assists in structuring, arranging financing for and negotiating the transactions in which the funds it manages invest. After the consummation of such transactions, Clayton, Dubilier & Rice, Inc. generally provides management and financial consulting services to the companies in which its investment funds have invested during the period of such funds' investment. Such services include helping such companies to establish effective banking, legal and other business relationships and assisting management in developing and implementing strategies for improving the operational, marketing and financial performance of such companies.

    Allied Worldwide, North American Van Lines and Clayton, Dubilier & Rice, Inc. are parties to a Consulting Agreement, dated as of March 30, 1998, as amended, pursuant to which Clayton, Dubilier & Rice, Inc. is paid a management fee ($400,000 annually) for financial advisory and management consulting services. Allied Worldwide and North American Van Lines have also entered into an Indemnification Agreement, dated as of March 30, 1998, in favor of Clayton, Dubilier & Rice, Inc. and Clayton, Dubilier & Rice Fund V Limited Partnership (together with their respective directors, officers, partners, employees, agents and controlling persons, the "Indemnitees"), pursuant to which Allied Worldwide and North American Van Lines have agreed, subject to certain exceptions, to indemnify and hold harmless the members of the boards of directors of Allied Worldwide and North American Van Lines to the full extent permitted by Delaware law, and to indemnify the Indemnitees from and against any suits, claims, damages or expenses that may be made against or incurred by them under applicable securities laws in connection with offerings of securities of North American Van Lines, liabilities to third parties arising out of any action or failure to act by North American Van Lines, and, except in the case of gross negligence or intentional misconduct, the provision by Clayton, Dubilier & Rice, Inc. of management, consulting and financial advisory services.

    North American Van Lines has guaranteed loans in an aggregate principal amount of $1,509,690 (of which $609,690 remains outstanding) to various members of management in connection with their investment in Allied Worldwide, including a $175,000 loan to Mr. Kaczka (of which the total amount remains outstanding) and two $62,250 loans to Don B. Saulic (of which the total amount of both remains outstanding). These loans mature on various dates in 2003 and 2004, and bear interest at the prime rate plus 1.0%.

    An affiliate of NFC, NFC International Holdings (Netherlands II) BV, holds a Common Stock Purchase Warrant issued by Allied Worldwide in connection with the Allied aquisition. The warrant entitles the holder to purchase 87,480 shares of common stock of Allied Worldwide, par value $0.01 per share, at an exercise price of $400.00 per share. The term of the warrant is five years and it contains customary anti-dilution protections. In addition, the warrant and any shares issued upon its exercise are subject to certain transfer restrictions, including rights of first refusal and drag-along rights in our favor and in favor of Clayton, Dubilier & Rice Fund V Limited Partnership and hold-back covenants.

    An affiliate of NFC also holds 24,500 shares of junior preferred stock of Allied Worldwide having an initial liquidation preference of $24.5 million. The dividend rate on this junior preferred stock is 12.4% compounded quarterly, although the payment of dividends is subject to the discretion of the Board of Directors of Allied Worldwide and the ability of Allied Worldwide to pay dividends is subject to our various debt agreements (including the indenture and the new senior credit facility). In certain circumstances the junior preferred stock is exchangeable at the option of Allied Worldwide for subordinated exchange debentures of Allied Worldwide. Subject to the terms of our debt agreements (including the indenture and the new senior credit facility agreements), the junior preferred stock is required to be redeemed on the eleventh anniversary of its issue date, or upon the occurrence of certain other events. In addition, Allied Worldwide has a right, subject to the terms of its debt agreements, to redeem the junior preferred stock at any time after the first anniversary of its issue date.

    Allied Worldwide and NFC are parties to a letter agreement which gives NFC the right (so long as it or any of its affiliates holds ten percent of the outstanding shares of Allied Worldwide) to nominate one director to the board of directors of Allied Worldwide and North American Van Lines. The remaining members of the boards are appointed by Clayton, Dubilier & Rice Fund V Limited Partnership. The letter agreement also imposes certain restrictions on the transfer of the 174,961 shares of common stock of Allied Worldwide held by NFC International Holdings (Netherlands II), such as rights of first refusal, drag-along rights and hold-back covenants.

    Allied Worldwide and Clayton, Dubilier & Rice Fund V Limited Partnership are parties to a Registration and Participation Agreement, dated as of March 30, 1998, which permits holders of securities of Allied Worldwide to require Allied Worldwide to register their securities and pay for such registration under certain conditions. In connection with the Allied acquisition, this agreement was amended to include NFC as a party and to accord NFC the right (so long as it or its affiliate owns 87,480 shares of common stock of Allied Worldwide) to demand that Allied Worldwide register its securities. In addition, the amendment allows NFC or such affiliate to participate in the demand rights exercised by other holders of Allied Worldwide securities and to participate in the rights accorded to certain accredited investors to buy additional shares from Allied Worldwide pro rata if Clayton, Dubilier & Rice Fund V Limited Partnership subscribes for additional shares.

    Allied Worldwide and Clayton, Dubilier & Rice Fund V Limited Partnership are parties to a Stock Subscription Agreement, dated as of March 30, 1998, which sets forth the terms and conditions of the purchase by Clayton, Dubilier & Rice Fund V Limited Partnership of 615,050 shares of common stock of Allied Worldwide. Pursuant to such agreement, Clayton, Dubilier & Rice Fund V Limited Partnership is entitled to consult with Allied Worldwide with respect to the operation of Allied Worldwide or any of its subsidiaries at any time, to have observers attend meetings of the board of directors of Allied Worldwide and to receive all quarterly and annual financial reports and budgets, as well as other documents, of Allied Worldwide. In addition, the Stock Subscription Agreement imposes certain restrictions on the transfer of the shares of common stock of Allied Worldwide owned by Clayton, Dubilier & Rice Fund V Limited Partnership.

    On December 1, 1999, pursuant to two Stock Subscription Agreements, each dated as of November 19, 1999, Clayton, Dubilier & Rice Fund V Limited Partnership and NFC purchased 225,352 and 56,338 shares of common stock of Allied Worldwide, respectively. These Stock Subscription Agreements impose certain restrictions on the transfer of the shares of common stock purchased thereunder, and provide that the purchasers of such stock are entitled to the rights and subject to the obligations created under the Registration and Participation Agreement described above. The proceeds of this stock subscription were used to repay a $40 million interim loan incurred by Allied Worldwide in connection with the Allied acquisition. As a result of this stock subscription, accredited investors who were stockholders of Allied Worldwide at the time of such subscription, including members of management, are entitled to buy, on a pro rata basis, additional shares of common stock from Allied Worldwide. The total number of shares offered to these accredited investors was 27,555. As of January 14, 2000, the purchase of these shares had not been completed. Upon completion of the offering of these shares, NFC will have the right to purchase up to 6,889 additional shares of the common stock of Allied Worldwide.

    In connection with the Allied acquisition, in December, 1999, Allied Worldwide initiated a management stock offering and has sold to certain members of North American Van Lines' management shares (and options to purchase shares) of its common stock, pursuant to the Allied Worldwide Stock Incentive Plan. As of January 14, 2000, members of management had purchased approximately 27,091 shares of such stock and had been granted options to purchase 44,682 additional shares of such stock pursuant to this management stock offering. Allied Worldwide currently anticipates making a second management stock offering to certain members of management in February of 2000. It is anticipated that up to 13,000 shares and 36,000 options to purchase shares will be offered in this management stock offering. See "Management--Allied Stock Incentive Plan."

    North American Van Lines and its subsidiary North American Transport Insurance Company ("NATIC") are parties to a Management and Cost Allocation Agreement, dated as of July 18, 1990, pursuant to which North American Van Lines provides office space and services, telecommunications and computer services, and legal and accounting services to NATIC on a cost reimbursement basis. This agreement has been filed with the Indiana Department of Insurance.

    Allied Van Lines, Inc.'s wholly-owned subsidiary, TransGuard Insurance Company of America, Inc., is party to several intercompany agreements, with Vanguard Insurance Agency, Inc., Allied Van Lines, ClaimGuard, Inc. and TransGuard General Agency, Inc., governing various matters such as the terms and conditions of the solicitation of accounts by Vanguard on behalf of TransGuard and the payment by Allied of certain of TransGuard's operating expenses. Consistent with Illinois law governing the insurance industry and with the exception of the payment by TransGuard to Vanguard on a commission basis, all payments made pursuant to these intercompany agreements are made on a cost-reimbursement basis, with payment amounts ranging from $0.5 million to $2.5 million per year.

    NFC and its affiliates have agreed to provide certain services to us, such as information technology and real property services, pursuant to a transition services agreement entered into in connection with the Allied acquisition. In addition there are a number of properties in the United Kingdom which are used both for operations of the moving and storage services businesses which were acquired by us from NFC and also for operations of other businesses of NFC which NFC is retaining. To facilitate a smooth transition, certain subsidiaries of NFC have leased (or subleased as the case may be) portions of those facilities which such subsidiaries are retaining to Pickfords Limited (a North American Van Lines subsidiary following the Allied acquisition) for its use in its operations of the acquired businesses. Similarly, in the case of the shared sites which we acquired in connection with the Allied acquisition, Pickfords Limited has leased (or subleased, as the case may be) to certain NFC entities portions of those facilities for their use in the retained businesses. The terms of these leasing and subleasing arrangements range from less than one year to up to ten years and are generally at market rents and conditions.

                       DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR CREDIT FACILITY

    GENERAL. In connection with the Allied acquisition, we entered into a new credit facility with a syndicate of financial institutions and The Chase Manhattan Bank as administrative agent (the "Agent") and Banc of America Securities LLC as syndication agent. The following summary is a description of the principal terms of the senior credit agreement and the related documents governing the facility (the "Credit Documentation") and is subject to and qualified in its entirety by reference to the Credit Documentation. The senior credit agreement governing the facility has been filed as an exhibit to the registration statement of which this prospectus is a part. It is available as set forth under the heading "Where You Can Find More Information."

    The senior credit agreement provides for senior secured credit facilities in an aggregate principal amount of up to $475.0 million, consisting of (1) a revolving credit facility in an aggregate principal amount of up to $150.0 million, (2) a seven-year term loan of $150.0 million (the "Tranche A Term Loan") and (3) an eight-year term loan of $175.0 million (the "Tranche B Term Loan"), which will be made available to North American Van Lines. The revolving credit facility may also be made available to certain foreign subsidiaries of North American Van Lines (together with North American Van Lines, the "Borrowers").

    USE OF FACILITY. In connection with the closing of the Allied acquisition, North American Van Lines used the term loans and borrowed under the revolving credit facility to refinance certain existing indebtedness and as part of the financing for the Allied acquisition. See "The Allied Acquisition." The remaining unused commitment under the revolving credit facility will be available to the Borrowers from time to time for general corporate purposes.

    GUARANTEE AND SECURITY. The obligations of North American Van Lines are guaranteed by Allied Worldwide and certain of the existing and subsequently acquired or organized domestic subsidiaries of North American Van Lines. In the event that any foreign subsidiary of North American Van Lines is permitted to borrow under the senior credit facility, its obligations will be guaranteed by Allied Worldwide, North American Van Lines, certain of North American Van Lines' domestic subsidiaries and certain of the subsidiaries (including foreign subsidiaries) of such foreign subsidiary borrower. North American Van Lines' obligations under the senior credit facility are secured by substantially all of the tangible and intangible assets of Allied Worldwide, North American Van Lines and certain of its domestic subsidiaries, except that (1) the stock or securities of the foreign subsidiaries of North American Van Lines (other than any direct first-tier foreign subsidiary of North American Van Lines) is not required to be pledged to secure these obligations, (2) no more than 65% of the stock or securities of a direct first-tier foreign subsidiary of North American Van Lines is required to be pledged to secure these obligations, and (3) no more than 65% of the stock or securities of any domestic subsidiary of North American Van Lines that acts as a holding company for foreign subsidiaries of North American Van Lines is required to be pledged to secure these obligations. In the event that any foreign subsidiary of North American Van Lines is permitted to borrow under the senior credit facility, its obligations will be secured by not more than 65% of the stock of such foreign subsidiary borrower and by substantially all of the tangible and intangible assets of such foreign subsidiary borrower, Allied Worldwide, North American Van Lines, certain of North American Van Lines' domestic subsidiaries and the capital stock of certain of the subsidiaries (including foreign subsidiaries) of such foreign subsidiary borrower.

    AMORTIZATION; INTEREST; FEES; MATURITY. The term loan obligations under the senior credit agreement are repayable in quarterly principal payments over seven years, in the case of the Tranche A Term Loan, or eight years, in the case of the Tranche B Term Loan. Loans under the revolving credit facility mature on the seventh anniversary of the initial borrowing. The term loans and loans under the revolving credit facility bear interest at floating rates based upon the interest rate option we elect.

    The transaction fees and expenses set forth in the sources and uses of funds for the Allied acquisition (see "The Allied Acquisition") include transaction fees payable in connection with the commitments under the senior credit agreement. In addition, a commitment fee is payable quarterly on the daily average undrawn portion of the revolving credit facility, in the amount of 0.50% per annum or less (depending on our financial performance).

    PREPAYMENTS. The senior credit agreement permits voluntary prepayment of the term loans or loans under the revolving credit facility without premium or penalty except for breakage costs incurred in connection with prepayment during a euro currency interest period and except as provided for in the next sentence. Optional prepayments of Tranche B Term loans and any prepayments (whether optional or mandatory) made as a result of or in connection with a change of control, or any refinancing of any of the senior credit facilities, shall be at par plus accrued interest plus a premium. The premium shall initially be 2.0% of the aggregate principal amount prepaid, declining to 0.0% after the second anniversary of the closing date. Subject to certain exceptions, mandatory prepayments will be required to be made from net cash proceeds of certain asset sales, net cash proceeds of certain debt issuances and 50% of excess cash flow, such percentage to be reduced to zero upon our achievement of certain performance criteria.

    COVENANTS AND EVENTS OF DEFAULT. The senior credit facility is subject to covenants that, among other things, restrict our ability to dispose of assets, incur indebtedness or guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, modify terms of the indenture, engage in mergers or consolidations, change the business we conduct, make capital expenditures or engage in certain transactions with affiliates. In addition, under the senior credit facility, North American Van Lines is also subject to certain financial covenants, including the requirement to maintain a minimum interest expense coverage ratio and a maximum leverage ratio. These financial tests become more restrictive in future years. The senior credit facility is subject to customary events of default.

ALLIED WORLDWIDE SENIOR DISCOUNT DEBT

    GENERAL. In connection with the Allied acquisition, Allied Worldwide incurred $35.0 million initial accreted value of unsecured senior discount term loan borrowings from The Chase Manhattan Bank and Blue Ridge Investments, LLC (affiliates of the initial purchasers of the old notes). This senior discount loan will accrete at a rate of 16% per annum from its initial accreted value of $35.0 million at November 19, 1999. Under the loan agreement relating to the senior discount loan (the "Senior Discount Loan Agreement"), the lenders thereunder may, at their option, exchange the senior discount loan for senior discount notes due 2009 at any time prior to February 17, 2000 (90 days after the initial closing date), by giving written notice to Allied Worldwide, and if they have not done so by that date, they will be deemed to have given that notice on that date. The issuance and delivery of the senior discount notes to the initial holders thereof (who are expected to be the lenders under the senior discount loan or affiliates thereof) will be in exchange for, and repayment in full and cancellation of, the senior discount loan. The initial accreted value of the senior discount notes will equal the then accreted value of the senior discount loan. Allied Worldwide will not receive any proceeds from the offering and sale of the senior discount notes by the initial holders to purchasers.

    So long as the Allied Worldwide senior discount debt is held by Blue Ridge Investments and The Chase Manhattan Bank (or their respective affiliates) as loans under the Senior Discount Loan Agreement, the senior discount debt may be redeemed in whole or in part, at a price equal to the accreted value thereof plus accrued and unpaid interest, if any.

    The following is a brief summary of the principal terms of the senior discount notes, and is subject to and qualified in its entirety by reference to the indenture by which the senior discount notes will be governed. The senior discount loan has economic and other substantive terms substantially identical to those of the senior discount notes.

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
    PAYMENT. The senior discount notes will accrete until December 1, 2004 at a rate of 16.00% per annum. Thereafter, the senior discount notes will bear interest at a rate of 16.00% per annum, payable semi-annually. The senior discount notes will be senior unsecured obligations of Allied Worldwide, and will not have the benefit of guarantees.

    CHANGE OF CONTROL. Each holder of senior discount notes will be entitled to require Allied Worldwide, and Allied Worldwide must offer, to repurchase the senior discount notes held by such holder at a price of 101% of the aggregate principal amount, or accreted value, as the case may be, thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase, upon the occurrence of a Change of Control Triggering Event (as defined in the senior discount notes indenture).

    OPTIONAL REDEMPTION. Allied Worldwide may redeem all or a part of the senior discount notes at the redemption prices set forth in the senior discount notes indenture plus accrued and unpaid interest, if any, thereon, to the applicable redemption date. The senior discount notes will not be subject to any mandatory redemption requirements.

    COVENANTS, EVENTS OF DEFAULT AND REGISTRATION RIGHTS. The senior discount notes will be subject to covenants, events of default and registration requirements similar to those relating to the notes described in this prospectus.

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
                              DESCRIPTION OF NOTES

GENERAL

    North American Van Lines issued the old notes, and will issue the new notes, under an indenture, dated as of November 19, 1999, among itself, the initial Note Guarantors and State Street Bank and Trust Company, as trustee. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. It is available as set forth under the heading "Where You Can Find More Information." The terms of the new notes are identical to the terms of the old notes, except that the new notes will be registered under the Securities Act, and therefore will not contain restrictions on transfer, will not contain provisions relating to additional interest, and will contain terms of an administrative nature that differ from those of the old notes. New notes will otherwise be treated as notes for the purposes of the indenture.

    The following is a summary of the material provisions of the indenture. This summary does not contain all of the information that may be important to an investor in the notes. It is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including terms defined in the indenture and provisions of the Trust Indenture Act of 1939, as amended ("TIA"). Whenever particular defined terms of the indenture not otherwise defined here are referred to, those defined terms are incorporated here by reference. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions" below. In this summary, "North American Van Lines" refers only to North American Van Lines, Inc., and its successors under the indenture and not to any of North American Van Lines, Inc.'s subsidiaries.

    The notes will be unsecured obligations of North American Van Lines, ranking subordinate in right of payment to all Senior Indebtedness of North American Van Lines.

TERMS OF THE NOTES

    The notes will mature on December 1, 2009. Each note will bear interest at a rate of 13 3/8% per annum from the date of issuance, or from the most recent date to which interest has been paid or provided for, payable semiannually in cash on June 1 and December 1 of each year, commencing June 1, 2000, to holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    In addition to the notes offered hereby, North American Van Lines may from time to time issue additional notes ("Additional Notes") in an aggregate principal amount equal to the aggregate principal amount of notes issued on the date of the indenture. Any offering of Additional Notes is subject to the covenant described below under the caption "--Certain Covenants--Limitation on Indebtedness." The notes and any Additional Notes subsequently issued under the indenture would be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. North American Van Lines will issue notes in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The notes will mature on December 1, 2009.

    Except where the context otherwise requires, in this "Description of Notes," references to the notes include any old notes or Additional Notes, as well as the new notes.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    Payments of principal, premium, if any, and interest will be made at the office or agency of North American Van Lines in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of an affiliate of the trustee) or the corporate trust office of an affiliate of the Paying Agent in New York City, except that, at the option of North American Van Lines, payment of interest may

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be made by check mailed to the address of each registered holder of the notes as such address appears in the Note Register, or, if a holder has given wire instructions to North American Van Lines, by wire transfer to a United States dollar account maintained by the holder with a bank located in New York City.

PAYING AGENT AND REGISTRAR FOR THE NOTES

    The trustee will initially act as principal Paying Agent and Registrar at the corporate trust offices of its affiliate in the City of New York, State of New York. North American Van Lines may change the Paying Agent or Registrar without prior notice to the holders, and North American Van Lines or any of its Subsidiaries may act as Paying Agent or Registrar.

OPTIONAL REDEMPTION

    The notes will be redeemable, at North American Van Lines' option, in whole or in part, and from time to time on and after December 1, 2004 and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each holder's registered address, not less than 30 nor more than 60 days prior to the redemption date. The notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the relevant redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

                                                              REDEMPTION
PERIOD                                                          PRICE
------                                                        ----------
2004........................................................   106.688%
2005........................................................   104.458%
2006........................................................   102.229%
2007 and thereafter.........................................   100.000%

    In addition, at any time and from time to time prior to December 1, 2002, North American Van Lines at its option may redeem notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the "Redemption Amount") not exceeding the aggregate proceeds of one or more Equity Offerings (as defined below) at a redemption price (expressed as a percentage of principal amount thereof) of 113.375% plus accrued interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of notes equal to at least 65% of the original aggregate principal amount of the notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption. "Equity Offering" means a sale of Capital Stock (other than Disqualified Stock) (X) that is a sale of Capital Stock of North American Van Lines, or (Y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to North American Van Lines or any of its Restricted Subsidiaries. North American Van Lines may make such redemption upon notice mailed by first-class mail to each holder's registered address, not less than 30 nor more than 60 days prior to the redemption date (but in no event more than 180 days after the completion of the related Equity Offering).

SELECTION

    In the case of any partial redemption, selection of the notes for redemption will be made by the trustee on a PRO RATA basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate, although no note of $1,000 in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

NOTE GUARANTEES

    On the Issue Date, each Domestic Subsidiary that then guarantees payment by North American Van Lines of Bank Indebtedness of North American Van Lines will also guarantee payment of the notes. In addition, after the Issue Date, North American Van Lines will cause each Domestic Subsidiary that guarantees payment by North American Van Lines of Bank Indebtedness of North American Van Lines to execute and deliver to the trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the notes, whereupon such Subsidiary will become a Note Guarantor for all purposes under the indenture. North American Van Lines will also have the right to cause any other Subsidiary so to guarantee payment of the Notes. Note Guarantees will be subject to release and discharge under certain circumstances prior to payment in full of the notes. See "--Certain Covenants--Future Note Guarantors."

RANKING

    The indebtedness evidenced by the notes is unsecured Senior Subordinated Indebtedness of North American Van Lines, is subordinated in right of payment, as set forth in the indenture, to the payment when due in full in cash of all existing and future Senior Indebtedness of North American Van Lines, including North American Van Lines' obligations under the Senior Credit Facility, ranks PARI PASSU in right of payment with all existing and future Senior Subordinated Indebtedness of North American Van Lines and is senior in right of payment to all existing and future Subordinated Obligations of North American Van Lines. The notes are also effectively subordinated to any Secured Indebtedness of North American Van Lines to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "--Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

    At September 25, 1999, on a pro forma basis after giving effect to the Transactions, Senior Indebtedness consisting of indebtedness for borrowed money of North American Van Lines was $387.3 million and North American Van Lines had additional availability of $89.6 million for borrowings under the Senior Credit Facility, all of which would have been Secured Indebtedness, and no Senior Subordinated Indebtedness (other than the Indebtedness represented by the notes) and no Subordinated Obligations. Although the indenture contains limitations on the amount of additional Indebtedness that North American Van Lines may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Secured Indebtedness. See "--Certain Covenants--Limitation on Indebtedness" below.

    The obligations of each Note Guarantor under the Note Guarantee to which it is a party will be unsecured Guarantor Senior Subordinated Indebtedness of such Note Guarantor, will be subordinated in right of payment, as set forth in the indenture, to the payment when due in full in cash of all existing and future Guarantor Senior Indebtedness of such Note Guarantor, including the Note Guarantor's obligations under or relating to the Senior Credit Facility, will rank PARI PASSU in right of payment with all existing and future Guarantor Senior Subordinated Indebtedness of such Note Guarantor and will be senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Note Guarantor. The Note Guarantee of each Note Guarantor will also be effectively subordinated to any Secured Indebtedness of such Note Guarantor to the extent of the value of the assets securing such Indebtedness. The terms on which each Note Guarantee will be subordinated to the prior payment in full of Guarantor Senior Indebtedness will be substantially identical to those described below governing the subordination of the notes to the prior payment in full of Senior Indebtedness.

    A substantial part of the operations of North American Van Lines are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries (other than Subsidiaries that are Note Guarantors), including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of North American Van Lines, including holders of the notes. The notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of Subsidiaries of North American Van Lines (other than Subsidiaries that are Note Guarantors). Certain of the operations of a Note Guarantor may be conducted through Subsidiaries thereof that are not also Note Guarantors. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of such Note Guarantor, including claims under the Note Guarantee of such Note Guarantor. Such Note Guarantee, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of such Subsidiaries. Although the indenture limits the incurrence of Indebtedness (including preferred stock) by certain of North American Van Lines' Subsidiaries, such limitation is subject to a number of significant qualifications. As of September 25, 1999, after giving pro forma effect to the Transactions, North American Van Lines Subsidiaries (other than Subsidiaries who became Note Guarantors on the Issue Date) would have had substantial liabilities, including Indebtedness for borrowed money and other balance sheet liabilities (including trade payables). No preferred stock of such Subsidiaries was outstanding at such date. See "--Certain Covenants--Limitation on Indebtedness" below.

    "Senior Indebtedness" means, with respect to North American Van Lines, the following obligations, whether outstanding on the date of the indenture or thereafter issued, without duplication:

    (A) all Bank Indebtedness,

    (B) all obligations in respect of any Receivables Financing, and

    (C) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to North American Van Lines regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of North American Van Lines, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the notes; provided, however, that Senior Indebtedness shall not include

    (1) any obligation of North American Van Lines to any Subsidiary,

    (2) any liability for Federal, state, foreign, local or other taxes owed or owing by North American Van Lines,

    (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities),

    (4) any Indebtedness of North American Van Lines (or Guarantee by North American Van Lines of any Indebtedness) that is expressly subordinated in right of payment to any other Indebtedness of North American Van Lines (or Guarantee by North American Van Lines of any Indebtedness),

    (5) any Capital Stock of North American Van Lines or

    (6) that portion of any Indebtedness of North American Van Lines that is Incurred by North American Van Lines in violation of the covenant described under "--Certain Covenants--Limitation on Indebtedness" (but no such violation shall be deemed to exist for purposes of this clause (6) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate of North American Van Lines to the effect that such Incurrence of such Indebtedness does not (or that the Incurrence by North American Van Lines of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such covenant).

If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless will constitute Senior Indebtedness.

    Only Indebtedness of North American Van Lines that is Senior Indebtedness will rank senior to the notes in accordance with the provisions of the indenture. The notes will in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of North American Van Lines. Only Indebtedness of a Note Guarantor that is Guarantor Senior Indebtedness will rank senior to the Note Guarantee of such Note Guarantor in accordance with the provisions of the indenture. Such Note Guarantee will in all respects rank PARI PASSU with all other Guarantor Senior Subordinated Indebtedness of such Note Guarantor. North American Van Lines has agreed in the indenture that it will not Incur, directly or indirectly, any Indebtedness that is expressly subordinated in right of payment to Senior Indebtedness of North American Van Lines unless such Indebtedness is PARI PASSU with, or subordinated in right of payment to, the notes. Each Note Guarantor will agree that it will not Incur, directly or indirectly, any Indebtedness that is expressly subordinated in right of payment to Guarantor Senior Indebtedness of such Note Guarantor unless such Indebtedness is PARI PASSU with, or subordinated in right of payment to, the Note Guarantee of such Note Guarantor. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

    North American Van Lines may not pay principal of, or premium (if any) or interest on, the notes or make any deposit pursuant to the provisions described under "--Defeasance" below and may not otherwise purchase, redeem or otherwise retire any notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Defeasance" if the funding of such trust is permitted under the defeasance section of the indenture) (collectively, "pay the notes") if

    (1) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or

    (2) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms

(either such event, a "Payment Default") unless, in either case,

    (A) the Payment Default has been cured or waived and any such acceleration has been rescinded in writing or

    (B) such Senior Indebtedness has been paid in full in cash or Cash Equivalents.

However, North American Van Lines may pay the notes without regard to the foregoing if North American Van Lines and the trustee receive written notice approving such payment from the Representative for the Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

    In addition, during the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period (a "Non-payment Default"), North American Van Lines may not pay the notes for the period specified as follows (a "Payment Blockage Period") (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under

"--Defeasance" if the funding of such trust is permitted under the defeasance section of the indenture). The Payment Blockage Period shall commence upon the receipt by the trustee (with a copy to North American Van Lines) of written notice (a "Blockage Notice") of such Non-payment Default from the Representative for such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and shall end on the earliest to occur of the following events:

    (1) 179 days shall have elapsed since such receipt of such Blockage Notice,

    (2) the Non-payment Default giving rise to such Blockage Notice is no longer continuing (and no other Payment Default or Non-payment Default is then continuing),

    (3) such Designated Senior Indebtedness shall have been discharged or repaid in full in cash or Cash Equivalents or

    (4) such Payment Blockage Period shall have been terminated by written notice to the trustee and North American Van Lines from the Person or Persons who gave such Blockage Notice.

North American Van Lines shall promptly resume payments on the notes, including any missed payments, after such Payment Blockage Period ends, unless any Payment Default otherwise exists. Not more than one Blockage Notice may be given in any 360 consecutive day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. In no event may the total number of days during which any Payment Blockage Period is in effect extend beyond 179 days from the date of receipt by the trustee of the relevant Blockage Notice, and there must be a 181 consecutive day period during any 360 consecutive day period during which no Payment Blockage Period is in effect.

    No nonpayment default that existed or was continuing on the date of delivery of any Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

    Upon any payment or distribution of the assets of North American Van Lines upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to North American Van Lines or its property, or in a bankruptcy, insolvency, receivership or similar proceeding relating to North American Van Lines or its property, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of the Senior Indebtedness before the noteholders are entitled to receive any payment (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Defeasance" if the funding of such trust is permitted under the defeasance section of the indenture) and until the Senior Indebtedness is paid in full in cash, any payment or distribution to which noteholders would be entitled but for the subordination provisions of the indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a distribution is made to noteholders that due to the subordination provisions should not have been made to them, such noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

    If North American Van Lines fails to make any payment on the notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the indenture and would enable the holders of the notes to accelerate the maturity thereof. See "--Defaults." If payment of the notes is accelerated because of an Event of Default, North American Van Lines or the trustee shall promptly notify the holders of the Bank Indebtedness or the Representative of such holders of the acceleration. Such acceleration will not be effective until five Business Days after such holders or the Representative of such holders receive notice of such acceleration. Thereafter, North American Van Lines may pay the notes only if the subordination provisions of the indenture otherwise permit payment at that time.

    By reason of such subordination provisions contained in the indenture, in the event of liquidation, receivership, reorganization or insolvency,

    (1) creditors of North American Van Lines that are holders of Senior Indebtedness may recover more, ratably, than the noteholders,

    (2) trade creditors of North American Van Lines that are not holders of Senior Indebtedness or of Senior Subordinated Indebtedness (including the notes) may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of Senior Subordinated Indebtedness, and

    (3) North American Van Lines may be unable to meet its obligations on the notes.

In addition, as described above, the notes will be effectively subordinated, with respect to North American Van Lines' Subsidiaries, to the claims of creditors of those Subsidiaries.

CHANGE OF CONTROL

    Upon the occurrence after the Issue Date of a Change of Control (as defined below) and the failure of the notes to have, on the 30th day after such Change of Control, a rating of at least BBB- (or equivalent successor rating) by S&P and a rating of at least Baa3 (or equivalent successor rating) by Moody's (a "Change of Control Triggering Event"), each holder will have the right to require North American Van Lines to repurchase all or any part of such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that North American Van Lines shall not be obligated to repurchase notes pursuant to this covenant in the event that it has exercised its right to redeem all of the notes as described under "--Optional Redemption."

    The term "Change of Control" means:

    (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or Holding, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of North American Van Lines, provided that so long as North American Van Lines is a Subsidiary of Holding, no Person shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of North American Van Lines unless such Person shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of Holding;

    (2) North American Van Lines sells or transfers (in one or a series of related transactions) all or substantially all of the assets of North American Van Lines and its Restricted Subsidiaries to another Person (other than one or more Permitted Holders or Holding or one or more Subsidiaries thereof); or

    (3) during any period of two consecutive years (during which period North American Van Lines has been a party to the indenture), individuals who at the beginning of such period were members of the board of directors of North American Van Lines (together with any new members thereof whose election by such board of directors or whose nomination for election by holders of Capital Stock of North American Van Lines was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office.

    In the event that, at the time of such Change of Control Triggering Event, the terms of the Bank Indebtedness restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the immediately following paragraph but in any event not later than 30 days following the date North American Van Lines obtains actual knowledge of any Change of Control Triggering Event (unless North American Van Lines has exercised its right to redeem all the notes as described under "--Optional Redemption"), North American Van Lines shall

    (1) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or

    (2) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the notes as provided for in the immediately following paragraph.

North American Van Lines shall first comply with the provisions of the immediately preceding sentence before it shall be required to repurchase notes pursuant to the provisions described below. North American Van Lines' failure to comply with such provisions or the provisions of the immediately following paragraph shall constitute an Event of Default described in clause (4) and not in clause (2) under "--Defaults" below.

    Unless North American Van Lines has exercised its right to redeem all the notes as described under "--Optional Redemption," North American Van Lines shall, not later than 30 days following the date North American Van Lines obtains actual knowledge of any Change of Control Triggering Event having occurred, mail a notice to each holder with a copy to the trustee stating:

    (1) that a Change of Control Triggering Event has occurred or may occur and that such holder has, or upon such occurrence will have, the right to require North American Van Lines to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

    (2) the circumstances and relevant facts and financial information regarding such Change of Control;

    (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

    (4) the instructions determined by North American Van Lines, consistent with this covenant, that a holder must follow in order to have its notes purchased; and

    (5) if such notice is mailed prior to the occurrence of a Change of Control or Change of Control Triggering Event, that such offer is conditioned on the occurrence of such Change of Control Triggering Event.

    North American Van Lines will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, North American Van Lines will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

    The Change of Control Triggering Event purchase feature is a result of negotiations between North American Van Lines and the initial purchasers. North American Van Lines has no present plans to engage in a transaction involving a Change of Control, although it is possible that North American Van Lines would decide to do so in the future. Subject to the limitations discussed below, North American Van Lines could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of

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Indebtedness outstanding at such time or otherwise affect North American Van
Lines' capital structure or credit ratings.

    The occurrence of a Change of Control would constitute a default under the Senior Credit Agreement. Agreements governing future Senior Indebtedness of North American Van Lines may contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the holders of their right to require North American Van Lines to repurchase the notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on North American Van Lines. Finally, North American Van Lines' ability to pay cash to the holders upon a repurchase may be limited by North American Van Lines' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

    The definition of Change of Control includes a phrase relating to the sale or other transfer of "all or substantially all" of North American Van Lines' assets, as such phrase is used in the Revised Model Business Corporation Act. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of North American Van Lines, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders of the notes have the right to require North American Van Lines to repurchase such notes.

CERTAIN COVENANTS

    The indenture contains covenants including, among others, the following:

    LIMITATION ON INDEBTEDNESS. (a) North American Van Lines will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that North American Van Lines or any Note Guarantor may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2.00:1.00 if such Indebtedness is Incurred on or prior to December 1, 2001 or 2.25:1.00 if such Indebtedness is Incurred thereafter.

    (b) Notwithstanding the foregoing paragraph (a), North American Van Lines and its Restricted Subsidiaries may Incur the following Indebtedness:

        (1) Indebtedness Incurred pursuant to Credit Facilities (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder) and (without limiting the foregoing) any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding in the aggregate the amount equal to the sum of

           (A) $475.0 million and

           (B) the aggregate amount by which the Borrowing Base determined as of the date of such Incurrence exceeds $245.0 million

    (plus in the case of any refinancing of any Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing) LESS the aggregate principal amount of Indebtedness Incurred pursuant to this clause (b)(1) under the Credit Facilities (or any refinancing thereof) that is permanently repaid pursuant to the covenant described below under "--Limitation on Sales of Assets and Subsidiary Stock";

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        (2) Indebtedness

           (A) of any Restricted Subsidiary to North American Van Lines or

           (B) of North American Van Lines or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to North American Van Lines or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof;

        (3) Indebtedness represented by the notes (other than Additional Notes), any Indebtedness (other than the Indebtedness described in clauses (1) or (2) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) or paragraph (a) above;

        (4) Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding an amount equal to the greater of

           (A) $35.0 million and

           (B) 5% of Consolidated Tangible Assets;

        (5) Indebtedness of any Person that is assumed by North American Van Lines or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by North American Van Lines or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with, such acquisition), PROVIDED that on the date of such acquisition, merger or consolidation, after giving effect thereto, North American Van Lines could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above; and any Refinancing Indebtedness with respect to any such Indebtedness;

        (6) (A) Guarantees by North American Van Lines or any Restricted Subsidiary of Indebtedness or any other obligation or liability of North American Van Lines or any Restricted Subsidiary (other than any Indebtedness incurred by North American Van Lines or such Restricted Subsidiary, as the case may be, in violation of the covenant described under "--Limitation on Indebtedness"), or

           (B) without limiting the covenant described under "--Limitation on Liens," Indebtedness of North American Van Lines or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of North American Van Lines or any Restricted Subsidiary (other than any Indebtedness incurred by North American Van Lines or such Restricted Subsidiary, as the case may be, in violation of the covenant described under "--Limitation on Indebtedness");

        (7) Indebtedness of North American Van Lines or any Restricted
    Subsidiary

           (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence, or

           (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person (including pursuant to the Allied Acquisition);

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        (8) Indebtedness of North American Van Lines or any Restricted
    Subsidiary in respect of

           (A) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes),

           (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business,

           (C) Hedging Obligations entered into for bona fide hedging purposes in the ordinary course of business,

           (D) Management Guarantees,

           (E) Agent Guarantees in an aggregate principal amount not exceeding $10.0 million outstanding at any time, or

           (F) the financing of insurance premiums in the ordinary course of business;

        (9) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition, which Indebtedness is, except for Standard Receivables Obligations, otherwise without recourse to North American Van Lines or any Restricted Subsidiary of North American Van Lines (other than any Receivables Subsidiary);

       (10) Indebtedness of a Foreign Subsidiary if, on the date of Incurrence of such Indebtedness, after giving effect to the Incurrence thereof,

           (A) the Consolidated Coverage Ratio would be at least 2.25:1.00 and

           (B) if, as a result of such Incurrence, such Foreign Subsidiary shall then become subject to any restriction or limitation (under any agreement or instrument governing such Indebtedness) on its ability to pay dividends or make other distributions to North American Van Lines, the Foreign Subsidiary Coverage Ratio would be greater than 2.75:1.00;

    provided, that if such Indebtedness is not incurred pursuant to the preceding clause (B), such Indebtedness shall not be amended, modified or otherwise supplemented such that such Foreign Subsidiary will become subject to any such restriction or limitation referred to in such clause unless such Indebtedness could then be Incurred pursuant to such clause; and any Refinancing Indebtedness with respect to any such Indebtedness;

       (11) Indebtedness of North American Van Lines or any Restricted Subsidiary in an aggregate principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding an amount equal to $45.0 million.

    (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant,

        (1) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness;

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        (2) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, North American Van Lines, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and

        (3) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

    (d) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that

        (1) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date,

        (2) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and

        (3) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at North American Van Lines' option,

           (A) the Issue Date,

           (B) any date on which any of the respective commitments under the Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or

           (C) the date of such Incurrence.

The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

    LIMITATION ON LAYERING. North American Van Lines shall not Incur any Indebtedness that is expressly subordinated in right of payment to any Senior Indebtedness of North American Van Lines, unless such Indebtedness so Incurred ranks PARI PASSU in right of payment with the notes, or is subordinated in right of payment to the notes. No Note Guarantor shall Incur any Indebtedness that is expressly subordinated in right of payment to any Guarantor Senior Indebtedness of such Note Guarantor, unless such Indebtedness so Incurred ranks PARI PASSU in right of payment with such Note Guarantor's Note Guarantee, or is subordinated in right of payment to such Note Guarantor's Note Guarantee. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

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    LIMITATION ON RESTRICTED PAYMENTS.  (a) North American Van Lines shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to

        (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which North American Van Lines or any Restricted Subsidiary is a party) except

               (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and

               (y) dividends or distributions payable to North American Van Lines or any Restricted Subsidiary

    (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value),

        (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of North American Van Lines held by Persons other than North American Van Lines or a Restricted Subsidiary,

        (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or

        (4) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement or Investment being herein referred to as a "Restricted Payment"), if at the time North American Van Lines or such Restricted Subsidiary makes such Restricted Payment:

           (x) a Default shall have occurred and be continuing (or would result therefrom);

           (y) North American Van Lines could not incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or

           (z) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive) declared or made subsequent to the Issue Date and then outstanding would exceed the sum of:

           (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from September 30, 1999 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of North American Van Lines are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

           (B) the aggregate Net Cash Proceeds and the fair market value of Qualified Proceeds received (X) by North American Van Lines as capital contributions to North American Van Lines after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date or (Y) by North American Van Lines or any Restricted Subsidiary from the issuance and sale by North American Van Lines or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of North American Van Lines (other than Disqualified Stock), PLUS the amount of cash and the fair market value of Qualified Proceeds received by North American Van Lines or any Restricted Subsidiary upon such conversion or exchange;

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           (C) the aggregate amount equal to the net reduction in Investments in
               Unrestricted Subsidiaries resulting from

                   (1) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to North American Van Lines or any Restricted Subsidiary from any Unrestricted Subsidiary (in each case, in the form of cash, Cash Equivalents or Qualified Proceeds), or

                   (2) the redesignation of any Unrestricted Subsidiary as a
               Restricted Subsidiary (valued in each case as provided in the definition of "Investment"),

            not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by North American Van Lines or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

           (D) in the case of any disposition or repayment of any Investment (in each case, in the form of cash, Cash Equivalents or Qualified Proceeds) constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments and the initial amount of all such Investments.

    (b) The provisions of the foregoing paragraph (a) will not prohibit any of the following (each, a "Permitted Payment"):

        (1) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of North American Van Lines or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of North American Van Lines (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a substantially concurrent capital contribution to North American Van Lines; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (B) of the preceding paragraph (a);

        (2) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (x) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Refinancing Indebtedness Incurred in compliance with the covenant described under "--Limitation on Indebtedness"; (y) from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock"; or (Z) to the extent required by the agreement governing such Subordinated Obligations only following the occurrence of a Change of Control Triggering Event (or, in the case of Acquired Debt, any similar event), but only if in each case, North American Van Lines shall have complied with the covenant described under "--Change of Control" and, if required, purchased all notes tendered pursuant to the offer to repurchase all the notes required thereby, prior to purchasing or repaying such Subordinated Obligations;

        (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (a);

        (4) loans, advances, dividends or distributions by North American Van Lines to Holding to permit Holding to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by North American Van Lines to repurchase or otherwise acquire Capital Stock (including any options, warrants or other rights in respect thereof), in each case from Management Investors, such payments, loans, advances, dividends or distributions not

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    to exceed an amount (net of repayments of any such loans or advances equal to (A) $12.5 million PLUS (B) $2.5 million multiplied by the number of calendar years that have commenced since the Issue Date PLUS (C) the Net Cash Proceeds received by North American Van Lines since the Issue Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under clause (3)(B)(x) of the preceding paragraph (a);

        (5) the payment by North American Van Lines of, or loans, advances, dividends or distributions by North American Van Lines to Holding to pay, dividends on the common stock or equity of North American Van Lines or Holding following a public offering of such common stock or equity, in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by North American Van Lines in or from such public offering;

        (6) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed $10.0 million (net of repayments of any such loans or advances);

        (7) loans, advances, dividends or distributions to Holding or other payments by North American Van Lines or any Restricted Subsidiary (A) to satisfy or permit Holding to satisfy obligations under the Management Agreements, (B) pursuant to the Tax Sharing Agreement, or (C) to pay or permit Holding to pay any Holding Expenses or any Related Taxes;

        (8) payments by North American Van Lines, or loans, advances, dividends or distributions by North American Van Lines to Holding to make payments, to holders of Capital Stock of North American Van Lines or Holding in lieu of issuance of fractional shares of such Capital Stock, not to exceed $100,000 in the aggregate outstanding at any time;

        (9) the distribution, as a dividend or otherwise, of Investments in Unrestricted Subsidiaries (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to the definition of Permitted Investments other than pursuant to clause (17) of such definition);

       (10) the Transactions; and

       (11) any purchase, redemption, retirement or other acquisition of Capital Stock that may be deemed to occur upon exercise of stock options, warrants or similar rights to the extent such Capital Stock represents all or part of the exercise price thereof;

provided, that

       (A) in the case of clauses (3) and (5), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments,

        (B) in the case of clause (4), 50% of the amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments,

        (C) in all cases other than pursuant to clauses (A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and

       (D) with respect to clauses (5) and (6), no Default or Event of Default shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. North American Van Lines will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

       (A) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to North American Van Lines,

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        (B) make any loans or advances to North American Van Lines or

        (C) transfer any of its property or assets to North American Van Lines, except any encumbrance or restriction:

           (1) pursuant to an agreement or instrument in effect at or entered into on the Issue Date (including, without limitation, the Senior Credit Facility), the indenture or the notes;

           (2) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into North American Van Lines or any Restricted Subsidiary, or which agreement or instrument is assumed by North American Van Lines or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation), provided that for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by North American Van Lines or a Restricted Subsidiary, as the case may be, when such Person becomes the Successor Company;

           (3) pursuant to an agreement or instrument (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this covenant or this clause (3) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an Initial Agreement (an "Amendment"); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the holders of the notes than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by North American Van Lines);

           (4) (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract,

               (b) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of North American Van Lines or any Restricted Subsidiary not otherwise prohibited by the indenture,

               (c) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto,

               (d) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of North American Van Lines or any Restricted Subsidiary,

               (e) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired,

               (f) on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business,

               (g) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business) or

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               (h) that arises or is agreed to in the ordinary course of
           business and does not detract from the value of property or assets of North American Van Lines or any Restricted Subsidiary in any manner material to North American Van Lines or such Restricted Subsidiary;

           (5) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

           (6) required by any applicable law, rule, regulation or order or by any regulatory authority having jurisdiction over North American Van Lines or any Restricted Subsidiary or any of their businesses; or

           (7) pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "--Limitation on Indebtedness," if North American Van Lines determines in good faith that the encumbrances and restrictions contained in the agreements and instruments relating to such Indebtedness, taken as a whole, are not materially less favorable to the holders of the notes than encumbrances and restrictions contained in the agreements and instruments referred to in clause (1) of this covenant, (B) relating to Indebtedness of a Foreign Subsidiary incurred pursuant to clause (b)(1) or (b)(10) of the covenant described under "--Limitation on Indebtedness," (C) relating to a sale of accounts receivable by a Foreign Subsidiary on customary terms (as determined in good faith by North American Van Lines) or (D) relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity.

    LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) North American Van Lines will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

        (1) North American Van Lines or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $10.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration),

        (2) in the case of any Asset Disposition (or series of related Asset Dispositions) at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions) of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by North American Van Lines or such Restricted Subsidiary is in the form of (a) cash, or (b) Designated Noncash Assets having an aggregate fair market value, taken together with all other Designated Noncash Assets received in consideration for Asset Dispositions pursuant to this clause (b) that are at the time outstanding, not to exceed the greater of (x) 5% of Consolidated Tangible Assets and
    (y) $35.0 million at the time of receipt of such Designated Noncash Assets; and

        (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by North American Van Lines (or any Restricted Subsidiary, as the case may be) as follows:

           (A) FIRST, either

               (X) to the extent North American Van Lines elects (or is required by the terms of any Senior Indebtedness or Indebtedness of a Restricted Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness of a Restricted Subsidiary (in each case

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           other than Indebtedness owed to North American Van Lines or a
           Restricted Subsidiary) within 365 days after the date of such Asset Disposition, or

               (Y) to the extent North American Van Lines or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by North American Van Lines or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition;

           (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the "Excess Proceeds"), to make an offer to purchase notes and (to the extent North American Van Lines or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness, pursuant and subject to the conditions of the indenture and the agreements governing such other Indebtedness; and

           (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, North American Van Lines or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

    Notwithstanding the foregoing provisions of this covenant, North American Van Lines and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $15.0 million. If the aggregate principal amount of notes, Senior Subordinated Indebtedness and Guarantor Senior Subordinated Indebtedness validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the notes and such Senior Subordinated Indebtedness and Guarantor Senior Subordinated Indebtedness, with the portion of the Excess Proceeds payable in respect of the notes to equal the lesser of:

        (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes and the denominator of which is the sum of the outstanding principal amount of the notes and the outstanding principal amount of the relevant Senior Subordinated Indebtedness and Guarantor Senior Subordinated Indebtedness, and

        (y) the aggregate principal amount of notes validly tendered and not withdrawn.

    For the purposes of clause (2) of paragraph (a) above, the following are deemed to be cash:

        (1) Temporary Cash Investments and Cash Equivalents,

        (2) the assumption of Indebtedness of North American Van Lines (other than Disqualified Stock of North American Van Lines) or any Restricted Subsidiary and the release of North American Van Lines or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition,

        (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that North American Van Lines and each other

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    Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition,

        (4) securities received by North American Van Lines or any Restricted Subsidiary from the transferee that are converted by North American Van Lines or such Restricted Subsidiary into cash within 180 days after the consummation of such Asset Disposition and

        (5) consideration consisting of outstanding Indebtedness of North American Van Lines or a Restricted Subsidiary which is then retired.

    (b) In the event of an Asset Disposition that requires the purchase of notes pursuant to clause (3)(B) of paragraph (a) above, North American Van Lines will be required to purchase notes tendered pursuant to an offer by North American Van Lines for the notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. If the aggregate purchase price of the notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of notes, the remaining Net Available Cash will be available to North American Van Lines for use in accordance with clause (3)(B) of paragraph (a) above (to repay Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness) or clause (3)(C) of paragraph (a) above. North American Van Lines shall not be required to make an Offer for notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (3)(A) of paragraph (a) above) is less than $15.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

    (c) North American Van Lines will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, North American Van Lines will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) North American Van Lines will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of North American Van Lines (an "Affiliate Transaction") unless

        (1) the terms of such Affiliate Transaction are not materially less favorable to North American Van Lines or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and

        (2) if such Affiliate Transaction involves aggregate consideration in excess of $10.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors.

For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (X) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (Y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

    (b) The provisions of the preceding paragraph (a) will not apply to:

        (1) any Restricted Payment Transaction,

       (2) (A) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any

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       other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements,

           (B) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business,

           (C) the payment of fees to directors of North American Van Lines or any of its Subsidiaries,

           (D) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or

           (E) Management Advances and payments in respect thereof,

        (3) any transaction with North American Van Lines, any Restricted Subsidiary, or any Receivables Entity,

        (4) any transaction arising out of agreements or instruments in existence on the Issue Date, and any payments made pursuant thereto,

        (5) execution, delivery and performance of the Tax Sharing Agreement and Management Agreements, including (A) payment to CDR or any Affiliate of CDR of a fee of $5.0 million plus out-of-pocket expenses in connection with the Transactions, and (B) payment to CDR or any Affiliate of CDR of fees of up to $1.0 million in any fiscal year plus all out-of-pocket expenses incurred by CDR or any such Affiliate in connection with its performance of management consulting, monitoring, financial advisory or other services with respect to North American Van Lines and its Restricted Subsidiaries,

        (6) the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees or expenses paid or payable in connection with the Transactions,

        (7) any transaction in the ordinary course of business on terms not materially less favorable to North American Van Lines or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of North American Van Lines, and

        (8) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between North American Van Lines or any Restricted Subsidiary and any Affiliate of North American Van Lines controlled by North American Van Lines that is a joint venture or similar entity.

    LIMITATION ON LIENS. North American Van Lines shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the indenture or thereafter acquired, securing any Indebtedness of North American Van Lines or any Note Guarantor that by its terms is expressly subordinated in right of payment to or ranks PARI PASSU in right of payment with the notes or such Note Guarantor's Note Guarantee (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the indenture and the notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon

        (1) the release and discharge of the Initial Lien to which it relates, or

        (2) any sale, exchange or transfer to any Person not an Affiliate of North American Van Lines of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by North

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    American Van Lines or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

    FUTURE NOTE GUARANTORS. After the Issue Date, North American Van Lines will cause each Domestic Subsidiary that guarantees payment by North American Van Lines of Bank Indebtedness of North American Van Lines to execute and deliver to the trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the notes, whereupon such Subsidiary will become a Note Guarantor for all purposes under the indenture. In addition, North American Van Lines may cause any Subsidiary that is not a Note Guarantor so to guarantee payment of the notes and become a Note Guarantor.

    Each Note Guarantor, as primary obligor and not merely as surety, will jointly and severally, irrevocably and fully and unconditionally Guarantee, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of North American Van Lines under the indenture and the notes, whether for principal of or interest on the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations"). Such Note Guarantor will agree to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the trustee or the holders in enforcing any rights under its Note Guarantee.

    The obligations of each Note Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor, result in the obligations of such Note Guarantor under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any applicable law, including any law relating to insolvency of debtors.

    Each such Note Guarantee shall be a continuing Guarantee and shall:

        (1) remain in full force and effect until payment in full of the principal amount of all outstanding notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Guaranteed Obligations then due and owing, unless earlier terminated as described below,

        (2) be binding upon such Note Guarantor and

        (3) inure to the benefit of and be enforceable by the trustee, the holders and their permitted successors, transferees and assigns.

    Notwithstanding the preceding paragraph, any Note Guarantor will automatically and unconditionally be released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect,

        (1) concurrently with any sale or disposition (by merger or otherwise) of any Note Guarantor or any interest therein in accordance with the terms of the indenture (including the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock") by North American Van Lines or a Restricted Subsidiary, following which such Note Guarantor is no longer a Restricted Subsidiary of North American Van Lines,

        (2) pursuant to the terms of its Note Guarantee,

        (3) at any time that such Note Guarantor is released from all of its obligations under all of its Guarantees of payment by North American Van Lines of Bank Indebtedness of North American Van Lines,

        (4) upon the merger or consolidation of any Note Guarantor with and into North American Van Lines or another Note Guarantor that is the surviving Person in such merger or consolidation,

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        (5) upon legal or covenant defeasance of North American Van Lines'
    obligations, or satisfaction and discharge of the indenture, or

        (6) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all notes then outstanding and all other Guaranteed Obligations then due and owing.

In addition, North American Van Lines will have the right, upon 30 days' notice to the trustee, to cause any Note Guarantor that has not guaranteed payment by North American Van Lines of any Bank Indebtedness of North American Van Lines to be unconditionally released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Note Guarantee.

    Neither North American Van Lines nor any such Note Guarantor shall be required to make a notation on the notes to reflect any such Guarantee or any such release, termination or discharge.

    SEC REPORTS. Notwithstanding that North American Van Lines may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, North American Van Lines will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as notes are outstanding, the annual reports, information, documents and other reports that North American Van Lines is required to file with the Commission pursuant to such Section 13(a) or 15(d) or would be so required to file if North American Van Lines were so subject. North American Van Lines will also, within 15 days after the date on which North American Van Lines was so required to file or would be so required to file if North American Van Lines were so subject (or, if later, 120 days after the Issue Date), transmit by mail to all holders, as their names and addresses appear in the Note Register, and to the trustee copies of any such information, documents and reports (without exhibits) so required to be filed (or, in lieu of one or more of the annual reports for the fiscal year ended December 25, 1999 and the quarterly reports for the following fiscal year, a registration statement filed with the SEC under the Securities Act or any amendment thereto, provided such registration statement or amendment contains the information that would have been included in each such report). North American Van Lines will be deemed to have satisfied such requirements if Holding files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and North American Van Lines is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by Holding. North American Van Lines also will comply with the other provisions of TIA Section 314(a).

MERGER AND CONSOLIDATION

    North American Van Lines will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

        (1) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not North American Van Lines) will expressly assume all the obligations of North American Van Lines under the notes and the indenture by executing and delivering to the trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the trustee;

        (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

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        (3) immediately after giving effect to such transaction, the Successor
    Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "--Certain
    Covenants--Limitation on Indebtedness";

        (4) each Note Guarantor (other than any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the trustee, confirming its Note Guarantee; and

        (5) North American Van Lines will have delivered to the trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph, provided that (x) in giving such opinion such counsel may rely on an Officer's Certificate as to compliance with the foregoing clauses (2) and (3) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this covenant.

Any Indebtedness that becomes an obligation of North American Van Lines or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under "--Certain Covenants--Limitation on Indebtedness."

    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, North American Van Lines under the indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the indenture.

    Clauses (2) and (3) of the first paragraph of this "Merger and Consolidation" section will not apply to any transaction in which

        (a) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to North American Van Lines or

        (b) North American Van Lines consolidates or merges with or into or transfers all or substantially all its properties and assets to (X) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing North American Van Lines in another jurisdiction or changing its legal structure to a corporation or other entity or (Y) a Restricted Subsidiary of North American Van Lines so long as all assets of North American Van Lines and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

DEFAULTS

    An Event of Default is defined in the indenture as:

        (1) a default in any payment of interest on any note when due, continued for 30 days,

        (2) a default in the payment of principal of any note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "--Ranking" above,

        (3) the failure by North American Van Lines to comply for 30 days after notice with its obligations under the covenant described under "--Merger and Consolidation" above,

        (4) the failure by North American Van Lines to comply for 30 days after notice with any of its obligations under the covenant described under "--Change of Control" above (other than a failure to purchase notes),

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        (5) the failure by North American Van Lines to comply for 60 days after notice with its other agreements contained in the notes or the indenture,

        (6) the failure by any Note Guarantor to comply for 45 days after notice with its obligations under its Note Guarantee,

        (7) the failure by North American Van Lines or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $15.0 million or its foreign currency equivalent (the "cross acceleration provision"),

        (8) certain events of bankruptcy, insolvency or reorganization of North American Van Lines or a Significant Subsidiary (the "bankruptcy provisions"),

        (9) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $15.0 million or its foreign currency equivalent against North American Van Lines or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision"),

        (10) the failure of any Note Guarantee by a Note Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the indenture) or the denial or disaffirmation in writing by any Note Guarantor that is a Significant Subsidiary of its obligations under its Note Guarantee, if such Default continues for 10 days, or

        (11) the failure of Holding to consummate the Holding Stock Issuance on or before December 31, 1999.

    The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

    However, a Default under clause (3), (4), (5) or (6) will not constitute an Event of Default until the trustee or the holders of at least 25% in principal amount of the outstanding notes notify North American Van Lines of the Default and North American Van Lines does not cure such Default within the time specified in such clause after receipt of such notice.

    If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of North American Van Lines) occurs and is continuing, the trustee by notice to North American Van Lines, or the holders of at least a majority in principal amount of the outstanding notes by notice to North American Van Lines and the trustee, may declare the principal of and accrued but unpaid interest on all the notes to be due and payable, provided that so long as any Bank Indebtedness shall be outstanding, such acceleration shall not be effective until the earlier to occur of:

        (x) five Business Days following delivery of a written notice of such acceleration of the notes to North American Van Lines and the holders of all Bank Indebtedness or each Representative thereof and

        (y) the acceleration of any Bank Indebtedness. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

Notwithstanding the foregoing, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of North American Van Lines occurs and is continuing, the principal of and accrued interest on all the notes will become immediately due and payable without any declaration or other act on

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the part of the trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

    Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the notes because an Event of Default specified in clause (7) above shall have occurred and be continuing, such declaration of acceleration of the notes and such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the trustee or the holders, and be of no further effect, if within 60 days after such Event of Default arose

        (x) the Indebtedness that is the basis for such Event of Default has been discharged, or

        (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

        (z) the default in respect of such Indebtedness that is the basis for such Event of Default has been cured.

    Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless

        (a) such holder has previously given the trustee written notice that an Event of Default is continuing,

        (b) holders of at least 25% in principal amount of the outstanding notes have requested the trustee in writing to pursue the remedy,

        (c) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense,

        (d) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and

        (e) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

    The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any note, the trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the noteholders. In addition, North American Van Lines is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. North American Van Lines also is required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any

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event that would constitute certain Defaults, their status and what action North
American Van Lines is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for notes). However, without the consent of each holder of an outstanding note affected, no amendment or waiver may

        (1) reduce the principal amount of notes whose holders must consent to an amendment or waiver,

        (2) reduce the rate of or extend the time for payment of interest on any note,

        (3) reduce the principal of or extend the Stated Maturity of any note,

        (4) reduce the premium payable upon the redemption of any note or change the date on which any note may be redeemed as described under "Optional Redemption" above,

        (5) make any note payable in money other than that stated in the note,

        (6) make any change to the subordination provisions of the indenture that adversely affects the rights of any holder in any material respect,

        (7) impair the right of any holder to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes or

        (8) make any change in the amendment or waiver provisions described in this sentence.

    Without the consent of any holder, North American Van Lines, the trustee and (as applicable) any Note Guarantor may amend the indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of North American Van Lines under the indenture, to provide for uncertificated notes in addition to or in place of certificated notes, to add Guarantees with respect to the notes, to secure the notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the notes when such release, termination or discharge is provided for under the indenture, to add to the covenants of North American Van Lines for the benefit of the noteholders or to surrender any right or power conferred upon North American Van Lines, to provide that any Indebtedness that becomes or will become an obligation of the Successor Company or a Note Guarantor pursuant to a transaction governed by the provisions described under "--Merger and Consolidation" (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness for purposes of the indenture, to provide for or confirm the issuance of Additional Notes, to make any change that does not adversely affect the rights of any holder, or to comply with any requirement of the SEC in connection with the qualification of the indenture under the TIA or otherwise.

    However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding (which Senior Indebtedness has been previously designated in writing by North American Van Lines to the trustee for this purpose) unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

    The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed

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amendment or waiver. Until an amendment or waiver becomes effective, a consent to it by a noteholder is a continuing consent by such noteholder and every subsequent holder of all or part of the related note. Any such noteholder or subsequent holder may revoke such consent as to its note by written notice to the trustee or North American Van Lines, received thereby before the date on which North American Van Lines certifies to the trustee that the holders of the requisite principal amount of notes have consented to such amendment or waiver. After an amendment or waiver under the indenture becomes effective, North American Van Lines is required to mail to noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.

DEFEASANCE

    North American Van Lines at any time may terminate all its obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. North American Van Lines at any time may terminate its obligations under certain covenants under the indenture, including the covenants described under "--Certain Covenants" and "--Change of Control," the operation of the default provisions relating to such covenants described under "--Defaults" above, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "--Defaults" above, and the limitations contained in clauses
(3), (4) and (5) under "--Merger and Consolidation" above ("covenant defeasance"). If North American Van Lines exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

    North American Van Lines may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If North American Van Lines exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If North American Van Lines exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (5) (as it relates to the covenants described under "--Certain Covenants" above), (6), (7), (8) (but only with respect to events of bankruptcy, insolvency or reorganization of a Significant Subsidiary), (9) or (10) under "Defaults" above or because of the failure of North American Van Lines to comply with clause (3), (4) or (5) under "--Merger and Consolidation" above.

    Either defeasance option may be exercised to any redemption date or to the maturity date for the notes. In order to exercise either defeasance option, North American Van Lines must irrevocably deposit in trust (the "defeasance trust") with the trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of, and premium (if any) and interest on, the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the Issue
Date).

SATISFACTION AND DISCHARGE

    The indenture will be discharged and cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when

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        (1) either

           (a) all the notes previously authenticated and delivered (other than certain lost, stolen or destroyed notes, and certain notes for which provision for payment was previously made and thereafter the funds have been released to North American Van Lines) have been delivered to the trustee for cancellation or

           (b) all notes previously delivered to the trustee for cancellation
       (X) have become due and payable, (Y) will become due and payable at their Stated Maturity within one year or (Z) are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of North American Van Lines;

        (2) North American Van Lines has irrevocably deposited or caused to be deposited with the trustee money, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire indebtedness on the notes not previously delivered to the trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

        (3) North American Van Lines has paid or caused to be paid all other sums payable under the indenture by North American Van Lines; and

        (4) North American Van Lines has delivered to the trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the "Satisfaction and Discharge" section of the indenture relating to the satisfaction and discharge of the indenture have been complied with, provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND
  STOCKHOLDERS

    No director, officer, employee, incorporator, member or stockholder, as such, of North American Van Lines, Holding, any Note Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of North American Van Lines, Holding or any Note Guarantor under the indenture, the notes or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each noteholder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

CONCERNING THE TRUSTEE

    State Street Bank and Trust Company is the trustee under the indenture and has been appointed by North American Van Lines as Registrar and Paying Agent with regard to the notes.

    The indenture will provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are set forth specifically in the indenture. During the existence of an Event of Default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The indenture and the TIA will impose certain limitations on the rights of the trustee, should it become a creditor of North American Van Lines, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, that if it acquires any conflicting interest as described in the TIA, it must eliminate such conflict, apply to the SEC for permission to continue as trustee with such conflict, or resign.

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GOVERNING LAW

    The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflict of laws to the extent that the application of the law of another jurisdiction would be required thereby.

BOOK-ENTRY, DELIVERY AND FORM

    The notes will be represented by one or more notes in registered, global form deposited with the trustee as custodian for the Depository Trust Company ("DTC") and registered in the name of Cede & Co. as nominee of DTC, in each case for credit to the accounts of DTC participants and indirect participants (each as described below) including, without limitation, Morgan Guaranty Trust Company of New York, Brussels office, as operator (the "Euroclear Operator") of the Euroclear System and Cedelbank.

    Except in the limited circumstances set forth below, notes in certificated form will not be issued.

DEPOSITARY PROCEDURES

    DTC has advised North American Van Lines as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for persons who have accounts with it ("DTC participants") and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly ("indirect participants").

    DTC has advised North American Van Lines that pursuant to procedures established by it,

        (1) upon initial deposit of a global note, DTC will credit the accounts of DTC participants with portions of the principal amount of such global note deposited,

        (2) for DTC participants, initial ownership of interests in such global note will be shown on, and the transfer of ownership thereof will be effected through, records maintained by DTC and

        (3) for non-DTC participant owners, ownership interests in such global note will only be shown on, and the transfer of ownership thereof will only be effected through, the records of the DTC participants, including Euroclear and Cedelbank, or others through which they hold their account.

All interests in a global note deposited with DTC, including those held through Euroclear and Cedelbank, are subject to the procedures and requirements of DTC. Those interests held through Euroclear are also subject to the procedures and requirements of such system.

    Except as described below, owners of interests in any global note will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of notes for any purpose. So long as DTC (or its nominee) is the registered owner or holder of a global note, such party will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture and the notes. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and its participants to exercise any rights and remedies of a holder of notes under the indenture. Payments of

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principal and interest on any global note will be made to DTC or its nominee as the registered owners thereof.

    The laws of some countries and some states in the United States require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

PAYMENTS ON THE GLOBAL NOTES

    Payments in respect of the principal of, and premium, if any, and interest on a global note will be made through a payment agent appointed pursuant to the indenture and will be payable to DTC (or its nominee) in its capacity as the registered holder of such notes under the indenture. Under the terms of the indenture, the Issuer and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of North American Van Lines, the trustee, or any agent of North American Van Lines or the trustee has or will have any responsibility or liability for (1) any aspect or accuracy of the records of the relevant clearing system, the participants therein or the account holders thereof, as the case may be, relating to payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any records of such clearing system, participant or account holder relating to beneficial ownership interests in the global notes, or (2) any other matter relating to the actions and practices of the relevant clearing system or the participants therein or the account holders thereof.

    North American Van Lines understands that DTC, upon receipt of any such payment, will immediately credit the accounts of its relevant participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant global note, as shown on the records of DTC. North American Van Lines expects that payments by such participants to the beneficial owners of global notes will be governed by standing instructions and customary practices and will be the responsibility of such participants. Neither North American Van Lines nor the trustee will have responsibility or liability for the payment of amounts owing in respect of beneficial interests in the global notes held by DTC.

TRANSFERS OF GLOBAL SECURITIES AND INTERESTS THEREIN

    Unless definitive securities are issued, a global note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

    Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Cedelbank), which are subject to change from time to time. Any secondary market trading activity in beneficial interests in the global notes is expected to occur through the participants of DTC, and the securities custody accounts of investors are expected to be credited with their holdings against payment in same-day funds on the settlement date.

    No service charge will be made for any registration of transfer or exchange of notes, but the trustee or North American Van Lines may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Although DTC has agreed to certain procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform such

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procedures, and such procedures may be discontinued at any time. None of North
American Van Lines, the trustee, nor any agent of North American Van Lines or the trustee will have any responsibility for the nonperformance or misperformance (as a result of insolvency, mistake, misconduct or otherwise) by DTC, or its participants or indirect participants, of their respective obligations under the rules and procedures governing their operations.

    North American Van Lines understands that under existing industry practices, if either North American Van Lines or the trustee requests any action of holders of notes, or if an owner of a beneficial interest in a global note desires to give instructions or take an action that a holder is entitled to give or take under the indenture, DTC would authorize its participants owning the relevant beneficial interest to give such instructions or take such action, and such participants would authorize indirect participants to give such instructions or take such action, or would otherwise act upon the instructions of such indirect participants.

    North American Van Lines understands that under existing practices of DTC, if less than all of the respective class of notes are to be redeemed at any time, DTC will credit its participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as DTC deems fair and appropriate, provided that no beneficial interests of less than $1,000 may be redeemed in part.

CERTIFICATED NOTES

    Beneficial interests in a global note are exchangeable for definitive notes in registered certificated form only if

        (1) DTC (a) notifies North American Van Lines that it is unwilling or unable to continue as depositary for such global note or (b) has ceased to be a "clearing agency" registered under the Exchange Act and, in each case, North American Van Lines thereupon is unable to locate a qualified successor depositary within 90 days;

        (2) North American Van Lines, at its option, notifies the trustee in writing that it elects to cause the issuance of notes in definitive form under the indenture; or

        (3) upon the occurrence of certain other events.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC in accordance with its customary procedures. The notes may not be issued in bearer form.

    In the case of the issuance of certificated notes in the limited circumstances set forth above, the holder of any such certificated note may transfer such note by surrendering it at the offices or agencies of North American Van Lines maintained for such purpose within the City and State of New York. Until otherwise designated by North American Van Lines, North American Van Lines' office or agency in the City and State of New York will be the office of an affiliate of the trustee maintained for such purpose. In the event of a partial transfer of a holding of notes represented by one certificate, or partial redemption of such a holding represented by one certificate, a new certificate shall be issued to the transferee in respect of the part transferred or redeemed and a further new certificate in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor, provided that no certificate in denominations less than $1,000 shall be issued.

    North American Van Lines shall not be required to register the transfer or exchange of certificated notes for a period of 15 days preceding (a) the due date for any payment of principal of or interest on the notes or (b) a selection of notes to be redeemed. Also, North American Van Lines is not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any certificated note, the trustee may require a holder, among other things, to furnish appropriate

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endorsements and transfer documents, and North American Van Lines may require a holder to pay any taxes and fees required by law and permitted by the indenture and the notes.

    If certificated notes are issued and a holder of a certificated note claims that the note has been lost, destroyed or wrongfully taken or if such note is mutilated and is surrendered to the trustee, North American Van Lines shall issue and the trustee shall authenticate a replacement note if the trustee's and North American Van Lines' requirements are met. If required by the trustee or North American Van Lines, an indemnity bond sufficient in the judgment of both to protect North American Van Lines, the trustee and any paying agent or authenticating agent appointed pursuant to the indenture from any loss which any of them may suffer if a note is replaced must be posted. North American Van Lines may charge for its expenses in replacing a note.

    In case any such mutilated, destroyed, lost or stolen note has become or is about to become due and payable, or is about to be redeemed or purchased by North American Van Lines pursuant to the provisions of the indenture, North American Van Lines in its discretion may, instead of issuing a new note, pay, redeem or purchase such note, as the case may be.

REGISTRATION RIGHTS

    The following summary of certain provisions of the registration rights agreement does not contain all of the information that may be important to an investor in the notes. It is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. A copy of the registration rights agreement is available as set forth under the heading "Where You Can Find More Information."

    Pursuant to the registration rights agreement, North American Van Lines has agreed to use its reasonable best efforts to file a registration statement for this exchange offer and to use all commercially reasonable efforts to cause it to become effective. The registration statement of which this prospectus is a part constitutes the registration statement to be filed pursuant to the registration rights agreement.

    If, as a result of a change in law or interpretations of the staff of the SEC North American Van Lines is not permitted to effect the exchange offer, or if any holder of the notes (other than the initial purchasers, an affiliate of North American Van Lines or a noteholder that cannot make required representations) is not permitted by applicable law to participate in, or to receive the benefit of, the exchange offer, North American Van Lines will use its reasonable best efforts to file a shelf registration statement with respect to resales of old notes or new notes, as the case may be, and to cause the shelf registration statement to be declared effective under the Securities Act within 270 days after the Issue Date. After such shelf registration statement is declared effective, North American Van Lines will use its reasonable best efforts to keep the shelf registration statement in effect until the earlier of two years from the Issue Date (or one year in the case of a shelf registration effected at the request of the initial purchasers) or such shorter period that will terminate when all the old notes or new notes covered by the shelf registration statement (1) have been sold pursuant thereto or (2) are distributed to the public pursuant to Rule 144 or become eligible for resale pursuant to Rule 144 without volume restriction, if any. Under certain circumstances, North American Van Lines may suspend the availability of the shelf registration statement for certain periods of time.

    North American Van Lines will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be. A holder of notes selling such notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by certain provisions of the registration rights agreement (including certain indemnification obligations). In addition, each such

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holder of notes will be required, among other things, to deliver information to be used in connection with the shelf registration statement within the time periods set forth in the registration rights agreement in order to benefit from the provisions regarding additional interest set forth in the following paragraph.

    If the exchange offer is not consummated on or before the 240th day after the original issue date of the old notes or, if a shelf registration statement is required to be filed, such shelf registration statement is not declared effective by the SEC with respect to the old notes on or before the 270th day after the original issue date of the old notes, the interest rate borne for such old notes will be increased by 0.25% per annum. This additional interest will increase by 0.25% per annum every twelve weeks thereafter, but will not exceed 0.50% per annum in the aggregate in any event. This additional interest will accrue until the exchange offer is consummated or the shelf registration statement is declared effective.

CERTAIN DEFINITIONS

    "Acquired Debt" means Indebtedness of any Person that is assumed by North American Van Lines or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by North American Van Lines or any Restricted Subsidiary or merged or consolidated with or into North American Van Lines or any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with or in contemplation of, such acquisition).

    "Additional Assets" means

        (1) any property or assets that replace the property or assets that are the subject of an Asset Disposition;

        (2) any property or assets (other than Indebtedness and Capital Stock) to be used by North American Van Lines or a Restricted Subsidiary in a Related Business;

        (3) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by North American Van Lines or another Restricted Subsidiary; or

        (4) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party.

    "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Agent" means any moving or storage company or contractor, or other Person, that provides sales, packing, warehousing, hauling or other services in connection with the ordinary course of business or operations of North American Van Lines or any of its Subsidiaries, or any Affiliate of any such Agent.

    "Agent Guarantee" means any Guarantee by North American Van Lines or any Restricted Subsidiary of Indebtedness or other obligations of any Agent, entered into in accordance with the indenture.

    "all or substantially all" has the meaning given to such phrase in the Revised Model Business Corporation Act and commentary thereto.

    "Allied Acquisition" means the acquisition of Capital Stock and/or assets of certain Subsidiaries of NFC plc engaged in moving services businesses pursuant to the Acquisition Agreement dated as of September 14, 1999 between Holding and NFC plc, and the other transactions contemplated thereby.

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    "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by North American Van Lines or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than

        (1) a disposition to North American Van Lines or a Restricted
    Subsidiary,

        (2) a disposition in the ordinary course of business,

        (3) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable,

        (4) any Restricted Payment Transaction,

        (5) a disposition that is governed by the provisions described under "--Merger and Consolidation,"

        (6) any Financing Disposition,

        (7) any "fee in lieu" or other disposition of assets to any governmental authority or agency that continue in use by North American Van Lines or any Restricted Subsidiary, so long as North American Van Lines or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee,

        (8) any exchange of like property pursuant to Section 1031 (or any successor section) of the Code,

        (9) any financing transaction with respect to property built or acquired by North American Van Lines or any Restricted Subsidiary after the Issue Date, including without limitation any sale/ leaseback transaction or asset securitization,

       (10) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets,

       (11) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary,

       (12) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than North American Van Lines or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition,

       (13) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary to one or more members of the management of such Foreign Subsidiary that has been approved by the Board of Directors, or

       (14) any disposition or series of related dispositions for aggregate consideration not to exceed $2.5 million.

    "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing

        (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

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        (2) the sum of all such payments.

    "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to North American Van Lines or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

    "Board of Directors" means the board of directors or other governing body of North American Van Lines or, if North American Van Lines is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.

    "Borrowing Base" means 85% of accounts receivables of North American Van Lines and its Restricted Subsidiaries (determined in accordance with GAAP as of the end of the most recently ended fiscal quarter for which consolidated financial statements of North American Van Lines are available).

    "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

    "Cash Equivalents" means any of the following:

        (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof,

        (b) time deposits, certificates of deposit or bankers' acceptances of
    (1) any lender under the Senior Credit Agreement or (2) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency),

        (c) commercial paper rated at least A-l or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and

        (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended.

    "CDR" means Clayton, Dubilier & Rice, Inc.

    "CDR Fund V" means Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor in interest thereto.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Company" means North American Van Lines, Inc., a Delaware corporation, and any successor in interest thereto.

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    "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of Consolidated EBITDA of North American Van Lines and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of North American Van Lines are available to (y) Consolidated Interest Expense for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Allied Acquisition as if it had occurred at the beginning of such four-quarter period); provided, that

        (1) if since the beginning of such period North American Van Lines or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

        (2) if since the beginning of such period North American Van Lines or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a "Discharge") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

        (3) if since the beginning of such period North American Van Lines or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to

       (A) the Consolidated Interest Expense attributable to any Indebtedness of North American Van Lines or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to North American Van Lines and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person)

    plus

       (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent North American Van Lines and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

        (4) if since the beginning of such period North American Van Lines or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of

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    assets constituting an operating unit of a business, including any such
    Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

        (5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into North American Van Lines or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2),
    (3) or (4) above if made by North American Van Lines or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

    For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof may include anticipated cost savings relating to any such Sale, Purchase or other transaction that North American Van Lines reasonably believes in good faith could have been achieved during the relevant four quarter period as a result of such Sale, Purchase or other transaction (PROVIDED that both (1) such cost savings were identified and quantified in an Officer's Certificate delivered to the trustee at the time of the consummation of such transaction and (2) with respect to each such transaction completed prior to the 90(th) day preceding the relevant date of determination, actions were commenced or initiated by North American Van Lines within 90 days of the consummation of such transaction to effect such cost savings identified in such Officer's Certificate and with respect to any other transaction, such Officer's Certificate sets forth the specific steps to be taken within the 90 days after the consummation of such transaction to accomplish such cost savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of North American Van Lines or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as North American Van Lines or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of North American Van Lines to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

    "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

        (1) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital,

        (2) Consolidated Interest Expense,

        (3) depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses,

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        (4) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by the indenture (whether or not consummated or incurred) and

        (5) the amount of any minority interest expense.

To the extent Consolidated EBITDA would otherwise include the amount of any Receivables Fees excluded from Consolidated Interest Expense pursuant to clause (3) of the definition of Consolidated Interest Expense, Consolidated EBITDA shall be reduced by such amount.

    "Consolidated Interest Expense" means, for any period,

        (1) the total interest expense of North American Van Lines and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of North American Van Lines and its Restricted Subsidiaries, including without limitation any such interest expense consisting of

           (a) interest expense attributable to Capitalized Lease Obligations,

           (b) amortization of debt discount,

           (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by North American Van Lines or any Restricted Subsidiary of North American Van Lines (other than Indebtedness Guaranteed under any Management Guarantee or Agent Guarantee, except to the extent the interest thereon is actually being paid by North American Van Lines or a Restricted Subsidiary thereof),

           (d) non-cash interest expense,

           (e) the interest portion of any deferred payment obligation, and

           (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

    plus

        (2) dividends paid in cash in respect of Disqualified Stock of North American Van Lines or a Restricted Subsidiary or in respect of Preferred Stock of a Restricted Subsidiary of North American Van Lines and

    minus

        (3) to the extent otherwise included in such interest expense referred to in clause (1) above, Receivables Fees and amortization or write-off of financing costs,

in each case under clauses (1) through (3) as determined on a Consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined after giving effect to any net payments made or received by North American Van Lines and its Restricted Subsidiaries with respect to Interest Rate Agreements.

    "Consolidated Net Income" means, for any period, the net income (loss) of North American Van Lines and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that there shall not be included in such Consolidated Net Income:

        (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (4) below, North American Van Lines' equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to North American Van Lines or a Restricted Subsidiary of North American Van Lines as a dividend or other distribution

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    (subject, in the case of a dividend or other distribution to a Restricted
    Subsidiary of North American Van Lines, to the limitations contained in clause (3) below) and (B) North American Van Lines' equity in the net loss of such Person shall be included to the extent of the aggregate Investment of North American Van Lines or any of its Restricted Subsidiaries in such Person,

        (2) any net income (loss) of any Person acquired by North American Van Lines or a Restricted Subsidiary of North American Van Lines in a pooling of interests transaction for any period prior to the date of such acquisition,

        (3) any net income (loss) of any Restricted Subsidiary of North American Van Lines if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to North American Van Lines by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the notes or the indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the noteholders than such restrictions in effect on the Issue Date), except that
    (A) subject to the limitations contained in clause (4) below, North American Van Lines' equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to North American Van Lines or another Restricted Subsidiary of North American Van Lines (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and
    (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of North American Van Lines or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

        (4) any gain or loss realized upon the sale or other disposition of any asset of North American Van Lines or any Restricted Subsidiary of North American Van Lines (including pursuant to any sale/ leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),

        (5) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including without limitation (a) any compensation expense for stock options that will be cashed out, converted, exchanged or otherwise retired in connection with the Allied Acquisition, (b) any charge or expense incurred for employee bonuses in connection with the Allied Acquisition, and (c) fees, expenses and charges associated with the Allied Acquisition or any acquisition, merger or consolidation after the Issue
    Date),

        (6) the cumulative effect of a change in accounting principles,

        (7) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

        (8) any unrealized gains or losses in respect of Currency Agreements,

        (9) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, and

       (10) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards.

    In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (5) above in any determination thereof, North American Van Lines will deliver

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an Officer's Certificate to the trustee promptly after the date on which
Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

    "Consolidated Tangible Assets" means, as of any date of determination, the total assets less the total intangible assets (including, without limitation, goodwill) shown on the consolidated balance sheet of North American Van Lines and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

    "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of North American Van Lines in accordance with GAAP; provided that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of North American Van Lines or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

    "Credit Facilities" means, one or more of (x) the Senior Credit Facility and
(y) other facilities or arrangements, in each case with one or more banks or other institutions providing for revolving credit loans, term loans, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks or other institutions or other banks or other institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement

        (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby,

        (2) adding Subsidiaries of North American Van Lines as additional borrowers or guarantors thereunder,

        (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or

        (4) otherwise altering the terms and conditions thereof.

    "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

    "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

    "Designated Noncash Assets" means any non-cash consideration received by North American Van Lines or one of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as Designated Noncash Assets pursuant to an Officer's Certificate executed by the principal financial officer of North American Van Lines or such Restricted Subsidiary. Such Officer's Certificate shall state the basis of valuation of such consideration which shall be the good faith determination of the Board of Directors. The fair market value of each outstanding item of Designated Noncash Assets shall equal its value measured at the time received and without giving effect to subsequent changes in value, less the amount of cash or Cash Equivalents received upon any subsequent sale or other disposition of any portion thereof; provided that such cash and Cash Equivalents are applied in accordance with the covenant described under

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"--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock," to
the extent required thereby.

    "Designated Senior Indebtedness" means (1) the Bank Indebtedness and
(2) any other Senior Indebtedness that, at the date of determination, has an aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least
$25.0 million and is specifically designated by North American Van Lines in an agreement or instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.

    "Disinterested Director" means, with respect to any Affiliate Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors shall not be deemed to have such a financial interest by reason of such member's holding Capital Stock of North American Van Lines or Holding or any options, warrants or other rights in respect of such Capital Stock.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event

        (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

        (2) is convertible or exchangeable for Indebtedness or Disqualified Stock or

        (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91(st) day following the final Stated Maturity of the notes.

Notwithstanding the preceding sentence,

        (a) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require North American Van Lines to repurchase such Capital Stock upon the occurrence of an event described therein as a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that North American Van Lines may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Limitation on Restricted Payments"; and

        (b) any Capital Stock that would constitute Disqualified Stock solely because such Capital Stock is issued pursuant to any plan for the benefit of employees and may be required to be repurchased by North American Van Lines in order to satisfy applicable regulatory obligations shall not constitute Disqualified Stock.

    "Domestic Subsidiary" means any Restricted Subsidiary of North American Van Lines other than a Foreign Subsidiary.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Financing Disposition" means any sale, transfer, conveyance or other disposition of property or assets by North American Van Lines or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

    "Foreign Subsidiary" means

        (a) any Restricted Subsidiary of North American Van Lines that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and

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        (b) any Restricted Subsidiary of North American Van Lines that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

    "Foreign Subsidiary Coverage Ratio" as of any date of determination means the ratio of

        (1) the combined portion attributable to Foreign Subsidiaries, taken as a whole, of the aggregate amount of Consolidated EBITDA of North American Van Lines and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of North American Van Lines are available to

        (2) the combined portion attributable to Foreign Subsidiaries, taken as a whole, of Consolidated Interest Expense for such four fiscal quarters,

all calculated after giving effect to all intercompany eliminations applied in preparing the relevant consolidated financial statements of North American Van Lines (and without giving effect to clause (3) of the definition of the term Consolidated Net Income as it relates to restrictions on the payment of dividends or the making of similar distributions by any Foreign Subsidiary to North American Van Lines or any Domestic Sudsidiary, but giving effect to such clause as it relates to any such restrictions on the payment of dividends or the making of similar distributions by any Foreign Subsidiary to another Foreign Subsidiary), and otherwise in accordance with the definition of the term "Coverage Ratio" (including but not limited to in accordance with all pro forma and other adjustments provided for in such definition).

    "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Foreign Subsidiary Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Net Income" and "Consolidated Tangible Assets," all defined terms in the indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Guarantor Senior Indebtedness" means, with respect to any Note Guarantor, the following obligations, whether outstanding on the date of the indenture or thereafter issued, without duplication:

        (a) any Guarantee of Bank Indebtedness by such Note Guarantor and all other Guarantees by such Note Guarantor of Senior Indebtedness of North American Van Lines or Guarantor Senior Indebtedness of any other Note Guarantor;

        (b) all obligations in respect of any Receivables Financing; and

        (c) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Note Guarantor regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Note Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the

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    same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of such Note Guarantor under its Note Guarantee;

provided, however, that Guarantor Senior Indebtedness shall not include

        (1) any obligations of such Note Guarantor to North American Van Lines or any other Subsidiary of North American Van Lines,

        (2) any liability for Federal, state, local, foreign or other taxes owed or owing by such Note Guarantor,

        (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities),

        (4) any Indebtedness of such Note Guarantor (or Guarantee by such Note Guarantor of Indebtedness) that is expressly subordinated in right of payment to any other Indebtedness of such Note Guarantor (or Guarantee by such Note Guarantor of Indebtedness),

        (5) any Capital Stock of such Note Guarantor or

        (6) that portion of any Indebtedness of such Note Guarantor that is Incurred by such Note Guarantor in violation of the covenant described under "--Certain Covenants--Limitation on Indebtedness" (but no such violation shall be deemed to exist for purposes of this clause (6) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate to the effect that such Incurrence of such Indebtedness does not (or that the Incurrence by such Note Guarantor of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such covenant).

    If any Guarantor Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Guarantor Senior Indebtedness nevertheless will constitute Guarantor Senior Indebtedness.

    "Guarantor Senior Subordinated Indebtedness" means, with respect to a Note Guarantor, (1) the obligations of such Note Guarantor under its Note Guarantee and (2) any other Indebtedness of such Note Guarantor that ranks PARI PASSU in right of payment with the obligations of such Note Guarantor under its Note Guarantee.

    "Guarantor Subordinated Obligations" means, with respect to a Note Guarantor, any Indebtedness of such Note Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Note Guarantor under the Note Guarantee pursuant to a written agreement.

    "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

    "holder" or "noteholder" means the Person in whose name a note is registered in the Note Register.

    "Holding" means NA Holding Corporation, a Delaware corporation, and any successor in interest thereto.

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    "Holding Expenses" means

        (1) costs (including all professional fees and expenses) incurred by Holding to comply with its reporting obligations under federal or state laws or under the indenture or the Holding Notes, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder,

        (2) indemnification obligations of Holding owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person,

        (3) fees and expenses payable by Holding in connection with the Transactions,

        (4) other operational expenses of Holding incurred in the ordinary course of business,

        (5) expenses incurred by Holding in connection with any public offering of Capital Stock or Indebtedness (X) where the net proceeds of such offering are intended to be received by or contributed or loaned to North American Van Lines or a Restricted Subsidiary, or (Y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (Z) otherwise on an interim basis prior to completion of such offering so long as Holding shall cause the amount of such expenses to be repaid to North American Van Lines or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed, and

        (6) interest payments on the Holding Loan for any period or portion thereof ending on or prior to December 31, 1999.

    "Holding Loan" means $40.0 million in aggregate principal amount of Indebtedness Incurred by Holding in connection with the Transactions.

    "Holding Notes" means the senior discount notes due 2009 issued (or any Indebtedness in lieu thereof Incurred) by Holding on the Issue Date, and any refinancing in respect thereof, together with any agreement or instrument evidencing, governing or otherwise relating to any of the foregoing.

    "Holding Stock Issuance" means one or more issuances by Holding, subsequent to the Issue Date, of Capital Stock of Holding for gross proceeds of not less than $40.0 million in the aggregate.

    "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof. The term "Incurrence" shall have a correlative meaning.

    "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

    (1) the principal of indebtedness of such Person for borrowed money,

    (2) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

    (3) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

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    (4) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

    (5) all Capitalized Lease Obligations of such Person,

    (6) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of North American Van Lines other than a Note Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

    (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by North American Van Lines) and (B) the amount of such Indebtedness of such other Persons,

    (8) Guarantees of all Indebtedness of other Persons to the extent so Guaranteed by such Person, and

    (9) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

    The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the indenture, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

    "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

    "Inventory" means goods held for sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

    "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, suppliers, Agents, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments,"

        (1) "Investment" shall include the portion (proportionate to North American Van Lines' equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of North American Van Lines at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, North American Van

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    Lines shall be deemed to continue to have a permanent "Investment" in an
    Unrestricted Subsidiary in an amount (if positive) equal to (X) North American Van Lines' "Investment" in such Subsidiary at the time of such redesignation less (Y) the portion (proportionate to North American Van Lines' equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation,

        (2) property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, and

        (3) in each case under clause (1) or (2) above, fair market value shall be as determined in good faith by the Board of Directors. A Guarantee shall not be deemed to be or give rise to an Investment until such Guarantee is funded (in whole or in part).

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at North American Van Lines' option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

    "Investors" means CDR Fund V.

    "Issue Date" means the first date on which notes are issued.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "Management Advances" means

        (1) loans or advances made to directors, officers or employees of Holding, North American Van Lines or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or
    (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $2.5 million in the aggregate outstanding at any time,

        (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors,

        (3) loans to Management Investors of funds applied to purchase Management Stock in an aggregate principal amount not exceeding
    $10.0 million outstanding at any time (less the aggregate principal amount of then outstanding borrowings by Management Investors then guaranteed by North American Van Lines pursuant to clause (x) of the definition of Management Guarantees),

        (4) Management Guarantees, or

        (5) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under the covenant described under "--Certain Covenants--Limitation on Indebtedness."

    "Management Agreements" means, collectively, the Consulting Agreement, dated as of March 30, 1998, among Holding, North American Van Lines and CDR (and, in each case, its respective permitted successors and assigns thereunder) and the Indemnification Agreement, dated as of March 30, 1998, among Holding, North American Van Lines, CDR and the Investors (and, in each case, its respective permitted successors and assigns thereunder), as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the indenture.

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    "Management Guarantees" means guarantees

        (x) of up to an aggregate principal amount of $10.0 million of borrowings by Management Investors in connection with their purchase of Management Stock outstanding at any time (less the aggregate principal amount of then outstanding loans made to Management Investors by North American Van Lines pursuant to clause (3) of the definition of Management Advances) or

        (y) made on behalf of, or in respect of loans or advances made to, directors, officers or employees of Holding, North American Van Lines or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or
    (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $2.5 million in the aggregate outstanding at any time.

    "Management Investors" means the officers, directors, employees and other members of the management of Holding, North American Van Lines or any of their respective Subsidiaries (or of any Agent), or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, or any Agent, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of North American Van Lines or Holding.

    "Management Stock" means Capital Stock of North American Van Lines or Holding (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

    "Moody's" means Moody's Investors Service, Inc., and its successors.

    "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of

        (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock"),

        (2) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,

        (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than North American Van Lines or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and

        (4) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained by North American Van Lines or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition.

    "Net Cash Proceeds," with respect to any issuance or sale of any securities of North American Van Lines or any Subsidiary by North American Van Lines or any Subsidiary, or any capital contribution, means

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the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

    "Note Guarantee" means any of (1) the guarantees of the notes by the Domestic Subsidiaries to be entered into on the Issue Date as described under "--Note Guarantees," and (2) any guarantee that may from time to time be entered into by a Restricted Subsidiary of North American Van Lines pursuant to the covenant described under "--Certain Covenants--Future Note Guarantors."

    "Note Guarantor" means any Restricted Subsidiary of North American Van Lines that enters into a Note Guarantee.

    "Officer" means, with respect to North American Van Lines or any other obligor upon the notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an "Officer" for the purposes of the indenture by the Board of Directors).

    "Officer's Certificate" means, with respect to North American Van Lines or any other obligor upon the notes, a certificate signed by one Officer of such Person.

    "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the trustee. The counsel may be an employee of or counsel to North American Van Lines or the trustee.

    "Permitted Holder" means any of the following: (1) any of the Investors, Management Investors, CDR and their respective Affiliates; (2) any investment fund or vehicle managed, sponsored or advised by CDR; and (3) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Holding or North American Van Lines.

    "Permitted Investment" means an Investment by North American Van Lines or any Restricted Subsidiary in, or consisting of, any of the following:

    (1) a Restricted Subsidiary, North American Van Lines, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

    (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, North American Van Lines or a Restricted Subsidiary;

    (3) Temporary Cash Investments or Cash Equivalents;

    (4) receivables owing to North American Van Lines or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

    (5) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock";

    (6) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to North American Van Lines or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

    (7) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

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    (8) Currency Agreements, Interest Rate Agreements and related Hedging
        Obligations, which obligations are Incurred in compliance with the covenant described under "--Certain Covenants--Limitation on Indebtedness";

    (9) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under the covenant described under "--Certain Covenants--Limitation on Liens";

   (10) Investments in joint ventures or similar entities that are not Restricted Subsidiaries, or in any Related Business, in an aggregate amount outstanding at any time not to exceed the greater of
        (x) $15.0 million and (y) 2.5% of Consolidated Tangible Assets;

   (11) (1) Investments in any Receivables Subsidiary, or in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by North American Van Lines or Holding, provided that if Holding receives cash from the relevant Receivables Entity in exchange for such note, an equal cash amount is contributed by Holding to North American Van Lines;

   (12) bonds secured by assets leased to and operated by North American Van Lines or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as North American Van Lines or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

   (13) notes;

   (14) any Investment to the extent made using Capital Stock of North American Van Lines (other than Disqualified Stock), or Capital Stock of Holding, as consideration;

   (15) Management Advances and payments in respect thereof;

   (16) Agent Guarantees in an aggregate principal amount not exceeding
        $10.0 million outstanding at any time and payments in respect thereof;
        and

   (17) other Investments in an aggregate amount outstanding at any time not to exceed $10.0 million.

    "Permitted Junior Securities" means:

    (a) debt securities of North American Van Lines as reorganized or readjusted, if applicable, and guaranteed by the Note Guarantors, or debt securities of North American Van Lines (or any other company, trust or organization provided for by a plan of reorganization or readjustment succeeding to the assets and liabilities of North American Van Lines) and guaranteed by the Note Guarantors, in each of the foregoing cases, which securities and guarantees are subordinated, to at least the same extent as the notes and the Note Guarantees, to the payment of all Senior Indebtedness and guarantees thereof that will be outstanding after giving effect to such reorganization or readjustment, if applicable, so long as

           (1) such debt securities are not entitled to the benefit of covenants or defaults more beneficial to the holders of such debt securities than those in effect with respect to the notes (or the Senior Indebtedness, after giving effect to such reorganization or readjustment, if applicable) and

           (2) such debt securities shall not provide for amortization-including sinking fund and mandatory prepayment provisions (other than a mandatory prepayment of the type described under the caption "--Change of Control") commencing prior to the date which is one year after

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       the final scheduled maturity date of the Senior Indebtedness (as modified by such reorganization or readjustment, if applicable),

    or

    (b) Capital Stock in North American Van Lines or any Note Guarantor;

    provided, that in each case with respect to clauses (a) and (b) above, if a new corporation results from any such reorganization or readjustment, such corporation assumes all Senior Indebtedness that will be outstanding after giving effect thereto and provided further, that the rights of the holders of Senior Indebtedness are not impaired.

    "Permitted Liens" means:

    (a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on North American Van Lines and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of North American Van Lines or a Subsidiary thereof, as the case may be, in accordance with GAAP;

    (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

    (c) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

    (d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

    (e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of North American Van Lines and its Subsidiaries, taken as a whole;

    (f) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of North American Van Lines or any of its Subsidiaries existing or arising under written arrangements existing on the Issue
       Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

    (g) (1) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which North American Van Lines or any Restricted Subsidiary of North American Van Lines has

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       easement rights or on any leased property and subordination or similar agreements relating thereto and (2) any condemnation or eminent domain proceedings affecting any real property;

    (h) Liens securing Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with the covenant described under "--Certain Covenants--Limitation on Indebtedness";

    (i) Liens arising out of judgments, decrees, orders or awards in respect of which North American Van Lines shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

    (j) leases, subleases, licenses or sublicenses to third parties;

    (k) Liens securing

           (1) Indebtedness Incurred in compliance with clause (b)(1), (b)(4),
       (b)(5), (b)(7) or (b)(8)(F) of the covenant described under "--Certain Covenants--Limitation on Indebtedness,"

           (2) Bank Indebtedness,

           (3) commercial bank Indebtedness,

           (4) the notes or

           (5) Indebtedness or other obligations of any Receivables Entity;

    (l) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of North American Van Lines (or at the time North American Van Lines or a Restricted Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

    (m) Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

    (n) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

    (o) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

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    "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

    "Qualified Proceeds" means property or assets that are used, usable or useful in, or a majority of the Voting Stock of any Person engaged in, a Related Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith.

    "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

    "Receivables Entity" means

        (x) any Receivables Subsidiary or

        (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

    "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

    "Receivables Financing" means any financing of Receivables of North American Van Lines or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

    "Receivables Subsidiary" means a Subsidiary of North American Van Lines that

        (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and

        (b) is designated as a "Receivables Subsidiary" by the Board of Directors.

    "Receivables Repurchase Obligation" means any obligation of a seller of receivables to repurchase receivables (including Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles)) arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

    "refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in the indenture shall have a correlative meaning.

    "Refinancing Indebtedness" means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of the indenture or Incurred in compliance with the indenture (including Indebtedness of North American Van Lines that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of

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another Restricted Subsidiary) including Indebtedness that refinances
Refinancing Indebtedness; provided, that

        (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

        (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and

        (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that refinances Indebtedness of North American Van Lines or a Note Guarantor that was incurred by North American Van Lines or a Note Guarantor pursuant to paragraph (a) of the covenant described under "--Certain Covenants-Limitation on Indebtedness" or (y) Indebtedness of North American Van Lines or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

    "Related Business" means those businesses in which North American Van Lines or any of its Subsidiaries is engaged on the date of the indenture, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

    "Related Taxes" means

        (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed on payments made by Holding), required to be paid by Holding by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than North American Van Lines or any of its Subsidiaries), or being a holding company parent of North American Van Lines or receiving dividends from or other distributions in respect of the Capital Stock of North American Van Lines, or having guaranteed any obligations of North American Van Lines or any Subsidiary thereof, or having made any payment in respect of any of the items for which North American Van Lines is permitted to make payments to Holding pursuant to the covenant described under "--Certain Covenants--Limitation on Restricted Payments," or

        (y) any other federal, state, foreign, provincial or local taxes measured by income for which Holding is liable up to an amount not to exceed with respect to such federal taxes the amount of any such taxes that North American Van Lines would have been required to pay on a separate company basis or on a consolidated basis if North American Van Lines had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, on a combined basis if North American Van Lines had filed a combined return on behalf of an affiliated group consisting only of North American Van Lines and its Subsidiaries, or

        (z) any federal, state, foreign, provincial or local withholding taxes paid by Holding by virtue of any dividend distributions in respect of the Preferred Stock issued in the Allied Acquisition (other than any such dividend distributions paid in cash).

    "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

    "Restricted Payment Transaction" means any Restricted Payment permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Restricted Payments," any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term "Restricted Payment."

    "Restricted Subsidiary" means any Subsidiary of North American Van Lines other than an Unrestricted Subsidiary.

    "SEC" means the Securities and Exchange Commission.

    "Secured Indebtedness" means any Indebtedness of North American Van Lines secured by a Lien.

    "Senior Credit Agreement" means the credit agreement dated as of the Issue Date among North American Van Lines, any Subsidiaries of North American Van Lines party thereto from time to time, the banks and other financial institutions party thereto from time to time, Banc of America Securities LLC, as syndication agent, and The Chase Manhattan Bank as collateral agent and administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

    "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or one or more other credit agreements, indentures (including the indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement

        (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby,

        (2) adding Subsidiaries of North American Van Lines as additional borrowers or guarantors thereunder,

        (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or

        (4) otherwise altering the terms and conditions thereof.

    "Senior Subordinated Indebtedness" means the notes and any other Indebtedness of North American Van Lines that ranks PARI PASSU with the notes.

    "Significant Domestic Subsidiary" means any Domestic Subsidiary that is a Significant Subsidiary.

    "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of North American Van Lines within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

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    "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill
Companies, Inc., and its successors.

    "Standard Receivable Obligations" means representations, warranties, covenants, indemnities and other obligations (including Guarantees and Indebtedness) that are reasonably customary in connection with a Financing Disposition (as determined by North American Van Lines in good faith), including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivable Obligation.

    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

    "Subordinated Obligations" means any Indebtedness of North American Van Lines (whether outstanding on the date of the indenture or thereafter Incurred) that is expressly subordinated in right of payment to the notes pursuant to a written agreement.

    "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person or (2) one or more Subsidiaries of such Person.

    "Successor Company" shall have the meaning assigned thereto in clause (1) under "--Merger and Consolidation."

    "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of the Issue Date, between North American Van Lines and Holding, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the indenture.

    "Temporary Cash Investments" means any of the following:

        (1) any investment in (X) direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed by the United States of America or any agency or instrumentality thereof, or
    (Y) direct obligations of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),

        (2) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (X) any lender under the Senior Credit Agreement or (Y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made,

        (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) or (2) above entered into with a bank meeting the qualifications described in clause (2) above,

        (4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than North American Van Lines or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),

        (5) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),

        (6) investment funds investing 95% of their assets in securities of the type described in clauses (1)--(5) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution),

        (7) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, or

        (8) similar short-term investments approved by the Board of Directors in the ordinary course of business.

    "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
SectionSection77aaa-7bbbb) as in effect on the date of the indenture.

    "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

    "Transactions" means, collectively, the Allied Acquisition, the offering and issuance of the notes and the Holding Notes, the initial borrowings under the Senior Credit Facility, the issuance by Holding of Capital Stock as part of the consideration for the Allied Acquisition, the Holding Stock Issuance, and all other related transactions.

    "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the trustee assigned by the trustee to administer its corporate trust matters.

    "Unrestricted Subsidiary" means

        (1) any Subsidiary of North American Van Lines that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and

        (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of North American Van Lines (including any newly acquired or newly formed Subsidiary of North American Van Lines) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, North American Van Lines or any other Restricted Subsidiary of North American Van Lines that is not a Subsidiary of the Subsidiary to be so designated; provided, that either

    (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or

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    (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation either

    (x) North American Van Lines could incur at least $1.00 of additional Indebtedness under paragraph (a) in the covenant described under "--Certain Covenants--Limitation on Indebtedness" or

    (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation.

Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution of North American Van Lines' Board of Directors giving effect to such designation and an Officer's Certificate of North American Van Lines certifying that such designation complied with the foregoing provisions.

    "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

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                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

UNITED STATES FEDERAL TAX CONSIDERATIONS

    The following is a summary of certain United States federal income tax consequences of the acquisition, ownership and disposition of the notes. This summary applies only to a beneficial owner of a note who acquired a note at the initial offering from the initial purchasers and for the original offering price thereof.

    This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed U.S. Treasury regulations promulgated thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

    This summary does not address the tax consequences to subsequent purchasers of the notes, and is limited to acquirors who hold the notes as capital assets. This summary is for general information only, and does not address all of the tax consequences that may be relevant to particular acquirors in light of their personal circumstances, or to certain types of acquirors (such as banks and other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers in securities, persons who hold the notes as part of a hedge or a straddle with other investments). In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular acquiror.

    PROSPECTIVE ACQUIRORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER U.S. FEDERAL TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

EXCHANGE OFFER

    The exchange of any old note for a new note should not constitute a taxable exchange of the old note. As a result, the new notes should have the same issue price (and adjusted issue price immediately after the exchange) and the same amount of original issue discount, if any, as the old notes, and each holder should have the same adjusted tax basis and holding period in the new notes as it had in the old notes immediately before the exchange. The following discussion assumes that the exchange of old notes for new notes pursuant to the exchange offer will not be treated as a taxable exchange and that the old notes and the new notes will be treated as the same security for federal income tax purposes.

TAXATION OF U.S. HOLDERS

    As used herein, the term "U.S. holder" means a holder of a note that is, for U.S. federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state of the United States, (c) an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of its source or (d) a trust if
(1) a court within the United States is able to exercise primary supervision over the administration of the trust and (2) at least one U.S. person has authority to control all substantial decisions of the trust. The Code authorizes the issuance of Treasury Regulations that, under certain circumstances, could reclassify as a non-U.S. partnership a partnership that would otherwise be treated as a U.S. partnership, or could reclassify as a U.S. partnership a partnership that would otherwise be treated as a non-U.S. partnership. Such regulations would apply only to partnerships created or organized after the date that proposed Treasury Regulations are filed with the Federal Register (or, if earlier, the date of issuance of a notice substantially describing the expected contents of the regulations).

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    PAYMENT OF INTEREST ON THE NOTES OTHER THAN PAYMENTS UPON REGISTRATION
DEFAULT. In general, interest paid on a note (other than payments upon a registration default discussed below) will be taxable to a U.S. holder as ordinary interest income, as received or accrued, in accordance with such holder's method of accounting for federal income tax purposes. If original issue discount on a note is not greater than a DE MINIMIS amount equal to 0.25% of its stated principal amount multiplied by the number of complete years to its maturity, any such discount will be deemed to be equal to zero, and a holder will not be required to accrue a portion of such discount as income in each taxable year. See, however, the discussion below under "--Payments upon Registration Default." Holders should consult their tax advisors as to the possible effect of payments upon a registration default on the treatment of original issue discount on the note if any.

    PAYMENTS UPON REGISTRATION DEFAULT. Because the notes provide for the payment of additional interest under the circumstances described above under "Description of Notes--Registration Rights," the notes could be subject to certain Treasury Regulations relating to debt instruments that provide for one or more contingent payments (the "Contingent Payment Regulations"). Under the Contingent Payment Regulations, however a payment is not a contingent payment merely because of a contingency that, as of the issue date, is either "remote" or "incidental." The Company intends to take the position that, for purposes of the Contingent Payment Regulations, the payment of such additional interest is a remote or incidental contingency as of the issue date. Accordingly, the Contingent Payment Regulations should not apply to the notes unless payments are actually made upon a registration default, in which case, the rules described below would apply to such payments.

    If payments of additional interest were actually made, then such payments would be includable in a U.S. holder's gross income in the taxable year in which such payments were actually made, regardless of the tax accounting method used by such holder. If payments of additional interest were actually made and such payments were "not insignificant" under the Contingent Payment Regulations, the notes would be treated as reissued for purposes of applying the original issue discount rules. As a consequence of such reissuance, a U.S. holder could be required to accrue all payments on a note in excess of its issue price (including, possibly, amounts that would otherwise constitute DE MINIMIS original issue discount) on a constant yield basis.

    If the U.S. Internal Revenue Service (the "IRS") were to take the position that, as of the date of issuance, the payment of such additional interest were not a "remote" or "incidental" contingency for purposes of the Contingent Payment Regulations, then (1) all payments (including any projected payments of such additional interest) on a note in excess of its issue price would effectively be treated as original issue discount, and (2) in each taxable year, a holder would be required to include an allocable portion of such amounts in gross income on a constant yield basis whether or not the payment of such additional interest were fixed or determinable in the taxable year.

    The Company's position for purposes of the Contingent Payment Regulations that the payment of such additional interest is a remote contingency as of the issue date is binding on each holder for federal income tax purposes, unless such holder discloses in the proper manner to the IRS that it is taking a different position.

    Prospective acquirors should consult their tax advisors as to the tax considerations relating to debt instruments providing for payments such as the additional interest payable upon a registration default, particularly in connection with the possible application of the Contingent Payment Regulations.

    SALE, EXCHANGE OR RETIREMENT OF THE NOTES. Upon the sale, exchange, redemption, retirement at maturity or other disposition of a note, a U.S. holder will generally recognize taxable gain or loss equal to the difference between the sum of the cash and the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued interest, which will be taxable as ordinary income) and such holder's adjusted tax basis in the note.

    Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the holder's holding period for the note is more than one year. A reduced tax rate on capital gain will apply to an individual
U.S. holder if such holder's holding period for the note is more than one year at the time of disposition.

    MARKET DISCOUNT. A U.S. holder (other than a holder who makes the election described below) that acquires a note with market discount that is not de minimis, except in certain non-recognition transactions, generally will be required to treat any gain realized upon the disposition of the note as interest income to the extent of the market discount that accrued during the period such holder held such note. (For this purpose, a person disposing of a market discount note in a transaction other than a sale, exchange or involuntary conversion generally is treated as realizing an amount equal to the fair market value of the note.) A holder may also be required to recognize as ordinary income any principal payments with respect to a note to the extent such payments do not exceed the accrued market discount on the note. For these purposes, market discount generally equals the excess of the stated redemption price of the note over the tax basis of the note in the hands of the holder immediately after its acquisition. However, market discount is deemed not to exist if the market discount is less than a de minimis amount equal to 0.25% of the note's redemption price at maturity multiplied by the number of complete years to the note's maturity after the holder acquired the note (or, in the case of a holder that acquires a new note pursuant to the exchange offer, the old note exchanged for such new note).

    The market discount rules also provide that any holder of notes that were acquired at a market discount may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to acquire or carry the notes, until the notes are disposed of.

    A holder of a note acquired at a market discount may elect to include market discount in income as the discount accrues. In such a case, the foregoing rules with respect to the recognition of ordinary income on dispositions and with respect to the deferral of interest deductions on indebtedness related to such note would not apply. The current inclusion election applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

    AMORTIZABLE BOND PREMIUM. Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the holder of such obligation may elect to amortize under the constant interest rate method and deduct over the period from the holder's acquisition date to the obligation's maturity date. A holder that elects to amortize bond premium must reduce its tax basis in the related obligation by the amount of the aggregate deductions allowable for the amortizable bond premium. Any election to amortize bond premium applies to all bonds (other than bonds the interest on which is excludible from gross income) held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder. The election may not be revoked without the consent of the IRS.

    In the case of an obligation, such as a note, that may be called at a premium prior to maturity, an earlier call date is treated as its maturity date, and the amount of bond premium is determined by treating the amount payable on such call date as the amount payable at maturity if such a calculation produces a smaller amortizable bond premium than any other call date or the method described in the preceding paragraph. For purposes of amortizing bond premium, if a holder of a note is required to amortize and deduct bond premium by reference to a call date, the note will be treated as maturing on such date for the amount payable, and, if not redeemed on such date, the note will be treated as reissued on such date for the amount so payable. If a note purchased at a premium is redeemed pursuant to a call prior to such early call date or its maturity, a purchaser who has elected to deduct bond premium may deduct the excess of its adjusted tax basis in the note over the amount received on redemption (or, if greater, the amount payable on maturity) as an ordinary loss in the taxable year of redemption.

    The amortizable bond premium deduction is treated as a reduction of interest on the bond instead of as a deduction. The offset of amortizable bond premium against interest income on the bond occurs when income is taxable to a holder as received or accrued, in accordance with such holder's method of accounting for such income.

    BACKUP WITHHOLDING AND INFORMATION REPORTING. In general, a U.S. holder will be subject to backup withholding at the rate of 31% with respect to interest, principal and premium, if any, paid on, and the proceeds of a disposition of, a note, unless the holder (a) is an entity that is exempt from withholding (including corporations, tax-exempt organizations and certain qualified nominees) and, when required, demonstrates this fact, or (b) provides the Company with its taxpayer identification number ("TIN") (which for an individual would be the holder's social security number), certifies under penalties of perjury that the TIN provided to the Company is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments of principal, premium and interest to U.S. holders that are not exempt entities will generally be subject to information reporting requirements. A U.S. holder who does not provide the Company with its correct TIN may be subject to penalties imposed by the IRS.

    The Company will report to U.S. holders and the IRS the amount of any "reportable payments" (including any interest paid) and any amount withheld with respect to the notes during the calendar year.

    The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. Treasury Regulations, generally effective for payments made after December 31, 2000 (the "New Withholding Regulations"), modify certain of the certification requirements for backup withholding. It is possible that the Company and other withholding agents may request a new withholding exemption from holders in order to qualify for continued exemption from backup withholding under the New Withholding Regulations.

TAXATION OF NON-U.S. HOLDERS

    PAYMENT OF INTEREST ON THE NOTES. In general payments of interest received by any holder of a note that is not a U.S. holder will not be subject to a U.S. federal income tax (or any withholding thereof, except as described below under "Backup Withholding and Information Reporting"), provided that (a) under an exemption for certain portfolio interest, (1) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (2) the holder is not a "controlled foreign corporation" (generally, a non-U.S. corporation controlled by U.S. shareholders) that is related to the Company actually or constructively through stock ownership and (3) either (x) the beneficial owner of the note, under penalties of perjury, provides the Company or its agent with the beneficial owner's name and address and certifies that it is not a U.S. person on IRS Form W-8 (or a suitable substitute form) or (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the note and certifies to the Company or its agent under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received by it from the beneficial owner or qualifying intermediary and furnishes the payor a copy thereof, (b) the non-U.S. holder is subject to U.S. federal income tax with respect to the note on a net basis because payments received with respect to the note are effectively connected with the conduct of a trade or business within the United States by the holder (in which case the holder may also be subject to U.S. "branch profits tax") and provides the Company with a properly executed IRS Form 4224 or a successor form, or (c) the non-U.S. holder is entitled to the benefits of an income tax treaty under which the interest is exempt from U.S. withholding tax and the holder or such holder's agent provides a properly executed IRS Form 1001 or a successor form claiming the exemption. Payments of interest not exempt from U.S. federal income tax as described above will be subject to withholding at the rate of 30% (subject to reduction under an applicable income tax treaty).

    Pursuant to a recent notice issued by the IRS, the New Withholding Regulations generally will be effective with respect to payments made after December 31, 2000, regardless of the issue date of the instrument with respect to which such payments are made. The New Withholding Regulations generally will not affect the certification rules described in the preceding paragraph, but will provide alternative methods for satisfying such requirements. The New Withholding Regulations also generally will require, in the case of notes held by a non-U.S. partnership, that (a) the certification described in the preceding paragraph be provided by the partners rather than the foreign partnership and
(b) the partnership provide certain information. A look-through rule will apply in the case of tiered partnerships. In addition, the New Withholding Regulations may require that a non-U.S. holder (including a non-U.S. partnership or a partner thereof) obtain a taxpayer identification number and make certain certifications if interest in respect of a note is not portfolio interest and the non-U.S. holder wishes to claim a reduced rate of withholding under an income tax treaty. Each non-U.S. holder should consult its own tax advisor regarding the application of the New Withholding Regulations.

    SALE, EXCHANGE OR RETIREMENT OF THE NOTES. A non-U.S. holder generally will not be subject to U.S. federal income tax (or withholding thereof) in respect of gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of notes, unless (a) the gain is effectively connected with the conduct of a trade or business within the United States by the holder, or
(b) the holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met.

    As described under "--Taxation of U.S. Holders--Payments upon Registration Default," the notes provide for the payment of additional interest upon a registration default. Non-U.S. holders should consult their tax advisors as to the tax considerations relating to debt instruments providing for payments such as the additional interest, in particular as to the availability of the exemption for portfolio interest, and the ability of holders to claim the benefits of income tax treaty exemptions from U.S. withholding tax on interest, in respect of such additional interest.

    BACKUP WITHHOLDING AND INFORMATION REPORTING. Under current Treasury Regulations, backup withholding and certain information reporting do not apply to payments made by the Company or a paying agent to non-U.S. holders if the certification described under "Payment of Interest on the Notes" is received, provided that the payor does not have actual knowledge that the holder is a U.S. person. If any payments of principal and interest are made to the beneficial owner of a note by or through the non-U.S. office of a non-U.S. custodian, non-U.S. nominee or other non-U.S. agent of such beneficial owner, or if the non-U.S. office of a non-U.S. "broker" (as defined in applicable Treasury Regulations) pays the proceeds of the sale of a note or a coupon to the seller thereof, backup withholding and information reporting will not apply. Information reporting requirements (but not backup withholding) will apply, however, to a payment by a non-U.S. office of a broker that is a U.S. person, that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or that is a "controlled foreign corporation" (generally, a non-U.S. corporation controlled by U.S. shareholders) with respect to the United States, unless the broker has documentary evidence in its records that the holder is a non-U.S. person and certain other conditions are met, or the holder otherwise establishes an exemption. Payment by a U.S. office or a broker is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies under penalties of perjury that it is a non-U.S. person, or otherwise establishes an exemption. A non-U.S. holder may obtain a refund or a credit against such holder's U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS.

    In addition, in certain circumstances, interest on a note owned by a non-U.S. holder will be required to be reported annually on IRS Form 1042S, in which case such form will be filed with the IRS and furnished to the holder.

    The New Withholding Regulations revise (substantially in certain respects) the procedures that withholding agents and payees must follow to comply with, or to establish an exemption from, these information reporting and backup withholding provisions for payments after December 31, 2000. It is possible that the company and other withholding agents may request a new withholding exemption from non-U.S. holders in order to qualify for continued exemption from backup withholding under the New Withholding Regulations. Each non-U.S. holder should consult its own tax advisor regarding the application to such holder of the New Withholding Regulations.

    ESTATE TAX. Subject to applicable estate tax treaty regulations, notes held at the time of death (or theretofore transferred subject to certain retained rights or powers) by an individual who at the time of death is a non-U.S. holder will not be included in such holder's gross estate for U.S. federal estate tax purposes, provided that (a) the individual does not actually or constructively own 10% of more of the total combined voting power of all classes of stock of the Company entitled to vote and (b) the income on the notes is not effectively connected with the conduct of a U.S. trade or business by the individual.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge and represent that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by certain broker-dealers (as specified in the registration rights agreement) in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period not to exceed 90 days after the expiration date, we will make this prospectus, as amended or supplemented available to any such broker-dealer for use in connection with any such resale.
In addition, until             , 2000, all dealers effecting transactions in the
new notes may be required to deliver a prospectus.

    We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 90 days after the expiration date, we will send additional copies of this prospectus to certain broker-dealers (as specified in the registration rights agreement) that request such documents in the letter of transmittal. We have agreed to pay certain expenses incident to the exchange offer, and will indemnify holders of the notes (including broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the new notes offered hereby and the subsidiary guarantees will be passed upon for North American Van Lines by Debevoise & Plimpton, New York, New York, special New York counsel to North American Van Lines. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton, is married to

Joseph L. Rice III, who is a shareholder of the managing general partner of the general partner of Clayton, Dubilier & Rice Fund V Limited Partnership.

                                    EXPERTS

    The financial statements of North American Van Lines as of December 26, 1998 and March 28, 1998 and for the nine-month period ended December 26, 1998 and the three-month period ended March 28, 1998 included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their reports herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. With respect to the unaudited condensed interim consolidated financial statements of North American Van Lines as of September 25, 1999 and for the nine-month period ended
September 25, 1999 included in this prospectus, PricewaterhouseCoopers LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report appearing herein states that they did not audit and they do not express an opinion on these interim financial statements. Accordingly, the degree of reliance on their report on these financial statements should be restricted considering the limited nature of the review procedures applied. The financial statements of North American Van Lines' predecessor as of and for the years ended December 27, 1997 and December 28, 1996 included in this prospectus have been audited by KPMG LLP, independent auditors, as stated in their report herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The combined financial statements of NFC Moving Services Group as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998, included in this prospectus have been audited by Ernst & Young, independent auditors, as set forth in their report appearing herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    With respect to the unaudited condensed combined interim financial information of NFC Moving Services Group for the nine-month periods ended
June 30, 1999 and 1998, included in this prospectus, Ernst & Young have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report appearing herein states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied.

    The independent auditors are not subject to the liability provisions of
Section 11 of the Securities Act for their reports on the unaudited interim financial information because such reports are not a "report" or a "part" of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

                      WHERE YOU CAN FIND MORE INFORMATION

    Upon effectiveness of the registration statement of which this prospectus is a part, we will file annual and quarterly and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any reports, statements and other information we file at the Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

    We have filed a registration statement on Form S-4 to register with the Commission the new notes to be issued in exchange for the old notes. This prospectus is part of that registration statement. As allowed by the Commission's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
NORTH AMERICAN VAN LINES, INC. CONDENSED CONSOLIDATED
  FINANCIAL STATEMENTS (UNAUDITED):
  Report of Independent Accountants.........................     F-3
  Condensed Consolidated Balance Sheets at September 25,
    1999 and December 26, 1998 (unaudited)..................     F-4
  Condensed Consolidated Statements of Income for the
    periods December 27, 1998 through September 25, 1999,
    June 27, 1999 through September 25, 1999, June 28, 1998
    through September 26, 1998, March 29, 1998 through
    September 26, 1998 and December 28, 1997 through
    March 28, 1998 (Predecessor) (unaudited)................     F-5
  Condensed Consolidated Statement of Changes in
    Stockholders' Equity for the period December 26, 1998
    through September 25, 1999 (unaudited)..................     F-6
  Condensed Consolidated Statements of Cash Flows for the
    periods December 27, 1998 through September 25, 1999,
    March 29, 1998 through September 26, 1998 and
    December 28, 1997 through March 28, 1998
    (Predecessor)(unaudited)................................     F-7
  Notes to Condensed Consolidated Financial Statements
    (unaudited).............................................     F-8

NORTH AMERICAN VAN LINES, INC. CONSOLIDATED FINANCIAL
  STATEMENTS:
  Report of Independent Accountants.........................    F-15
  Consolidated Balance Sheets at December 26, 1998 and
    March 29, 1998..........................................    F-16
  Consolidated Statement of Income for the period March 29,
    1998 (inception) through December 26, 1998..............    F-18
  Consolidated Statement of Changes in Stockholders' Equity
    for the period March 29, 1998 (inception) through
    December 26, 1998.......................................    F-19
  Consolidated Statement of Cash Flows for the period
    March 29, 1998 (inception) through December 26, 1998....    F-20
  Notes to Consolidated Financial Statements................    F-21

NORTH AMERICAN VAN LINES, INC. CONSOLIDATED FINANCIAL
  STATEMENTS:
  Report of Independent Accountants.........................    F-40
  Consolidated Balance Sheet at March 28, 1998..............    F-41
  Consolidated Statement of Income for the period
    December 28, 1997 through March 28, 1998................    F-43
  Consolidated Statement of Changes in Stockholders' Equity
    for the period December 28, 1997 through March 28,
    1998....................................................    F-44
  Consolidated Statement of Cash Flows for the period
    December 28, 1997 through March 28, 1998................    F-45
  Notes to Consolidated Financial Statements................    F-46

NORTH AMERICAN VAN LINES, INC. CONSOLIDATED FINANCIAL
  STATEMENTS:
  Independent Auditors' Report..............................    F-63
  Consolidated Balance Sheets, December 27, 1997 and
    December 28, 1996.......................................    F-64
  Consolidated Statements of Income and Retained Income,
    years ended December 27, 1997 and December 28, 1996.....    F-66
  Consolidated Statements of Cash Flows, years ended
    December 27, 1997 and December 28, 1996.................    F-68
  Notes to Consolidated Financial Statements................    F-69

NFC MOVING SERVICES GROUP CONDENSED COMBINED FINANCIAL
  STATEMENTS (UNAUDITED):
  Review Report of Independent Auditors.....................    F-88
  Condensed combined balance sheets at June 30, 1998 and
    1999....................................................    F-89

                                                                PAGE
                                                              --------
  Condensed combined profit and loss accounts for the nine
    months ended June 30, 1998 and 1999.....................    F-90
  Condensed combined statements of total recognized gains
    and losses for the nine months ended June 30, 1998 and
    1999....................................................    F-91
  Condensed combined cash flow statements for the nine
    months ended June 30, 1998 and 1999.....................    F-92
  Condensed combined statements of changes in NFC Group
    investment for the nine months ended June 30, 1998 and
    1999....................................................    F-93
  Notes to the condensed combined financial statements......    F-94

NFC MOVING SERVICES GROUP COMBINED FINANCIAL STATEMENTS:
  Report of Independent Auditors............................    F-97
  Combined balance sheets at September 30, 1997 and 1998....    F-98
  Combined profit and loss accounts for the years ended
    September 30, 1996, 1997 and 1998.......................    F-99
  Combined statements of total recognized gains and losses
    for the years ended September 30, 1996, 1997 and
    1998....................................................   F-100
  Combined cash flow statements for the years ended
    September 30, 1996, 1997 and 1998.......................   F-101
  Combined statements of changes in NFC Group investment for
    the years ended September 30, 1996, 1997 and 1998.......   F-102
  Notes to the combined financial statements................   F-103

[LOGO]
--------------------------------------------------------------------------------

                                                        PRICEWATERHOUSECOOPERS
                                                        LLP
                                                        200 East Randolph Drive
                                                        Chicago IL 60601
                                                        Telephone (312) 540 1500

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
NA Holding Corporation:

We have reviewed the accompanying condensed consolidated balance sheet of North American Van Lines, Inc. and its subsidiaries (the "Company") as of
September 25, 1999, and the related condensed consolidated statements of income for the periods June 27, 1999 through September 25, 1999 and December 27, 1998 through September 25, 1999, the condensed consolidated statement of shareholders' equity for the period December 27, 1998 through September 25, 1999 and the condensed consolidated statement of cash flows for the period
December 27, 1998 through September 25, 1999. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated interim financial statements for them to be in conformity with generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

November 12, 1999, except as to Note 6 and Note 8, for which the date is January 31, 2000

                         NORTH AMERICAN VAN LINES, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                  AT SEPTEMBER 25, 1999 AND DECEMBER 26, 1998

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                              SEPTEMBER 25,   DECEMBER 26,
                                                                  1999            1998
                                                              -------------   ------------
Current assets:
  Cash and cash equivalents.................................    $  1,228        $  2,074
  Accounts and notes receivable, net of allowance for
    doubtful accounts of $3,998 and $1,128 respectively.....     168,870         137,925
  Deferred and recoverable income taxes.....................      17,785          15,127
  Other current assets......................................      29,081          25,167
                                                                --------        --------
Total current assets........................................     216,964         180,293
                                                                --------        --------
Property and equipment......................................      93,812          91,795
  Less accumulated depreciation.............................     (34,725)        (18,194)
                                                                --------        --------
                                                                  59,087          73,601

Intangible assets...........................................      93,408          97,450
Other assets................................................      43,419          40,719
                                                                --------        --------
Total assets................................................    $412,878        $392,063
                                                                ========        ========

Current liabilities:
  Current portion of long-term debt and lease obligation....    $  5,475        $  3,599
  Revolving credit facility and notes payable...............      37,337          25,000
  Accounts payable..........................................      44,490          35,078
  Accrued transportation expense............................      32,301          22,224
  Other current liabilities.................................      68,854          62,987
                                                                --------        --------
Total current liabilities...................................     188,457         148,888
                                                                --------        --------
Long-term debt and lease obligation.........................     135,447         140,021
Deferred income taxes.......................................       4,281           5,352
Other liabilities...........................................      27,858          34,152
                                                                --------        --------
Total liabilities...........................................     356,043         328,413
                                                                --------        --------
Stockholders' equity:
  Common stock, $.01 par value, 1,000 authorized, issued and
    outstanding, respectively...............................          --              --
  Additional paid-in-capital................................      65,000          65,000
  Retained earnings (deficit)...............................      (8,143)         (1,212)
  Accumulated other comprehensive income (loss).............         (22)           (138)
                                                                --------        --------
  Total stockholders' equity................................      56,835          63,650
                                                                --------        --------
Total liabilities and stockholders' equity..................    $412,878        $392,063
                                                                ========        ========

     See accompanying notes to condensed consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

  FOR THE PERIODS DECEMBER 27, 1998 THROUGH SEPTEMBER 25, 1999, JUNE 27, 1999
                                    THROUGH
  SEPTEMBER 25, 1999, JUNE 28, 1998 THROUGH SEPTEMBER 26, 1998, MARCH 29, 1998
                                    THROUGH
 SEPTEMBER 26, 1998, AND DECEMBER 28, 1997 THROUGH MARCH 28, 1998 (PREDECESSOR)

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                          COMPANY                        PREDECESSOR
                                     -------------------------------------------------   -----------
                                       NINE         THREE        THREE                     THREE
                                      MONTHS       MONTHS       MONTHS      SIX MONTHS    MONTHS
                                       ENDED        ENDED        ENDED        ENDED        ENDED
                                     SEPT. 25,    SEPT. 25,    SEPT. 26,    SEPT. 26,    MARCH 28,
                                       1999         1999         1998         1998         1998
                                     ----------   ----------   ----------   ----------   -----------
Operating revenues.................   $771,237     $311,135     $285,083     $520,988     $207,245

Operating expenses:
  Transportation...................    607,608      247,638      223,795      407,115      162,381
  Administration...................    102,255       32,031       30,597       62,053       34,240
  Insurance and claims.............     23,998        9,587        9,920       18,412        6,538
  Depreciation.....................     17,404        5,878        6,335       12,547        2,256
  Amortization.....................      3,679        1,242        1,285        2,610          639
  Maintenance, tires, and other
    operating......................     16,410        5,745        5,989       11,122        4,302
  Equipment sales and services,
    net............................     (2,984)      (1,061)      (1,010)      (2,496)        (977)
  Insurance and supply programs,
    net............................     (2,431)        (515)        (602)      (1,385)        (799)
  Restructuring....................      2,400        2,400           --           --           --
                                      --------     --------     --------     --------     --------
    Total operating expenses.......    768,339      302,945      276,309      509,978      208,580
                                      --------     --------     --------     --------     --------
    (Loss)/income from
      operations...................      2,898        8,190        8,774       11,010       (1,335)

Non-operating (expense)/income.....         (7)         135          109          139           10
Minority interest..................       (179)         (33)         (32)          (9)         (13)
                                      --------     --------     --------     --------     --------
    (Loss)/income before interest
      and taxes....................      2,712        8,292        8,851       11,140       (1,338)

Interest expense...................     12,395        4,311        4,152        8,089         (240)
                                      --------     --------     --------     --------     --------
    (Loss)/income before income
      taxes........................     (9,683)       3,981        4,699        3,051       (1,098)

Provision for income taxes.........     (2,752)       2,223        2,895        2,386         (448)
                                      --------     --------     --------     --------     --------
    Net (loss)/income..............   $ (6,931)    $  1,758     $  1,804     $    665     $   (650)
                                      ========     ========     ========     ========     ========

     See accompanying notes to condensed consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

             CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

          FOR THE PERIOD DECEMBER 26, 1998 THROUGH SEPTEMBER 25, 1999

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                        ACCUMULATED
                                                           RETAINED        OTHER                  ADDITIONAL
                                           COMPREHENSIVE   EARNINGS    COMPREHENSIVE    COMMON     PAID IN
                                 TOTAL     INCOME (LOSS)   (DEFICIT)   INCOME (LOSS)    STOCK      CAPITAL
                                --------   -------------   ---------   -------------   --------   ----------
Balance at December 26,
  1998........................  $63,650                     $(1,212)       $(138)         $0        $65,000
Comprehensive income (loss)
  Net income (loss)...........   (6,931)      $(6,931)       (6,931)
                                              -------
  Gross unrealized holding
    gains.....................      138           138
  Foreign currency
    translation...............      (22)          (22)
                                              -------
  Other comprehensive income
    (loss)....................                    116                        116
                                              -------
Comprehensive income (loss)...                $(6,815)
                                -------       =======       -------        -----          --        -------
Balance at September 25,
  1999........................  $56,835                     $(8,143)       $ (22)         $0        $65,000
                                =======                     =======        =====          ==        =======

     See accompanying notes to condensed consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

  FOR THE PERIODS DECEMBER 27, 1998 THROUGH SEPTEMBER 25, 1999, MARCH 29, 1998
                                    THROUGH
 SEPTEMBER 26, 1998 AND DECEMBER 28, 1997 THROUGH MARCH 28, 1998 (PREDECESSOR)

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                        COMPANY                  PREDECESSOR
                                            --------------------------------   ---------------
                                            NINE MONTHS       SIX MONTHS       THREE MONTHS
                                               ENDED             ENDED            ENDED
                                            SEPT. 25, 1999    SEPT.26, 1998    MARCH 28, 1998
                                            ---------------   --------------   ---------------
Net cash (used for) provided by operating
  activities..............................     $  (1,559)        $(12,178)         $10,295
                                               ---------         --------          -------
Cash flows from investing activities:
  Additions of property and equipment.....        (5,473)          (4,062)          (1,402)
  Proceeds from sale of property and
    equipment.............................         3,216              464              162
  Other investing activities..............        (1,302)            (714)          (2,166)
                                               ---------         --------          -------
Net cash used for investing activities....        (3,559)          (4,312)          (3,406)
                                               ---------         --------          -------
Cash flows from financing activities:
  Collection of intercompany balance with
    NS....................................            --               --           10,204
  Borrowings on revolving credit facility
    and notes payable.....................       140,686           63,821              244
  Repayment of revolving credit facility
    and notes payable.....................      (128,349)         (38,532)            (844)
  Change in balance of outstanding
    checks................................         1,726              225           (1,598)
  Payment for sale of insurance
    liabilities...........................        (7,271)         (13,500)              --
  Common dividends paid...................            --               --           (6,464)
  Other financing activities..............        (2,520)          (1,032)              (7)
                                               ---------         --------          -------
Net cash provided by financing
  activities..............................         4,272           10,982            1,535
                                               ---------         --------          -------
Net cash flows from continuing
  operations..............................          (846)          (5,508)           8,424
Net cash flows from the payment or
  transfer of liabilities attributable to
  discontinued operations.................            --               --           (2,145)
                                               ---------         --------          -------
Net increase in cash and cash
  equivalents.............................          (846)          (5,508)           6,279
Cash and cash equivalents at beginning of
  period..................................         2,074            9,227            2,948
                                               ---------         --------          -------
Cash and cash equivalents at end of
  period..................................     $   1,228         $  3,719          $ 9,227
                                               =========         ========          =======
Supplemental disclosure of cash flow
  information--cash paid
  Interest................................     $   9,141         $  4,485          $   140
  Income taxes............................     $   1,427         $  5,515          $   225
                                               =========         ========          =======

     See accompanying notes to condensed consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 25, 1999

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

    This report covers North American Van Lines, Inc. and its subsidiaries (collectively, "NAVL" or the "Company").

    The accompanying unaudited condensed consolidated financial statements should be read together with the Company's audited consolidated financial statements for the periods December 28, 1997 through March 28, 1998 (Predecessor) and the Company's parent's (NA Holding Corporation's) audited consolidated financial statements for the period March 29, 1998 through December 26, 1998. Certain information and footnote disclosures normally included in aforementioned financial statements prepared in accordance with generally accepted accounting principles are condensed or omitted. Management of the Company believes the interim financial statements include all adjustments, including normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations for the interim periods presented.

    On March 29, 1998, NA Acquisition Corporation, a wholly-owned subsidiary of NA Holding Corporation ("NA Holding"), agreed to acquire all of the capital stock of North American Van Lines, Inc. from Norfolk Southern Corporation and J.P. Morgan Venture Corporation (the "Predecessor"). NA Acquisition and NA Holding were formed by Clayton, Dubilier and Rice Fund V Limited Partnership ("Fund V"), a private investment fund that is managed by Clayton, Dubilier and Rice, Inc. Prior to the acquisition, the Predecessor recognized estimated revenue and related transportation expense on the date a shipment was picked up from the customer. Subsequent to the acquisition, the Company recognizes estimated revenue and related transportation expenses on the date a shipment is delivered or services are completed.

(2) OPERATING SEGMENTS

    The Company has two reportable segments--Van Line Network and Logistics Services.

    The Van Line Network segment provides domestic and international residential relocation services through a network of exclusive agents. It is comprised of the Relocation Services Division, which provides packing, loading, transportation, delivery and warehousing services for any type of household move in the U.S. and Canada, and the International Division, which provides or coordinates these same services for customers on a global basis.

    The Logistics Services segment provides customized logistics solutions, specialized transportation services, warehousing, distribution, and delivery services to commercial customers. It is comprised of the Logistics Division, which provides these specialized services to principally electronics, medical equipment and other suppliers of sensitive goods requiring specialized handling in the U.S., the Blanket Wrap/Flatbed Division, which provides transportation of truckload freight requiring specialized handling in the U.S., and the Europe Division, which provides these same logistics services in Europe and the U.K.

    The accounting policies of the segments are the same as those described in the footnotes to the aforementioned Consolidated Statements. Segment income from operations is based on earnings before non-operating income or expense, minority interest, interest and taxes.

                         NORTH AMERICAN VAN LINES, INC.

                               SEPTEMBER 25, 1999

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(2) OPERATING SEGMENTS (CONTINUED)

    The following information about the segments is for the periods
December 27, 1998 through September 25, 1999, June 27, 1999 through September 25, 1999, June 28, 1998 through September 26, 1998, March 29, 1998 through September 26, 1998, and December 28, 1997 through March 28, 1998 (Predecessor).

                                                          COMPANY                           PREDECESSOR
                                   ------------------------------------------------------   ------------
                                   NINE MONTHS   THREE MONTHS   THREE MONTHS   SIX MONTHS   THREE MONTHS
                                     ENDED,         ENDED,         ENDED,        ENDED,        ENDED,
                                    SEPT. 25,     SEPT. 25,      SEPT. 26,     SEPT. 26,     MARCH 28,
                                      1999           1999           1998          1998          1998
                                   -----------   ------------   ------------   ----------   ------------
Revenues
  Van Line Network...............   $398,513       $182,167       $169,710      $293,125      $ 99,687
  Logistics Services.............    372,724        128,968        115,373       227,863       107,558
                                    --------       --------       --------      --------      --------
Consolidated revenues............   $771,237       $311,135       $285,083      $520,988      $207,245
                                    ========       ========       ========      ========      ========
Income (loss) from operations
  Van Line Network...............   $  2,073       $  6,774       $  7,053      $  7,142      $ (2,656)
  Logistics Services.............        825          1,416          1,721         3,868         1,321
                                    --------       --------       --------      --------      --------
Consolidated income (loss) from
  operations.....................   $  2,898       $  8,190       $  8,774      $ 11,010      $ (1,335)
                                    ========       ========       ========      ========      ========

                                                          SEPT. 25,   DEC. 26,
                                                            1999        1998
                                                          ---------   --------
Total assets
  Van Line Network......................................  $118,228    $ 94,595
  Logistics Services....................................   113,327     110,876
  Corporate.............................................   181,323     186,592
                                                          --------    --------
Consolidated total assets...............................  $412,878    $392,063
                                                          ========    ========

(3) INTANGIBLE ASSETS

    Intangible assets included the following:

                                                            SEPT. 25,   DEC. 26,
                                                              1999        1998
                                                            ---------   --------
    Trade names...........................................   $75,700    $75,700
    Goodwill..............................................    22,212     23,612
    Accumulated amortization..............................    (4,504)    (1,862)
                                                             -------    -------
                                                             $93,408    $97,450
                                                             =======    =======

                         NORTH AMERICAN VAN LINES, INC.

                               SEPTEMBER 25, 1999

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(4) LONG-TERM DEBT AND LEASE OBLIGATION

                                                              SEPT. 25,   DEC. 26,
                                                                1999        1998
                                                              ---------   --------
Note payable--Tranche A interest at 90 day LIBOR rate plus
  2.5% with interest and principle paid quarterly...........  $ 42,125    $ 44,000
Note payable--Tranche B interest at 90 day LIBOR rate plus
  2.75% with interest and principle paid quarterly..........    98,250      99,000
Other.......................................................       547         620
                                                              --------    --------
Total long-term debt and capital lease obligation...........  $140,922    $143,620
Less current maturities.....................................     5,475       3,599
                                                              --------    --------
                                                              $135,447    $140,021
                                                              ========    ========

    The Credit Agreement contains various loan covenants including an interest coverage ratio and a senior debt ratio. The Credit Agreement also includes a general lien on certain NAVL assets.

    The Company has available unused lines of credit of $49,334 and $61,616 at September 25, 1999 and December 26, 1998, respectively. The fair value of the Company's long-term debt approximates the carrying amount based on the present value of cash flows discounted at the current rates offered to the Company on similar debt instruments.

(5) COMMITMENTS AND CONTINGENCIES

    (a) LETTERS OF CREDIT AND DEBT GUARANTEES

    The Company's German subsidiary, midiData, has guarantees to WTB Leasing GmbH and CommerzLease for equipment leases. These leases extend through the year 2003. The Company's United Kingdom subsidiary, North American Van Lines, Ltd., has guarantees to various parties for customs and excise taxes.

    (b) LAWSUITS

    The Company and certain subsidiaries are defendants in numerous lawsuits relating principally to motor carrier operations. While the final outcome of these lawsuits cannot be predicted with certainty, it is the opinion of management, after consulting with its legal counsel, that the amount of NAVL 's ultimate liability will not materially affect NAVL's consolidated financial position, results of operations or liquidity.

    (c) ENVIRONMENTAL MATTERS

    The Company has been named as a potentially responsible party (PRP) in two environmental cleanup proceedings by federal or state authorities and one additional environmental clean-up proceeding by a group of PRP's. The suits are brought under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or other federal or state statutes. Based on all known information, it is estimated that the settlement cost of each PRP site would not be materially or significantly larger than

                         NORTH AMERICAN VAN LINES, INC.

                               SEPTEMBER 25, 1999

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(5) COMMITMENTS AND CONTINGENCIES (CONTINUED)

the litigation reserves established, which totaled $35 on September 25, 1999 and December 26, 1998. It is possible that additional claims or lawsuits involving unknown environmental matters or now unidentified environmental sites may arise in the future. The Company owns or has owned and leases or has leased facilities at which underground storage tanks for diesel fuel are located and operated. Management believes that the Company has taken the appropriate and necessary action with regard to releases of diesel fuel that have occurred. As conditions may exist on these properties related to environmental problems that are latent or undisclosed, there can be no assurance that the Company will not incur liabilities or costs, the amount and materiality of which cannot be estimated reliably at this time. However, based on its assessment of the facts and circumstances now known and after consulting with its legal counsel, management believes that it has recorded appropriate estimates of liability for those environmental matters of which the Company is aware. Further, management believes it is unlikely that any identified matters, either individually or in aggregate, will have a material adverse effect on the Company's financial position, results of operations or liquidity.

    (d) PURCHASE COMMITMENTS

    The Company has entered into certain purchase commitments for trailers and software licenses in the amount of $778 and $2,984 as of September 25, 1999 and December 26, 1998, respectively.

(6) SUBSEQUENT EVENT

    On September 14, 1999, the Company signed an acquisition agreement to acquire substantially all of the assets of certain subsidiaries of NFC, plc. (the "Seller") that are engaged in the Seller's moving services business. The acquisition closed on November 19, 1999 and the transaction was accounted for as a purchase. Total purchase consideration was $400 million cash plus a combination of preferred stock, common stock and common stock warrants with a combined value of $50 million.

    The acquisition was funded through borrowings under new credit facilities of $390.0 million, proceeds from the issuance of $150.0 million of NAVL senior subordinated notes, and an increase to stockholders' equity resulting from issuance of $24.5 million of junior preferred stock, $35.0 million of senior discounted notes, and a common stock warrant totaling $65.5 million by NAVL's parent, NA Holding. Of the $65.5 million, $40.0 million was initially in the form of an interim loan facility made available to NA Holding. On December 1, 1999, Fund V and the Seller subscribed for and purchased additional shares of common stock of NA Holding for $32.0 million and $8.0 million in cash, respectively. The proceeds from this stock subscription were used to repay the $40.0 million interim loan.

(7) RESTRUCTURING

    In January 1999 the Company initiated the Fast Forward Program with a detailed evaluation of its existing cost structure by NAVL employees and outside consultants. The program is a comprehensive review of a number of initiatives but primarily will result in reduced headcount. The Company began implementing these initiatives during the third quarter of 1999 and recorded a charge of $2,400. This charge includes the estimated severance related costs for 237 employees across all operating divisions of

                         NORTH AMERICAN VAN LINES, INC.

                               SEPTEMBER 25, 1999

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(7) RESTRUCTURING (CONTINUED)

the Company and other exit costs for outplacement services, building lease terminations and losses on the sale of equipment. As of September 25, 1999, 107 employees have been terminated and $552 of severance and other restructuring related costs had been charged to the reserve.

    The following table provides details of the restructuring accrual and payments to date:

                                                           PAYMENTS      RESTRUCTURING
                                            INITIAL          AS OF       ACCRUAL AS OF
                                         RESTRUCTURING   SEPTEMBER 25,   SEPTEMBER 25,
                                            CHARGE           1999            1999
                                         -------------   -------------   -------------
Severance cost.........................     $1,808           $531           $1,277
Outplacement services..................        318             21              297
Building lease termination cost........        246             --              246
Loss on sale of equipment..............         28             --               28
                                            ------           ----           ------
Total restructuring cost...............     $2,400           $552           $1,848
                                            ======           ====           ======

(8) SUPPLEMENTAL INFORMATION

    The following summarized consolidating balance sheet, statement of income, and statement of cash flows have been presented in contemplation of the transaction between NA Holding and a third party, as described in Note 6. Such financial statements have been segregated between those entities that have guaranteed the NAVL senior subordinated notes issued in connection with the transaction ("Guarantor" entities), and those entities that did not guarantee such debt ("Non-Guarantor" entities).

    Consolidating balance sheet data as of September 25, 1999 is summarized as follows:

                                          (1)         (2)          NON-                        TOTAL
                                         PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        --------   ----------   ----------   ------------   ------------
Current assets........................  $178,702    $ 9,413      $ 29,184     $    (335)      $216,964
Non-current assets....................   220,507     12,440       102,642      (139,675)       195,914
                                        --------    -------      --------     ---------       --------
Total assets..........................  $399,209    $21,853      $131,826     $(140,010)      $412,878
                                        ========    =======      ========     =========       ========
Current liabilities...................  $152,867    $ 6,370      $ 29,555     $    (335)      $188,457
Non-current liabilities...............   189,507      1,262         7,673       (30,856)       167,586
                                        --------    -------      --------     ---------       --------
Total liabilities.....................   342,374      7,632        37,228       (31,191)       356,043
Stockholders' equity..................    56,835     14,221        94,598      (108,819)        56,835
                                        --------    -------      --------     ---------       --------
Total liabilities and equity..........  $399,209    $21,853      $131,826     $(140,010)      $412,878
                                        ========    =======      ========     =========       ========

                         NORTH AMERICAN VAN LINES, INC.

                               SEPTEMBER 25, 1999

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(8) SUPPLEMENTAL INFORMATION (CONTINUED)

    Consolidating statement of income data for the period December 27, 1998 through September 25, 1999 is summarized as follows:

                                          (1)         (2)          NON-                        TOTAL
                                         PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        --------   ----------   ----------   ------------   ------------
Operating revenues....................  $654,943    $45,206      $ 78,730     $  (7,642)      $771,237
Total operating expenses..............   656,034     41,920        77,131        (6,746)       768,339
                                        --------    -------      --------     ---------       --------
Income (loss) from operations.........    (1,091)     3,286         1,599          (896)         2,898
Interest expense and other............     8,592         98           928         2,963         12,581
                                        --------    -------      --------     ---------       --------
Income (loss) before income taxes.....    (9,683)     3,188           671        (3,859)        (9,683)
Provision/(benefit) for income
  taxes...............................    (2,752)       905           190        (1,095)        (2,752)
                                        --------    -------      --------     ---------       --------
Net income (loss).....................  $ (6,931)   $ 2,283      $    481     $  (2,764)      $ (6,931)
                                        ========    =======      ========     =========       ========

    Income taxes have been calculated for purposes of this footnote based on an assumed consolidated effective rate of 28.4%.

    Consolidating statement of cash flows data for the period December 27, 1998 through September 25, 1999 is summarized as follows:

                                          (1)         (2)          NON-                        TOTAL
                                         PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        --------   ----------   ----------   ------------   ------------
Net cash provided by (used in)
  operating activities................  $    166    $   (46)     $ (1,679)    $      --       $ (1,559)

Net cash used in investing
  activities..........................    (3,312)        --          (247)           --         (3,559)

Net cash provided by financing
  activities..........................     3,404         32           836            --          4,272

Net increase (decrease) in cash and
  cash equivalents....................       258        (14)       (1,090)           --           (846)

Cash at beginning of period...........       311         95         1,668            --          2,074
                                        --------    -------      --------     ---------       --------

Cash at end of period.................  $    569    $    81      $    578     $      --       $  1,228
                                        ========    =======      ========     =========       ========

------------------------

(1) Parent includes the accounts of North American Van Lines, Inc., a Delaware corporation and the issuer of the debt in connection with the transaction.

(2) Total Guarantors include the accounts of the following subsidiaries of North American Van Lines, Inc.: Fleet Insurance Management, Inc., an Indiana corporation; FrontRunner Worldwide, Inc., a Delaware corporation; NACAL, Inc., a California corporation; NAVTRANS International Freight

                         NORTH AMERICAN VAN LINES, INC.

                               SEPTEMBER 25, 1999

                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(8) SUPPLEMENTAL INFORMATION (CONTINUED)

    Forwarding, Inc., an Indiana corporation; North American Distribution Systems, Inc., an Indiana corporation; North American Logistics, Ltd., an Indiana corporation, North American Van Lines of Texas, Inc., a Texas corporation; Relocation Management Systems, Inc., a Delaware corporation; and Great Falls North American, Inc., a Montana corporation. Each Guarantor is a wholly owned subsidiary of North American Van Lines, Inc. and will jointly and severally, irrevocably and fully and unconditionally guarantee the punctual payment of such debt issued in connection with the transaction.

[LOGO]
--------------------------------------------------------------------------------

                                                        PRICEWATERHOUSECOOPERS
                                                        LLP
                                                        200 East Randolph Drive
                                                        Chicago IL 60601
                                                        Telephone (312) 540 1500

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
NA Holding Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders' equity, and cash flows present fairly, in all material respects, the financial position of North American Van Lines, Inc. and its subsidiaries (the "Company") at December 26, 1998 and
March 29, 1998, and the results of their operations and cash flows for the period March 29, 1998 (inception) through December 26, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PricewaterhouseCoopers LLP

February 3, 1999, except as to Note 17,
  for which the date is September 27, 1999, and Note 18 for which the date is January 31, 2000

                         NORTH AMERICAN VAN LINES, INC.

                          CONSOLIDATED BALANCE SHEETS

                    AT DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

                                                              DECEMBER 26, 1998   MARCH 29, 1998
                                                              -----------------   --------------
                                             ASSETS
Current assets:
  Cash and cash equivalents.................................      $  2,074           $  9,227
  Short-term investments....................................         2,057              1,861
  Accounts and notes receivable, net of allowance for
    doubtful accounts of $1,128 and $0 respectively.........       137,925            123,727
  Current portion of contract receivables, net of valuation
    allowance of $25 and $0 respectively....................         7,525              5,982
  Supplies inventory........................................         1,489              1,674
  Equipment held for sale...................................         3,693              3,223
  Current portion of deferred agent contract costs..........           587                261
  Prepaid expenses and other current assets.................         9,816             10,891
  Deferred income taxes.....................................        15,127             12,157
                                                                  --------           --------
Total current assets........................................       180,293            169,003
                                                                  --------           --------
Long-term portion of contract receivables...................        13,120             10,427
Long-term portion of notes receivable.......................         1,794              2,482
Investments.................................................         1,097              1,061
Property and equipment:
  Land......................................................         1,584              1,612
  Buildings.................................................        16,760             16,818
  Trailers..................................................        26,676             27,049
  Other equipment...........................................        46,775             42,025
                                                                  --------           --------
                                                                    91,795             87,504
  Less accumulated depreciation.............................       (18,194)                --
                                                                  --------           --------
                                                                    73,601             87,504

Deferred agent contract costs...............................        14,233             14,995
Intangible assets...........................................        97,450             99,312
Other assets................................................        10,475              8,323
                                                                  --------           --------
Total assets................................................      $392,063           $393,107
                                                                  ========           ========

   The accompanying notes are an integral part of the consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

                          CONSOLIDATED BALANCE SHEETS

                    AT DECEMBER 26, 1998 AND MARCH 29, 1998

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                              DECEMBER 26, 1998   MARCH 29, 1998
                                                              -----------------   --------------
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and lease obligation....      $  3,599           $  2,958
  Revolving credit facility and notes payable...............        25,000                125
  Accounts payable..........................................        25,177             21,136
  Outstanding checks........................................         9,901             11,106
  Accrued transportation expense............................        22,224             19,696
  Other current liabilities.................................        24,171             28,973
  Insurance reserves and accruals...........................        20,441             39,693
  Compensation and benefits.................................        14,027             14,318
  Income taxes..............................................         4,348              4,077
                                                                  --------           --------
Total current liabilities...................................       148,888            142,082
                                                                  --------           --------
Long-term debt and lease obligation.........................       140,021            142,645
Insurance reserves and accruals.............................        14,312             14,152
Compensation and benefits...................................        19,531             18,380
Deferred income taxes.......................................         5,352             10,597
Minority interest...........................................           309                251
                                                                  --------           --------
Total liabilities...........................................       328,413            328,107
                                                                  --------           --------
Stockholders' equity:
  Common stock, $.01 par value, 1,000 shares authorized,
    issued and outstanding at December 26, 1998 and at March
    29, 1998................................................            --                 --
  Additional paid-in-capital................................        65,000             65,000
  Retained earnings (deficit)...............................        (1,212)                --
  Accumulated other comprehensive income (loss).............          (138)                --
                                                                  --------           --------
Total stockholders' equity..................................        63,650             65,000
                                                                  --------           --------
Total liabilities and stockholders' equity..................      $392,063           $393,107
                                                                  ========           ========

   The accompanying notes are an integral part of the consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

                        CONSOLIDATED STATEMENT OF INCOME

      FOR THE PERIOD MARCH 29, 1998 (INCEPTION) THROUGH DECEMBER 26, 1998

                             (DOLLARS IN THOUSANDS)

Operating revenues..........................................  $759,207

Operating expenses:
  Transportation............................................   593,979
  Administration............................................    95,389
  Insurance and claims......................................    25,150
  Depreciation..............................................    18,763
  Amortization..............................................     3,748
  Maintenance, tires and other operating....................    16,483
  Equipment sales and services, net.........................    (3,694)
  Insurance and supply programs, net........................    (2,178)
                                                              --------
    Total operating expenses................................   747,640
                                                              --------
    Income from operations..................................    11,567

Non-operating income........................................       147
Minority interest...........................................       (57)
                                                              --------
    Income before interest and taxes........................    11,657
Interest expense............................................    11,758
                                                              --------
    Loss before income taxes................................      (101)
Provision for income taxes..................................     1,111
                                                              --------
    Net loss................................................  $ (1,212)
                                                              ========

   The accompanying notes are an integral part of the consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

      FOR THE PERIOD MARCH 29, 1998 (INCEPTION) THROUGH DECEMBER 26, 1998

                             (DOLLARS IN THOUSANDS)

                                                                           ACCUMULATED
                                                              RETAINED        OTHER                    ADDITIONAL
                                              COMPREHENSIVE   EARNINGS    COMPREHENSIVE     COMMON      PAID IN
                                    TOTAL     INCOME (LOSS)   (DEFICIT)   INCOME (LOSS)     STOCK       CAPITAL
                                   --------   -------------   ---------   -------------   ----------   ----------
Balance at March 29, 1998........  $65,000                     $     0        $   0       $      --      $65,000
Comprehensive income (loss)......
  Net income (loss)..............   (1,212)      $(1,212)       (1,212)
                                                 -------
  Gross unrealized holding
    gains........................      172           172
  Foreign currency translation...     (310)         (310)
                                                 -------
  Other comprehensive income
    (loss).......................                   (138)                      (138)
                                                 -------
Comprehensive income (loss)......                $(1,350)
                                                 =======
                                   -------                     -------        -----       ----------     -------
Balance at December 26, 1998.....  $63,650                     $(1,212)       $(138)      $      --      $65,000
                                   =======                     =======        =====       ==========     =======

   The accompanying notes are an integral part of the consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

      FOR THE PERIOD MARCH 29, 1998 (INCEPTION) THROUGH DECEMBER 26, 1998

                             (DOLLARS IN THOUSANDS)

Cash flows from operating activities:
  Loss from operations......................................  $ (1,212)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation............................................    18,763
    Amortization of intangibles.............................     1,862
    Amortization of deferred agent contract costs...........     1,886
    Amortization of deferred debt issuance costs............       705
    Provision for losses on accounts and notes receivable...     1,128
    Deferred income taxes...................................    (8,215)
    Gain on sale of equipment...............................       (36)
    Change in other comprehensive income (loss).............      (138)
    Change in assets and liabilities:
      Accounts and notes receivable.........................   (14,638)
      Contracts receivable..................................    (4,236)
      Prepaids and other current assets.....................       (98)
      Accounts payable......................................     4,041
      Other current liabilities.............................     4,927
      Insurance reserves and accruals.......................    (5,592)
      Other long-term assets and liabilities................      (980)
      Income tax payable....................................       271
                                                              --------
Net cash used for operating activities......................    (1,562)
                                                              --------
Cash flows from investing activities:
  Additions of property and equipment.......................    (5,698)
  Proceeds from sale of property and equipment..............       874
  Purchases of investments..................................      (135)
  Proceeds from maturity or sale of investments.............       100
  Payment of deferred agent contract costs..................    (1,485)
                                                              --------
Net cash used for investing activities......................    (6,344)
                                                              --------
Cash flows from financing activities:
  Borrowings on revolving credit facility and notes
    payable.................................................    96,000
  Repayment of revolving credit facility and notes
    payable.................................................   (71,125)
  Change in balance of outstanding checks...................    (1,205)
  Borrowings on long-term debt..............................        83
  Principal payments on long-term debt......................    (2,004)
  Principal payments under capital lease obligation.........       (62)
  Payment for sale of insurance liabilities.................   (13,500)
  Minority interest.........................................        58
  Payment to NS for working capital purchase price
    adjustment..............................................    (7,492)
                                                              --------
Net cash provided by financing activities...................       753
                                                              --------
Net decrease in cash and cash equivalents...................    (7,153)
Cash and cash equivalents at March 29, 1998.................     9,227
                                                              --------
Cash and cash equivalents at December 26, 1998..............  $  2,074
                                                              ========
Supplemental disclosure of cash flow information--cash paid
  during the period March 29, 1998 (inception) through
  December 26, 1998:
  Interest..................................................  $ 11,347
  Income taxes..............................................  $  9,211

   The accompanying notes are an integral part of the consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) BUSINESS DESCRIPTION AND ORGANIZATION

    On January 9, 1998, NA Acquisition Corporation, a Delaware Corporation (NA Acquisition) and a wholly-owned subsidiary of NA Holding Corporation, a Delaware Corporation (NA Holding), agreed to acquire (the "Acquisition") all of the capital stock of NAVL from Norfolk Southern Corporation (NS) and J.P. Morgan Ventures Corporation (J.P. Morgan) for an aggregate purchase price of $222,135, including fees and expenses of $13,600. NA Acquisition and NA Holding were formed by Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership (Fund V), and a private investment fund that is managed by Clayton, Dubilier & Rice, Inc.

    At the closing of the Acquisition (the "Closing") on March 29, 1998, NA Acquisition purchased all of the issued and outstanding common stock of North American Van Lines, Inc. (NAVL or the Company) from NS for an aggregate purchase price of $200,025, subject to pre- and post-closing purchase price adjustment provisions based on changes in net working capital between December 27, 1997, and closing, and all of the issued and outstanding preferred stock of NAVL from J.P. Morgan for cash in the aggregate amount of $1,000 plus all accrued and unpaid dividends through the Closing of $18. Based on the purchase price adjustment provisions, $7,492 was paid by NAVL to NS on August 26, 1998. After the Closing, NA Acquisition was merged with and into NAVL, with NAVL being the surviving corporation and a direct wholly-owned subsidiary of NA Holding.

    The Acquisition of NAVL was financed through a combination of $150,000 in senior secured debt and $65,000 in cash equity contributed by Fund V and NAVL management investors. On March 30, 1998, the Company entered into a senior secured credit facility (the "Credit Agreement") with several lenders including The Bank of New York and Chase Manhattan Bank. The senior secured credit facility is comprised of a seven year $45,000 term loan facility (Tranche A), an eight year $100,000 term loan facility (Tranche B), and a seven year $85,000 revolving credit facility (Revolving Credit Facility). The purchase method of accounting was used to record the Acquisition. Independent appraisals were used where appropriate.

    NAVL is a diversified motor carrier operating principally throughout the United States, Canada, Germany, and the United Kingdom. NAVL's principal lines of business are household goods moving which provide 53% of revenues and high value products transportation and logistics services which provide 47% of revenues. Approximately 95% of revenues are derived from operations in the United States and Canada with 5% from operations in Europe. NAVL conducts operations primarily through a network of exclusive agents with over 750 locations in the U.S. and Canada and approximately 400 representatives on an international basis.

    The Company includes a subsidiary which operates as a multiple-line property and liability insurance company under the provisions of the insurance laws of the State of Indiana and primarily insures owner-operators and agents of NAVL against loss from certain risks, primarily physical damage to tractors and straight trucks.

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (b) BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of North American Van Lines, Inc. and its subsidiaries, all but one of which are wholly owned. In June 1997 the Company acquired a 51% share of a limited liability company (LLC), Manufacturing Support Services, LLC (MSS). The financial statements include the results of MSS and an appropriate recognition of minority interest is reflected in the financial statements. All material intercompany accounts and transactions have been eliminated in consolidation. The Consolidated Statement of Income includes the results of operations for the period from the date of acquisition, March 29, 1998, through December 26, 1998.

    (c) CASH EQUIVALENTS

    Cash equivalents are highly liquid investments purchased three months or less from maturity.

    (d) CONTRACTS RECEIVABLE AND EQUIPMENT HELD FOR SALE

    In the normal course of business, the Company sells revenue equipment (equipment held for sale) to its agents and to owner-operators under conditional sales agreements (contracts receivable). Sales of revenue equipment are recorded using the installment method of accounting. Gains are recognized as cash is received and losses are recognized as incurred. Unrealized gains on these transactions amounted to $3,311 and $3,752 at December 26, 1998 and March 29, 1998, respectively, of which $1,496 and $1,793, respectively, are netted against current portion of contracts receivable and $1,815 and $1,959, respectively, are netted against long-term portion of contracts receivable. Equipment held for sale is recorded at the lower of cost or net realizable value.

    (e) SUPPLIES INVENTORY

    Supplies inventory consists of replacement parts, tires and other items for resale, supplies for revenue equipment and office supplies and is valued at the lower of average cost or market value.

    (f) INVESTMENTS

    Investments consist of U.S. Treasury, corporate debt and equity securities. The Company classifies its debt and equity securities in one of two categories: available-for-sale, or held-to-maturity. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity (primarily bonds). All other securities are classified as available-for-sale.

    Available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (g) PROPERTY AND EQUIPMENT

    Property and equipment are stated primarily at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the respective assets. The estimated useful lives and salvage values as of December 26, 1998 used in computing depreciation are summarized as follows:

                                                 USEFUL LIFE         SALVAGE VALUE
                                                --------------   ----------------------
Buildings.....................................  20 to 40 years             --
Trailers......................................     15 years           $2 per unit
Other Equipment...............................  1 to 10 years    0-25%, max $5 per unit

    Repairs and maintenance expenditures are charged to expenses as incurred.

    The amount of internally developed software that was capitalized during the nine months ended December 26, 1998 was $519 and is included in Other Equipment.

    (h) INTANGIBLE ASSETS

    Intangible assets consist of trade names and goodwill totaling $99,312 as of March 29, 1998 and $97,450 as of December 26, 1998. Trade names and goodwill are amortized on a straight-line basis over their estimated lives of 40 years. Accumulated amortization was $1,862 at December 26, 1998.

    (i) LONG-LIVED ASSETS

    Long-lived assets, including intangible assets, used in the company's operations are reviewed for impairment when circumstances indicate that the carrying amount of an asset may not be recoverable. The primary indicators of recoverability are the associated current and forecasted undiscounted operating cash flows.

    (j) DEFERRED AGENT CONTRACT COSTS

    Deferred agent contract costs are commitments made to agents for entering into long-term contracts with NAVL. These commitments are capitalized and amortized over the lives of the related contracts, which are generally 10 years.

    (k) INSURANCE RESERVES AND ACCRUALS

    The Company has sold its casualty and workers' compensation liabilities for claims incurred in 1997 and prior to American International Group (AIG) for $40,000 payable in three installments. The first installment of $13,500 was paid in April of 1998 and the following two payments will be made in 1999 and 2000. At the same time NAVL purchased first dollar coverage for all insurance areas except cargo damage and delay claims. The Company estimates costs relating to cargo damage and delay claims based on actuarial methods.

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (l) REVENUE RECOGNITION

    The Company recognizes estimated revenue and related transportation expenses on the date a shipment is delivered or services are completed. The estimate of revenue remains in a receivable account called Delivered Not Processed (DNP) until the customer is invoiced. The estimated Purchased Transportation Expenses
(PTE) are not reversed until invoicing occurs and actual expenses are recorded.

    (m) FOREIGN CURRENCY TRANSLATION

    The Company's foreign operations use the local currency as their functional currency. Assets and liabilities of these operations are translated at the exchange rates in effect on the balance sheet date. Income statement items are translated at the average exchange rate for the nine month period. The impact of currency fluctuation is included in stockholders' equity as accumulated other comprehensive income.

    (n) INCOME TAXES

    Income taxes are accounted for under the asset and liability method of accounting. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax laws and tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period that includes the enactment date. In addition, the amount of any future tax benefits are reduced by a valuation allowance to the extent such benefits are not expected to be realized on a more likely than not basis.

    (o) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Some of the areas where estimation is significant are as follows: DNP is the estimated revenue associated with shipments delivered or services completed and not invoiced. PTE is the associated purchased transportation expense that is estimated corresponding to the DNP revenue. Accounts and notes receivable reserves for doubtful accounts are estimates based on historical writeoff data to establish the uncollectible portion of the receivables. Costs relating to cargo damage and delay claims are estimated based on actuarial methods.

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(2) INVESTMENTS

    Investments consist primarily of debt and equity securities held by the Company's insurance subsidiary. These marketable investment securities at December 26, 1998 and March 29, 1998 include:

                                               DECEMBER 26, 1998                    MARCH 29, 1998
                                       ---------------------------------   ---------------------------------
                                                              UNREALIZED                          UNREALIZED
                                         FAIR     AMORTIZED    HOLDING       FAIR     AMORTIZED    HOLDING
                                        VALUE       COST        GAINS       VALUE       COST        GAINS
                                       --------   ---------   ----------   --------   ---------   ----------
Current
  Available-for-sale.................   $1,947     $1,699        $248       $1,752     $1,752        $  --
  Held-to-maturity...................      110        109           1          109        109           --
                                        ------     ------        ----       ------     ------        -----
Total current........................   $2,057     $1,808        $249       $1,861     $1,861        $  --
                                        ======     ======        ====       ======     ======        =====
Noncurrent
  Available-for-sale.................   $   --     $   --        $ --       $   --     $   --        $  --
  Held-to-maturity...................      843        823          20          839        827           12
                                        ------     ------        ----       ------     ------        -----
Total noncurrent.....................   $  843     $  823        $ 20       $  839     $  827        $  12
                                        ======     ======        ====       ======     ======        =====

    The market value of this portfolio includes gross unrealized gains of $248 and $0 at December 26, 1998 and March 29, 1998 respectively.

    In addition, investments of $274 and $234 at December 26, 1998 and March 29, 1998, respectively, included noncurrent investments in joint ventures.

(3) PREPAID EXPENSES AND OTHER CURRENT ASSETS

                                                         DECEMBER 26, 1998   MARCH 29, 1998
                                                         -----------------   --------------
Prepaid expenses and other current assets are comprised
  of the following:
  Prepaid rent.........................................       $  999            $   901
  Prepaid systems maintenance..........................          109                813
  Prepaid taxes and licenses...........................          547                882
  Prepaid insurance....................................          376                207
  Intercompany receivable from NA Holding..............        6,806              6,546
  Other................................................          979              1,542
                                                              ------            -------
                                                              $9,816            $10,891
                                                              ======            =======

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(4) INTANGIBLE ASSETS

                                                         DECEMBER 26, 1998   MARCH 29, 1998
                                                         -----------------   --------------
Intangible assets included the following:
  Trade names..........................................       $75,700           $75,700
  Goodwill.............................................        23,612            23,612
  Accumulated amortization.............................        (1,862)               --
                                                              -------           -------
                                                              $97,450           $99,312
                                                              =======           =======

(5) OTHER ASSETS

                                                         DECEMBER 26, 1998   MARCH 29, 1998
                                                         -----------------   --------------
Other assets consisted of the following:
  Deferred debt issuance costs.........................       $ 6,349            $7,054
  Prepaid pension......................................         3,304               490
  Deposits.............................................           556               453
  Other................................................           266               326
                                                              -------            ------
                                                              $10,475            $8,323
                                                              =======            ======

(6) INCOME TAXES

    (a) PROVISION FOR INCOME TAXES

    The Company files a consolidated federal income tax return with its wholly-owned domestic subsidiaries.

    The provision for income taxes for the period March 29, 1998 through December 26, 1998 includes:

Current:
  Federal...................................................  $ 6,682
  Foreign...................................................    1,247
  State.....................................................    1,500
                                                              -------
Total current taxes.........................................  $ 9,429
                                                              -------
Deferred:
  Federal...................................................  $(7,120)
  Foreign...................................................      (44)
  State.....................................................   (1,154)
                                                              -------
Total deferred taxes........................................  $(8,318)
                                                              -------
Provision for income taxes..................................  $ 1,111
                                                              =======

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(6) INCOME TAXES (CONTINUED)

    (b) RECONCILIATION OF STATUTORY RATE TO EFFECTIVE RATE

    Total income taxes as reflected in the Consolidated Statement of Income differ from the amounts computed by applying the statutory federal corporate tax rate as follows:

Federal income tax at statutory rate........................   $  (35)
State income taxes, net of federal tax benefit..............      225
Foreign taxes...............................................      279
Intangibles.................................................      155
Contingent liabilities......................................      368
Other, net..................................................      119
                                                               ------
Provision for income taxes..................................   $1,111
                                                               ======

    (c) DEFERRED TAX ASSETS AND LIABILITIES

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 26, 1998 and March 29, 1998 were as follows:

                                                 DECEMBER 26, 1998   MARCH 29, 1998
                                                 -----------------   --------------
Deferred tax assets:
  Property.....................................       $ 3,862           $    155
  Reserves, including casualty and other
    claims.....................................        15,464             11,629
  Employee benefits............................         4,111              2,992
  Taxes other than income taxes................         2,434              2,142
  Postretirement benefits other than pension
    and postemployment benefits................         6,080              5,595
  Foreign tax net operating loss
    carryforwards..............................           607              1,290
  Other........................................            97                  5
                                                      -------           --------
Total gross deferred tax assets................        32,655             23,808
Less valuation allowance.......................          (103)              (924)
                                                      -------           --------
Net deferred tax asset.........................        32,552             22,884
                                                      -------           --------
Deferred tax liabilities:
  Employee benefits............................         1,385                865
  State income taxes...........................           472                 40
  Amortization, unrealized gains and other.....        20,920             20,419
                                                      -------           --------
Total gross deferred tax liabilities...........        22,777             21,324
                                                      -------           --------
Net deferred tax assets........................         9,775              1,560
Less net current deferred tax assets...........        15,127             12,157
                                                      -------           --------
Net long-term deferred tax liabilities.........       $(5,352)          $(10,597)
                                                      =======           ========

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(6) INCOME TAXES (CONTINUED)

    At December 26, 1998 and March 29, 1998, a valuation allowance has been established due to the uncertainty of realization of foreign net operating loss
(NOL) carryforwards. The net change in the total valuation allowance for the period March 29, 1998 through December 26, 1998 was a decrease of $821. The decrease was a result of a utilization of certain NOL benefits and a reduction to the valuation allowance as realization appears more certain. Management believes all other deferred tax assets will be realized based on the Company's anticipated future earnings or available tax planning alternatives.

    (d) TAXING AUTHORITY REVIEWS

    Consolidated federal income tax returns of NS (which include Predessor) have been examined and Revenue Agent Reports have been received for all years up to and including 1994. The consolidated federal income tax returns of NS for 1995 and 1996 are being audited by the IRS. NS will indemnify The Company for any tax liabilities prior to the acquisition to the extent they were not accrued at the purchase date.

(7) REVOLVING CREDIT FACILITY

    Under the Revolving Credit Facility the Company may borrow up to $85,000. The Credit Agreement requires that the balance borrowed under the Revolving Credit Facility be no greater than $45,000 for 30 consecutive days in the first quarter of each year. Interest on Revolving Credit Facility borrowing is based on LIBOR or ABR rates, dependent upon the maturity date of the loan selected and required notice of the borrowing request, plus a margin of 0.5% to 2.5%. Interest and principal are paid on the maturity date of the loan with the principal being reborrowed if desired. Each advance is made in increments of no less than $5,000. If lesser amounts are required, then a swing line loan may be activated. Interest on swing line borrowing is based on the ABR rate plus a margin of 0.5% to 1.5%. Interest is paid at the end of each quarter and principal when funds are available. The Company pays a commitment fee of 0.3% to 0.5% on the unused portion of the Revolving Credit Facility. See "Long-term Debt and Lease Obligation" disclosure regarding covenants relating to this facility.

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(8) OTHER CURRENT LIABILITIES

                                                 DECEMBER 26, 1998   MARCH 29, 1998
                                                 -----------------   --------------
The components of other current liabilities are
  as follows:
  Accrued purchase price adjustment............       $    --           $ 7,492
  Accrued transaction fees.....................           238             5,002
  Accrued agent and owner operator
    incentives.................................         5,236             1,972
  Accrued customer volume discounts............         1,362             1,074
  Accrued interest.............................         1,389             1,227
  Accrued unvouchered payables.................         6,150             6,136
  Accrued other taxes..........................         5,105             4,926
  Deferred credits.............................           761               761
  Intercompany payable to NA Holding...........         3,569                --
  Other........................................           361               383
                                                      -------           -------
                                                      $24,171           $28,973
                                                      =======           =======

(9) LONG-TERM DEBT AND LEASE OBLIGATION

                                                 DECEMBER 26, 1998   MARCH 29, 1998
                                                 -----------------   --------------
Note payable--Tranche A interest at 90 day
  LIBOR rate plus 2.5% with interest and
  principle paid quarterly.....................      $ 44,000           $ 45,000
Note payable--Tranche B interest at 90 day
  LIBOR rate plus 2.75% with interest and
  principle paid quarterly.....................        99,000            100,000
Note payable with interest at prime, monthly
  installments of $1.4, expiring in 2003.......            79                 --
Capital lease obligation with interest at 5.5%
  and expiring in 2005.........................           541                603
                                                     --------           --------
Total long-term debt and capital lease
  obligation...................................      $143,620           $145,603
Less current maturities........................         3,599              2,958
                                                     --------           --------
                                                     $140,021           $142,645
                                                     ========           ========

    The Credit Agreement contains various loan covenants including an interest coverage ratio and a senior debt ratio. The Credit Agreement also includes a general lien on certain of the Company's assets.

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(9) LONG-TERM DEBT AND LEASE OBLIGATION (CONTINUED)

    Aggregate principle payments for the next five years subsequent to December 26, 1998 are as follows:

                                        TRANCHE     OTHER LONG-   CAPITAL
                                       A & B DEBT    TERM DEBT     LEASE      TOTAL
                                       ----------   -----------   --------   --------
1999.................................   $ 3,500         $16         $ 83     $ 3,599
2000.................................     6,000          16           92       6,108
2001.................................     8,000          16           97       8,113
2002.................................     8,000          16          102       8,118
2003.................................    11,000          15          108      11,123

    The Company has available unused lines of credit of $61,616 and $87,642 at December 26, 1998 and March 29, 1998, respectively.

    The fair value of the Company's long-term debt approximates the carrying amount based on the present value of cash flows discounted at the current rates offered to the Company on similar debt instruments.

(10) RETIREMENT, POSTRETIREMENT MEDICAL PLANS

    The Company's United States plans' funded status and amount recognized in the Company's consolidated financial statements at December 26, 1998 and March 29, 1998 (based on actuarial valuation) are as follows:

                                                   PENSION BENEFITS   OTHER BENEFITS
                                                   ----------------   --------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at March 29, 1998.............       $43,726          $12,066
Service cost.....................................         2,062              677
Interest cost....................................         2,368              641
Plan participants' contribution..................            --               15
Actuarial loss...................................         2,764              629
Benefits paid....................................        (2,117)            (342)
                                                        -------          -------
  Benefit obligation at December 26, 1998........       $48,803          $13,686
                                                        =======          =======
CHANGE IN PLAN ASSETS
Fair value of plan assets at March 29, 1998......       $43,472
Actual return on plan assets.....................         2,552
Employer contribution............................         4,070
Benefits paid....................................        (2,117)
                                                        -------
  Fair value of plan assets at December 26,
    1998.........................................       $47,977
                                                        =======

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(10) RETIREMENT, POSTRETIREMENT MEDICAL PLANS (CONTINUED)

                                             PENSION BENEFITS                      OTHER BENEFITS
                                    ----------------------------------   ----------------------------------
                                    DECEMBER 26, 1998   MARCH 29, 1998   DECEMBER 26, 1998   MARCH 29, 1998
                                    -----------------   --------------   -----------------   --------------
Benefit obligation................       $48,803           $43,726           $ 13,686           $ 12,066
Plan assets.......................        47,977            43,472                 --                 --
                                         -------           -------           --------           --------
Funded status.....................          (826)             (254)           (13,686)           (12,066)
Unrecognized net actuarial loss...         3,277                --                629                 --
                                         -------           -------           --------           --------
Prepaid (accrued) benefit cost....       $ 2,451           $  (254)          $(13,057)          $(12,066)
                                         =======           =======           ========           ========
WEIGHTED-AVERAGE ASSUMPTIONS
Discount rate.....................          6.90%             7.25%              6.90%              7.25%
Expected return on plan assets....          9.00%             9.00%
Rate of compensation increase.....          4.40%             5.00%

    For measurement purposes, an 8% annual rate of increase in the per capita cost of covered health care benefits was assumed for the period March 29, 1998 through December 26, 1998. The rate was assumed to decrease gradually to 5% for 2004 and remain at that level thereafter.

                                                   PENSION BENEFITS   OTHER BENEFITS
                                                   ----------------   --------------
COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost.....................................       $ 2,062           $  677
Interest cost....................................         2,368              641
Expected return on plan assets...................        (3,065)              --
                                                        -------           ------
Net periodic benefit cost........................       $ 1,365           $1,318
                                                        =======           ======

    The Company sponsors the NAVL, Inc. Employee Retirement Plan, a funded, noncontributory defined benefit pension plan (Qualified Plan) covering eligible employees in the United States. The Qualified Plan provides for eligible employees to receive retirement benefits based principally on years of service with the Company, compensation rates over that time, and estimated primary Social Security benefits. Contributions to the Qualified Plan are made on the basis of not less than minimum funding standards set forth in the Employee Retirement Income Security Act of 1974, as amended. Plan assets consist primarily of common stocks and government securities.

    The Company also has an Excess Benefit Plan which is an unfunded, nonqualified plan that provides retirement benefits not otherwise provided under the Qualified Plan because of the benefit limitations imposed by Section 415 and 401(a)(17) of the Internal Revenue Code. The Excess Benefit Plan ensures that an executive receives the total pension benefit to which he/she otherwise would be entitled, were it not for such limitations.

    In addition, the Overlap Benefit Plan, an unfunded, nonqualified retirement plan, provides retirement benefits forfeited by the highly compensated employees under the Qualified Plan because of the changes to the retirement plan formula which took effect April 18, 1989.

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(10) RETIREMENT, POSTRETIREMENT MEDICAL PLANS (CONTINUED)

    The Company has nonpension postretirement benefit plans that provide specific health care and death benefits to eligible retired employees. Under the present plans, which may be amended or terminated at the Company's option, a defined percentage of health care expenses is covered, after reductions for any deductibles, co-payments, Medicare payments and, in some cases, coverage provided by other group insurance policies. The cost of such health care coverage to a retiree may be determined in part by a retiree's years of vested service with the Company prior to retirement. Death benefits are based on a fixed amount at time of retirement.

    Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                               1-PERCENTAGE-POINT   1-PERCENTAGE-POINT
                                                    INCREASE             DECREASE
                                               ------------------   ------------------
Effect on total of service and interest cost
  components.................................        $  255               $ (210)
Effect on postretirement benefit
  obligation.................................         1,739               (2,482)

    The Company's German subsidiary, midiData, has an unfunded pension plan under which certain employees of the company will receive certain percentages of their monthly income when they retire. At the end of 1998, the accumulated benefit obligation was $1,683 and the projected benefit obligation was $1,756. The remaining transition obligation of $225 is being amortized over the remaining average service life of 9 years.

    The Company's Canadian subsidiary, North American Van Lines Canada Ltd., has a defined benefit plan with the benefits generally based upon years of service and the highest five-year average salary during employment. At the end of 1998, the actuarial present value of accrued pension benefits was $1,356 and the aggregate market value of pension plan assets was $1,539.

    In 1994, the Company's United Kingdom subsidiary, North American Van Lines, Ltd., established a contributory defined contribution plan for eligible employees. The plan is funded through contributions from employees, generally 3% of earnings, that are matched by the Company.

    The Company maintains an employee savings plan for eligible employees which qualifies under Sections 401(a) and 401(k) of the Internal Revenue Code. The Company has made no contributions to the plan since its inception.

(11) POSTEMPLOYMENT MEDICAL PLAN

    The Company provides certain postemployment benefits to inactive employees and their dependents during the period following employment but before retirement. Effective the beginning of 1994, the Company adopted FAS No. 112 which requires the accrual of the cost of postemployment benefits rather than expensing the costs when paid. These benefits are for continuation of health care coverage. At December 26, 1998, the accumulated postemployment benefit obligation was $1,933.

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(12) INCENTIVE AND DEFERRED COMPENSATION

    The Company maintains a Management Incentive Plan for certain executives and key management employees. The plan is administered by the Board of Directors who do not participate in the plan. Incentive compensation is based upon achievement of certain predetermined corporate performance goals.

    The Company also maintains Evidence of Success incentive programs for eligible employees not included in the Management Incentive Plan. The plan is administered by the Vice President Human Resources, who does not participate in the plan. Incentive compensation is based upon achievement of certain predetermined corporate performance goals. The expense associated with the incentive plans was $5,032 for the period March 29, 1998 through December 26, 1998.

(13) STOCK OPTION PLAN

    In 1998, NA Holding adopted a stock option plan (the "Plan") for officers and other key employees. At December 26, 1998, a total of 71,400 shares of authorized but unissued common stock have been reserved for issuance under the Plan upon the exercise of the options. The administrator of the Plan is NA Holding's Board of Directors. Under the Plan, two options have been granted with each share of stock sold to the officers and other key employees. Options granted are of two types: Service Options and Performance Options. Service Options are vested in equal annual installments on each of the first five anniversaries of the grant date. Performance Options are vested dependant on achievement of cumulative EBITDA targets, or if not vested sooner, become vested on the ninth anniversary of the grant date. All options granted expire after ten years from the grant date. The exercise price of the options equaled the fair market value of common stock at the date of the grant. Fair market value was determined by management to be equal to the price paid for common stock issued in respect to the Acquisition.

    Information with respect to the options granted by NA Holding under the Plan is as follows:

                                                           # OF     WEIGHTED AVG.
                                                          SHARES    EXERCISE PRICE
                                                         --------   --------------
Outstanding at March 29, 1998
  Options granted......................................   76,600         $100
  Options exercised....................................       --           --
  Options cancelled....................................    5,200          100
                                                          ------         ----
Outstanding at December 26, 1998.......................   71,400         $100
                                                          ======         ====

    In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", NA Holding has elected to continue to account for stock-based compensation under the intrinsic value based method of accounting described by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". Under APB No. 25, generally no cost is recorded for stock options issued to employees unless the option price is below market at the time options are granted.

    Had NA Holding elected to apply the provisions of SFAS No. 123 regarding recognition of compensation expense to the extent of the calculated fair value of stock options granted during the period March 29, 1998 through December 26, 1998, NA Holding would have charged the Company for the

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(13) STOCK OPTION PLAN (CONTINUED)

additional compensation expense. Therefore, the net loss of the Company would have been increased as follows:

Net loss as reported........................................  $(1,212)
Pro forma net loss..........................................  $(1,381)

    The fair value of each option is estimated on the date of grant, using the Black-Scholes option pricing model with the following weighted average assumptions used: risk-free interest rates ranging from 4.67% to 5.72%, expected option lives of 5 years and no dividend payments.

(14) COMMITMENTS AND CONTINGENCIES

    (a) LETTERS OF CREDIT AND DEBT GUARANTEES

    The Company's German subsidiary, midiData, has guarantees to WTB Leasing GmbH and CommerzLease for equipment leases. These leases extend through the year 2003. The Company's United Kingdom subsidiary, North American Van Lines, Ltd., has guarantees to various parties for customs and excise taxes.

    (b) LAWSUITS

    The Company and certain subsidiaries are defendants in numerous lawsuits relating principally to motor carrier operations. While the final outcome of these lawsuits cannot be predicted with certainty, it is the opinion of management, after consulting with its legal counsel, that the amount of the Company's ultimate liability will not materially affect the Company's consolidated financial position, results of operations or liquidity.

    (c) ENVIRONMENTAL MATTERS

    The Company has been named as a potentially responsible party (PRP) in two environmental cleanup proceedings by federal or state authorities and one additional environmental clean-up proceeding by a group of PRP's. The suits are brought under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or other federal or state statutes. Based on all known information, it is estimated that the settlement cost of each PRP site would not be materially or significantly larger than the litigation reserves established, which totaled $35 and $57 on December 26, 1998 and March 29, 1998, respectively. It is possible that additional claims or lawsuits involving unknown environmental matters or now unidentified environmental sites may arise in the future.

    The Company owns or has owned and leases or has leased facilities at which underground storage tanks for diesel fuel are located and operated. Management believes that the Company has taken the appropriate and necessary action with regard to releases of diesel fuel that have occurred. As conditions may exist on these properties related to environmental problems that are latent or undisclosed, there can be no assurance that the Company will not incur liabilities or costs, the amount of which cannot be estimated reliably at this time. However, based on its assessment of the facts and circumstances now known and after consulting with its legal counsel, management believes that it has recorded appropriate estimates

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(14) COMMITMENTS AND CONTINGENCIES (CONTINUED)

of liability for those environmental matters of which the Company is aware. Further, management believes it is unlikely that any identified matters, either individually or in aggregate, will have a material effect on the Company's financial position, results of operations or liquidity.

    (d) PURCHASE COMMITMENTS

    The Company has entered into certain purchase commitments for trailers and software licenses in the amount of $2,984 as of December 26, 1998 and $0 as of March 29, 1998.

(15) LEASE COMMITMENTS

    The Company has noncancelable lease commitments under operating leases for rental of office space, warehouse facilities, and office equipment. The Company's rental expense under these operating leases was $12,448 for the nine months ended December 26, 1998. Future minimum lease commitments under noncancelable leases are as follows: 1999, $16,945; 2000, $13,644; 2001,
$10,946; 2002, $8,468; 2003, $4,117, and thereafter $7,437.

(16) FINANCIAL INSTRUMENTS

    The Company utilizes interest rate agreements and foreign exchange contracts to manage interest rate and foreign currency exposures. The principal objective of such contracts is to minimize the risks and/or costs associated with financial and international operating activities. The Company does not utilize financial instruments for trading or other speculative purposes. The counterparties to these contractual arrangements are financial institutions with which the Company also has other financial relationships. The Company is exposed to credit loss in the event of nonperformance by these counterparties. However, the Company does not anticipate nonperformance by the other parties, and no material loss would be expected from their nonperformance.

    (a) INTEREST RATE INSTRUMENTS

    The Company entered into an interest rate swap agreement on June 4, 1998 to reduce the impact of changes in interest rates on its floating rate debt. The swap agreement is a contract to exchange floating rate for fixed interest payments periodically over the life of the agreement without the exchange of the underlying notional amount. The notional amount of the interest rate agreement is used to measure interest to be paid or received and does not represent the amount of exposure to credit loss. The net cash amounts paid or received on the interest rate swap agreement are accrued and recognized as an adjustment to interest expense.

    As of December 26, 1998, the Company had the following interest rate swap in effect:

Notional amount.............................................  $75,000
Fixed interest rate.........................................  5.90%
Strike period...............................................  6/1998-6/2001

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(16) FINANCIAL INSTRUMENTS (CONTINUED)

    Based on the amount that the Company would pay to exit the contract, the fair value of the interest rate swap agreement at December 26, 1998 was $1,358.

    (b) FOREIGN EXCHANGE INSTRUMENTS

    The Company enters into forward currency exchange contracts in the regular course of business to manage its exposure against foreign currency fluctuations on transactions denominated in foreign currencies. The Company had no open positions on forward exchange contracts at December 26, 1998 and March 29, 1998.

(17) OPERATING SEGMENTS

    The Company has two reportable segments--Van Line Network and Logistics Services.

    The Van Line Network segment provides domestic and international residential relocation services through a network of exclusive agents. It is comprised of the Relocation Services Division, which provides packing, loading, transportation, delivery and warehousing services for any type of household move in the U.S. and Canada, and the International Division, which provides or coordinates these same services for customers on a global basis.

    The Logistics Services segment provides customized logistics solutions, specialized transportation services, warehousing, distribution, and delivery services to commercial customers. It is comprised of the Logistics Division, which provides these specialized services to principally electronics, medical equipment and other suppliers of sensitive goods requiring specialized handling in the U.S., the Blanket Wrap/Flatbed Division, which provides transportation of truckload freight requiring specialized handling in the U.S., and the Europe Division, which provides these same logistics services in Europe and the U.K.

    The table below represents information about revenues, income from operations and total assets by segment used by the chief decision-makers of the Company for the period March 29, 1998 through December 26, 1998 and as of December 26, 1998:

                                                   VAN LINE   LOGISTICS                  CONSOLIDATED
                                                   NETWORK    SERVICES    CORPORATE(1)      TOTALS
                                                   --------   ---------   ------------   ------------
Revenues.........................................  $409,944   $349,263      $     --       $759,207
Income from Operations...........................     6,151      5,416            --         11,567
Total Assets.....................................    94,595    110,876       186,592        392,063

------------------------

(1) Total assets by segment are specific assets such as revenue equipment and trade receivables. Assets included in the corporate category include non-allocated assets such as the corporate headquarters building, computer hardware and software, contracts receivable associated with equipment sales, deferred taxes and goodwill.

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(17) OPERATING SEGMENTS (CONTINUED)

    Specified items included in segment results for the period March 29, 1998 through December 26, 1998:

                                                     VAN LINE   LOGISTICS                  CONSOLIDATED
                                                     NETWORK    SERVICES    CORPORATE(2)      TOTALS
                                                     --------   ---------   ------------   ------------
Depreciation and amortization......................   $8,141     $14,370       $   --         $22,511
Non-operating income (expense) and minority
  interest.........................................      182         (92)          --              90

------------------------

(2) Depreciation expense for capital expenditures in the corporate category is allocated to the segments in order to determine segment income from operations.

    Specified items included in segment assets of December 26, 1998:

                                                     VAN LINE   LOGISTICS                CONSOLIDATED
                                                     NETWORK    SERVICES    CORPORATE       TOTALS
                                                     --------   ---------   ----------   ------------
Capital expenditures...............................   $  718     $ 2,591      $2,389        $ 5,698

    Revenue and long-lived asset information by geographic area for the period March 29, 1998 through December 26, 1998 and as of December 26, 1998:

                                                                     LONG-LIVED
                                                          REVENUE      ASSETS
                                                          --------   ----------
United States...........................................  $696,224    $208,009
Foreign.................................................    62,983       3,761
                                                          --------    --------
Total...................................................  $759,207    $211,770
                                                          ========    ========

    Foreign revenue is based on the country in which the sales originated.

(18) SUPPLEMENTAL INFORMATION

    On November 19, 1999, pursuant to an acquisition agreement dated
September 14, 1999, the Company acquired substantially all of the assets of certain subsidiaries of NFC, plc, (the "Seller") that are engaged in the Seller's moving services business. The acquisition was accounted for as a purchase. Total purchase consideration was $400 million cash plus a combination of preferred stock, common stock and common stock warrants with a combined value of $50 million.

    The acquisition was funded through borrowings under new credit facilities of $390.0 million, proceeds from the issuance of $150.0 million of NAVL senior subordinated notes, and an increase to stockholders' equity resulting from the issuance of $24.5 million of junior preferred stock, $35.0 million of senior discounted notes, and a common stock warrant totaling $65.5 million by NAVL's parent, NA Holding. Of the $65.5 million, $40.0 million was initially in the form of an interim loan facility made available to NA Holding. On December 1, 1999, Fund V and the Seller subscribed for and purchased additional shares of common stock of NA Holding for $32.0 million and $8.0 million in cash, respectively. The proceeds from this stock subscription were used to repay the $40.0 million interim loan.

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(18) SUPPLEMENTAL INFORMATION (CONTINUED)

    The following summarized consolidating balance sheet, statement of income, and statement of cash flows have been presented in contemplation of the transaction between NA Holding and the Seller, as described above. Such financial statements have been segregated between those entities that have guaranteed the NAVL senior subordinated notes issued in connection with the transaction ("Guarantor" entities), and those entities that did not guarantee such debt ("Non-Guarantor" entities).

    Consolidating balance sheet data as of December 26, 1998 is summarized as follows:

                                          (1)         (2)          NON-                        TOTAL
                                         PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        --------   ----------   ----------   ------------   ------------
Current assets........................  $141,485    $ 9,098      $ 31,170     $  (1,460)      $180,283

Non-current assets....................   245,403      9,743        85,269      (128,645)       211,770
                                        --------    -------      --------     ---------       --------

Total assets..........................  $386,888    $18,841      $116,439     $(130,105)      $392,063
                                        ========    =======      ========     =========       ========

Current liabilities...................  $122,909    $ 6,531      $ 20,908     $  (1,460)      $148,888

Non-current liabilities...............   200,329        718         2,650       (24,172)       179,525
                                        --------    -------      --------     ---------       --------

Total liabilities.....................   323,238      7,249        23,558       (25,632)       328,413

Stockholders' equity..................    63,650     11,592        92,881      (104,473)        63,650
                                        --------    -------      --------     ---------       --------

Total liabilities and equity..........  $386,888    $18,841      $116,439     $(130,105)      $392,063
                                        ========    =======      ========     =========       ========

    Consolidating statement of income data for the period March 29, 1998 (inception) through December 26, 1998 is summarized as follows:

                                          (1)         (2)          NON-                        TOTAL
                                         PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        --------   ----------   ----------   ------------   ------------
Operating revenues....................  $650,603    $45,205      $ 73,010     $  (9,611)      $759,207

Total operating expenses..............   644,038     42,464        69,745        (8,607)       747,640
                                        --------    -------      --------     ---------       --------

Income (loss) from operations.........     6,565      2,741         3,265        (1,004)        11,567

Interest expense and other............     6,666         43         2,006         2,953         11,668
                                        --------    -------      --------     ---------       --------

Income (loss) before income taxes.....      (101)     2,698         1,259        (3,957)          (101)

Provision/(benefit) for income
  taxes...............................     1,111      1,079           504        (1,583)         1,111
                                        --------    -------      --------     ---------       --------

Net income (loss).....................  $ (1,212)   $ 1,619      $    755     $  (2,374)      $ (1,212)
                                        ========    =======      ========     =========       ========

                         NORTH AMERICAN VAN LINES, INC.

                      DECEMBER 26, 1998 AND MARCH 29, 1998

                             (DOLLARS IN THOUSANDS)

(18) SUPPLEMENTAL INFORMATION (CONTINUED)

    Consolidating statement of cash flows data for the period March 29, 1998 (inception) through December 26, 1998 is summarized as follows:

                                          (1)         (2)          NON-                        TOTAL
                                         PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        --------   ----------   ----------   ------------   ------------
Net cash provided by (used in)
operating activities..................  $ (2,956)   $    10      $  1,384     $      --       $ (1,562)

Net cash used in investing
  activities..........................    (5,483)        --          (861)           --         (6,344)

Net cash provided by (used in)
  financing activities................     2,998         58        (2,303)           --            753

Net increase (decrease) in cash and
  cash equivalents....................    (5,441)        68        (1,780)           --         (7,153)

Cash at beginning of period...........     5,752         27         3,448            --          9,227
                                        --------    -------      --------     ---------       --------

Cash at end of period.................  $    311    $    95      $  1,668     $      --       $  2,074
                                        ========    =======      ========     =========       ========

------------------------

(1) Parent includes the accounts of North American Van Lines, Inc., a Delaware corporation and the issuer of the debt in connection with the transaction.

(2) Total Guarantors include the accounts of the following subsidiaries of North American Van Lines, Inc.: Fleet Insurance Management, Inc., an Indiana corporation; FrontRunner Worldwide, Inc., a Delaware corporation; NACAL, Inc., a California Corporation; NAVTRANS International Freight Forwarding, Inc., and Indiana corporation; North American Distribution Systems, Inc., an Indiana corporation; North American Logistics, Ltd., an Indiana corporation, North American Van Lines of Texas, Inc., a Texas corporation; Relocation Management Systems, Inc., a Delaware corporation; and Great Falls North American, Inc., a Montana corporation. Each Guarantor is a wholly owned subsidiary of North American Van Lines, Inc. and will jointly and severally, irrevocably and fully and unconditionally guarantee the punctual payment of such debt issued in connection with the transaction.

[LOGO]
--------------------------------------------------------------------------------

                                                        PRICEWATERHOUSECOOPERS
                                                        LLP
                                                        200 East Randolph Drive
                                                        Chicago IL 60601
                                                        Telephone (312) 540 1500

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
North American Van Lines, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders' equity, and cash flows present fairly, in all material respects, the financial position of North American Van Lines, Inc. and its subsidiaries (the "Company") at March 28, 1998, and the results of their operations and cash flows for the period December 28, 1997 through March 28, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PricewaterhouseCooper LLP

March 18, 1999, except as to Note 16,
  for which the date is September 27, 1999,

and Note 17, for which the date is January 31, 2000.

                         NORTH AMERICAN VAN LINES, INC.

                           CONSOLIDATED BALANCE SHEET

                               AT MARCH 28, 1998

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                     ASSETS

Current assets:
  Cash and cash equivalents.................................  $   9,227
  Short-term investments....................................      1,861
  Accounts and notes receivable, net of allowance for
    doubtful accounts of $12,469............................    139,044
  Current portion of contract receivables, net of valuation
    allowance of $221.......................................      5,982
  Supplies inventory........................................      1,924
  Equipment held for sale...................................      3,223
  Current portion of deferred agent contract costs..........        408
  Prepaid expenses..........................................      4,637
  Deferred income taxes.....................................     21,899
                                                              ---------
Total current assets........................................    188,205
                                                              ---------
Long-term portion of contract receivables...................     10,427
Long-term portion of notes receivables......................      2,482
Investments.................................................      1,061
Deferred income taxes.......................................      8,865
Property and equipment:
  Land......................................................      1,743
  Buildings.................................................     27,163
  Trailers..................................................     74,687
  Other equipment...........................................     77,694
                                                              ---------
                                                                181,287
  Less accumulated depreciation.............................   (124,933)
                                                              ---------
                                                                 56,354
Deferred agent contract costs...............................     16,065
Other assets................................................        855
                                                              ---------
Total assets................................................  $ 284,314
                                                              =========

   The accompanying notes are an integral part of the consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

                           CONSOLIDATED BALANCE SHEET

                               AT MARCH 28, 1998

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt and lease obligations...  $      83
  Revolving credit facility and notes payable...............        125
  Accounts payable..........................................     21,136
  Outstanding checks........................................      8,560
  Accrued transportation expense............................     32,739
  Other current liabilities.................................     15,327
  Insurance reserves and accruals...........................     23,437
  Compensation and benefits.................................     19,474
  Income taxes..............................................      4,077
                                                              ---------

Total current liabilities...................................    124,958
                                                              ---------
Long-term debt and lease obligation.........................        520
Insurance reserves and accruals.............................     29,165
Compensation and benefits...................................     28,438
Minority interest...........................................        251
                                                              ---------
Total liabilities...........................................    183,332
                                                              ---------
Stockholders' equity
  Preferred stock, $100.00 par value, 10,000 shares
    authorized, issued, and outstanding.....................      1,000
  Common stock, $1.00 par value, 10,000 shares authorized,
    issued, and outstanding.................................         10
  Additional paid-in-capital................................     79,372
  Retained earnings.........................................     20,819
  Accumulated other comprehensive income (loss).............       (219)
                                                              ---------
Total stockholders' equity..................................    100,982
                                                              ---------
Total liabilities and stockholders' equity                    $ 284,314
                                                              =========

   The accompanying notes are an integral part of the consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

                        CONSOLIDATED STATEMENT OF INCOME

            FOR THE PERIOD DECEMBER 28, 1997 THROUGH MARCH 28, 1998

                             (DOLLARS IN THOUSANDS)

Operating revenues..........................................  $207,245

Operating expenses:
  Transportation............................................   162,381
  Administration............................................    34,240
  Insurance and claims......................................     6,538
  Depreciation..............................................     2,256
  Amortization..............................................       639
  Maintenance, tires and other operating....................     4,302
  Equipment sales and services, net.........................      (977)
  Insurance and supply programs, net........................      (799)
                                                              --------
    Total operating expenses................................   208,580
                                                              --------
    Loss from operations....................................    (1,335)

Non-operating income........................................        10
Minority interest...........................................       (13)
                                                              --------
    Loss before interest and taxes..........................    (1,338)
Interest income.............................................      (240)
                                                              --------
    Loss before income taxes................................    (1,098)
Income tax benefit..........................................      (448)
                                                              --------
    Net loss................................................  $   (650)
                                                              ========

   The accompanying notes are an integral part of the consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

            FOR THE PERIOD DECEMBER 28, 1997 THROUGH MARCH 28, 1998

                             (DOLLARS IN THOUSANDS)

                                                                       ACCUMULATED
                                                                          OTHER                              ADDITIONAL
                                           COMPREHENSIVE   RETAINED   COMPREHENSIVE   PREFERRED    COMMON     PAID IN
                                 TOTAL     INCOME (LOSS)   EARNINGS   INCOME (LOSS)     STOCK      STOCK      CAPITAL
                                --------   -------------   --------   -------------   ---------   --------   ----------
Balance at December 27,
  1997........................  $108,116                   $27,933        $(199)       $1,000       $10        $79,372
Comprehensive income (loss)...
  Net loss....................      (650)      $(650)         (650)
                                               -----
  Gross unrealized holding
    gains.....................        88          88
  Foreign currency
    translation...............      (108)       (108)
                                               -----
  Other comprehensive income
    (loss)....................                   (20)                       (20)
                                               -----
Comprehensive income (loss)...                 $(670)
                                               =====
Dividends declared on common
  stock.......................    (6,464)                   (6,464)
                                --------                   -------        -----        ------       ---        -------
Balance at March 28, 1998.....  $100,982                   $20,819        $(219)       $1,000       $10        $79,372
                                ========                   =======        =====        ======       ===        =======

   The accompanying notes are an integral part of the consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

            FOR THE PERIOD DECEMBER 28, 1997 THROUGH MARCH 28, 1998

                             (DOLLARS IN THOUSANDS)

Cash flows from operating activities:
  Loss from operations......................................  $  (650)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation............................................    2,256
    Amortization of deferred agent contract costs...........      639
    Provision for losses on accounts and notes receivable...       54
    Deferred income taxes...................................      784
    Gain on sale of equipment...............................     (103)
    Change in other comprehensive income (loss).............      (20)
    Change in assets and liabilities:
      Accounts and notes receivable.........................    9,475
      Contracts receivable..................................    1,110
      Prepaids and other current assets.....................     (489)
      Accounts payable......................................     (499)
      Other current liabilities.............................      903
      Insurance reserves and accruals.......................   (1,226)
      Other long-term assets and liabilities................   (3,244)
      Income tax payable....................................    1,305
                                                              -------
Net cash provided by operating activities...................   10,295
                                                              -------
Cash flows from investing activities:
  Additions of property and equipment.......................   (1,402)
  Proceeds from sale of property and equipment..............      162
  Payment of deferred agent contract costs..................   (2,166)
                                                              -------
Net cash used for investing activities......................   (3,406)
                                                              -------
Cash flows from financing activities:
  Borrowings on revolving credit facility and notes
    payable.................................................      244
  Repayment of revolving credit facility and notes
    payable.................................................     (844)
  Change in balance of outstanding checks...................   (1,598)
  Principal payments under capital lease obligation.........      (20)
  Minority interest.........................................       13
  Collection of NS advance receivable.......................   10,204
  Common dividends paid to NS...............................   (6,464)
                                                              -------
Net cash provided by financing activities...................    1,535
                                                              -------
Net cash flows from continuing operations...................    8,424
Net cash flows from the payment or transfer of liabilities
  attributable to discontinued operations...................   (2,145)
                                                              -------
Net increase in cash and cash equivalents...................    6,279
Cash and cash equivalents at December 27, 1997..............    2,948
                                                              -------
Cash and cash equivalents at March 28, 1998.................  $ 9,227
                                                              =======
Supplemental disclosure of cash flow information--cash paid
  during the period December 28, 1997 through March 28,
  1998:
  Interest..................................................  $   140
  Income taxes..............................................  $   225
                                                              =======

   The accompanying notes are an integral part of the consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 28, 1998
                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) BUSINESS DESCRIPTION AND ORGANIZATION

    North American Van Lines, Inc. ("NAVL" or "the Company") is a diversified motor carrier operating principally throughout the United States, Canada, Germany, and the United Kingdom. NAVL's principal lines of business are household goods moving which provide 48% of revenues and high value products transportation and logistics services which provide 52% of revenues. Approximately 94% of revenues are derived from operations in the United States and Canada with 6% from operations in Europe. NAVL conducts operations primarily through a network of exclusive agents with over 750 locations in the U.S. and Canada and approximately 400 representatives on an international basis.

    On January 9, 1998, NA Acquisition Corporation, a Delaware Corporation (NA Acquisition) and a wholly-owned subsidiary of NA Holding Corporation, a Delaware Corporation (NA Holding), agreed to acquire (the "Acquisition") all of the capital stock of NAVL from Norfolk Southern Corporation (NS) and J.P. Morgan Ventures Corporation (J.P. Morgan) for an aggregate purchase price of $222,135, including fees and expenses of $13,600. NA Acquisition and NA Holding were formed by Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership (Fund V), and a private investment fund that is managed by Clayton, Dubilier & Rice, Inc.

    At the closing of the Acquisition (the "Closing") on March 29, 1998, NA Acquisition purchased all of the issued and outstanding common stock of NAVL from NS for an aggregate purchase price of $200,025, subject to pre- and post-closing purchase price adjustment provisions based on changes in net working capital between December 27, 1997, and closing, and all of the issued and outstanding preferred stock of NAVL from J.P. Morgan for cash in the aggregate amount of $1,000 plus all accrued and unpaid dividends through the Closing of $18. Based on the purchase price adjustment provisions, $7,492 was paid by NAVL to NS on August 26, 1998. After the Closing, NA Acquisition was merged with and into NAVL, with NAVL being the surviving corporation and a direct wholly-owned subsidiary of NA Holding.

    The Acquisition of NAVL was financed through a combination of $150,000 in senior secured debt and $65,000 in cash equity contributed by Fund V and NAVL management investors. On March 30, 1998, the Company entered into a senior secured credit facility (the "Credit Agreement") with several lenders including The Bank of New York and Chase Manhattan Bank. The senior secured credit facility is comprised of a seven year $45,000 term loan facility (Tranche A), an eight year $100,000 term loan facility (Tranche B), and a seven year $85,000 revolving credit facility (Revolving Credit Facility). The purchase method of accounting was used to record the Acquisition. Independent appraisals were used where appropriate.

    The Company includes a subsidiary which operates as a multiple-line property and liability insurance company under the provisions of the insurance laws of the State of Indiana and primarily insures owner-operators and agents of NAVL against loss from certain risks, primarily physical damage to tractors and straight trucks.

    (b) BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of NAVL and its subsidiaries, all but one of which are wholly owned. In June 1997 the Company acquired a 51% share of a limited liability company (LLC), Manufacturing Support Services, LLC (MSS). The financial statements include the results of MSS

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998
                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

and an appropriate recognition of minority interest is reflected in the financial statements. All material intercompany accounts and transactions have been eliminated in consolidation. The Consolidated Statement of Income includes the results of operations for the period from December 28, 1997 through March 28, 1998.

    (c) CASH EQUIVALENTS

    Cash equivalents are highly liquid investments purchased three months or less from maturity.

    (d) CONTRACTS RECEIVABLE AND EQUIPMENT HELD FOR SALE

    In the normal course of business, the Company sells revenue equipment (equipment held for sale) to its agents and to owner-operators under conditional sales agreements (contracts receivable). Sales of revenue equipment are recorded using the installment method of accounting. Gains are recognized as cash is received and losses are recognized as incurred. Unrealized gains on these transactions amounted to $3,752 at March 28, 1998, of which $1,793 is netted against current portion of contracts receivable and $1,959 is netted against long-term portion of contracts receivable. Equipment held for sale is recorded at the lower of cost or net realizable value.

    (e) SUPPLIES INVENTORY

    Supplies inventory consists of replacement parts, tires and other items for resale, supplies for revenue equipment and office supplies and is valued at the lower of average cost or market value.

    (f) INVESTMENTS

    Investments consist of U.S. Treasury, corporate debt and equity securities. The Company classifies its debt and equity securities in one of two categories: available-for-sale, or held-to-maturity. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity (primarily bonds). All other securities are classified as available-for-sale.

    Available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998
                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (g) PROPERTY AND EQUIPMENT

    Property and equipment are stated primarily at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the respective assets. The estimated useful lives and salvage values as of March 28, 1998 used in computing depreciation are summarized as follows:

                                                    USEFUL LIFE     SALVAGE VALUE
                                                   --------------   -------------
Buildings........................................  20 to 40 years        --
Trailers.........................................     15 years      $2 per unit
Other Equipment..................................  1 to 10 years       0-25%

    Repairs and maintenance expenditures are charged to expenses as incurred.

    The amount of internally developed software that was capitalized during the period December 28, 1997 through March 28, 1998 was $183 and is included in Other Equipment.

    (h) LONG-LIVED ASSETS

    Long-lived assets used in the company's operations are reviewed for impairment when circumstances indicate that the carrying amount of an asset may not be recoverable. The primary indicators of recoverability are the associated current and forecasted undiscounted operating cash flows.

    (i) DEFERRED AGENT CONTRACT COSTS

    Deferred agent contract costs are commitments made to agents for entering into long-term contracts with NAVL. These commitments are capitalized and amortized over the lives of the related contracts, which are generally 10 years.

    (j) INSURANCE RESERVES AND ACCRUALS

    The liability for the self-insured portion of cargo loss and damage, workers' compensation and cargo claims is based on estimated amounts utilizing primarily historical payment experience and a provision for claims incurred but not reported. The Company's method of estimating costs relating to workers' compensation, casualty, and cargo claims is based on actuarial valuations or techniques.

    Liability is limited, on a single occurrence basis, to $1,000 for workers' compensation, and $5,000 for casualty claims. Claims in excess of these amounts are covered by insurance.

    Subsequent to the Acquisition, the Company sold its casualty and workers' compensation liabilities for claims incurred in 1997 and prior to American International Group (AIG) for $40,000 payable in three installments. The first installment of $13,500 was paid in April of 1998 and the following two payments will be made in 1999 and 2000. At the same time NAVL purchased first dollar coverage for all insurance areas except cargo damage and delay claims. The Company estimates costs relating to cargo damage and delay claims based on actuarial methods.

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998
                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (k) REVENUE RECOGNITION

    The Company recognizes estimated revenue and related transportation expense on the date a shipment is picked up from the customer. The method of recognizing revenue and expense for the motor carrier industry has been studied by the Emerging Issues Task Force of the Financial Accounting Standards Board. The Task Force reached a consensus that either (1) recognition of both revenue and direct costs should be recorded when the shipment is completed or (2) allocation of revenue between reporting periods based on relative transit time in each reporting period with expenses recognized as incurred are acceptable methods of recognizing revenue and expense for the motor carrier industry. A change to either of the above methods by the Company would not have a material effect on the Company's financial condition and results of operation.

    Subsequent to the Acquisition, the Company recognizes estimated revenue and related transportation expenses on the date a shipment is delivered or services are completed. The estimate of revenue remains in a receivable account called Delivered Not Processed (DNP) until the customer is invoiced. The estimated Purchased Transportation Expenses (PTE) are not reversed until invoicing occurs and actual expenses are recorded.

    (l) FOREIGN CURRENCY TRANSLATION

    The Company's foreign operations use the local currency as their functional currency. Assets and liabilities of these operations are translated at the exchange rates in effect on the balance sheet date. Income statement items are translated at the average exchange rate for the period December 28, 1997 through March 28, 1998. The impact of currency fluctuation is included in stockholders' equity as accumulated other comprehensive income.

    (m) INCOME TAXES

    Income taxes are accounted for under the asset and liability method of accounting. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax laws and tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period that includes the enactment date. In addition, the amount of any future tax benefits are reduced by a valuation allowance to the extent such benefits are not expected to be realized on a more likely than not basis.

    (n) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Some of the areas where estimation is significant are as follows: LNP is the estimated

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998
                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

revenue associated with shipments loaded or services completed and not invoiced. PTE is the associated purchased transportation expense that is estimated corresponding to the LNP revenue. Accounts and notes receivable reserves for doubtful accounts are estimates based on historical writeoff data to establish the uncollectible portion of the receivables. Costs relating to cargo damage and delay claims are estimated based on actuarial methods.

(2) RELATED PARTIES

    The Company is charged or credited for transactions with NS. However, the cost for administrative services performed by NS are not allocated to the Company.

    Certain software with a book value of $1,202 comprising the customized option in logistics technology was dividended to NS prior to the close of business on March 28, 1998. Additionally, certain assets and liabilities were assumed by NS prior to the close of business on March 28, 1998, including:

    - Intercompany accounts with NS.

    - Obligation associated with discontinued operations.

    - Current federal income tax liabilities and certain state income tax liabilities, and related interest, with respect to returns consolidated with and filed by NS.

(3) INVESTMENTS

    Investments consist primarily of debt and equity securities held by the company's insurance subsidiary. These marketable investment securities at March 28, 1998 include:

                                                                                     UNREALIZED
                                                                FAIR     AMORTIZED    HOLDING
                                                               VALUE       COST        GAINS
                                                              --------   ---------   ----------
Current
  Available-for-sale........................................   $1,752     $1,121        $631
  Held-to-maturity..........................................      109        109          --
                                                               ------     ------        ----
Total current...............................................   $1,861     $1,230        $631
                                                               ======     ======        ====
Noncurrent..................................................
  Available-for-sale........................................   $   --     $   --        $ --
  Held-to-maturity..........................................      839        827          12
                                                               ------     ------        ----
  Total noncurrent..........................................   $  839     $  827        $ 12
                                                               ======     ======        ====

    The market value of this portfolio includes gross unrealized gains of $631 at March 28, 1998.

    In addition, investments of $234 at March 28, 1998 included noncurrent investments in joint ventures and a workers' compensation imprest fund.

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998
                             (DOLLARS IN THOUSANDS)

(4) PREPAID EXPENSES

Prepaid expenses are comprised of the following:

  Prepaid rent..............................................   $  901
  Prepaid systems maintenance...............................      813
  Prepaid taxes and licenses................................      882
  Prepaid insurance.........................................      649
  Other.....................................................    1,392
                                                               ------
                                                               $4,637
                                                               ======

(5) OTHER ASSETS

Other assets consisted of the following:

  Prepaid pension...........................................    $ 76
  Deposits..................................................     453
  Other.....................................................     326
                                                                ----
                                                                $855
                                                                ====

(6) INCOME TAXES

    (a) PROVISION FOR INCOME TAXES

    Prior to its sale, NAVL was included in the consolidated federal income tax return of NS. NAVL provides for federal income tax expense on a stand-alone basis in accordance with the NS Tax Allocation Agreement. Tax expense or benefit is recorded on a separate company basis whether or not such benefit would be currently available on a separate company basis. In accordance with the NS Tax Allocation Agreement, intercompany federal income tax accounts are recorded between companies in the NS consolidated group. Generally, federal income taxes are paid and settled through NS while state and foreign taxes are paid directly to taxing authorities by NAVL.

    NAVL files a consolidated federal income tax return with its wholly-owned domestic subsidiaries.

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998
                             (DOLLARS IN THOUSANDS)

(6) INCOME TAXES (CONTINUED)

    The provision for income taxes for the period December 28, 1997 through March 28, 1998 includes:

Current:
  Federal...................................................   $(287)
  Foreign...................................................      74
  State.....................................................    (167)
                                                               -----
Total current taxes.........................................    (380)
                                                               -----
Deferred:
  Federal...................................................     (44)
  State.....................................................     (24)
                                                               -----
Total deferred taxes........................................     (68)
                                                               -----
  Income tax benefit........................................   $(448)
                                                               =====

    (b) RECONCILIATION OF STATUTORY RATE TO EFFECTIVE RATE

    Total income taxes as reflected in the Consolidated Statement of Income differ from the amounts computed by applying the statutory federal corporate tax rate as follows:

                                                               AMOUNT    PERCENT
                                                              --------   --------
Federal income tax at statutory rate........................   $(384)      35.0%
State income taxes, net of federal tax benefit..............    (124)      11.3
Other, net..................................................      60       (5.5)
                                                               -----       ----
  Income tax benefit........................................   $(448)      40.8%
                                                               =====       ====

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998
                             (DOLLARS IN THOUSANDS)

(6) INCOME TAXES (CONTINUED)

    (c) DEFERRED TAX ASSETS AND LIABILITIES

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at March 28, 1998 were as follows:

Deferred tax assets:
  Reserves, including casualty and other claims.............  $ 19,935
  Employee benefits.........................................    12,105
  Postretirement benefits other than pension and
    postemployment benefits.................................     9,183
  Foreign tax net operating loss carryforwards..............     1,290
  Other.....................................................     3,211
                                                              --------
Total gross deferred tax assets.............................    45,724
Less valuation allowance....................................      (924)
                                                              --------
Net deferred tax asset......................................    44,800
                                                              --------
Deferred tax liabilities:
  Property..................................................   (11,367)
  Other.....................................................    (2,669)
                                                              --------
Total gross deferred tax liabilities........................   (14,036)
                                                              --------
Net deferred tax assets.....................................    30,764
Less net current deferred tax assets........................    21,899
                                                              --------
Net long-term deferred tax assets...........................  $  8,865
                                                              ========

    At March 28, 1998, a valuation allowance has been established due to the uncertainty of realization of foreign net operating loss (NOL) carryforwards. The net change in the total valuation allowance for the period December 28, 1997 through March 28, 1998 was $0. Management believes all other deferred tax assets will be realized based on the Company's anticipated future earnings or available tax planning alternatives.

    (d) TAXING AUTHORITY REVIEWS

    Consolidated federal income tax returns of NS (which include NAVL) have been examined and Revenue Agent Reports have been received for all years up to and including 1994. The consolidated federal income tax returns of NS for 1995 and 1996 are being audited by the IRS. NS will indemnify NAVL for any tax liabilities prior to the acquisition to the extent they were not accrued at the purchase date.

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998

                             (DOLLARS IN THOUSANDS)

(7) OTHER CURRENT LIABILITIES

    The components of other current liabilities are as follows:

Accrued agent and owner operator incentives.................  $ 1,972
Accrued customer volume discounts...........................    1,074
Accrued interest............................................    1,227
Accrued unvouchered payables................................    4,803
Accrued other taxes.........................................    5,106
Deferred credits............................................      761
Other.......................................................      384
                                                              -------
                                                              $15,327
                                                              =======

(8) LEASE OBLIGATION

    The Company's 51% owned subsidiary, Manufacturing Support Services, LLC
(MSS) has a capital lease agreement of $603 as of March 28, 1998 with Patriot Rental. The Company's principal payments were $20 for the period December 28, 1997 through March 28, 1998. Future minimum lease commitments under the capital lease are as follows: remainder of 1998, $62; 1999, $83; 2000, $92; 2001, $97;
2002, $102; and thereafter $163.

    The Company had unused lines of credit of $2,642 at March 28, 1998.

(9) RETIREMENT, POSTRETIREMENT MEDICAL PLANS

    The Company's United States plans' funded status and amount recognized in the Company's consolidated financial statements at March 28, 1998 (based on actuarial valuation) are as follows:

                                                   PENSION BENEFITS   OTHER BENEFITS
                                                   ----------------   --------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at December 27, 1997..........       $43,316          $14,176
Service cost.....................................           687              226
Interest cost....................................           770              208
Plan participants' contribution..................            --                5
Actuarial gain...................................          (508)          (2,431)
Benefits paid....................................          (539)            (118)
                                                        -------          -------
  Benefit obligation at March 28, 1998...........       $43,726          $12,066
                                                        =======          =======

CHANGE IN PLAN ASSETS
Fair value of plan assets at December 27, 1997...       $40,791
Actual return on plan assets.....................         2,906
Employer contribution............................           314
Benefits paid....................................          (539)
                                                        -------
  Fair value of plan assets at March 28, 1998....       $43,472
                                                        =======

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998

                             (DOLLARS IN THOUSANDS)

(9) RETIREMENT, POSTRETIREMENT MEDICAL PLANS (CONTINUED)

                                                   PENSION BENEFITS   OTHER BENEFITS
                                                   ----------------   --------------
Benefit obligation...............................      $ 43,726          $ 12,066
Plan assets......................................        43,472                --
                                                       --------          --------
Funded status....................................          (254)          (12,066)
Unrecognized initial net obligation..............           562                --
Unrecognized net actuarial loss..................         3,917               781
Unrecognized prior service benefit...............       (12,104)           (8,615)
                                                       --------          --------
Accrued benefit cost.............................      $ (7,879)         $(19,900)
                                                       ========          ========

WEIGHTED-AVERAGE ASSUMPTIONS
Discount rate....................................         7.25%             7.25%
Expected return on plan assets...................         9.00%
Rate of compensation increase....................         5.00%

    For measurement purposes, an 8% annual rate of increase in the per capita cost of covered health care benefits was assumed for the period December 28, 1997 through March 28, 1998. The rate was assumed to decrease gradually to 5% for 2004 and remain at that level thereafter.

                                                   PENSION BENEFITS   OTHER BENEFITS
                                                   ----------------   --------------
COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost.....................................        $ 687            $ 226
Interest cost....................................          770              208
Expected return on plan assets...................         (826)              --
Amortization of initial net obligation...........           51               --
Recognized net actuarial loss....................          148               --
Amortization of prior service benefit............         (448)            (312)
                                                         -----            -----
Net periodic benefit cost........................        $ 382            $ 122
                                                         =====            =====

    NAVL sponsors the NAVL, Inc. Employee Retirement Plan, a funded, noncontributory defined benefit pension plan (Qualified Plan) covering eligible employees in the United States. The Qualified Plan provides for eligible employees to receive retirement benefits based principally on years of service with the Company, compensation rates over that time, and estimated primary Social Security benefits. Contributions to the Qualified Plan are made on the basis of not less than minimum funding standards set forth in the Employee Retirement Income Security Act of 1974, as amended. Plan assets consist primarily of common stocks and government securities.

    NAVL also has an Excess Benefit Plan which is an unfunded, nonqualified plan that provides retirement benefits not otherwise provided under the Qualified Plan because of the benefit limitations imposed by Section 415 and 401(a)(17) of the Internal Revenue Code. The Excess Benefit Plan ensures that an executive receives the total pension benefit to which he/she otherwise would be entitled, were it not for such limitations.

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998

                             (DOLLARS IN THOUSANDS)

(9) RETIREMENT, POSTRETIREMENT MEDICAL PLANS (CONTINUED)

    In addition, the Overlap Benefit Plan, an unfunded, nonqualified retirement plan, provides retirement benefits forfeited by the highly compensated employees under the Qualified Plan because of the changes to the retirement plan formula which took effect April 18, 1989.

    The Company has nonpension postretirement benefit plans that provide specific health care and death benefits to eligible retired employees. Under the present plans, which may be amended or terminated at NAVL's option, a defined percentage of health care expenses is covered, after reductions for any deductibles, co-payments, Medicare payments and, in some cases, coverage provided by other group insurance policies. The cost of such health care coverage to a retiree may be determined in part by a retiree's years of vested service with NAVL prior to retirement. Death benefits are based on a fixed amount at time of retirement.

    Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                               1-PERCENTAGE-POINT   1-PERCENTAGE-POINT
                                                    INCREASE             DECREASE
                                               ------------------   ------------------
Effect on total of service and interest cost
  components.................................        $   85               $   (70)
Effect on postretirement benefit
  obligation.................................         1,412                (2,126)

    The Company's German subsidiary, midiData, has an unfunded pension plan under which certain employees of the company will receive certain percentages of their monthly income when they retire. At December 27, 1997, the accumulated benefit obligation was $1,595 and the projected benefit obligation was $1,668. The remaining transition obligation at December 27, 1997 of $243 is being amortized over the remaining average service life of 10 years.

    The Company's Canadian subsidiary, North American Van Lines Canada Ltd., has a defined benefit plan with the benefits generally based upon years of service and the highest five-year average salary during employment. At December 27, 1997 the actuarial present value of accrued pension benefits was $1,285 and the aggregate market value of pension plan assets was $1,686.

    In 1994, the Company's United Kingdom subsidiary, North American Van Lines, Ltd., established a contributory defined contribution plan for eligible employees. The plan is funded through contributions from employees, generally 3% of earnings, that are matched by the Company.

    The Company maintains an employee savings plan for eligible employees which qualifies under Sections 401(a) and 401(k) of the Internal Revenue Code. The Company has made no contributions to the plan since its inception.

(10) POSTEMPLOYMENT MEDICAL PLAN

    NAVL provides certain postemployment benefits to inactive employees and their dependents during the period following employment but before retirement. Effective the beginning of 1994, the Company adopted FAS No. 112 which requires the accrual of the cost of postemployment benefits rather than

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998

                             (DOLLARS IN THOUSANDS)

(10) POSTEMPLOYMENT MEDICAL PLAN (CONTINUED)

expensing the costs when paid. These benefits are for continuation of health care coverage. At March 28, 1998, the accumulated postemployment benefit obligation was $2,158.

(11) INCENTIVE AND DEFERRED COMPENSATION

    The Company maintains a Management Incentive Plan for certain executives and key management employees. The plan is administered by the Board of Directors who do not participate in the plan. Incentive compensation is based upon achievement of certain predetermined corporate performance goals.

    The Company also maintains Evidence of Success incentive programs for eligible employees not included in the Management Incentive Plan. The plan is administered by the Vice President Human Resources, who does not participate in the plan. Incentive compensation is based upon achievement of certain predetermined corporate performance goals. The expense associated with the incentive plans was $1,108 for the period December 28, 1997 through March 28, 1998.

(12) COMMITMENTS AND CONTINGENCIES

    (a) LETTERS OF CREDIT AND DEBT GUARANTEES

    In connection with its insurance agreements, at March 28, 1998, the Company had outstanding letters of credit of $10,719, of which $8,000 was unconditionally guaranteed by NS. None of these letters of credit have been utilized. At March 28, 1998, the Company was contingently liable as guarantors with respect to $2,318.

    The Company's German subsidiary, midiData, has guarantees to WTB Leasing GmbH and CommerzLease for equipment leases. These leases extend through the year 2003. The Company's United Kingdom subsidiary, North American Van Lines, Ltd., has guarantees to various parties for customs and excise taxes.

    (b) LAWSUITS

    The Company and certain subsidiaries are defendants in numerous lawsuits relating principally to motor carrier operations. While the final outcome of these lawsuits cannot be predicted with certainty, it is the opinion of management, after consulting with its legal counsel, that the amount of NAVL's ultimate liability will not materially affect NAVL's consolidated financial position, results of operations or liquidity.

    (c) ENVIRONMENTAL MATTERS

    The Company has been named as a potentially responsible party (PRP) in two environmental cleanup proceedings by federal or state authorities and one additional environmental clean-up proceeding by a group of PRP's. The suits are brought under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or other federal or state statutes. Based on all known information, it is estimated that the settlement cost of each PRP site would not be materially or significantly larger than the litigation reserves established, which totaled $57 on March 28, 1998. It is possible that additional claims or lawsuits involving unknown environmental matters or now unidentified environmental sites may arise in the future.

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998

                             (DOLLARS IN THOUSANDS)

(12) COMMITMENTS AND CONTINGENCIES (CONTINUED)

    The Company owns or has owned and leases or has leased facilities at which underground storage tanks for diesel fuel are located and operated. Management believes that the Company has taken the appropriate and necessary action with regard to releases of diesel fuel that have occurred. As conditions may exist on these properties related to environmental problems that are latent or undisclosed, there can be no assurance that the Company will not incur liabilities or costs, the amount of which cannot be estimated reliably at this time. However, based on its assessment of the facts and circumstances now known and after consulting with its legal counsel, management believes that it has recorded appropriate estimates of liability for those environmental matters of which the Company is aware. Further, management believes it is unlikely that any identified matters, either individually or in aggregate, will have a material effect on the Company's financial position, results of operations or liquidity.

(13) LEASE COMMITMENTS

    The Company has noncancelable lease commitments under operating leases for rental of office space, warehouse facilities, and office equipment. The Company's rental expense under these operating leases was $4,035 for the period December 28, 1997 through March 28, 1998. Future minimum lease commitments under noncancelable leases are as follows: remainder of 1998, $10,924; 1999, $13,375; 2000, $10,394; 2001, $8,245; 2002, $6,406; 2003, $2,626, and thereafter $6,693.

(14) PREFERRED STOCK (PER SHARE AMOUNTS IN WHOLE DOLLARS)

    There are 10,000 shares of $100 par value series A (nonvoting) preferred stock authorized, issued, and outstanding. Holders of preferred stock are entitled to receive cumulative dividends at the annual rate of $7 per share, payable in arrears, on a quarterly basis. If the required dividend payment for any quarter is not paid in full within five business days after the end of such quarter, the annual rate of dividends on the preferred stock increases to $9 per share for the period from the end of such quarter to the date when payment of all dividends is fully current. The fixed liquidation price for each share of preferred stock is its par value, plus an amount equal to all dividends, whether or not declared, that are accrued and unpaid to the date of payment of the liquidation price.

(15) FINANCIAL INSTRUMENTS

    The Company utilizes foreign exchange contracts to manage foreign currency exposures. The principal objective of such contracts is to minimize the risks and/or costs associated with international operating activities. The Company does not utilize financial instruments for trading or other speculative purposes. The counterparties to these contractual arrangements are financial institutions with which the Company also has other financial relationships. The Company is exposed to credit loss in the event of nonperformance by these counterparties. However, the Company does not anticipate nonperformance by the other parties, and no material loss would be expected from their nonperformance.

    The Company enters into forward currency exchange contracts in the regular course of business to manage its exposure against foreign currency fluctuations on transactions denominated in foreign currencies. The Company had no open positions on forward exchange contracts at March 28, 1998.

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998

                             (DOLLARS IN THOUSANDS)

(16) OPERATING SEGMENTS

    The Company has two reportable segments--Van Line Network and Logistics Services.

    The Van Line Network segment provides domestic and international residential relocation services through a network of exclusive agents. It is comprised of the Relocation Services Division, which provides packing, loading, transportation, delivery and warehousing services for any type of household move in the U.S. and Canada, and the International Division, which provides or coordinates these same services for customers on a global basis.

    The Logistics Services segment provides customized logistics solutions, specialized transportation services, warehousing, distribution, and delivery services to commercial customers. It is comprised of the Logistics Division, which provides these specialized services to principally electronics, medical equipment and other suppliers of sensitive goods requiring specialized handling in the U.S., the Blanket Wrap/Flatbed Division, which provides transportation of truckload freight requiring specialized handling in the U.S., and the Europe Division, which provides these same logistics services in Europe and the U.K.

    The table below represents information about revenues, income from operations and total assets by segment used by the chief decision-makers of the Company for the period December 28, 1997 through March 28, 1998 and as of March 28, 1998:

                                    VAN LINE   LOGISTICS                  CONSOLIDATED
                                    NETWORK    SERVICES    CORPORATE(1)      TOTALS
                                    --------   ---------   ------------   ------------
Revenues..........................  $99,687    $107,558       $    --       $207,245
Income from Operations............   (2,656)      1,321            --         (1,335)
Total Assets......................   95,317     102,973        86,024        284,314

------------------------

(1) Total assets by segment are specific assets such as revenue equipment and trade receivables. Assets included in the corporate category include non-allocated assets such as the corporate headquarters building, computer hardware and software, contracts receivable associated with equipment sales and deferred taxes.

    Specified items included in segment results for the period December 28, 1997 through March 28, 1998:

                                    VAN LINE   LOGISTICS                  CONSOLIDATED
                                    NETWORK    SERVICES    CORPORATE(2)      TOTALS
                                    --------   ---------   ------------   ------------
Depreciation and amortization.....  $  1,154    $ 1,741       $    --        $2,895
Non-operating income (expense) and
  minority interest...............        23        (26)           --            (3)

------------------------

(2) Depreciation expense for capital expenditures in the corporate category is allocated to the segments in order to determine segment income from operations.

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998

                             (DOLLARS IN THOUSANDS)

(16) OPERATING SEGMENTS (CONTINUED)

    Specified items included in segment assets of March 28, 1998:

                                        VAN LINE   LOGISTICS               CONSOLIDATED
                                        NETWORK    SERVICES    CORPORATE      TOTALS
                                        --------   ---------   ---------   ------------
Capital expenditures..................    $61        $327       $1,014        $1,402

    Revenue and long-lived asset information by geographic area for the period December 28, 1997 through March 28, 1998 and as of March 28, 1998:

                                                                     LONG-LIVED
                                                          REVENUE      ASSETS
                                                          --------   ----------
United States...........................................  $190,542     $83,667
Foreign.................................................    16,703       3,577
                                                          --------     -------
Total...................................................  $207,245     $87,244
                                                          ========     =======

    Foreign revenue is based on the country in which the sales originated.

(17) SUPPLEMENTAL INFORMATION

    On November 19, 1999, pursuant to an acquisition agreement dated
September 14, 1999, the Company acquired substantially all of the assets of certain subsidiaries of NFC, plc. (the "Seller") that are engaged in the Seller's moving services business. The acquisition was accounted for as a purchase. Total purchase consideration was $400 million cash plus a combination of preferred stock, common stock and common stock warrants with a combined value of $50 million.

    The acquisition was funded through borrowings under new credit facilities of $390.0 million, proceeds from the issuance of $150.0 million of NAVL senior subordinated notes, and an increase to stockholders' equity resulting from the issuance of $24.5 million of junior preferred stock, $35.0 million of senior discounted notes, and a common stock warrant totalling $65.5 million by NAVL's parent, NA Holding. Of the $65.5 million, $40.0 million was initially in the form of an interim loan facility made available to NA Holding. On December 1, 1999, Fund V and the Seller subscribed for and purchased additional shares of common stock of NA Holding for $32.0 million and $8.0 million in cash, respectively. The proceeds from this stock subscription were used to repay the $40.0 million interim loan.

    The following summarized consolidating balance sheet, statement of income, and statement of cash flows have been presented in contemplation of the transaction between NA Holding and the Seller, as described above. Such financial statements have been segregated between those entities that have guaranteed the NAVL senior subordinated notes issued in connection with the transaction ("Guarantor" entities), and those entities that did not guarantee such debt ("Non-guarantor" entities).

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998

                             (DOLLARS IN THOUSANDS)

(17) SUPPLEMENTAL INFORMATION (CONTINUED)

    Consolidating balance sheet data as of March 28, 1998 is summarized as follows:

                                          (1)         (2)          NON-                        TOTAL
                                         PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        --------   ----------   ----------   ------------   ------------
Current assets........................  $150,560    $20,083      $19,239       $ (1,677)      $188,205
Non-current assets....................   119,134        264       21,709        (44,998)        96,109
                                        --------    -------      -------       --------       --------
Total assets..........................  $269,694    $20,347      $40,948       $(46,675)      $284,314
                                        ========    =======      =======       ========       ========
Current liabilities...................  $106,973    $ 5,664      $13,708       $ (1,387)      $124,958
Non-current liabilities...............    61,739      4,111       12,897        (20,373)        58,374
                                        --------    -------      -------       --------       --------
Total liabilities.....................   168,712      9,775       26,605        (21,760)       183,332
Stockholders' equity..................   100,982     10,572       14,343        (24,915)       100,982
                                        --------    -------      -------       --------       --------
Total liabilities and equity..........  $269,694    $20,347      $40,948       $(46,675)      $284,314
                                        ========    =======      =======       ========       ========

    Consolidating statement of income data for the period December 28, 1997 through March 28, 1998 is summarized as follows:

                                          (1)         (2)          NON-                        TOTAL
                                         PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        --------   ----------   ----------   ------------   ------------
Operating revenues....................  $176,274    $14,594      $19,466       $ (3,089)      $207,245
Total operating expenses..............   178,212     13,617       19,462         (2,711)       208,580
                                        --------    -------      -------       --------       --------
Income (loss) from operations.........    (1,938)       977            4           (378)        (1,335)
Interest expense and other............      (840)        --          988           (385)          (237)
                                        --------    -------      -------       --------       --------
Income (loss) before income taxes.....    (1,098)       977         (984)             7         (1,098)
Provision/(benefit) for income
  taxes...............................      (448)       399         (402)             3           (448)
                                        --------    -------      -------       --------       --------
Net income (loss).....................  $   (650)   $   578      $  (582)      $      4       $   (650)
                                        ========    =======      =======       ========       ========

    Income taxes have been calculated for purposes of this footnote based on an assumed consolidated effective rate of 40.8%.

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 28, 1998

                             (DOLLARS IN THOUSANDS)

(17) SUPPLEMENTAL INFORMATION (CONTINUED)

    Consolidating statement of cash flows data for the period December 28, 1997 through March 28, 1998 is summarized as follows:

                                            (1)         (2)          NON-                      TOTAL
                                           PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   COMBINED
                                          --------   ----------   ----------   ------------   --------
Net cash provided by operating
  activities............................  $  7,968    $   302      $ 2,025       $     --     $ 10,295
Net cash provided by (used in) investing
  activities............................    (3,445)        --           39             --       (3,406)
Net cash provided (used in) financing
  activities............................     2,762       (217)      (1,010)            --        1,535
                                          --------    -------      -------       --------     --------
Net cash flows from continuing
  operations............................     7,285         85        1,054             --        8,424
Net cash flows from the payment of
  liabilities attributable to
  discontinued operations...............    (2,145)        --           --             --       (2,145)
Net increase in cash and cash
  equivalents...........................     5,140         85        1,054             --        6,279
                                          --------    -------      -------       --------     --------
Cash at beginning of period.............       612        (58)       2,394             --        2,948
                                          --------    -------      -------       --------     --------
Cash at end of period...................  $  5,752    $    27      $ 3,448       $     --     $  9,227
                                          ========    =======      =======       ========     ========

------------------------

(1) Parent includes the accounts of North American Van Lines, Inc., a Delaware corporation and the issuer of the debt in connection with the transaction.

(2) Total Guarantors include the accounts of the following subsidiaries of North American Van Lines, Inc., Fleet Insurance Management, Inc., an Indiana corporation; FrontRunner Worldwide, Inc., a Delaware corporation; NACAL, Inc., a California corporation; NAVTRANS International Freight Forwarding, Inc., an Indiana corporation; North American Distribution Systems, Inc., an Indiana corporation; North American Logistics, Ltd., an Indiana corporation; North American Van Lines of Texas, Inc., a Texas corporation; Relocation Management Systems, Inc., a Delaware corporation; and Great Falls North American, Inc., a Montana corporation. Each Guarantor is a wholly owned subsidiary of North American Van Lines, Inc. and will jointly and severally, irrevocably and fully and unconditionally guarantee the punctual payment of such debt issued in connection with the transaction.

[LOGO]

                 2100 Dominion Tower
                 999 Waterside Drive
                 Norfolk, VA 23510

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
North American Van Lines, Inc.:

    We have audited the accompanying consolidated balance sheets of North American Van Lines, Inc. and subsidiaries (the Company) as of December 27, 1997 and December 28, 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of North American Van Lines, Inc. and subsidiaries as of December 27, 1997 and
December 28, 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ KPMG LLP

January 21, 1998, except as to Note 17,
for which the date is November 19, 1999

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                          CONSOLIDATED BALANCE SHEETS

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

                                                                1997       1996
                                                              --------   --------
                                     ASSETS

Current assets:
  Cash and cash equivalents.................................  $  2,948      1,867
  Short-term investments....................................     1,609      2,103
  Accounts and notes receivable, net of allowance for
    doubtful accounts of $12,415 and $12,706................   148,581    149,987
  Current portion of contracts receivables, net of valuation
    allowance of $224 and $139..............................     6,359      5,896
  Supplies inventory........................................     1,904      1,782
  Equipment held for sale...................................     2,532      2,675
  Current portion of deferred agent contract costs..........     2,601      1,814
  Prepaids and other current assets.........................     3,699      3,435
  Deferred income taxes.....................................    22,644     26,086
                                                              --------   --------
Total current assets........................................   192,877    195,645
                                                              --------   --------
Long-term portion of contracts receivable...................    11,160      7,955
Long-term portion of notes receivable.......................     2,559      1,221
Investments.................................................     1,053      1,830
Advances to parent..........................................    10,204      4,102
Deferred income taxes.......................................     8,904      9,570
Property and equipment:
  Land......................................................     1,743      1,960
  Buildings.................................................    27,165     27,714
  Trailers..................................................    75,064     74,486
  Other equipment...........................................    81,595     77,439
                                                              --------   --------
                                                               185,567    181,599
  Less accumulated depreciation.............................   127,800    124,491
                                                              --------   --------
                                                                57,767     57,108
Deferred agent contract costs...............................    16,924      9,324
Other assets................................................       887        503
                                                              --------   --------
Total assets................................................  $302,335    287,258
                                                              ========   ========

          See accompanying notes to consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                          CONSOLIDATED BALANCE SHEETS

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

                                                                1997       1996
                                                              --------   --------
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................  $ 32,518     30,530
  Accrued transportation expense............................    31,242     35,688
  Other current liabilities.................................    21,928     24,023
  Casualty and other claims.................................    25,721     26,354
  Compensation and benefits.................................    15,858     11,637
  Income taxes..............................................     2,772      6,524
  Accrued liabilities attributable to discontinued
    operations..............................................       838      5,046
                                                              --------   --------
Total current liabilities...................................   130,877    139,802
Income taxes payable to parent..............................     2,708        118
Casualty and other claims...................................    28,107     26,053
Benefits and other liabilities..............................    30,982     32,574
Accrued liabilities attributable to discontinued
  operations................................................     1,307      2,595
Minority interest...........................................       238         --
                                                              --------   --------
Total liabilities...........................................   194,219    201,142
                                                              --------   --------

Stockholders' equity:
  Preferred stock, $100.00 par value, 10,000 shares
    authorized, issued, and outstanding.....................     1,000      1,000
  Common stock, $1.00 par value, 10,000 shares authorized,
    issued, and outstanding.................................        10         10
  Additional paid-in capital................................    79,372     79,372
  Retained income...........................................    27,933      5,681
  Accumulated other comprehensive income (loss).............      (199)        53
                                                              --------   --------
Total stockholders' equity..................................   108,116     86,116
                                                              --------   --------
Total liabilities and stockholders' equity..................  $302,335    287,258
                                                              ========   ========

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                       CONSOLIDATED STATEMENTS OF INCOME

              YEARS ENDED DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

                                                                1997       1996
                                                              --------   --------
Operating revenues..........................................  $941,501    930,248
Operating expenses:
  Transportation............................................   740,891    732,934
  Administration............................................   119,306    108,652
  Casualty and other claims.................................    27,705     36,422
  Maintenance, tires, and other operating...................    18,500     19,388
  Depreciation and amortization.............................    12,467     12,735
  Equipment sales and services..............................    (4,960)    (4,677)
  Insurance and supply programs.............................    (3,571)    (3,273)
                                                              --------   --------
Total operating expenses....................................   910,338    902,181
                                                              --------   --------
Income from operations......................................    31,163     28,067
Other income (expense):
  Interest income...........................................     1,408        917
  Interest expense..........................................      (602)    (1,768)
  Minority interest.........................................       (89)        --
                                                              --------   --------
Income before income taxes..................................    31,880     27,216
Provision for income taxes..................................    11,864     12,156
                                                              --------   --------
Income from continuing operations...........................    20,016     15,060
Discontinued operations--credit (less applicable income
  taxes of $1,494 and $1,600)...............................     2,306      2,470
                                                              --------   --------
Net income..................................................    22,322     17,530
                                                              ========   ========

          See accompanying notes to consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              YEARS ENDED DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

                                                                            ACCUMULATED
                                                                               OTHER                              ADDITIONAL
                                               COMPREHENSIVE    RETAINED   COMPREHENSIVE   PREFERRED    COMMON     PAID IN
                                     TOTAL         INCOME       EARNINGS   INCOME (LOSS)     STOCK      STOCK      CAPITAL
                                    --------   --------------   --------   -------------   ---------   --------   ----------
Balance at December 30, 1995......  $103,639                     23,404        (147)         1,000        10        79,372
Comprehensive income
  Net income......................    17,530       17,530        17,530
  Gross unrealized holding
    gains.........................       165          165
  Foreign currency translation....        35           35
                                                   ------
  Other comprehensive income......                    200                       200
Comprehensive income..............                 17,730
                                                   ======
Dividends paid on common stock....   (35,183)                   (35,183)
Dividends paid on preferred
  stock...........................       (70)                       (70)
                                    --------                    -------        ----          -----       ---        ------
Balance At December 28, 1996......  $ 86,116                      5,681          53          1,000        10        79,372
Comprehensive income
  Net income......................    22,322       22,322        22,322
  Gross unrealized holding
    gains.........................       (84)         (84)
  Foreign currency translation....      (168)        (168)
                                                   ------
  Other comprehensive loss........                   (252)                     (252)
Comprehensive income..............                 22,070
                                                   ======
Dividends paid on preferred
  stock...........................       (70)                       (70)
                                    --------                    -------        ----          -----       ---        ------
Balance at December 27, 1997......  $108,116                     27,933        (199)         1,000        10        79,372
                                    ========                    =======        ====          =====       ===        ======

          See accompanying notes to consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              YEARS ENDED DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

                                                                1997       1996
                                                              --------   --------
Continuing operations:
  Cash flows from operating activities:
    Income from continuing operations.......................  $ 20,016     15,060
    Adjustments to reconcile income from continuing
      operations to net cash provided by operating
      activities:
      Depreciation and amortization.........................    12,467     12,735
      Deferred income taxes.................................     2,614      3,620
      Gain on sale of equipment.............................      (677)      (156)
      Change in assets and liabilities:
        Accounts and notes receivable.......................        68       (648)
        Prepaids and other current assets...................      (243)     4,146
        Contracts receivable................................    (3,668)     1,996
        Accounts payable....................................     1,988     (1,675)
        Other current liabilities...........................    (6,072)    (1,823)
        Casualty and other claims...........................     1,421      3,440
        Other long-term assets and liabilities..............     1,014      2,979
                                                              --------   --------
Net cash provided by operating activities...................    28,928     39,674
                                                              --------   --------
  Cash flows from investing activities:
    Additions of property and equipment.....................   (10,588)    (7,445)
    Proceeds from sale of property and equipment............     1,466      1,124
    Investment purchases and other (including joint
      ventures).............................................    (4,001)    (2,128)
    Investment sales and other..............................     4,872      2,890
    Deferred agent contract costs...........................   (11,714)    (2,680)
                                                              --------   --------
Net cash used for investing activities......................   (19,965)    (8,239)
                                                              --------   --------
  Cash flows from financing activities:
    Decrease (increase) in advances to parent...............    (6,102)     4,284
    Common dividends paid...................................        --    (35,183)
    Preferred dividends paid................................       (70)       (70)
                                                              --------   --------
Net cash used for financing activities......................    (6,172)   (30,969)
                                                              --------   --------
  Effect of cumulative translation adjustment...............      (168)        35
  Minority interest.........................................       238         --
  Unrealized investment gains (net of deferred taxes).......       (84)       165
                                                              --------   --------
Net cash flows from continuing operations...................     2,777        666
Net cash flows from the payment of liabilities attributable
  to discontinued operations................................    (1,696)    (1,107)
                                                              --------   --------
Net increase (decrease) in cash and cash equivalents........     1,081       (441)
Cash and cash equivalents at beginning of year..............     1,867      2,308
                                                              --------   --------
Cash and cash equivalents at end of year....................  $  2,948      1,867
                                                              ========   ========
Supplemental disclosure of cash flow information--cash paid
  during the year for:
  Interest..................................................  $  1,118        341
  Income taxes paid to parent...............................     8,946      6,481
  Income taxes paid to governmental authorities.............     1,233        607

          See accompanying notes to consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                          CONSOLIDATED BALANCE SHEETS

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) ORGANIZATION/CONCENTRATION OF RISK

    North American Van Lines, Inc. (NAVL or the Company) is a diversified motor carrier operating principally throughout the United States, Canada, Germany, and the United Kingdom. NAVL's principal lines of business are household goods moving and high value products transportation which provide 55% and 45% of revenues, respectively. Approximately 95% of revenues are derived from operations in the United States and Canada with 5% from operations in Europe. NAVL conducts operations primarily through a network of 388 agents with 620 locations in the United States. During 1997, NAVL renewed long-term contracts with agents whose revenues approximate 16% of total revenues and had agents whose revenues approximate 9% of total revenues not renew their contracts. During 1998, NAVL will be negotiating renewal contracts with agents approximating 1% of total revenues. NAVL is a subsidiary of Norfolk Southern Corporation (NS). All of the common stock of NAVL is owned by NS. See note 16 for information regarding subsequent event.

    The Company was formed on December 31, 1993, when NS contributed the assets and liabilities of certain trucking businesses previously held by a predecessor corporation to the Company. The assets and liabilities included those of certain discontinued operations of the predecessor adjusted to estimated realizable value and substantially all of which have been liquidated by the Company. For financial reporting purposes the contribution of assets and liabilities from NS was recorded at the historical cost of such assets and liabilities. Common stock and additional paid-in capital were recorded at the net amount.

    The Company includes a subsidiary which operates as a multiple-line property and liability insurance company under the provisions of the insurance laws of the State of Indiana and insures owner-operators and agents of NAVL against loss from certain risks, primarily physical damage to tractors and straight trucks.

    (b) BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of NAVL and its subsidiaries, all but one of which are wholly owned. In June 1997, the Company acquired a 51% share of a limited liability company (LLC), Manufacturing Support Services LLC, (MSS). The financial statements include the results of MSS and the minority interest is reflected in long-term liabilities. All material intercompany accounts and transactions have been eliminated in consolidation.

    (c) CASH EQUIVALENTS

    Cash equivalents are highly liquid investments purchased three months or less from maturity.

    (d) CONTRACTS RECEIVABLE AND EQUIPMENT HELD FOR SALE

    In the normal course of business, the Company sells revenue equipment (equipment held for sale) to its agents and to owner-operators under conditional sales agreements (contracts receivable). Sales of revenue equipment are recorded using the installment method of accounting. Gains are recognized as cash is received and losses are recognized as incurred. Unrealized gains on these transactions amounted to

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

$3,684 and $3,773 at December 27, 1997 and December 28, 1996, respectively, of which $1,752 and $1,958, respectively, are netted against current portion of contracts receivable and $1,932 and $1,815, respectively, are netted against long-term portion of contracts receivable. Equipment held for sale is recorded at the lower of cost or net realizable value.

    (e) SUPPLIES INVENTORY

    Supplies inventory consists of replacement parts, tires and other items for resale, supplies for revenue equipment, and office supplies and is valued at the lower of average cost or net realizable value.

    (f) TIRES IN SERVICE

    In 1995, the Company recognized a change in accounting related to tires in service. Effective July 1, 1995, all tires in service were expensed as purchased and the remaining balance as of July 1, 1995 was amortized over a 12-month period from that date. Because of this change, maintenance, tires, and other operating expense was increased $1,193 in 1996.

    Replacement tires are charged to expense when purchased.

    (g) INVESTMENTS

    Investments consist of U.S. Treasury, corporate debt, and equity securities. The Company classifies its debt and equity securities in one of two categories: available-for-sale or held-to-maturity. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity (primarily bonds). All other securities are classified as available for sale.

    Available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.

    (h) PROPERTY AND EQUIPMENT

    Property and equipment are stated primarily at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the respective assets. The estimated useful lives and salvage values as of December 27, 1997 used in computing depreciation are summarized as follows:

                                                    USEFUL LIFE     SALVAGE VALUE
                                                   --------------   -------------
Buildings........................................  20 to 40 years         --
Trailers.........................................     15 years            $2
Other equipment..................................  1 to 10 years        0-25%

    Repairs and maintenance expenditures are charged to expenses as incurred.

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    A change in policy regarding the capitalization of software developed for internal use was made effective in 1996. The amount that was capitalized in 1997 and in 1996 was $723 and $687, respectively, and is included in other equipment.

    (i) DEFERRED CONTRACT COSTS

    Included in deferred contract costs are commitments made to agents for entering into long-term contracts with NAVL. These commitments are capitalized and amortized over the lives of the related contracts, generally 10 years. The portions of the commitments to be amortized over the next 12 months are classified as current assets. Unpaid commitments are included in either short-term or long-term liabilities.

    (j) CASUALTY AND OTHER CLAIMS

    The liability for the self-insured portion of casualty, workers' compensation and cargo claims is based on estimated amounts primarily utilizing historical payment experience and a provision for claims incurred but not reported. The Company's method of estimating costs relating to casualty, workers' compensation and cargo claims is based on actuarial valuations or techniques.

    Liability is limited, on a single occurrence basis, to $1,000 for workers' compensation, and $5,000 for casualty claims. Claims in excess of these amounts are covered by insurance.

    (k) REVENUE RECOGNITION

    The Company recognizes estimated revenue and related transportation expense on the date a shipment is picked up from the customer. The method of recognizing revenue and expense for the motor carrier industry has been studied by the Emerging Issues Task Force of the Financial Accounting Standards Board. The Task Force reached a consensus that either (1) recognition of both revenue and direct costs should be recorded when the shipment is completed or (2) allocation of revenue between reporting periods based on relative transit time in each reporting period with expenses recognized as incurred are acceptable methods of recognizing revenue and expense for the motor carrier industry. A change to either of the above methods by the Company would not have a material effect on the Company's financial condition and results of operation.

    The Company has historically reported freight forwarding and accessorial revenues net of related expenses. In 1997, the Company changed its presentation of revenues and expenses from a net to a gross basis. This change in presentation does not affect income from operations. The 1996 income statement has been reclassified to conform with the 1997 presentation.

    (l) FOREIGN CURRENCY TRANSLATION

    Certain foreign exchange unrealized gains and losses are charged directly to stockholders' equity in the cumulative translation adjustment account.

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (m) INCOME TAXES

    Income taxes are accounted for under the asset and liability method of accounting. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax laws and tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period that includes the enactment date.

    (n) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (o) RECLASSIFICATIONS

    Certain 1996 amounts have been reclassified to conform with the 1997 presentation.

(2) RELATED PARTIES

    The Company is charged or credited for transactions with NS. However, the cost for administrative services performed by NS are not allocated to the Company. The balances reflected in advances to parent are not subject to any specific repayment terms. The receivable is periodically repaid by means of a dividend to NS. NAVL paid dividends of $-0- and $35,183 to NS in 1997 and 1996, respectively.

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(3) INVESTMENTS

    Investments consist primarily of debt and equity securities held by the company's insurance subsidiary. These marketable investment securities at December 27, 1997 and December 28, 1996 include:

                                                      1997                                  1996
                                        ---------------------------------   -------------------------------------
                                                               UNREALIZED                            UNREALIZED
                                          FAIR     AMORTIZED    HOLDING       FAIR     AMORTIZED      HOLDING
                                         VALUE       COST        GAINS       VALUE       COST      GAINS (LOSSES)
                                        --------   ---------   ----------   --------   ---------   --------------
Current:
  Available-for-sale..................   $1,501      1,019         482       1,902       1,279           623
  Held-to-maturity....................      108        108          --         201         201            --
                                         ------      -----         ---       -----       -----           ---
Total current.........................   $1,609      1,127         482       2,103       1,480           623
                                         ======      =====         ===       =====       =====           ===
Noncurrent:
  Available-for-sale..................       --         --          --          --          --            --
  Held-to-maturity....................      841        832           9       1,631       1,638            (7)
                                         ------      -----         ---       -----       -----           ---
Total noncurrent......................   $  841        832           9       1,631       1,638            (7)
                                         ======      =====         ===       =====       =====           ===

    The market value of this portfolio includes gross unrealized gains of $482 and $623 in 1997 and 1996, respectively.

    In addition, investments of $221 and $192 at December 27, 1997 and December 28, 1996, respectively, included noncurrent investments in joint ventures and a workers' compensation imprest fund.

(4) INCOME TAXES

    (a) PROVISION FOR INCOME TAXES

    NAVL is included in the consolidated federal income tax return of NS. NAVL provides for federal income tax expense on a stand-alone basis in accordance with the NS Tax Allocation Agreement. Tax expense or benefit is recorded on a separate company basis whether or not such benefit would be currently available on a separate company basis. In accordance with the NS Tax Allocation Agreement, intercompany federal income tax accounts are recorded between companies in the NS consolidated group. Generally, federal income taxes are paid and settled through NS while state and foreign taxes are paid directly to taxing authorities by NAVL.

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(4) INCOME TAXES (CONTINUED)

    The 1997 and 1996 provision for income taxes for continuing operations includes:

                                                               1997       1996
                                                             --------   --------
Current:
  Federal..................................................  $ 6,935      5,841
  Foreign..................................................      689      1,517
  State....................................................    1,626      1,178
                                                             -------     ------
Total current taxes........................................    9,250      8,536
                                                             -------     ------
Deferred:
  Federal..................................................    2,367      2,886
  Foreign..................................................     (242)       142
  State....................................................      489        592
                                                             -------     ------
Total deferred taxes.......................................    2,614      3,620
                                                             -------     ------
Provision for income taxes.................................  $11,864     12,156
                                                             =======     ======

    (b) RECONCILIATION OF STATUTORY RATE OF EFFECTIVE RATE

    Total income taxes as reflected in the consolidated statements of income and retained income differ from the amounts computed by applying the statutory federal corporate tax rate as follows:

                                                                   1997                     1996
                                                            -------------------      -------------------
                                                             AMOUNT    PERCENT        AMOUNT    PERCENT
                                                            --------   --------      --------   --------
Federal income tax at statutory rate......................  $11,158      35.0%       $ 9,526      35.0%
State income taxes, net of federal tax benefit............    1,375       4.3          1,151       4.2
Foreign taxes.............................................      743       2.3          1,571       5.8
Reduction of valuation allowance..........................   (1,314)     (4.1)          (536)     (2.0)
Other, net................................................      (98)     (0.3)           444       1.6
                                                            -------      ----        -------      ----
Provision for income taxes................................  $11,864      37.2%       $12,156      44.6%
                                                            =======      ====        =======      ====

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(4) INCOME TAXES (CONTINUED)

    (c) DEFERRED TAX ASSETS AND LIABILITIES

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 27, 1997 and December 28, 1996 were as follows:

                                                             1997       1996
                                                           --------   --------
Deferred tax assets:
  Reserves, including casualty and other claims..........  $ 20,938    23,108
  Employee benefits......................................    11,989    12,919
  Postretirement benefits other than pension and
    postemployment benefits..............................     9,089     9,094
  Foreign tax net operating loss carryforwards...........     1,290     2,238
  Other..................................................     2,948     2,897
                                                           --------   -------
Total gross deferred tax assets..........................    46,254    50,256
  Less valuation allowance...............................       924     2,238
                                                           --------   -------
Net deferred tax asset...................................    45,330    48,018
                                                           --------   -------
Deferred tax liabilities:
  Property...............................................   (11,588)  (11,176)
  Other..................................................    (2,194)   (1,186)
                                                           --------   -------
Total gross deferred tax liabilities.....................   (13,782)  (12,362)
                                                           --------   -------
Net deferred tax assets..................................    31,548    35,656
Less net current deferred tax assets.....................    22,644    26,086
                                                           --------   -------
Net long-term deferred tax assets........................  $  8,904     9,570
                                                           ========   =======

    At December 27, 1997 and December 28, 1996, a valuation allowance has been established due to the uncertainty of realization of foreign net operating loss
(NOL) carryforwards. The valuation allowance for deferred tax assets as of December 27, 1997 and December 28, 1996 was $924 and $2,238, respectively. The net change in the total valuation allowance for the years ended December 27, 1997 and December 28, 1996 was a decrease of $1,314 and a decrease of $536, respectively. The decreases were a result of utilization of certain NOL benefits and a reduction, in 1997, of the valuation allowance as realization appears likely. Management believes all other deferred tax assets will be realized based on the Company's anticipated future earnings.

    (d) TAXING AUTHORITY REVIEWS

    Consolidated federal income tax returns of NS (which include NAVL) have been examined and Revenue Agent Reports have been received for all years up to and including 1992. The consolidated federal income tax returns of NS for 1993 and 1994 are being audited by the IRS. Management believes that adequate provision has been made for any additional taxes and interest thereon that might arise as a result of these examinations.

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(5) DEBT

    The Company's Canadian subsidiary had amounts outstanding under a revolving line of credit of $600 at an average rate of 4.95% as of December 27, 1997, and $702 at an average rate of 4.80% as of December 28, 1996. These amounts are included in accounts payable in the consolidated balance sheets.

    The Company's 51% owned subsidiary, Manufacturing Support Services, LLC, has a short-term note payable of $125 due to Valley Logistics, LLC, the 49% owner. This note is due March 3, 1998 and is included in accounts payable in the consolidated balance sheet.

    The Company had unused lines of credit of $2,045 and $1,616 at December 27, 1997 and December 28, 1996, respectively.

(6) RETIREMENT, POSTRETIREMENT MEDICAL PLANS

    The Company's United States plans' funded status and amount recognized in the Company's consolidated financial statements as of and for the years ended December 27, 1997 and December 28, 1996 (based on actuarial valuation) are as follows:

                                                    PENSION BENEFITS                 OTHER BENEFITS
                                              -----------------------------   -----------------------------
                                              DECEMBER 27,    DECEMBER 28,    DECEMBER 27,    DECEMBER 28,
                                                  1997            1996            1997            1996
                                              -------------   -------------   -------------   -------------
CHANGES IN BENEFIT OBLIGATION
Benefit obligation at beginning of year.....     $33,523          31,963          12,623          14,559
Service cost................................       2,220           2,207             901           1,006
Interest cost...............................       2,710           2,500             905             843
Plan participants contribution..............          --              --              --              --
Actuarial gain (loss).......................       6,217            (577)            202          (3,307)
Benefits paid...............................      (1,354)         (2,570)           (455)           (478)
                                                 -------         -------        --------        --------
Benefit obligation at end of year...........     $43,316          33,523          14,176          12,623
                                                 =======         =======        ========        ========
CHANGES IN PLAN ASSETS
Fair value of plan assets at beginning of
  year......................................      33,308          28,182
Actual return on plan assets................       7,951           4,611
Employer contribution.......................         886           3,085
Benefit paid................................      (1,354)         (2,570)
                                                 -------         -------
Fair value of plan assets at end of year....     $40,791          33,308
                                                 =======         =======
Benefit obligation..........................     $43,316         $33,523        $ 14,176        $ 12,623
Plan assets.................................      40,791          33,308              --              --
                                                 -------         -------        --------        --------
Funded status...............................      (2,525)           (215)        (14,176)        (12,623)
Unrecognized prior service cost.............     (11,939)        (13,528)         (8,927)        (10,174)
Unrecognized net actuarial gain.............       6,709           6,463           3,359           3,327
                                                 -------         -------        --------        --------
Accrued benefit cost........................     $(7,755)        $(7,280)       $(19,744)       $(19,470)
                                                 =======         =======        ========        ========

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(6) RETIREMENT, POSTRETIREMENT MEDICAL PLANS (CONTINUED)

                                                    PENSION BENEFITS                 OTHER BENEFITS
                                              -----------------------------   -----------------------------
                                              DECEMBER 27,    DECEMBER 28,    DECEMBER 27,    DECEMBER 28,
                                                  1997            1996            1997            1996
                                              -------------   -------------   -------------   -------------
WEIGHTED-AVERAGE ASSUMPTIONS
Discount rate...............................        7.25%           7.75%           7.25%           7.75%
Expected return on plan assets..............        9.00%           9.00%
Rate of compensation increase...............        5.00%           5.00%

    For measurement purposes, an 11% and 9.8% annual rate of increase in the per capita cost of covered health care benefits was assumed for the years ended December 28, 1996 and December 27, 1997, respectively. The rate was assumed to decrease gradually to 5.5% for 2005 and remain at that level thereafter.

                                                    PENSION BENEFITS                 OTHER BENEFITS
                                              -----------------------------   -----------------------------
                                              DECEMBER 27,    DECEMBER 28,    DECEMBER 27,    DECEMBER 28,
                                                  1997            1996            1997            1996
                                              -------------   -------------   -------------   -------------
COMPONENTS OF NET PERIODIC BENEFITS COST
Service cost................................     $ 2,220          2,208             901           1,006
Interest cost...............................       2,710          2,500             905             844
Expected return on plan assets..............      (2,741)        (2,409)             --              --
Amortization of transition obligation.......         204            204              --              --
Amortization of prior service cost..........      (1,793)        (1,793)         (1,246)         (1,246)
Amortization of Recognized actuarial (gain)
  loss......................................         762          1,396             166             284
                                                 -------         ------          ------          ------
Net periodic benefits cost..................     $ 1,362          2,106             726             888
                                                 =======         ======          ======          ======

    The Company sponsors the NAVL, Inc. Employee Retirement Plan, a funded, noncontributory defined benefit pension plan (Qualified Plan) covering eligible employees in the United States. The Qualified Plan provides for eligible employees to receive retirement benefits based principally on years of service with the Company, compensation rates over that time, and estimated primary Social Security benefits. Contributions to the Qualified Plan are made on the basis of not less than minimum funding standards set forth in the Employee Retirement Income Security Act of 1974, as amended. Plan assets consist primarily of common stocks and government securities.

    The Company also has an Excess Benefit Plan which is an unfunded, nonqualified plan that provides retirement benefits not otherwise provided under the Qualified Plan because of the benefit limitations imposed by Section 415 and 401(a)(17) of the Internal Revenue Code. The Excess Benefit Plan ensures that an executive receives the total pension benefit to which he/she otherwise would be entitled, were it not for such limitations.

    In addition, the Overlap Benefit Plan, an unfunded, nonqualified retirement plan, provides retirement benefits forfeited by the highly compensated employees under the Qualified Plan because of the changes to the retirement plan formula which took effect April 18, 1989.

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(6) RETIREMENT, POSTRETIREMENT MEDICAL PLANS (CONTINUED)

    The Company has nonpension postretirement benefit plans that provide specific health care and death benefits to eligible retired employees. Under the present plans, which may be amended or terminated at the Company's option, a defined percentage of health care expenses is covered, after reductions for any deductibles, co-payments, Medicare payments and, in some cases, coverage provided by other group insurance policies. The cost of such health care coverage to a retiree may be determined in part by a retiree's years of vested service with the Company prior to retirement. Death benefits are based on a fixed amount at time of retirement.

    Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                                1997
                                               ---------------------------------------
                                               1-PERCENTAGE-POINT   1-PERCENTAGE-POINT
                                                    INCREASE             DECREASE
                                               ------------------   ------------------
Effect on total of service and interest cost
  components.................................        $  334               $ (272)
Effect on postretirement benefit
  obligation.................................         2,302               (1,928)

                                                                1996
                                               ---------------------------------------
                                               1-PERCENTAGE-POINT   1-PERCENTAGE-POINT
                                                    INCREASE             DECREASE
                                               ------------------   ------------------
Effect on total of service and interest cost
  components.................................        $  314               $ (261)
Effect on postretirement benefit
  obligation.................................         1,629               (1,418)

    The Company's German subsidiary, midiData, has an unfunded pension plan under which certain employees of the company will receive certain percentages of their monthly income when they retire. The accumulated benefit obligation was $1,595 and $1,808 at the end of 1997 and 1996, respectively, and the projected benefit obligation was $1,668 and $1,996, respectively. The net periodic pension cost for the plan was $193 and $228 in 1997 and 1996, respectively. The transition obligation of $316 is being amortized over the average remaining service life of 13 years.

    The Company's Canadian subsidiary, North American Van Lines Canada Ltd., has a defined benefit plan with the benefits generally based upon years of service and the highest five-year average salary during employment. At the end of 1997 and 1996, the actuarial present value of accrued pension benefits was $1,285 and $1,499, respectively, and the aggregate market value of pension plan assets was $1,686 and $1,621, respectively.

    The Company's United Kingdom subsidiary, North American Van Lines, Ltd., has a defined contribution plan for eligible employees. The plan is funded through contributions from employees, generally 3% of earnings, that are matched by the Company. The Company and employee contributions associated with the plan were $61 and $38 for 1997 and 1996, respectively.

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(6) RETIREMENT, POSTRETIREMENT MEDICAL PLANS (CONTINUED)

    The Company maintains an employee savings plan for eligible employees which qualifies under Sections 401(a) and 401(k) of the Internal Revenue Code. The Company has made no contributions to the plan since its inception.

(7) POSTEMPLOYMENT MEDICAL PLAN

    The Company provides certain postemployment benefits to inactive employees and their dependents during the period following employment but before retirement. Effective the beginning of 1994, the Company adopted FAS No. 112 which requires the accrual of the cost of postemployment benefits rather than expensing the costs when paid. These benefits are for continuation of health care coverage. At the end of 1997 and 1996, the accumulated postemployment benefit obligation was $2,088 and $2,256, respectively.

(8) INCENTIVE AND DEFERRED COMPENSATION

    The Company maintains a Management Incentive Plan and an Executives' Deferred Compensation Plan for certain executives and key management employees. The plans are administered by the Board of Directors, who do not participate in the plans. Interest expense is recognized based upon deferred compensation balances.

    The Company also maintains other incentive programs for eligible employees not included in the Management Incentive Plan. The programs are administered by the Vice-President of Human Resources, who does not participate.

    Incentive compensation is based upon achievement of certain predetermined corporate, departmental or individual performance goals. The expense associated with incentive plans and programs was $6,233 and $5,302 for 1997 and 1996, respectively. The interest expenses associated with the deferred compensation program was $403 and $339 for 1997 and 1996, respectively.

(9) COMMITMENTS AND CONTINGENCIES

    (a) LETTERS OF CREDIT AND DEBT GUARANTEES

    In connection with its insurance agreements, at December 27, 1997 and December 28, 1996, the Company had outstanding letters of credit of $13,869 and $14,741, respectively, of which $9,500 is unconditionally guaranteed by NS. None of these letters of credit have been utilized. At December 27, 1997 and December 28, 1996, the Company is contingently liable as guarantors with respect to $2,471 and $2,054, respectively.

    (b) LAWSUITS

    The Company and certain subsidiaries are defendants in numerous lawsuits relating principally to motor carrier operations. While the final outcome of these lawsuits cannot be predicted with certainty, it is the opinion of management, after consulting with its legal counsel, that the amount of NAVL's ultimate liability will not materially affect NAVL's consolidated financial position, results of operations, or liquidity.

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(9) COMMITMENTS AND CONTINGENCIES (CONTINUED)

    The Company had filed suit in the Circuit Court of Palm Beach County, Florida, to recover approximately $5,000 in costs and expenses incurred in defending and settling MICHAUD V. NAVL, INC., a personal injury/wrongful death case which arose out of an August 1989 motor vehicle accident. The Company recovered $4,750 in 1997 which was recorded as a reduction of casualty and other claims expense.

    In 1996, litigation brought in 1987 by a former agent was resolved in a manner favorable to the Company. As a result, reserves established for the contingent liability were reversed, reducing administration expenses by $3,650.

    (c) ENVIRONMENTAL MATTERS

    The Company has been named as a potentially responsible party (PRP) in four environmental cleanup proceedings by federal or state authorities and one additional environmental clean-up proceeding by a group of PRPs. The suits are brought under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or other federal or state statutes. Based on all known information, it is estimated that the settlement cost of each PRP site would not be materially or significantly larger than the reserves established, which totaled $72 and $73 on December 27, 1997 and December 28, 1996, respectively. It is possible that additional claims or lawsuits involving unknown environmental matters or now unidentified environmental sites may arise in the future.

    The Company owns or has owned, and leases or has leased facilities at which underground storage tanks for diesel fuel are located and operated. Management believes that the Company has taken the appropriate and necessary action with regard to releases of diesel fuel that have occurred. As conditions may exist on these properties related to environmental problems that are latent or undisclosed, there can be no assurance that the Company will not incur liabilities or costs, the amount and materiality of which cannot be estimated reliably at this time. However, based on its assessment of the facts and circumstances now known and after consulting with its legal counsel, management believes that it has recorded appropriate estimates of liability for those environmental matters of which the Company is aware. Further, management believes it is unlikely that any identified matters, either individually or in aggregate, will have a material adverse effect on the Company's financial position, results of operations, or liquidity.

(10) LEASE COMMITMENTS

    The Company has noncancelable lease commitments under operating leases for rental of office space, warehouse facilities, and office equipment. The Company's rental expense under these operating leases was $12,345 and $9,918 in 1997 and 1996, respectively. Future minimum lease commitments under noncancelable leases are as follows: 1998, $11,931; 1999, $9,559; 2000, $7,008;
2001, $5,282; 2002, $4,000; and thereafter, $7,084.

(11) PREFERRED STOCK (PER SHARE AMOUNTS IN WHOLE DOLLARS)

    There are 10,000 shares of $100 par value series A (nonvoting) preferred stock authorized, issued, and outstanding as of December 27, 1997 and December 28, 1996. Holders of preferred stock are entitled to

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(11) PREFERRED STOCK (PER SHARE AMOUNTS IN WHOLE DOLLARS) (CONTINUED)

receive cumulative dividends at the annual rate of $7 per share, payable in arrears, on a quarterly basis. If the required dividend payment for any quarter is not paid in full within five business days after the end of such quarter, the annual rate of dividends on the preferred stock increases to $9 per share for the period from the end of such quarter to the date when payment of all dividends is fully current. The fixed liquidation price for each share of preferred stock is its par value, plus an amount equal to all dividends, whether or not declared, that are accrued and unpaid to the date of payment of the liquidation price.

(12) FINANCIAL INSTRUMENTS

    The Company has used financial instruments, principally forward contracts, in its management of foreign currency exposures. At December 27, 1997 and December 28, 1996 the Company had no open positions on forward contracts.

(13) DISCONTINUED OPERATIONS

    In 1997 and 1996 liabilities attributable to discontinued operations of the corporation were reduced by $3,800 ($2,306 after tax) and $4,070 ($2,470 after tax), respectively. The reversals were primarily from reductions in accrued casualty and workers' compensation claims based on actuarial valuations.

(14) YEAR 2000

    In 1996, the Company developed a plan to deal with the Year 2000 problem and began converting its computer systems and applications to be Year 2000 compliant. The plan provides for the conversion efforts to be completed by the end of 1998. The year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. The total cost of the project is estimated to be $2,000 and is being funded through operating cash flows. The Company is expensing all costs associated with these systems changes as the costs are incurred. As of December 27, 1997, $1,116 had been expensed.

(15) OPERATING SEGMENTS

    The Company has presented information on two segments for disclosure purposes: Van Line Network and Logistics Services.

    The Van Line Network segment provides domestic and international residential relocation services through a network of exclusive agents. It is comprised of the Relocation Services Division, which provides packing, loading, transportation, delivery and warehousing services for any type of household move in the U.S. and Canada, and the International Division, which provides or coordinates these same services for customers on a global basis.

    The Logistics Services segment provides customized logistics solutions, specialized transportation services, warehousing, distribution, and delivery services to commercial customers. It is comprised of the Logistics Division, which provides these specialized services to principally electronics, medical equipment and other suppliers of sensitive goods requiring specialized handling in the U.S., the Blanket Wrap/Flatbed

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(15) OPERATING SEGMENTS (CONTINUED)

Division, which provides transportation of truckload freight requiring specialized handling in the U.S., and the Europe Division, which provides these same logistics services in Europe and the U.K.

    The table below represents information about revenues, income from operations and total assets by segment used by the chief decision makers of the Company as of and for the years ended December 27, 1997 and December 28, 1996:

                                    VAN LINE   LOGISTICS                  CONSOLIDATED
                                    NETWORK    SERVICES    CORPORATE(1)      TOTALS
                                    --------   ---------   ------------   ------------
DECEMBER 27, 1997
  Operating revenues..............  $518,628    422,873           --        $941,501
  Income from operations..........    15,350     15,813           --          31,163
  Total assets....................   109,357    102,431       90,547         302,335

DECEMBER 28, 1996
  Operating revenues..............  $528,495    401,753           --        $930,248
  Income from operations..........    13,705     14,362           --          28,067
  Total assets....................   107,879     97,322       82,057         287,258

------------------------

(1) Total assets by segment are specific assets such as revenue equipment and trade receivables. Assets included in the corporate category include non-allocated assets such as the corporate headquarters building, computer hardware and software, contracts receivable associated with equipment sales, deferred taxes, and goodwill.

    Specified items included in segment results for the years ended December 27, 1997 and December 28, 1996:

                                     VAN LINE   LOGISTICS                  CONSOLIDATED
                                     NETWORK    SERVICES    CORPORATE(2)      TOTALS
                                     --------   ---------   ------------   ------------
DECEMBER 27, 1997
  Depreciation and amortization....   $5,349      7,118            --         $12,467
  Non-operating income (expense)
    and minority interests.........       --        (89)           --             (89)
  Discontinued operations credit,
    net............................       --         --         2,306           2,306

DECEMBER 28, 1996
  Depreciation and amortization....   $5,568      7,167            --         $12,735
  Non-operating income (expense)
    and minority interests.........      160       (160)           --              --
  Discontinued operations credit,
    net............................       --         --         2,470           2,470

------------------------

(2) Depreciation expense for corporate property and equipment is allocated to the segments in order to determine segment income from operations.

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(15) OPERATING SEGMENTS (CONTINUED)

    Specified items included in segment assets as of December 27, 1997 and December 28, 1996:

                                        VAN LINE   LOGISTICS               CONSOLIDATED
                                        NETWORK    SERVICES    CORPORATE      TOTALS
                                        --------   ---------   ---------   ------------
DECEMBER 27, 1997
  Capital expenditures................   $2,432      5,504       2,652        $10,588

DECEMBER 28, 1996
  Capital expenditures................   $1,661      3,622       2,162        $ 7,445

    Revenue and long-lived asset information by geographic area as of and for the years ended December 27, 1997 and December 28, 1996:

                                              REVENUES          LONG-LIVED ASSETS
                                         -------------------   -------------------
                                           1997       1996       1997       1996
                                         --------   --------   --------   --------
United States..........................  $855,019   843,050    $ 96,764    77,557
Foreign................................    86,482    87,198       3,790     4,486
                                         --------   -------    --------    ------
Total..................................  $941,501   930,248    $100,554    82,043
                                         ========   =======    ========    ======

    Revenue designation is based on the country in which the sales originated.

(16) SUBSEQUENT EVENTS

    On January 12, 1998, NS announced a definitive agreement with Clayton, Dubilier & Rice, Inc. (CD&R) to sell North American Van Lines for $200 million. CD&R is a private investment company headquartered in New York. The sale, subject to customary closing conditions, is expected to be completed within the first half of 1998. The financial statements do not reflect any adjustments which may result due to the sale.

(17) SUPPLEMENTAL INFORMATION

    The accompanying supplementary information was prepared to segregate the financial statements between the parent, those entities that will guarantee debt pursuant to an agreement dated November 19, 1999 ("Guarantor entities"), and those entities that will not guarantee such debt ("Nonguarantor entities").

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(17) SUPPLEMENTAL INFORMATION (CONTINUED)

    Consolidated condensed statements of income data for the years ended December 27, 1997 and December 28, 1996 are as follows:

                                                      TWELVE MONTHS ENDED DECEMBER 27, 1997
                                         ----------------------------------------------------------------
                                                       (2)
                                           (1)        TOTAL         NON-                         NAVL
                                          PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         --------   ----------   ----------   ------------   ------------
Operating revenues.....................  $820,541     38,510       96,719       (14,269)       941,501
Total operating expenses...............   793,157     39,224       93,898       (15,941)       910,338
                                         --------     ------       ------       -------        -------
Income (loss) from operations..........    27,384       (714)       2,821         1,672         31,163
Other (income) expenses................    (3,751)        --         (253)        3,198           (806)
                                         --------     ------       ------       -------        -------
Income (loss) before minority interest
  and income taxes.....................    31,135       (714)       3,074        (1,526)        31,969
Minority interest in income of
  subsidiaries.........................        --         89           --            --             89
                                         --------     ------       ------       -------        -------
Income (loss) before income taxes......    31,135       (803)       3,074        (1,526)        31,880
Provision (benefit) for income taxes...    11,119       (396)       1,141            --         11,864
                                         --------     ------       ------       -------        -------
Income (loss) from continuing
  operations...........................    20,016       (407)       1,933        (1,526)        20,016
Discontinued operations--credit (less
  applicable income taxes of $1,494)...     2,306         --           --            --          2,306
                                         --------     ------       ------       -------        -------
Net income (loss)......................  $ 22,322       (407)       1,933        (1,526)        22,322
                                         ========     ======       ======       =======        =======

                                                      TWELVE MONTHS ENDED DECEMBER 28, 1996
                                         ----------------------------------------------------------------
                                                       (2)
                                           (1)        TOTAL         NON-                         NAVL
                                          PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         --------   ----------   ----------   ------------   ------------
Operating revenues.....................  $811,119     37,897       94,959       (13,727)       930,248
Total operating expenses...............   786,346     37,671       93,296       (15,132)       902,181
                                         --------     ------       ------       -------        -------
Income (loss) from operations..........    24,773        226        1,663         1,405         28,067
Other (income) expenses................      (526)        --         (567)        1,944            851
                                         --------     ------       ------       -------        -------
Income (loss) before income taxes......    25,299        226        2,230          (539)        27,216
Provision (benefit) for income taxes...    10,239         (1)       1,918            --         12,156
                                         --------     ------       ------       -------        -------
Income (loss) from continuing
  operations...........................    15,060        227          312          (539)        15,060
Discontinued operations--credit (less
  applicable income taxes of $1,600)...     2,470         --           --            --          2,470
                                         --------     ------       ------       -------        -------
Net income (loss)......................  $ 17,530        227          312          (539)        17,530
                                         ========     ======       ======       =======        =======

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(17) SUPPLEMENTAL INFORMATION (CONTINUED)

    Consolidated condensed statement of balance sheets data as of December 27, 1997 and December 28, 1996 is summarized as follows:

                                                                DECEMBER 27, 1997
                                         ----------------------------------------------------------------
                                                       (2)
                                           (1)        TOTAL         NON-                         NAVL
                                          PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         --------   ----------   ----------   ------------   ------------
Current assets.........................  $155,491     17,589       22,638        (2,841)       192,877
Non-current assets.....................   130,916        774       20,889       (43,121)       109,458
                                         --------     ------       ------       -------        -------
Total assets...........................  $286,407     18,363       43,527       (45,962)       302,335
                                         ========     ======       ======       =======        =======
Current liabilities....................   110,755      4,988       16,829        (1,695)       130,877
Non-current liabilities................    67,536      3,379       12,719       (20,292)        63,342
                                         --------     ------       ------       -------        -------
Total liabilities......................   178,291      8,367       29,548       (21,987)       194,219
Stockholders' equity...................   108,116      9,996       13,979       (23,975)       108,116
                                         --------     ------       ------       -------        -------
Total liabilities and equity...........  $286,407     18,363       43,527       (45,962)       302,335
                                         ========     ======       ======       =======        =======

                                                                DECEMBER 28, 1996
                                         ----------------------------------------------------------------
                                                       (2)
                                           (1)        TOTAL         NON-                         NAVL
                                          PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         --------   ----------   ----------   ------------   ------------
Current assets.........................  $160,387     15,554       23,427        (3,723)       195,645
Non-current assets.....................   112,743        419       12,077       (33,626)        91,613
                                         --------     ------       ------       -------        -------
Total assets...........................  $273,130     15,973       35,504       (37,349)       287,258
                                         ========     ======       ======       =======        =======
Current liabilities....................   120,927      4,528       16,888        (2,541)       139,802
Non-current liabilities................    66,087      1,637        4,223       (10,607)        61,340
                                         --------     ------       ------       -------        -------
Total liabilities......................   187,014      6,165       21,111       (13,148)       201,142
Stockholders' equity...................    86,116      9,808       14,393       (24,201)        86,116
                                         --------     ------       ------       -------        -------
Total liabilities and equity...........  $273,130     15,973       35,504       (37,349)       287,258
                                         ========     ======       ======       =======        =======

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(17) SUPPLEMENTAL INFORMATION (CONTINUED)

    Consolidated condensed statement of cash flows data for the years ended December 27, 1997 and December 28, 1996 is summarized as follows:

                                                          TWELVE MONTHS ENDED DECEMBER 27, 1997
                                                    -------------------------------------------------
                                                                  (2)
                                                      (1)        TOTAL         NON-          NAVL
                                                     PARENT    GUARANTORS   GUARANTORS   CONSOLIDATED
                                                    --------   ----------   ----------   ------------
Net cash provided by (used in) operating
  activities......................................  $ 28,371       (138)         695        28,928
Net cash provided by (used in) investing
  activities......................................   (20,703)        --          738       (19,965)
Net cash used in financing activities.............    (6,172)        --           --        (6,172)
Effect of exchange rate changes on cash...........        --         --         (168)         (168)
Minority interest.................................       238         --           --           238
Unrealized investment gains (net of deferred
  taxes)..........................................        --         --          (84)          (84)
                                                    --------     ------       ------       -------
Net cash flows from continuing operations.........     1,734       (138)       1,181         2,777
                                                    --------     ------       ------       -------
Net cash flows from the payment of liabilities
  attributable to discontinued operations.........    (1,696)        --           --        (1,696)
                                                    --------     ------       ------       -------
Net increase in cash and cash equivalents.........        38       (138)       1,181         1,081
Cash at beginning of period.......................       574         80        1,213         1,867
                                                    --------     ------       ------       -------
Cash at end of period.............................  $    612        (58)       2,394         2,948
                                                    ========     ======       ======       =======

                                                          TWELVE MONTHS ENDED DECEMBER 28, 1996
                                                    -------------------------------------------------
                                                                  (2)
                                                      (1)        TOTAL         NON-          NAVL
                                                     PARENT    GUARANTORS   GUARANTORS   CONSOLIDATED
                                                    --------   ----------   ----------   ------------
Net cash provided by (used in) operating
  activities......................................  $ 40,909        108       (1,343)       39,674
Net cash provided by (used in) investing
  activities......................................    (8,244)        --            5        (8,239)
Net cash used in financing activities.............   (30,969)        --           --       (30,969)
Effect of exchange rate changes on cash...........        --         --           35            35
Unrealized investment gains (net of deferred
  taxes)..........................................        --         --          165           165
                                                    --------     ------       ------       -------
Net cash flows from continuing operations.........     1,696        108       (1,138)          666
                                                    --------     ------       ------       -------
Net cash flows from the payment of liabilities
  attributable to discontinued operations.........    (1,107)        --           --        (1,107)
                                                    --------     ------       ------       -------
Net increase in cash and cash equivalents.........       589        108       (1,138)         (441)
Cash at beginning of period.......................       (15)       (28)       2,351         2,308
                                                    --------     ------       ------       -------
Cash at end of period.............................  $    574         80        1,213         1,867
                                                    ========     ======       ======       =======

------------------------

(1) Parent includes the accounts of North American Van Lines, Inc., a Delaware corporation and the issuer of the debt.

                         NORTH AMERICAN VAN LINES, INC.
               (ALL OF THE COMMON STOCK OF WHICH IS OWNED BY NS)

                    CONSOLIDATED BALANCE SHEETS (CONTINUED)

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)

(17) SUPPLEMENTAL INFORMATION (CONTINUED)

(2) Total Guarantors include the accounts of the following subsidiaries of North American Van Lines, Inc.: Fleet Insurance Management, Inc., an Indiana corporation; FrontRunner Worldwide, Inc., a Delaware corporation;
    NACAL, Inc., a California corporation; NAVTRANS International Freight Forwarding, Inc., an Indiana corporation; North American Distribution Systems, Inc., an Indiana corporation; North American Logistics, Ltd., an Indiana Corporation; North American Van Lines of Texas, Inc., a Texas corporation; Relocation Management Systems, Inc., a Delaware corporation; and Great Falls North American, Inc., a Montana corporation. Each Guarantor is a wholly owned subsidiary of North American Van Lines, Inc. and will jointly and severally, irrevocably and fully and unconditionally guarantee the punctual payment of such debt.

                           NFC MOVING SERVICES GROUP

                     REVIEW REPORT OF INDEPENDENT AUDITORS

To:  The Board of Directors
    NFC plc

We have reviewed the accompanying condensed combined balance sheets of NFC Moving Services Group as at June 30, 1998 and 1999, and the related condensed combined profit and loss accounts and condensed combined statements of total recognized gains and losses, cash flows and NFC Group Investment for each of the nine month periods ended June 30, 1998 and 1999. These financial statements are the responsibility of the management of NFC Moving Services Group.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed combined financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United Kingdom, which differ in certain respects from those generally accepted in the United States (see Note 4 of Notes to the Condensed Combined Financial Statements).

/s/ Ernst & Young

ERNST & YOUNG
London, England
September 20, 1999

                           NFC MOVING SERVICES GROUP

                       CONDENSED COMBINED BALANCE SHEETS

                                  (UNAUDITED)

                                                                         JUNE 30
                                                              ------------------------------
                                                                  1998             1999
                                                              -------------   --------------
                                                                       (L MILLION)
FIXED ASSETS
  Property, plant and equipment.............................           48.1             51.4
  Investments...............................................           25.4             30.2
  Goodwill..................................................             --              5.4
                                                              -------------   --------------
                                                                       73.5             87.0
                                                              -------------   --------------
CURRENT ASSETS
  Inventories...............................................            3.4              3.6
  Debtors: Amounts falling due within one year..............           91.4            109.6
  Debtors: Amounts falling due after more than one year.....            5.3              6.4
  Cash at bank and in hand..................................           19.4             25.9
                                                              -------------   --------------
                                                                      119.5            145.5
CURRENT LIABILITIES
  Creditors: Amounts falling due within one year............          (90.0)           (99.4)
  NFC Group balances........................................          (13.6)          (168.9)
                                                              -------------   --------------
NET CURRENT ASSETS/(LIABILITIES)............................           15.9           (122.8)
                                                              -------------   --------------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................           89.4            (35.8)
Provisions for liabilities and charges......................          (25.8)           (27.2)
                                                              -------------   --------------
NET ASSETS..................................................           63.6            (63.0)
                                                              =============   ==============
NFC GROUP INVESTMENT........................................           63.6            (63.0)
                                                              =============   ==============

------------------------

(i) Amounts owed by and to NFC Group businesses are not necessarily representative of amounts that would have been reported by NFC Moving Services Group on a stand-alone basis or that will be reported by NFC Moving Services Group in the future.

(ii) A summary of the significant adjustments to NFC Group investment which would be required if US generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is given in the Note to the Combined Financial Statements.

            See Notes to the Condensed Combined Financial Statements

                           NFC MOVING SERVICES GROUP

                  CONDENSED COMBINED PROFIT AND LOSS ACCOUNTS

                                  (UNAUDITED)

                                                              NINE MONTHS ENDED JUNE 30
                                                              -------------------------
                                                                 1998          1999
                                                              -----------   -----------
                                                                     (L MILLION)
NET SALES--(NOTE 2).........................................     486.3         496.8
                                                                 =====         =====
OPERATING PROFIT (I)--(NOTE 3)
  before exceptional items..................................      13.7          13.8
  Exceptional costs of reorganization.......................      (1.0)         (1.4)
                                                                 -----         -----
TOTAL OPERATING PROFIT......................................      12.7          12.4
Profit on disposals of properties...........................        --           0.4
                                                                 -----         -----
PROFIT BEFORE INTEREST......................................      12.7          12.8
Interest (net) (ii).........................................       0.6          (0.3)
                                                                 -----         -----
Profit before tax and exceptional items.....................      14.3          13.5
Exceptional items...........................................      (1.0)         (1.0)
                                                                 -----         -----
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............      13.3          12.5
Taxation (ii)...............................................      (2.4)         (2.9)
                                                                 -----         -----
PROFIT FOR THE PERIOD (I) (II)..............................      10.9           9.6
                                                                 =====         =====

------------------------

(i) A summary of the significant adjustments to profit for the financial year which would be required if US generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is given in Note 4 of Notes to the Condensed Combined Financial Statements.

(ii) Interest (net) and taxation are not necessarily representative of the income and charges that would have been earned or incurred by NFC Moving Services Group on a stand-alone basis or that will be earned or incurred by NFC Moving Services Group in the future.

            See Notes to the Condensed Combined Financial Statements

                           NFC MOVING SERVICES GROUP

       CONDENSED COMBINED STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES

                                  (UNAUDITED)

                                                                    NINE MONTHS
                                                                   ENDED JUNE 30
                                                              -----------------------
                                                                1998           1999
                                                              --------       --------
                                                                    (L MILLION)
PROFIT FOR THE PERIOD.......................................    10.9            9.6
Unrealized surplus on revaluation of properties.............     0.7            0.6
Exchange differences........................................    (1.9)           1.8
                                                                ----           ----
TOTAL GAINS AND LOSSES RELATING TO THE PERIOD (I)...........     9.7           12.0
                                                                ====           ====

------------------------

 (i) The significant differences between the combined statements of total recognized gains and losses presented above and the combined statements of comprehensive income required under US generally accepted accounting principles are described in Note 4 of Notes to the Condensed Combined Financial Statements.

            See Notes to the Condensed Combined Financial Statements

                           NFC MOVING SERVICES GROUP

                  CONDENSED COMBINED CASH FLOW STATEMENTS (I)

                                  (UNAUDITED)

                                                                    NINE MONTHS
                                                                       ENDED
                                                                      JUNE 30
                                                              -----------------------
                                                                1998           1999
                                                              --------       --------
                                                                    (L MILLION)
NET CASH INFLOW FROM OPERATING ACTIVITIES...................    23.8           17.0

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE

Interest received (net).....................................     2.9            2.3
NFC Group interest (net)....................................    (2.3)          (2.4)
                                                               -----          -----
NET CASH INFLOW/(OUTFLOW) FROM RETURNS ON INVESTMENTS AND
  SERVICING OF FINANCE (II).................................     0.6           (0.1)
TAX PAID (II)...............................................    (3.5)          (2.9)

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT

Purchases of property, plant and equipment..................   (11.5)          (9.1)
Purchases of investments (net)..............................    (3.3)          (2.1)
Disposals of property, plant and equipment..................     3.6            2.6
                                                               -----          -----
NET CASH OUTFLOW FROM CASH EXPENDITURE AND FINANCIAL
  INVESTMENT................................................   (11.2)          (8.6)
                                                               -----          -----
FREE CASH FLOW..............................................     9.7            5.4

ACQUISITIONS AND DISPOSALS

Purchases of subsidiary undertakings........................    (0.2)          (9.9)
                                                               -----          -----
NET CASH INFLOW/(OUTFLOW) BEFORE FINANCING..................     9.5           (4.5)
NET CASH INFLOW/(OUTFLOW) FROM FINANCING (II)...............   (10.0)           4.7
                                                               -----          -----
INCREASE/(DECREASE) IN CASH.................................    (0.5)           0.2
                                                               =====          =====

RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOW

OPERATING PROFIT............................................    12.7           12.4
Depreciation................................................     6.9            7.4
Profit on disposals of tangible fixed assets................    (0.2)          (0.2)
Movements in provisions.....................................     1.8           (0.9)
Movements in working capital................................     2.6           (1.7)
                                                               -----          -----
NET CASH INFLOW FROM OPERATING ACTIVITIES...................    23.8           17.0
                                                               =====          =====

------------------------

(i) The significant differences between the combined cash flow statements presented above and those required under US generally accepted accounting principles are described in Note 4 of Notes to the Condensed Combined Financial Statements.

(ii) Net interest received/(paid), tax paid and financing cash flows are not necessarily representative of the amounts that would have been earned or incurred in NFC Moving Services Group on a stand-alone basis or that will be earned or incurred by NFC Moving Services Group in the future.

            See Notes to the Condensed Combined Financial Statements

                           NFC MOVING SERVICES GROUP

        CONDENSED COMBINED STATEMENTS OF CHANGES IN NFC GROUP INVESTMENT

                                  (UNAUDITED)

                                                              NINE MONTHS ENDED JUNE 30
                                                              -------------------------
                                                                 1998          1999
                                                              -----------   -----------
                                                                     (L MILLION)
Profit for the period.......................................     10.9            9.6
NFC Group funding/(divestment) (net)........................     21.6         (124.2)
Unrealized surplus on revaluation of properties.............      0.7            0.6
Exchange differences........................................     (1.9)           1.8
                                                                 ----         ------
Movement in the period......................................     31.3         (112.2)
Opening balance.............................................     32.3           49.2
                                                                 ----         ------
Closing balance.............................................     63.6          (63.0)
                                                                 ====         ======

            See Notes to the Condensed Combined Financial Statements

                           NFC MOVING SERVICES GROUP

              NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

NOTE 1--BASIS OF PREPARATION

    These condensed combined financial statements, which are unaudited, have been prepared on the same basis as and in accordance with the accounting policies described in the audited combined financial statements of NFC Moving Services Group for the three years ended September 30, 1998, except that from October 1, 1998, goodwill is capitalized and amortized over its useful life in accordance with Financial Reporting Standard 10, Goodwill and Intangible Assets. In the opinion of the management of NFC Moving Services Group, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine months ended June 30, 1999, are not necessarily indicative of the results that may be expected for the year ending September 30, 1999.

NOTE 2--NET SALES

                                                                NINE MONTHS ENDED
                                                                     JUNE 30
                                                             -----------------------
                                                               1998           1999
                                                             --------       --------
                                                                   (L MILLION)
United Kingdom and Ireland.................................    87.4           88.9
Continental Europe.........................................    13.6           14.5
Americas...................................................   348.0          353.9
Asia Pacific...............................................    37.3           39.5
                                                              -----          -----
                                                              486.3          496.8
                                                              =====          =====

    The analysis of net sales is by management structure. The analysis by destination would not be materially different. Net sales between geographical segments are not material.

NOTE 3--OPERATING PROFIT

                                                                NINE MONTHS ENDED
                                                                     JUNE 30
                                                             -----------------------
                                                               1998           1999
                                                             --------       --------
                                                                   (L MILLION)
United Kingdom and Ireland.................................     8.7            7.7
Continental Europe.........................................     0.1            0.4
Americas...................................................     3.4            3.6
Asia Pacific...............................................     1.5            2.1
                                                              -----          -----
                                                               13.7           13.8

Exceptional items
United Kingdom and Ireland.................................    (0.7)          (0.4)
  Continental Europe.......................................    (0.3)          (1.0)
                                                              -----          -----
                                                               12.7           12.4
                                                              =====          =====

                           NFC MOVING SERVICES GROUP

                                  (UNAUDITED)

NOTE 4-- DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The effect of the significant adjustments to profit for the period, comprehensive income and NFC Group Investment which would be required if US GAAP had been applied instead of UK GAAP is summarized below.

                                                              NINE MONTHS ENDED JUNE 30
                                                              -------------------------
                                                                 1998          1999
                                                              -----------   -----------
                                                                     (L MILLION)
PROFIT FOR THE PERIOD
Profit for the period as reported...........................     10.9           9.6
US GAAP adjustments:
Operating charges
  Staff costs -- wages and salaries.........................      0.3            --
           -- pensions......................................      1.1           1.2
  Depreciation and amortization--goodwill...................     (0.7)         (0.7)
                            --revaluation of land and
                               buildings....................      0.1           0.1
Profit on disposal of land and buildings....................      2.4            --
Taxation--standalone adjustment.............................     (0.3)         (0.2)
Deferred taxation...........................................     (0.6)         (0.7)
                                                                 ----          ----
                                                                  2.3          (0.3)
                                                                 ----          ----
Profit for the as adjusted to accord with US GAAP...........     13.2           9.3
                                                                 ====          ====

COMPREHENSIVE INCOME
Total recognized gains and losses as reported...............      9.7          12.0
US GAAP adjustments:
Adjustments to profit for the period as shown above.........      2.3          (0.3)
Unrealized surplus on revaluation of properties.............     (0.7)         (0.6)
Unrealized holding gains/(losses) on investments............     (0.5)          1.1
Deferred taxation on unrealized holding gains/(losses) on
  investments...............................................      0.2          (0.4)
                                                                 ----          ----
Comprehensive income in accordance with US GAAP.............     11.0          11.8
                                                                 ====          ====

                           NFC MOVING SERVICES GROUP

                                  (UNAUDITED)

NOTE 4-- DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

                                                                                 JUNE 30,
NFC GROUP INVESTMENT                                  ---------------------------------------------------------------
                                                                   1998                             1999
                                                      ------------------------------   ------------------------------
                                                                                (L MILLION)
NFC Group Investment as reported....................                          63.6                            (63.0)
US GAAP adjustments:
Intangible assets--goodwill--cost...................    34.1                             34.1
                       --amortization...............    (9.2)      24.9                 (10.1)      24.0
                                                        ----                            -----
Unrealized holding gains on investments.............                0.9                              1.4
Property, plant and equipment (revaluation)
      -- cost or valuation..........................    (4.9)                            (5.1)
      -- depreciation...............................    (1.6)      (6.5)                 (1.8)      (6.9)
                                                        ----                            -----
Accruals and deferred income........................               (2.6)                            (2.5)
Taxation--standalone adjustment.....................               (0.4)                            (0.7)
Deferred taxation...................................                5.5                              4.6
                                                                  -----                            -----
                                                                              21.8                             19.9
                                                                             -----                            -----
NFC Group Investment as adjusted to accord with
  US GAAP...........................................                          85.4                            (43.1)
                                                                             =====                            =====

The categories of cash flow activity under US GAAP are summarized below:

                                                                    NINE MONTHS
                                                                   ENDED JUNE 30
                                                              -----------------------
                                                                1998           1999
                                                              --------       --------
                                                                    (L MILLION)
Cash inflows from operating activities......................    20.9           14.0
Cash outflows on investing activities.......................   (11.4)         (18.5)
Cash inflows/(outflows) from financing activities...........    (3.0)          11.1
Effect of exchange rate changes on cash.....................    (1.0)           1.3
                                                               -----          -----
Increase in cash and cash equivalents.......................     5.5            7.9
Cash and cash equivalents at beginning of period............    13.9           18.0
                                                               -----          -----
Cash and cash equivalents at beginning of period............    19.4           25.9
                                                               =====          =====

                           NFC MOVING SERVICES GROUP
                         REPORT OF INDEPENDENT AUDITORS

To:  The Board of Directors
    NFC plc

We have audited the combined balance sheets of NFC Moving Services Group as at September 30, 1997 and 1998, and the related combined profit and loss accounts, and combined statements of total recognized gains and losses, cash flows and NFC Group Investment for each of the three years in the period ended September 30, 1998. These financial statements are the responsibility of the management of NFC Moving Services Group. Our responsibility is to form an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of NFC Moving Services Group at September 30, 1997 and 1998, and the combined results of its operations and its combined cash flows for each of the three years in the period ended September 30, 1998 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 22 of Notes to the Combined Financial Statements).

[LOGO]

ERNST & YOUNG
London, England
September 13, 1999

                           NFC MOVING SERVICES GROUP

                            COMBINED BALANCE SHEETS

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
                                                                  (L MILLION)
FIXED ASSETS
  Property, plant and equipment--(Note 10)..................     45.4       48.8
  Investments--(Note 11)....................................     22.9       26.0
                                                               ------     ------
                                                                 68.3       74.8
                                                               ------     ------
CURRENT ASSETS
  Inventories...............................................      3.7        3.3
  Debtors: Amounts falling due within one year (i)--(Note
  12).......................................................    175.8      181.6
  Debtors: Amounts falling due after more than one
  year--(Note 13)...........................................      4.6        4.2
  Cash at bank and in hand..................................     13.9       18.0
                                                               ------     ------
                                                                198.0      207.1
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR (i)--(NOTE
  14).......................................................   (209.3)    (206.5)
                                                               ------     ------
NET CURRENT ASSETS/(LIABILITIES)............................    (11.3)       0.6
                                                               ------     ------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................     57.0       75.4
Provisions for liabilities and charges--(Note 15)...........    (24.7)     (26.2)
                                                               ------     ------
NET ASSETS--(NOTE 17).......................................     32.3       49.2
                                                               ======     ======

NFC GROUP INVESTMENT (ii)...................................     32.3       49.2
                                                               ======     ======

------------------------

(i) Amounts owed by and to NFC Group businesses are not necessarily representative of amounts that would have been reported by NFC Moving Services Group on a stand-alone basis or that will be reported by NFC Moving Services Group in the future.

(ii) A summary of the significant adjustments to NFC Group Investment which would be required if US generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is given in Note 22 of Notes to the Combined Financial Statements.

                           NFC MOVING SERVICES GROUP

                       COMBINED PROFIT AND LOSS ACCOUNTS

                                                                 YEARS ENDED SEPTEMBER 30
                                                              ------------------------------
                                                                1996       1997       1998
                                                              --------   --------   --------
                                                                       (L MILLION)
NET SALES--(Note 4).........................................   658.1      680.7      698.3
                                                               =====      =====      =====
OPERATING PROFIT (i)--(Note 7)
  Before exceptional items..................................    18.7       21.3       26.1
  Exceptional costs of reorganization.......................    (3.0)      (2.3)      (1.6)
                                                               -----      -----      -----
TOTAL OPERATING PROFIT......................................    15.7       19.0       24.5
Profit/(loss) on disposals of properties....................    (1.0)       2.3        0.2
Loss on disposal of operations..............................      --         --       (0.3)
                                                               -----      -----      -----
PROFIT BEFORE INTEREST......................................    14.7       21.3       24.4
Interest (net) (ii)--(Note 8)...............................    (0.7)      (2.2)       0.2
                                                               -----      -----      -----
Profit before tax and exceptional items.....................    18.0       19.1       26.3
Exceptional items...........................................    (4.0)        --       (1.7)
                                                               -----      -----      -----
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............    14.0       19.1       24.6
Taxation (ii)--(Note 9).....................................    (5.0)      (7.2)      (4.6)
                                                               -----      -----      -----
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION................     9.0       11.9       20.0
Equity minority interests...................................    (0.1)      (0.1)        --
                                                               -----      -----      -----
PROFIT FOR THE FINANCIAL YEAR (I) (II)......................     8.9       11.8       20.0
                                                               =====      =====      =====

------------------------

(i) A summary of the significant adjustments to profit for the financial year which would be required if US generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is given in Note 22 of Notes to the Combined Financial Statements.

(ii) Interest (net) and taxation are not necessarily representative of the income and charges that would have been earned or incurred by NFC Moving Services Group on a stand-alone basis or that will be earned or incurred by NFC Moving Services Group in the future.

                           NFC MOVING SERVICES GROUP

            COMBINED STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES

                                                                 YEARS ENDED SEPTEMBER 30
                                                              ------------------------------
                                                                1996       1997       1998
                                                              --------   --------   --------
                                                                       (L MILLION)
PROFIT FOR THE FINANCIAL YEAR...............................     8.9       11.8       20.0
Exchange differences........................................     0.3       (0.6)      (2.0)
Unrealized surplus/(deficit) on revaluation of properties...    (0.7)       0.4        0.7
                                                                ----       ----       ----
TOTAL GAINS AND LOSSES RELATING TO THE YEAR (i).............     8.5       11.6       18.7
                                                                ====       ====       ====

------------------------

(i) The significant differences between the combined statements of total recognized gains and losses presented above and the combined statements of comprehensive income required under US generally accepted accounting principles are described in Note 22 of Notes to the Combined Financial Statements.

COMBINED STATEMENTS OF HISTORICAL COST PROFITS AND LOSSES

                                                                 YEARS ENDED SEPTEMBER 30
                                                              ------------------------------
                                                                1996       1997       1998
                                                              --------   --------   --------
                                                                       (L MILLION)
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............    14.0       19.1       24.6
Revaluation surpluses realized on disposals of properties...     7.1        0.2         --
Difference between depreciation based on historical costs
  and on revalued amounts...................................     0.2        0.2        0.2
                                                                ----       ----       ----
HISTORICAL COST PROFIT ON ORDINARY ACTIVITIES BEFORE
  TAXATION..................................................    21.3       19.5       24.8
                                                                ====       ====       ====
Historical cost profit for the financial year...............    16.2       12.2       20.2
                                                                ====       ====       ====

                           NFC MOVING SERVICES GROUP

                        COMBINED CASH FLOW STATEMENT (I)

                                                                    YEARS ENDED SEPTEMBER 30
                                                              ------------------------------------
                                                                1996          1997          1998
                                                              --------      --------      --------
                                                                          (L MILLION)
NET CASH INFLOW FROM OPERATING ACTIVITIES...................    17.5          33.6          36.3

RETURNS ON INVESTMENTS END SERVICING OF FINANCE
Interest received...........................................     2.2           2.4           3.7
Interest paid...............................................    (0.2)         (0.2)         (0.3)
NFC Group interest (net)....................................    (3.0)         (4.6)         (3.0)
                                                               -----         -----         -----
NET CASH INFLOW/OUTFLOW FROM RETURNS ON INVESTMENTS AND
  SERVICING OF FINANCE (ii).................................    (1.0)         (2.4)          0.4

TAXATION
UK corporation tax paid.....................................    (0.1)           --          (1.9)
Overseas tax paid...........................................    (6.9)         (1.9)         (5.2)
NFC Group tax (net).........................................    (1.0)         (3.1)         (2.8)
                                                               -----         -----         -----
TAX PAID (ii)...............................................    (8.0)         (5.0)         (9.9)
                                                               -----         -----         -----

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchases of property, plant and equipment..................    (9.9)        (12.2)        (15.0)
Purchases of investments (net)..............................    (2.4)         (3.0)         (4.3)
Disposals of property, plant and equipment..................   (10.5)          1.2           3.6
                                                               -----         -----         -----
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENT................................................    (1.8)        (14.0)        (15.7)
                                                               -----         -----         -----

FREE CASH FLOW..............................................     6.7          12.2          11.1

ACQUISITIONS AND DISPOSALS
Purchases of subsidiary undertakings--(Note 20).............    (0.7)         (1.3)         (0.3)
                                                               -----         -----         -----

NET CASH INFLOW BEFORE FINANCING............................     6.0          10.9          10.8

NET CASH OUTFLOW FROM FINANCING (ii)--(NOTE 20).............    (6.5)         (7.8)         (7.3)
                                                               -----         -----         -----
(DECREASE)/INCREASE IN CASH--(NOTE 20)......................    (0.5)         (3.1)          3.5
                                                               =====         =====         =====

RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOW
OPERATING PROFIT............................................    15.7          19.0          24.5
Depreciation................................................     8.3           8.4           9.0
Profit on disposals of tangible fixed assets................      --          (0.1)         (0.1)
Movements in provisions--(Note 20)..........................     0.2           3.2           4.3
Movements in working capital--(Note 20).....................    (6.7)          3.1          (1.4)
                                                               -----         -----         -----
NET CASH INFLOW FROM OPERATING ACTIVITIES...................    17.5          33.6          36.3
                                                               =====         =====         =====

------------------------

(i) The significant differences between the combined cash flow statements presented above and those required under US generally accepted accounting principles are described in Note 22 of Notes to the Combined Financial Statements.

(ii) Net interest received/(paid), tax paid and financing cash flows are not necessarily representative of the amounts that would have occurred in NFC Moving Services Group on a stand-alone basis or that will occur in NFC Moving Services Group in the future.

                           NFC MOVING SERVICES GROUP

             COMBINED STATEMENTS OF CHANGES IN NFC GROUP INVESTMENT

                                                                        YEARS ENDED SEPTEMBER 30
                                                              ---------------------------------------------
                                                                  1996            1997            1998
                                                              -------------   -------------   -------------
                                                                               (L MILLION)
Profit for the financial year...............................           8.9            11.8             20.0
NFC Group funding/(divestment) (net)........................          (7.8)            2.1             (1.8)
Unrealized surplus/(deficit) on revaluation of properties...          (0.7)            0.4              0.7
Goodwill on acquisitions....................................          (1.1)           (0.5)              --
Exchange differences........................................           0.3            (0.6)            (2.0)
                                                              -------------   -------------   -------------
Movement in year............................................          (0.4)           13.2             16.9
Opening balance.............................................          19.5            19.1             32.3
                                                              -------------   -------------   -------------
Closing balance (i).........................................          19.1            32.3             49.2
                                                              =============   =============   =============

------------------------

(i) At September 30, 1998, the cumulative goodwill written off, excluding that relating to undertakings disposed of, was L63.4 million
    (1997--L63.4 million).

                           NFC MOVING SERVICES GROUP

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PREPARATION

    Under a draft proposed agreement, NA Holding Corporation will acquire all of the moving services businesses and assets (NFC Moving Services Group) of NFC plc.

    These combined financial statements have been prepared to show the performance of NFC Moving Services Group for the three years ended
September 30, 1998 as if it had been in existence from October 1, 1995. They are based on the audited financial information of the NFC Group as if the businesses which comprise NFC Moving Services Group had been part of NFC Moving Services Group for all of this three year period.

    The funding of NFC Moving Services Group's operations included share capital, loans from NFC plc group companies (both interest free and interest bearing) and/or external borrowings. These combined financial statements include interest income and expense actually earned by or charged to NFC Moving Services Group in respect of external deposits or borrowings or deposits with or borrowings from members of the NFC Group not included in NFC Moving Services Group. These amounts are not necessarily representative of the amounts that would have been earned or incurred by NFC Moving Services Group on a stand-alone basis or that will arise in NFC Moving Services Group in the future.

    The businesses within NFC Moving Services Group have been included in the tax arrangements of the NFC Group. These combined financial statements include tax charges and cash flows actually borne by the businesses within NFC Moving Services Group. These charges and cash flows are not necessarily representative of the charges or cash flows that would have arisen in NFC Moving Services Group on a stand-alone basis or that will arise in NFC Moving Services Group in the future.

    These combined financial statements include an allocation of NFC Group's central overhead costs based on the level of operating profit. Management believes that this is a reasonable basis for allocation. These amounts are not necessarily representative of the amounts that would have arisen in NFC Moving Services Group on a stand-alone basis or that will arise in NFC Moving Services Group in the future.

NOTE 2--ACCOUNTING POLICIES

(A) ACCOUNTING CONVENTION

    The combined financial statements are prepared under the historical cost convention as modified by the revaluation of certain land and buildings and are in accordance with all applicable UK accounting standards, including Financial Reporting Standard 12, Provisions, Contingent Liabilities and Contingent Assets. Operational freehold and long leasehold land and buildings are revalued to existing use value over a five year rolling period.

(B) FOREIGN CURRENCIES

    Assets, liabilities, revenues and costs denominated in foreign currencies are recorded at the rates of exchange ruling at the date of the transactions; monetary assets and liabilities at balance sheet dates are translated at year end rates of exchange. All exchange differences thus arising are reported as part of the result for the relevant year.

    On combination, the results of businesses accounting in foreign currencies are translated at average rates of exchange ruling during the relevant year. The assets and liabilities of such businesses are translated at rates ruling at balance sheet dates. Differences arising on net investment in overseas businesses are taken to NFC Group Investment.

                           NFC MOVING SERVICES GROUP

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

(C) FIXED ASSETS AND DEPRECIATION

    Depreciation of property, plant and equipment (excluding freehold land, which is not depreciated) is calculated on straight line basis at rates estimated to write off the whole of the revalued amount or cost of each asset over its estimated useful life. Assets which are not expected to be held for the whole of their useful life are written down to estimated residual values at the expected times of disposal. The categories of property, plant and equipment are as follows.

Freehold buildings               The maximum useful life is estimated at 50 years.

Leasehold land and buildings     Costs are written off over the terms of the leases or, in
                                 respect of buildings, the estimated remaining life if
                                 shorter.

Revenue earning vehicles, plant  Estimated lives are mainly five to ten years with a few
  and equipment                  exceptions for specialized equipment, for which the maximum estimated life is 15 years.

    Disposals of land and buildings are taken into account when sale agreements have been entered into prior to the balance sheet date, provided that the disposal has been completed before the UK statutory accounts are approved.

(D) LEASED ASSETS

    Assets held under leasing arrangements which transfer substantially all the risks and rewards of ownership to the businesses are capitalized. The capital element of the related rental obligations is included in accounts payable. The interest element of the rental obligations is charged to the profit and loss account so as to produce a constant periodic rate of charge on the remaining balance of the obligation. Hire purchase arrangements, which are not separately distinguished, are dealt with similarly. Rentals for other leased assets acquired under the terms of operating leases are charged directly to the profit and loss account on the straight line basis over the terms of the leases.

(E) NET SALES

    Net sales comprise the value of charges, exclusive of value added tax and equivalent taxes, made to outside parties for services rendered.

(F) GOODWILL

    Goodwill arising on acquisitions is set off against NFC Group Investment. On the disposal of a business, any goodwill relating thereto that can be identified and has not previously been charged to profit and loss account is included in the profit or loss on disposal.

(G) DEFERRED TAXATION

    Deferred taxation is provided at expected future rates of tax on all timing differences to the extent that it is probable that a liability or asset will crystallize.

                           NFC MOVING SERVICES GROUP

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

(H) PENSIONS

    The UK businesses included in these financial statements contribute to the NFC Retirement Plan for the funding of retirement benefits for each scheme member during his or her working life in order to pay benefits to them after retirement and to their dependents after their death. The regular cost of providing these benefits is assessed by external professional actuaries and is charged to the combined profit and loss account. Overseas businesses make provisions for pensions in accordance with local law and practice. There are no other post-retirement benefits.

(I) SURPLUS PROPERTIES

    When properties become surplus to requirements, a provision for holding costs through to estimated disposal dates is charged to the combined profit and loss account.

NOTE 3--EXCHANGE RATES

    The significant exchange rates relative to L sterling used in the preparation of these financial statements are as follows. Average rates are weighted according to monthly net sales.

                                                YEARS ENDED SEPTEMBER 30
                             ---------------------------------------------------------------
                                    1996                  1997                  1998
                             -------------------   -------------------   -------------------
                             AVERAGE    YEAR END   AVERAGE    YEAR END   AVERAGE    YEAR END
                               RATE       RATE       RATE       RATE       RATE       RATE
                             --------   --------   --------   --------   --------   --------
Australian dollar..........    2.01       1.98       2.12       2.23       2.57       2.87
United States dollar.......    1.54       1.56       1.63       1.62       1.65       1.70
                               ====       ====       ====       ====       ====       ====

NOTE 4--NET SALES

                                                                  YEARS ENDED
                                                                  SEPTEMBER 30
                                                         ------------------------------
                                                           1996       1997       1998
                                                         --------   --------   --------
                                                                  (L MILLION)
United Kingdom and Ireland.............................   106.8      117.6      120.1
Continental Europe.....................................    24.2       21.0       20.7
Americas...............................................   475.6      488.9      507.3
Asia Pacific...........................................    51.5       53.2       50.2
                                                          -----      -----      -----
                                                          658.1      680.7      698.3
                                                          =====      =====      =====

    The analysis of net sales is by management structure. The analysis by destination would not be materially different. Net sales between geographical segments are not material.

                           NFC MOVING SERVICES GROUP

NOTE 5--OPERATING CHARGES

                                                                  YEARS ENDED
                                                                  SEPTEMBER 30
                                                         ------------------------------
                                                           1996       1997       1998
                                                         --------   --------   --------
                                                                  (L MILLION)
Raw materials, consumables and other purchases.........    13.0       11.7       12.7
Staff costs
  wages and salaries...................................    76.4       80.2       82.1
  social security costs................................     7.6        7.7        7.0
  other pension costs--(Note 14).......................     3.0        3.3        2.5
Depreciation...........................................     8.3        8.4        9.0
Operating lease rentals (including short term hire)
  vehicles, plant and equipment........................     6.2        6.4        5.1
  land and buildings...................................    11.9       11.1       10.8
Redundancy.............................................     0.2        0.2         --
Auditors' remuneration.................................     0.3        0.3        0.3
Exceptional costs of reorganization....................     3.0        2.3        1.6
Sub-contractors' and agents' charges...................   437.4      447.2      447.9
Other operating charges................................    75.1       82.9       94.8
                                                          -----      -----      -----
                                                          642.4      661.7      673.8
                                                          =====      =====      =====

    The remuneration of the auditors for non-audit work amounted to L0.1 million (1997--Lnil, 1996 Lnil) in respect of UK businesses and Lnil (1997--L0.1 million, 1996--L0.1 million) in respect of overseas businesses.

NOTE 6--EMPLOYEES

    The average number of persons employed during each year was as follows:

                                                                  YEARS ENDED
                                                                  SEPTEMBER 30
                                                         ------------------------------
                                                           1996       1997       1998
                                                         --------   --------   --------
United Kingdom and Ireland.............................   1,745      1,783      1,763
Continental Europe.....................................     336        320        336
Americas...............................................     829        871        906
Asia Pacific...........................................     677        742        802
                                                          -----      -----      -----
                                                          3,587      3,716      3,807
                                                          =====      =====      =====

                           NFC MOVING SERVICES GROUP

NOTE 6--EMPLOYEES (CONTINUED)

    The number of persons employed at the end of each year was as follows:

                                                                  YEARS ENDED
                                                                  SEPTEMBER 30
                                                         ------------------------------
                                                           1996       1997       1998
                                                         --------   --------   --------
United Kingdom and Ireland.............................   1,745      1,770      1,651
Continental Europe.....................................     335        330        339
Americas...............................................     848        876        890
Asia Pacific...........................................     702        762        813
                                                          -----      -----      -----
                                                          3,630      3,738      3,693
                                                          =====      =====      =====

NOTE 7--OPERATING PROFIT

                                                                  YEARS ENDED
                                                                  SEPTEMBER 30
                                                         ------------------------------
                                                           1996       1997       1998
                                                         --------   --------   --------
                                                                  (L MILLION)
United Kingdom and Ireland.............................     8.7       11.4       13.2
Continental Europe.....................................    (0.2)       0.5        1.6
Americas...............................................     7.8        7.7        9.1
Asia Pacific...........................................     2.4        1.7        2.2
                                                          -----      -----      -----
                                                           18.7       21.3       26.1
                                                          =====      =====      =====

Exceptional items
  United Kingdom and Ireland...........................    (1.4)      (0.7)      (1.2)
  Continental Europe...................................    (0.7)      (0.6)      (0.4)
  Americas.............................................    (0.9)      (1.0)        --
                                                          -----      -----      -----
                                                           15.7       19.0       24.5
                                                          =====      =====      =====

                           NFC MOVING SERVICES GROUP

NOTE 8--INTEREST (NET) (i)

                                                                  YEARS ENDED
                                                                  SEPTEMBER 30
                                                         ------------------------------
                                                           1996       1997       1998
                                                         --------   --------   --------
                                                                  (L MILLION)
Interest on bank loans and overdrafts..................    (0.2)      (0.2)      (0.3)
NFC Group interest payable.............................    (5.1)      (6.7)      (7.5)
                                                          -----      -----      -----
                                                           (5.3)      (6.9)      (7.8)
Interest income........................................     2.4        2.5        3.5
NFC Group interest receivable..........................     2.2        2.2        4.5
                                                          -----      -----      -----
                                                           (0.7)      (2.2)       0.2
                                                          =====      =====      =====

------------------------

(i) As explained in Note 1, interest (net) is not necessarily representative of the income and charges that would have been reported by NFC Moving Services Group on a stand-alone basis or that will be reported by NFC Moving Services Group in the future.

NOTE 9--TAXATION (i)

    The analysis of the taxation charge is as follows:

                                                                  YEARS ENDED
                                                                  SEPTEMBER 30
                                                         ------------------------------
                                                           1996       1997       1998
                                                         --------   --------   --------
                                                                  (L MILLION)
UK corporation tax at 31% (1997--32%, 1996--33%).......     3.3        4.8        3.7
Double taxation relief.................................    (0.1)      (0.1)      (0.1)
Deferred corporation tax...............................     0.1        0.1        0.1
Overseas taxes--current................................     2.8        2.8        4.1
            --deferred.................................     2.0       (1.0)      (1.7)
Adjustments relating to prior years--United Kingdom....      --         --       (0.1)
                              --overseas...............    (3.1)       0.6       (1.4)
                                                          -----      -----      -----
                                                            5.0        7.2        4.6
                                                          =====      =====      =====
On ordinary activities before exceptional items........     4.0        6.6        5.0
On exceptional items...................................     1.0        0.6       (0.4)
                                                          -----      -----      -----
                                                            5.0        7.2        4.6
                                                          =====      =====      =====

------------------------

(i) As explained in Note 1, taxation is not necessarily representative of the charges that would have been reported by NFC Moving Services Group on a stand-alone basis or that will be reported by NFC Moving Services Group in the future.

                           NFC MOVING SERVICES GROUP

NOTE 10--PROPERTY, PLANT AND EQUIPMENT

                                                                     LAND AND BUILDINGS
                                                              --------------------------------   REVENUE      PLANT
                                                                           LONG        SHORT     EARNING       AND
                                                              FREEHOLD   LEASEHOLD   LEASEHOLD   VEHICLES   EQUIPMENT     TOTAL
                                                              --------   ---------   ---------   --------   ----------   --------
                                                                                          (L MILLION)
COST OR VALUATION
OCTOBER 1, 1995.............................................    27.1        1.3         1.2        22.6        32.1        84.3
Exchange differences........................................      --         --          --         0.2         0.4         0.6
Additions
  by purchase of businesses.................................      --         --          --         0.2          --         0.2
  other.....................................................     0.2         --          --         4.6         5.1         9.9
Disposals...................................................    (9.8)        --          --        (1.9)       (1.9)      (13.6)
Arising on revaluations.....................................    (1.1)        --          --          --          --        (1.1)
                                                                ----       ----        ----        ----        ----       -----
SEPTEMBER 30, 1996..........................................    16.4        1.3         1.2        25.7        35.7        80.3
Exchange differences........................................    (0.7)        --        (0.1)       (1.0)       (1.8)       (3.6)
Additions...................................................      --         --         0.2         6.6         5.4        12.2
Disposals...................................................      --       (0.3)         --        (1.3)       (0.7)       (2.3)
                                                                ----       ----        ----        ----        ----       -----
SEPTEMBER 30, 1997..........................................    15.7        1.0         1.3        30.0        38.6        86.6
Exchange differences........................................    (0.6)        --          --        (1.4)       (2.7)       (4.7)
Additions...................................................      --         --          --         7.2         7.8        15.0
Disposals...................................................      --       (0.1)       (0.3)       (2.2)       (1.0)       (3.6)
Arising on revaluations.....................................     0.3         --          --          --          --         0.3
                                                                ----       ----        ----        ----        ----       -----
SEPTEMBER 30, 1998..........................................    15.4        0.9         1.0        33.6        42.7        93.6
                                                                ====       ====        ====        ====        ====       =====
DEPRECIATION AND AMORTIZATION
OCTOBER 1, 1995.............................................     2.3        0.1         0.8        10.0        18.1        31.3
Exchange differences........................................      --         --          --         0.1         0.3         0.4
Charge for year.............................................     0.4         --         0.1         3.4         4.4         8.3
Disposals...................................................    (1.3)        --          --        (1.2)       (0.7)       (3.2)
Released on revaluations....................................    (0.4)        --          --          --          --        (0.4)
                                                                ----       ----        ----        ----        ----       -----
SEPTEMBER 30, 1996..........................................     1.0        0.1         0.9        12.3        22.1        36.4
Exchange differences........................................    (0.1)        --        (0.1)       (0.6)       (1.1)       (1.9)
Charge for year.............................................     0.4         --         0.1         3.6         4.3         8.4
Disposals...................................................      --         --          --        (0.7)       (0.6)       (1.3)
Released on revaluations....................................    (0.4)        --          --          --          --        (0.4)
                                                                ----       ----        ----        ----        ----       -----
SEPTEMBER 30, 1997..........................................     0.9        0.1         0.9        14.6        24.7        41.2
Exchange differences........................................    (0.1)        --        (0.1)       (0.8)       (1.6)       (2.6)
Charge for year.............................................     0.5         --         0.1         3.9         4.5         9.0
Disposals...................................................    (0.1)        --        (0.2)       (1.3)       (0.8)       (2.4)
Released on revaluations....................................    (0.3)      (0.1)         --          --          --        (0.4)
                                                                ----       ----        ----        ----        ----       -----
SEPTEMBER 30, 1998..........................................     0.9         --         0.7        16.4        26.8        44.8
                                                                ====       ====        ====        ====        ====       =====
NET BOOK VALUE
September 30, 1996..........................................    15.4        1.2         0.3        13.4        13.6        43.9
September 30, 1997..........................................    14.8        0.9         0.4        15.4        13.9        45.4
September 30, 1998..........................................    14.5        0.9         0.3        17.2        15.9        48.8
                                                                ====       ====        ====        ====        ====       =====

    The revaluations of operational properties during Fiscal 1998 were made as at April 30, 1998 by firms of Chartered Surveyors or their overseas equivalents on the basis of existing use value.

                           NFC MOVING SERVICES GROUP

NOTE 10--PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

    Cost or valuation of land and buildings comprise:

                                                                           SEPTEMBER 30
                                   ---------------------------------------------------------------------------------------------
                                                       1997                                            1998
                                   ---------------------------------------------   ---------------------------------------------
                                                 LONG        SHORT                               LONG        SHORT
                                   FREEHOLD   LEASEHOLDS   LEASEHOLDS    TOTAL     FREEHOLD   LEASEHOLDS   LEASEHOLDS    TOTAL
                                   --------   ----------   ----------   --------   --------   ----------   ----------   --------
                                                                            (L MILLION)
At cost..........................     1.5          --          1.3         2.8        0.2          --          1.0         1.2
At valuation on
  October 2, 1993................     3.0         0.7           --         3.7         --          --           --          --
  October 1, 1994................     4.4         0.3           --         4.7        4.1         0.3           --         4.4
  September 30, 1995.............     0.9          --           --         0.9        0.9          --           --         0.9
  April 30, 1996.................     3.5          --           --         3.5        3.5          --           --         3.5
  April 30, 1997.................     2.4          --           --         2.4        2.1          --           --         2.1
  April 30, 1998.................      --          --           --          --        4.6         0.6           --         5.2
                                     ----         ---          ---        ----       ----         ---          ---        ----
                                     15.7         1.0          1.3        18.0       15.4         0.9          1.0        17.3
                                     ====         ===          ===        ====       ====         ===          ===        ====

    Under the historical cost convention, land and buildings would have been shown at the following amounts:

                                                                       SEPTEMBER 30
                                        --------------------------------------------------------------------------
                                                       1997                                    1998
                                        ----------------------------------      ----------------------------------
                                                                  NET BOOK                                NET BOOK
                                          COST     DEPRECIATION    VALUE          COST     DEPRECIATION    VALUE
                                          ----     ------------   --------      --------   ------------   --------
                                                                       (L MILLION)
Freeholds.............................    11.7         2.2           9.5          11.0         2.2          8.8
Long leaseholds.......................     0.5         0.2           0.3           0.4         0.2          0.2
Short leaseholds......................     1.3         0.9           0.4           1.0         0.7          0.3
                                          ----         ---          ----          ----         ---          ---
                                          13.5         3.3          10.2          12.4         3.1          9.3
                                          ====         ===          ====          ====         ===          ===

NOTE 11--INVESTMENTS

COST
                                                              (L MILLION)
OCTOBER 1, 1996.............................................     20.6
Exchange differences........................................     (0.7)
Additions (net).............................................      3.0
                                                                 ----
SEPTEMBER 30, 1997..........................................     22.9
Exchange differences........................................     (1.2)
Additions (net).............................................      4.3
                                                                 ----
SEPTEMBER 30, 1998..........................................     26.0
                                                                 ====

    The investments are listed and their market value was L26.3 million (1997--L24.3 million).

                           NFC MOVING SERVICES GROUP

NOTE 12--DEBTORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
                                                                  (L MILLION)
Trade debtors...............................................    96.2       90.7
Amounts owned by NFC Group businesses.......................    62.2       76.3
Other debtors...............................................    12.5       10.5
Prepayments and accrued income..............................     4.9        4.1
                                                               -----      -----
                                                               175.8      181.6
                                                               =====      =====

NOTE 13--DEBTORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                   SEPTEMBER 30
                                                              -----------------------
                                                                1997           1998
                                                              --------       --------
                                                                    (L MILLION)
Other debtors and prepayments...............................    4.6            4.2
                                                                ===            ===

NOTE 14--CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                 SEPTEMBER 30
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
                                                                  (L MILLION)
Bank overdrafts.............................................     0.5        2.2
Trade creditors.............................................    40.7       36.3
Amounts owned by NFC Group businesses.......................   110.0      114.1
Taxation....................................................     9.8        6.2
Other taxes and social security.............................     3.3        3.9
Other creditors.............................................    21.6       28.1
Accruals and deferred income................................    23.4       15.7
                                                               -----      -----
                                                               209.3      206.5
                                                               =====      =====

                           NFC MOVING SERVICES GROUP

NOTE 15--PROVISIONS FOR LIABILITIES AND CHARGES

                                                      SURPLUS                 DEFERRED
                                                     PROPERTIES   INSURANCE   TAXATION    OTHER      TOTAL
                                                     ----------   ---------   --------   --------   --------
OCTOBER 1, 1995....................................      1.3         17.6        0.2        1.8       20.9
Exchange differences...............................       --          0.2         --         --        0.2
Charged to profit and loss account.................       --         25.9        2.1       (0.3)      27.7
Utilized...........................................     (0.5)       (24.4)        --       (0.5)     (25.4)
                                                        ----        -----       ----       ----      -----
SEPTEMBER 30, 1996.................................      0.8         19.3        2.3        1.0       23.4
Exchange differences...............................       --         (0.8)      (0.1)      (0.1)      (1.0)
Charged to profit and loss account.................      0.3         27.9       (0.9)       0.3       27.6
Utilized...........................................     (0.1)       (24.9)        --       (0.3)     (25.3)
                                                        ----        -----       ----       ----      -----
SEPTEMBER 30, 1997.................................      1.0         21.5        1.3        0.9       24.7
Exchange differences...............................       --         (1.2)        --         --       (1.2)
Charged to profit and loss account.................       --         33.0       (1.6)        --       31.4
Utilized...........................................     (0.2)       (28.4)        --       (0.1)     (28.7)
                                                        ----        -----       ----       ----      -----
SEPTEMBER 30, 1998.................................      0.8         24.9       (0.3)       0.8       26.2
                                                        ====        =====       ====       ====      =====

    The major components of the provision for deferred taxation and the amounts not provided are as follows:

                                                       PROVIDED                   NOT PROVIDED
                                                ----------------------       ----------------------
                                                     SEPTEMBER 30                 SEPTEMBER 30
                                                ----------------------       ----------------------
                                                  1997          1998           1997          1998
                                                --------      --------       --------      --------
                                                                    (L MILLION)
Accelerated tax depreciation..................    0.9            1.2            1.9           2.4
Other (provisions, losses, etc.)..............    0.4           (1.5)         (13.5)        (12.6)
                                                  ---           ----          -----         -----
                                                  1.3           (0.3)         (11.6)        (10.2)
                                                  ===           ====          =====         =====

    The above summary does not include any liability to tax on capital gains which might arise if land and building were to be sold at their revalued amounts.

NOTE 16--PENSIONS

    The UK businesses covered by these combined financial statements participate in the NFC Retirement Plan which is fully funded. It is a defined benefit plan, except for that part of it for members under 40 which is a defined contribution plan. The assets of the Plan are held in trust funds independent of the participating businesses. The Plan has a surplus which is recognized and disclosed in the financial statements of NFC plc but none of which has been allocated to any of the businesses covered by these financial statements. Employer and employee contributions to the Plan are determined across participating businesses in the NFC Group in consultation with external professional actuaries, whose latest valuation was made as at March 31, 1997. The charge in these combined financial statements in respect of the Plan is the regular cost of benefits accruing.

    The majority of overseas plans are defined contribution plans. The Allied Van Lines retirement program consisted of a defined benefit plan and a defined contribution plan. These plans were terminated on December 31, 1997 and the accrued benefits frozen. The terminated plans have been replaced by defined contribution plans. The latest actuarial valuations of overseas defined benefit plans show that they are adequately funded.

                           NFC MOVING SERVICES GROUP

NOTE 17--NET OPERATING ASSETS

                                                             YEARS ENDED SEPTEMBER 30
                                                       ------------------------------------
                                                         1996          1997          1998
                                                       --------      --------      --------
                                                                   (L MILLION)
United Kingdom and Ireland...........................    23.3          27.6          31.6
Continental Europe...................................     2.4           2.2           3.2
Americas.............................................    23.9          17.1          10.0
Asia Pacific.........................................     7.4           7.5           5.5
                                                        -----         -----         -----
                                                         57.0          54.4          50.3
Less non-operating liabilities (net).................   (37.9)        (22.1)         (1.1)
                                                        -----         -----         -----
                                                         19.1          32.3          49.2
                                                        =====         =====         =====

    Net assets comprise tangible fixed assets, stocks and debtors less creditors and provisions. Non-operating liabilities comprise investments, net cash, taxation and related items.

NOTE 18--FINANCIAL COMMITMENTS

CAPITAL COMMITMENTS

                                                                   SEPTEMBER 30
                                                              -----------------------
                                                                1997           1998
                                                              --------       --------
                                                                    (L MILLION)
Contracted..................................................    2.2            3.0
                                                                ===            ===

OPERATING LEASES

    There were commitments during the next financial year in respect of noncancelable operating leases as follows:

                                                        SEPTEMBER 30
                                       ----------------------------------------------
                                               1997                      1998
                                       --------------------      --------------------
                                                  VEHICLES,                 VEHICLES,
                                                  PLANT AND                 PLANT AND
                                       PROPERTY   EQUIPMENT      PROPERTY   EQUIPMENT
                                       --------   ---------      --------   ---------
                                                        (L MILLION)
Operating leases which expire
  within one year....................    0.5         0.3           0.4         0.5
  in the second to fifth years
    inclusive........................    2.6         1.1           5.1         1.9
  in the sixth and subsequent
    years............................    5.1          --           2.6          --
                                         ---         ---           ---         ---
                                         8.2         1.4           8.1         2.4
                                         ===         ===           ===         ===

                           NFC MOVING SERVICES GROUP

NOTE 18--FINANCIAL COMMITMENTS (CONTINUED)

    Total commitments were as follows:

                                                        SEPTEMBER 30
                                       ----------------------------------------------
                                               1997                      1998
                                       --------------------      --------------------
                                                  VEHICLES,                 VEHICLES,
                                                  PLANT AND                 PLANT AND
                                       PROPERTY   EQUIPMENT      PROPERTY   EQUIPMENT
                                       --------   ---------      --------   ---------
                                                        (L MILLION)
Amounts payable
  within one year....................     8.2        1.4            8.1        2.4
  between one and five years.........    25.5        2.1           23.7        2.1
  after five years...................    22.1         --           15.8         --
                                         ----        ---           ----        ---
                                         55.8        3.5           47.6        4.5
                                         ====        ===           ====        ===

    A large proportion of operating leases in respect of land and buildings is subject to rent reviews.

NOTE 19--CONTINGENT LIABILITIES

    The nature of the businesses included in these financial statements and the extent of their operations are such that they are from time to time involved in legal proceedings, as plaintiff or defendant. No such proceedings as of September 30, 1998, are expected to have a material effect on these businesses.

    One of the UK businesses included in these financial statements, together with businesses not so included, has given cross guarantees to and entered into set off arrangements with bankers which guarantee and offset any monies owing or owed from time to time, including principal, interest and other related charges, in respect of the cash management facilities of the NFC Group. At September 30, 1998, the relevant business had no liabilities under these arrangements.

    Some of the companies included in these financial statements are guarantors of agreements entered into by NFC plc for the provision of borrowing facilities and they are jointly and severally liable for all borrowing thereunder. At September 30, 1998, there were no drawings under these facilities.

    One of the businesses included in these financial statements is a user and another is a guarantor of letters of credit made in the ordinary course of business; no liabilities are expected to arise under these arrangements.

    For VAT purposes, the UK businesses included in these financial statements were members of the Pickfords VAT group, under which they had joint and several liability for amounts due by other members of that group. Since September 30, 1998, those businesses have joined the NFC VAT group and they are jointly and severally liable for amounts due by other members (including businesses not included in these accounts) of that VAT group.

                           NFC MOVING SERVICES GROUP

NOTE 20--CONSOLIDATED CASH FLOW STATEMENTS

                                                                    YEARS ENDED SEPTEMBER 30
                                                              ------------------------------------
                                                                1996          1997          1998
                                                              --------      --------      --------
                                                                          (L MILLION)
MOVEMENTS IN PROVISIONS

Insurance...................................................     1.5           3.0           4.6
Surplus property............................................    (0.5)          0.2          (0.2)
Other.......................................................    (0.8)           --          (0.1)
                                                               -----          ----         -----
                                                                 0.2           3.2           4.3
                                                               =====          ====         =====
MOVEMENTS IN WORKING CAPITAL

Inventories.................................................    (0.1)         (0.8)          0.1
Receivables.................................................   (15.1)         (3.2)          0.5
Payables....................................................     8.5           7.1          (2.0)
                                                               -----          ----         -----
                                                                (6.7)          3.1          (1.4)
                                                               =====          ====         =====
ACQUISITIONS

Consideration and costs.....................................     0.7           0.9            --
Deferred consideration......................................    (0.6)           --            --
Previous deferred consideration settled.....................     0.6           0.4           0.3
                                                               -----          ----         -----
Cash paid...................................................     0.7           1.3           0.3
                                                               =====          ====         =====
FINANCING

NFC Group funding (net).....................................    (6.2)         (7.6)         (7.3)
Debt falling due within one year--repayments................    (0.2)         (0.2)           --
Capital element of finance lease rental payments............    (0.1)           --            --
                                                               -----          ----         -----
                                                                (6.5)         (7.8)         (7.3)
                                                               =====          ====         =====

CASH

                                                                            BANK
                                                                CASH     OVERDRAFTS    TOTAL
                                                              --------   ----------   --------
                                                                        (L MILLION)
OCTOBER 1, 1995.............................................    12.4         (0.6)      11.8
Exchange differences........................................     0.1           --        0.1
Movements...................................................    (0.8)         0.3       (0.5)
                                                               -----        -----      -----
SEPTEMBER 30, 1996..........................................    11.7         (0.3)      11.4
Exchange differences........................................    (1.1)          --       (1.1)
Movements...................................................     3.3         (0.2)       3.1
                                                               -----        -----      -----
SEPTEMBER 30, 1997..........................................    13.9         (0.5)      13.4
Exchange differences........................................    (1.2)         0.1       (1.1)
Movements...................................................     5.3         (1.8)       3.5
                                                               -----        -----      -----
SEPTEMBER 30, 1998..........................................    18.0         (2.2)      15.8
                                                               =====        =====      =====

                           NFC MOVING SERVICES GROUP

NOTE 20--CONSOLIDATED CASH FLOW STATEMENTS (CONTINUED)

LOAN AND FINANCE LEASE OBLIGATIONS

                                                                         FINANCE
                                                               LOANS      LEASES
                                                              --------   --------
                                                                  (L MILLION)
OCTOBER 1, 1995.............................................     0.4        0.1
Repayments..................................................    (0.2)      (0.1)
                                                                ----       ----
SEPTEMBER 30, 1996..........................................     0.2         --
Repayments..................................................    (0.2)        --
                                                                ----       ----
SEPTEMBER 30, 1997 AND 1998.................................      --         --
                                                                ====       ====

RECONCILIATION OF CASH

                                                                  YEARS ENDED SEPTEMBER 30
                                                              ---------------------------------
                                                                1996       1997          1998
                                                              --------   --------      --------
                                                                         (L MILLION)
Net cash inflow before financing............................     6.0       10.9          10.8
Exchange differences........................................     0.1       (1.1)         (1.1)
Net NFC Group funding.......................................    (6.2)      (7.6)         (7.3)
                                                               -----      -----         -----
Movement in net cash........................................    (0.1)       2.2           2.4
Net cash at beginning of year...............................    11.3       11.2          13.4
                                                               -----      -----         -----
Net cash at end of year.....................................    11.2       13.4          15.8
                                                               =====      =====         =====

ANALYSIS OF NET CASH

                                                                  YEARS ENDED SEPTEMBER 30
                                                              ---------------------------------
                                                                1996       1997          1998
                                                              --------   --------      --------
                                                                         (L MILLION)
Cash at bank and in hand....................................    11.7       13.9          18.0
Overdrafts..................................................    (0.3)      (0.5)         (2.2)
Loans.......................................................    (0.2)        --            --
                                                               -----      -----         -----
                                                                11.2       13.4          15.8
                                                               =====      =====         =====

NOTE 21--RELATED PARTY TRANSACTIONS

    NFC Moving Services Group does not operate as a separate group and consequently there were a number of transactions between its businesses and companies and other businesses and companies within the NFC plc group in the three years ended September 30, 1998. These included transactions relating to insurance management and underwriting, pension administration, treasury, property and taxation management and other central services supported by NFC plc. The transactions have not been identified individually as it is not practical to do so. Transitional arrangements have been agreed for the provision on normal commercial terms of pensions administration and certain other central services periods after the acquisition.

                           NFC MOVING SERVICES GROUP

NOTE 22-- DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The accounting policies under which these combined financial statements have been prepared conform with accounting principles generally accepted in the United Kingdom ("UK GAAP"). Such principles differ from those generally accepted in the United States ("US GAAP") in the following significant respects.

    TAXATION: Deferred taxation is provided at expected future rates of tax using the liability method on all material timing differences where, in the opinion of the Directors, liabilities or assets will crystallize in the foreseeable future. Under US GAAP, deferred tax is recognized on all temporary differences between the tax and book bases of assets and liabilities including the differences between the assigned fair values and tax bases of assets and liabilities acquired, subject to a valuation allowance if it is more likely than not that some or all of a deferred tax asset will not be realised. The taxation charges included in these combined financial statements are not representative of those that would have arisen in NFC Moving Services Group on a stand-alone basis or would arise in NFC Moving Services Group in the future. The reconciliations below include adjustments required to show taxation charges on a stand-alone basis.

    DISPOSAL OF PROPERTY: Profits and losses on the disposal of property are taken into account where sale agreements have been entered into prior to the accounting date and completion of such agreements has taken place before the date of approval of the UK statutory accounts. Under US GAAP such profits and losses would only be accounted for if completion had taken place on or before the accounting date.

    REVALUATIONS OF LAND AND BUILDINGS: Certain properties were revalued at October 1, 1994, September 30, 1995, April 30, 1996, April 30, 1997 and
April 30, 1998 and those revaluations have been incorporated in the financial statements. Accordingly, in subsequent years the amortization and depreciation charges are based on the relevant valuations. Under US GAAP property is shown at cost and amortization and depreciation charges are related thereto.

    STAFF COSTS: The Group's policy in respect of holiday pay is to charge it as it is paid. US GAAP require that account must be taken of all such payments due but not paid.

    PENSION COSTS: Provision is made for the cost of retirement benefits payable by the NFC Retirement Plan as assessed by external professional actuaries and is charged to the profit and loss account so as to spread the cost over the period during which the employer derives benefit from the employee's services. Under US GAAP, the NFC Retirement Plan would be treated as a multiemployer plan. As such, the contributions made to the Plan would be recognized as the pension cost in the year. These financial statements include the regular cost of pensions which are paid to a company in the NFC Group. As these contributions are not paid by that company to the Plan, they would, under US GAAP, be treated as distributions to the NFC Group and would be included in NFC Group Investment.

    INVESTMENTS: Under UK GAAP, investments are stated at cost less any provision for permanent diminution in value. Under US GAAP investments available for sale are included at market value. Under US GAAP, unrealized gains on investments are included in comprehensive income.

    GOODWILL: Goodwill arising on acquisitions is written off to NFC Group Investment on acquisition and, on the subsequent sale of a business, is taken into account in the determination of the gain or loss on sale. Under US GAAP, goodwill is amortized over its estimated useful life not exceeding 40 years. For the purposes of the summary below goodwill has been amortized over its estimated useful life which is estimated to range from 10 to 40 years. From October 1, 1998, goodwill is capitalized and amortized over

                           NFC MOVING SERVICES GROUP

NOTE 22-- DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

its useful life in accordance with FRS 10. On the sale of a business, any unamortized goodwill relating thereto would be taken into account in the determination of the gain or loss on the sale. For the purposes of US GAAP, the businesses periodically evaluate the recoverability of goodwill based on estimates of future profitability. If an impairment is determined, the amount of such impairment is calculated based on estimated recoverability.

    EXCEPTIONAL ITEMS: Under US GAAP, the presentation of operating profit before exceptional items and profit before tax and exceptional items is not permitted. The amounts reported as exceptional items, which include the profit or loss on disposals of properties and the loss on disposal of operations reported after operating profit under UK GAAP, would be included in the determination of operating profit under US GAAP.

    The effect of the significant adjustments to profit for the financial year, comprehensive income and NFC Group investment which would be required if US GAAP had been applied instead of UK GAAP is summarized below.

                                                                        YEAR ENDED
                                                                       SEPTEMBER 30
                                                              ------------------------------
                                                                1996       1997       1998
                                                              --------   --------   --------
                                                                       (L MILLION)
PROFIT FOR THE FINANCIAL YEAR
Profit for the financial year as reported...................     8.9       11.8       20.0
US GAAP adjustments:
Operating charges
  Staff costs--wages and salaries...........................    (0.2)      (0.2)       0.4
           --pensions.......................................     1.6        1.7        1.7
  Depreciation and amortization--goodwill...................    (0.9)      (1.2)      (0.9)
                            -- revaluation of land and
                              buildings.....................     0.2        0.2        0.2
Profit on disposal of land and buildings....................     7.2       (2.2)       2.4
Taxation--stand-alone adjustment............................    (0.5)      (0.1)      (0.5)
Deferred taxation--methodology..............................     5.9        0.2       (0.6)
               --on adjustments above.......................     2.1       (0.4)        --
                                                                ----       ----       ----
                                                                15.4       (2.0)       2.7
                                                                ----       ----       ----
Profit for the financial year as adjusted to accord with US
  GAAP......................................................    24.3        9.8       22.7
                                                                ====       ====       ====
COMPREHENSIVE INCOME

Total recognized gains and losses as reported...............     8.5       11.6       18.7
US GAAP adjustments:
Adjustments to profit for the financial year as above.......    15.4       (2.0)       2.7
Unrealized (surplus)/deficit on revaluation of properties...     0.7       (0.4)      (0.7)
Unrealized holding (losses)/gains on investments............    (0.3)       1.3       (1.1)
Deferred taxation on unrealized holding gains/(losses) on
  investments...............................................     0.1       (0.5)       0.4
                                                                ----       ----       ----
Comprehensive income in accordance with US GAAP.............    24.4       10.0       20.0
                                                                ====       ====       ====

                           NFC MOVING SERVICES GROUP

NOTE 22-- DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

                                                                                       SEPTEMBER 30,
                                                              ---------------------------------------------------------------
NFC GROUP INVESTMENT                                                       1997                             1998
--------------------                                          ------------------------------   ------------------------------
                                                                                        (L MILLION)
NFC Group Investment as reported............................                          32.3                             49.2
US GAAP adjustments:
Intangible assets--goodwill--cost...........................    34.1                             34.1
              --amortization................................    (8.5)      25.6                  (9.4)      24.7
                                                               -----                            -----
Unrealized holding gains on investments.....................                1.4                              0.3
Property, plant and equipment (revaluation)
            --cost or valuation.............................    (4.6)                            (4.9)
            --depreciation..................................    (1.3)      (5.9)                 (1.5)      (6.4)
                                                               -----                            -----
Accounts receivable.........................................               (2.4)                              --
Accruals and deferred income................................               (2.9)                            (2.5)
Taxation--stand-alone adjustment............................               (0.1)                            (0.5)
Deferred taxation--methodology..............................                4.5                              3.9
               --on adjustments above.......................                1.4                              1.8
                                                                          -----                            -----
                                                                                      21.6                             21.3
                                                                                     -----                             ----
NFC Group Investment as adjusted to accord with US GAAP.....                          53.9                             70.5
                                                                                     =====                             ====

    CASH FLOW STATEMENTS: The consolidated statements of cash flows prepared in accordance with UK GAAP present substantially the same information as that required under US GAAP by SFAS 95. These standards differ, however, with regard to classification of items within the statements and as regards the definition of cash. Under UK GAAP cash consists of cash in hand and deposits repayable on demand less advances from banks repayable on demand. Under US GAAP, such bank advances would not be deducted from cash (see Note 20).

    Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, dividends paid and financing activities. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. The payment of dividends, including minority dividends, would be included as a financing activity under US GAAP. Under US GAAP, capitalized interest is treated as part of the cost of the asset to which it relates and thus is included as part of investing cash flows; under UK GAAP all interest is treated as part of returns on investments and servicing of finance. Under US GAAP, cash and cash equivalents would not include bank overdrafts and borrowings with initial maturities of less than three months.

                           NFC MOVING SERVICES GROUP

NOTE 22-- DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    The categories of cash flow activity under US GAAP are summarized below:

                                                                  YEARS ENDED SEPTEMBER 30
                                                              ---------------------------------
                                                                1996       1997          1998
                                                              --------   --------      --------
                                                                         (L MILLION)
Cash inflows from operating activities......................     8.5       26.2          26.8
Cash outflows on investing activities.......................    (2.5)     (15.3)        (16.0)
Cash outflows from financing activities.....................    (6.8)      (7.6)         (5.5)
Effect of exchange rate changes on cash.....................     0.1       (1.1)         (1.2)
                                                               -----      -----         -----
Increase/(decrease) in cash and cash equivalents............    (0.7)       2.2           4.1
Cash and cash equivalents at beginning of year..............    12.4       11.7          13.9
                                                               -----      -----         -----
Cash and cash equivalents at end of year....................    11.7       13.9          18.0
                                                               =====      =====         =====

--------------------------------------------------------------------------------

                                   PROSPECTUS

--------------------------------------------------------------------------------

                         NORTH AMERICAN VAN LINES, INC.

                             OFFER TO EXCHANGE ITS
                   13 3/8% SENIOR SUBORDINATED NOTES DUE 2009

                                           , 2000

--------------------------------------------------------------------------------

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until             , 2000, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    North American Van Lines' Restated Certificate of Incorporation and its By-Laws, as amended, authorize the indemnification of officers and directors of the corporation consistent with Section 145 of the Delaware Corporation Law, as amended, and to the full extent permitted under Delaware law.

    Section 145 of the Delaware Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

        "145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.--(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section.

    Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e) Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

    Article VI of the By-Laws of North American Van Lines authorizes indemnification of officers and directors in cases of liability if the director or officer

        (1) acted in good faith and in a manner reasonably believed to be or not opposed to the best interests of the corporation and

        (2) with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

In cases involving an action or suit by or on behalf of North American Van Lines, indemnification is limited to expenses actually or reasonably incurred and prohibit in cases where the officer or director has been adjudged liable unless otherwise ordered by the Delaware Court of Chancery or the court in which the original action or suit was brought. Section 6.01 of the By-Laws of North American Van Lines further provide that in a cases involving an action or suit by or on behalf of North American Van Lines, such indemnification is limited to expenses actually and reasonably incurred by such director or officer and indemnification of officers and directors to the full extent permitted under Delaware law, including a provision eliminating (except under certain enumerated circumstances) the liability of directors for duty of care violations.

    In addition, North American Van Lines' Restated Certificate of Incorporation, consistent with Section 102(b) of the Delaware Corporation Law, as amended, precludes indemnification of directors in cases of liability of any director

        (1) for any breach of loyalty to the corporation or its stockholders,

        (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,

        (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Corporation Law, as amended and

        (4) for any transaction from which the director derived an improper personal benefit.

    The indemnification provided for the Delaware Corporation Law is not exclusive of any other rights of indemnification, and a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the Delaware Corporation Law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) List of Exhibits.

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
         3.1            Restated Certificate of Incorporation of North American Van
                        Lines, Inc.

         3.2            Amended and Restated By-Laws of North American Van Lines,
                        Inc.

         3.3            Amended Certificate of Incorporation of NA Holding
                        Corporation, now known as Allied Worldwide, Inc.

         3.4            Amended and Restated By-Laws of NA Holding Corporation, now
                        known as Allied Worldwide, Inc.

         3.5            Articles of Incorporation of Fleet Insurance Management,
                        Inc.

         3.6            By-Laws of Fleet Insurance Management, Inc.

         3.7            Certificate of Incorporation of FrontRunner Worldwide, Inc.

         3.8            By-Laws of FrontRunner Worldwide, Inc.

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
         3.9            Articles of Incorporation of Tri-City Moving & Storage,
                        Inc., now known as North American Distribution Systems, Inc.

         3.10           By-Laws of Tri-City Moving & Storage, Inc. now known as
                        North American Distribution Systems, Inc.

         3.11           Amended Articles of Incorporation of North American Travel
                        Service, Inc., now known as North American Logistics, Inc.

         3.12           By-Laws of North American Travel Service, Inc., now known as
                        North American Logistics, Inc.

         3.13           Amended Articles of Incorporation of North American
                        Distribution Systems, Inc., now known as NAVTRANS
                        International Freight Forwarding, Inc.

         3.14 By-Laws of North American Distribution Systems, Inc., now known as NAVTRANS International Freight Forwarding, Inc.

         3.15           Certificate of Incorporation of Relocation Management
                        Systems, Inc.

         3.16           By-Laws of Relocation Management Systems, Inc.

         3.17           Articles of Incorporation of NACAL, Inc.

         3.18           By-Laws of NACAL, Inc.

         3.19           Amended Articles of Incorporation of Marlew, Inc., now known as North American Van Lines of Texas, Inc.

         3.20           By-Laws of Marlew, Inc., now known as North American Van
                        Lines of Texas, Inc.

         3.21           Articles of Incorporation of Great Falls North American,
                        Inc.

         3.22           By-Laws of Great Falls North American, Inc.

         3.23           Amended Articles of Incorporation of Relocation Solutions
                        Management, Inc., now known as A Relocation Solutions
                        Management, Inc.

         3.24           By-Laws of Relocation Solutions Management, Inc., now known as A Relocation Solutions Management, Inc.

         3.25           Amended Articles of Incorporation of Allied Sea Van Company,
                        now known as Allied Freight Forwarding, Inc.

         3.26           Restated By-Laws of Allied Van Lines International
                        Corporation, now known as Allied Freight Forwarding, Inc.

         3.27           Amended Certificate of Incorporation of Allied Pickfords
                        U.S.A., Inc., now known as Allied International N.A., Inc.

         3.28           Restated By-Laws of Allied International N.A., Inc.

         3.29           Certificate of Agreement of Merger of NFC Merger Corporation
                        with and into Allied Van Lines, Inc.

         3.30           By-Laws of Allied Van Lines, Inc.

         3.31           Amended Articles of Incorporation of Allied Van Lines
                        Insurance Agency, Inc., now known as Vanguard Insurance
                        Agency, Inc.

         3.32 By-Laws of Allied Van Lines Insurance Agency, Inc., now known as Vanguard Insurance Agency, Inc.

         3.33           Certificate of Incorporation of Allied Van Lines Terminal
                        Company

         3.34           Restated By-Laws of Allied Van Lines Terminal Corporation

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
         4.1            Indenture, dated as of November 19, 1999, among North
                        American Van Lines, State Street Bank and Trust Company and
                        the subsidiary guarantors party thereto

         4.2 Registration Rights Agreement, dated November 19, 1999, among North American Van Lines, Inc., Banc of America
                        Securities LLC, Chase Securities Inc. and the subsidiary guarantors party thereto

         4.3 Form of 13 3/8 Senior Subordinated Note due 2009 (included in Exhibit 4.1)

         5.1            Opinion of Debevoise & Plimpton*

        10.1 Acquisition Agreement, dated as of September 14, 1999, between NA Holding Corporation and NFC plc

        10.2            Amendment No. 1 to the Acquisition Agreement, dated as of
                        November 19, 1999, between NA Holding Corporation and NFC plc

        10.3            Credit Agreement, dated as of November 19, 1999 and amended as of November 23, 1999, among North American Van Lines, the foreign subsidiary borrowers from time to time parties
                        thereto, the several banks and other financial institutions from time to time parties thereto, The Bank of New York, as documentation agent, Banc of America Securities LLC, as
                        syndication agent, and The Chase Manhattan Bank, as
                        collateral and administrative agent

        10.4            Guaranty and Collateral Agreement, dated as of November 19,
                        1999, made by NA Holding Corporation, North American Van
                        Lines, Inc. and certain of its subsidiaries in favor of The
                        Chase Manhattan Bank, as collateral agent and administrative agent

        10.5            Common Stock Purchase Warrant No. 1, dated as of November
                        19, 1999, for 87,480 shares of NA Holding Common Stock, issued in the name of NFC International Holdings
                        (Netherlands II) BV

        10.6            Indemnification Agreement, dated as of March 30, 1998, among
                        NA Holding Corporation, NA Acquisition Corporation, North
                        American Van Lines, Clayton, Dubilier & Rice, Inc. and
                        Clayton, Dubilier & Rice Fund V Limited Partnership

        10.7 Consulting Agreement, dated as of March 30, 1998, by and among NA Holding Corporation, NA Acquisition Corporation, and North American Van Lines, Inc. and Clayton, Dubilier &
                        Rice, Inc.

        10.8            Registration and Participation Agreement, dated as of March
                        30, 1998, among NA Holding Corporation and Clayton,
                        Dubilier & Rice Fund V Limited Partnership

        10.9            Amendment No. 1, dated as of November 19, 1999, to the
                        Registration and Participation Agreement, dated as of March 30, 1998, among NA Holding Corporation and Clayton,
                        Dubilier & Rice Fund V Limited Partnership

        10.10           Letter Agreement, dated as of November 19, 1999, among NA
                        Holding Corporation, Clayton, Dubilier & Rice Fund V Limited
                        Partnership and NFC plc with respect to rights and
                        obligations of NFC by virtue of its acquisition of 174,961 shares of common stock, par value $0.01 per share, of NA
                        Holding Corporation

        10.11           Stock Subscription Agreement, dated as of November 19, 1999, between the NA Holding Corporation and Clayton, Dubilier &
                        Rice Fund V Limited Partnership

        10.12           Stock Subscription Agreement, dated as of November 19, 1999, between NA Holding Corporation and NFC plc

        10.13           Form of Management Stock Subscription Agreement for Allied
                        Worldwide, Inc. (formerly NA Holding Corporation)

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
        10.14           Form of Management Stock Option Agreement for Allied
                        Worldwide, Inc. (formerly NA Holding Corporation)

        10.15           Transition Services Agreement, dated as of November 19,
                        1999, by and between NFC plc and NA Holding Corporation

        10.16 Tax Matters Agreement, dated as of September 14, 1999, between NA Holding Corporation and NFC plc

        10.17           Amendment No. 1, dated as of April 1, 1998 to the Consulting
                        Agreement, dated as of March 30, 1998, by and among NA
                        Holding Corporation, NA Acquisition Corporation, North
                        American Van Lines, Inc., and Clayton, Dubilier & Rice, Inc.

        12.1            Calculation of Ratios

        15.1 Letter of PricewaterhouseCoopers LLP regarding unaudited interim financial information

        15.2 Letter of Ernst & Young regarding unaudited interim financial information

        21.1            List of Subsidiaries of North American Van Lines

        23.1            Consent of Debevoise & Plimpton (contained in Exhibit 5.1)

        23.2            Consent of PricewaterhouseCoopers LLP

        23.3            Consent of KPMG

        23.4            Consent of Ernst & Young

        24.1            Powers of Attorney (contained on signature pages)

        25.1            Statement of Eligibility of State Street Bank and Trust on
                        Form T-1

        27.1            Financial Data Schedule

        99.1            Form of Letter of Transmittal*

        99.2            Form of Notice of Guaranteed Delivery*

        99.3            Instruction to Registered Holder and/or Book Entry Transfer
                        Participant from Beneficial Owner for Tender of 13 3/8
                        Senior Subordinated Notes Due 2009 for registered 13 3/8
                        Senior Subordinated Notes Due 2009*

------------------------

*   To be filed by amendment.

    (b) Financial Statement Schedules.

    Financial statement schedules of North American Van Lines for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements or related notes and therefore have been omitted.

ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (6) The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       NORTH AMERICAN VAN LINES, INC.

                                                       By:  /s/ JEFFREY P. GANNON
                                                            -----------------------------------------
                                                            Name: Jeffrey P. Gannon
                                                            Title:PRESIDENT AND CHIEF
                                                                 EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                       Director, President and
/s/ JEFFREY P. GANNON                                    Chief Executive Officer
-------------------------------------------              (Principal executive        February 4, 2000
Jeffrey P. Gannon                                        officer)

/s/ JEFFREY KACZKA                                     Chief Financial Officer
-------------------------------------------              (Principal financial        February 4, 2000
Jeffrey Kaczka                                           officer)

/s/ RONALD L. MILEWSKI                                 Vice President, Controller
-------------------------------------------              (Principal accounting       February 4, 2000
Ronald L. Milewski                                       officer)

/s/ MICHAEL G. BABIARZ                                 Director
-------------------------------------------                                          February 4, 2000
Michael G. Babiarz

/s/ EDMUND M. CARPENTER                                Director
-------------------------------------------                                          February 4, 2000
Edmund M. Carpenter

/s/ KEVIN J. CONWAY                                    Director
-------------------------------------------                                          February 4, 2000
Kevin J. Conway

/s/ ROBERT G. DETTMER                                  Director
-------------------------------------------                                          February 4, 2000
Robert G. Dettmer

/s/ DARRYL D. FRY                                      Director
-------------------------------------------                                          February 4, 2000
Darryl D. Fry

/s/ KENNETH E. HOMA                                    Director
-------------------------------------------                                          February 4, 2000
Kenneth E. Homa

/s/ ROBERT D. LAKE                                     Director
-------------------------------------------                                          February 4, 2000
Robert D. Lake

/s/ DAVID A. NOVAK                                     Director
-------------------------------------------                                          February 4, 2000
David A. Novak

/s/ CHARLES P. PIEPER                                  Director
-------------------------------------------                                          February 4, 2000
Charles P. Pieper

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                          February 4, 2000
James W. Rogers

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       FLEET INSURANCE MANAGEMENT, INC.

                                                       By:  /s/ JAMES E. PHILLABAUM
                                                            -----------------------------------------
                                                            Name: James E. Phillabaum
                                                            Title: VICE PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ JAMES E. PHILLABAUM                                Vice President (Principal
-------------------------------------------              executive officer)          February 4, 2000
James E. Phillabaum

/s/ JEFFREY KACZKA                                     (Principal financial
-------------------------------------------              officer)                    February 4, 2000
Jeffrey Kaczka

/s/ RONALD L. MILEWSKI                                 Treasurer (Principal
-------------------------------------------              accounting officer)         February 4, 2000
Ronald L. Milewski

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                          February 4, 2000
Ralph A. Ford

/s/ JEFFREY KACZKA                                     Director
-------------------------------------------                                          February 4, 2000
Jeffrey Kaczka

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       FRONTRUNNER WORLDWIDE, INC.

                                                       By:  /s/ BARRY C. MEEKS
                                                            -----------------------------------------
                                                            Name: Barry C. Meeks
                                                            Title: TREASURER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ BARRY C. MEEKS                                     Treasurer (Principal
-------------------------------------------              executive officer)          February 4, 2000
Barry C. Meeks

/s/ JEFFREY KACZKA                                     (Principal financial
-------------------------------------------              officer)                    February 4, 2000
Jeffrey Kaczka

/s/ RONALD L. MILEWSKI                                 (Principal accounting
-------------------------------------------              officer)                    February 4, 2000
Ronald L. Milewski

/s/ GERALD A. BURNS                                    Director
-------------------------------------------                                          February 4, 2000
Gerald A. Burns

/s/ JEFFREY KACZKA                                     Director
-------------------------------------------                                          February 4, 2000
Jeffrey Kaczka

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       NORTH AMERICAN DISTRIBUTION
                                                       SYSTEMS, INC.

                                                       By:  /s/ J. MICHAEL GUNKEL
                                                            -----------------------------------------
                                                            Name: J. Michael Gunkel
                                                            Title: VICE PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ J. MICHAEL GUNKEL                                  Vice President (Principal
-------------------------------------------              executive officer)           February 4, 2000
J. Michael Gunkel

/s/ JEFFREY KACZKA                                     Vice President (Principal
-------------------------------------------              financial officer)           February 4, 2000
Jeffrey Kaczka

/s/ RONALD L. MILEWSKI                                 (Principal accounting
-------------------------------------------              officer)                     February 4, 2000
Ronald L. Milewski

/s/ GERALD A. BURNS                                    Director
-------------------------------------------                                           February 4, 2000
Gerald A. Burns

/s/ JEFFREY KACZKA                                     Director
-------------------------------------------                                           February 4, 2000
Jeffrey Kaczka

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       NORTH AMERICAN LOGISTICS LTD.

                                                       By:  /s/ J. MICHAEL GUNKEL
                                                            -----------------------------------------
                                                            Name: J. Michael Gunkel
                                                            Title: VICE PRESIDENT AND GENERAL MANAGER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ J. MICHAEL GUNKEL                                  Vice President and General
-------------------------------------------              Manager (Principal          February 4, 2000
J. Michael Gunkel                                        executive officer)

/s/ JEFFREY KACZKA                                     Vice President (Principal
-------------------------------------------              financial officer)          February 4, 2000
Jeffrey Kaczka

/s/ RONALD L. MILEWSKI                                 (Principal accounting
-------------------------------------------              officer)                    February 4, 2000
Ronald L. Milewski

/s/ GERALD A. BURNS                                    Director
-------------------------------------------                                          February 4, 2000
Gerald A. Burns

/s/ RONALD L MILEWSKI                                  Director
-------------------------------------------                                          February 4, 2000
Ronald L. Milewski

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       NAVTRANS INTERNATIONAL FREIGHT
                                                       FORWARDING, INC.

                                                       By:  /s/ JEFFREY KACZKA
                                                            -----------------------------------------
                                                            Name: Jeffrey Kaczka
                                                            Title: VICE PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                       Vice President (Principal
/s/ JEFFREY KACZKA                                       executive officer and
-------------------------------------------              principal financial          February 4, 2000
Jeffrey Kaczka                                           officer)

/s/ RONALD L. MILEWSKI                                 Treasurer (Principal
-------------------------------------------              accounting officer)          February 4, 2000
Ronald L. Milewski

/s/ GERALD A. BURNS                                    Director
-------------------------------------------                                           February 4, 2000
Gerald A. Burns

/s/ JEFFREY KACZKA                                     Director
-------------------------------------------                                           February 4, 2000
Jeffrey Kaczka

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       RELOCATION MANAGEMENT SYSTEMS, INC.

                                                       By:  /s/ RALPH A. FORD
                                                            -----------------------------------------
                                                            Name: Ralph A. Ford
                                                            Title: VICE PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ RALPH A. FORD                                      Vice President (Principal
-------------------------------------------              executive officer)           February 4, 2000
Ralph A. Ford

/s/ JEFFREY KACZKA                                     Vice President (Principal
-------------------------------------------              financial officer)           February 4, 2000
Jeffrey Kaczka

/s/ RONALD L. MILEWSKI                                 Treasurer (Principal
-------------------------------------------              accounting officer)          February 4, 2000
Ronald L. Milewski

/s/ GERALD A. BURNS                                    Director
-------------------------------------------                                           February 4, 2000
Gerald A. Burns

/s/ JEFFREY KACZKA                                     Director
-------------------------------------------                                           February 4, 2000
Jeffrey Kaczka

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       NACAL, INC.

                                                       By:  /s/ JEFFREY KACZKA
                                                            -----------------------------------------
                                                            Name: Jeffrey Kaczka
                                                            Title: VICE PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                       Vice President (Principal
/s/ JEFFREY KACZKA                                       executive officer and
-------------------------------------------              principal financial          February 4, 2000
Jeffrey Kaczka                                           officer)

/s/ RONALD L. MILEWSKI                                 Treasurer (Principal
-------------------------------------------              accounting officer)          February 4, 2000
Ronald L. Milewski

/s/ GERALD A. BURNS                                    Director
-------------------------------------------                                           February 4, 2000
Gerald A. Burns

/s/ JEFFREY KACZKA                                     Director
-------------------------------------------                                           February 4, 2000
Jeffrey Kaczka

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       NORTH AMERICAN VAN LINES OF TEXAS, INC.

                                                       By:  /s/ JEFFREY KACZKA
                                                            -----------------------------------------
                                                            Name: Jeffrey Kaczka
                                                            Title: VICE PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                       Vice President (Principal
/s/ JEFFREY KACZKA                                       executive officer and
-------------------------------------------              principal financial          February 4, 2000
Jeffrey Kaczka                                           officer)

/s/ RONALD L. MILEWSKI                                 Treasurer (Principal
-------------------------------------------              accounting officer)          February 4, 2000
Ronald L. Milewski

/s/ GERALD A. BURNS                                    Director
-------------------------------------------                                           February 4, 2000
Gerald A. Burns

/s/ JEFFREY KACZKA                                     Director
-------------------------------------------                                           February 4, 2000
Jeffrey Kaczka

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       GREAT FALLS NORTH AMERICAN, INC.

                                                       By:  /s/ JEFFREY KACZKA
                                                            -----------------------------------------
                                                            Name: Jeffrey Kaczka
                                                            Title: VICE PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                       Vice President (Principal
/s/ JEFFREY KACZKA                                       executive officer and
-------------------------------------------              principal financial          February 4, 2000
Jeffrey Kaczka                                           officer)

/s/ RONALD L MILEWSKI                                  Treasurer (Principal
-------------------------------------------              accounting officer)          February 4, 2000
Ronald L. Milewski

/s/ GERALD A. BURNS                                    Director
-------------------------------------------                                           February 4, 2000
Gerald A. Burns

/s/ JEFFREY KACZKA                                     Director
-------------------------------------------                                           February 4, 2000
Jeffrey Kaczka

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       ALLIED VAN LINES, INC.

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: CHIEF EXECUTIVE OFFICER AND
                                                            PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ MICHAEL P. FERGUS                                  Chief Executive Officer and
-------------------------------------------              President (Principal        February 4, 2000
Michael P. Fergus                                        executive officer)

/s/ JEFFREY KACZKA                                     (Principal financial
-------------------------------------------              officer)                    February 4, 2000
Jeffrey Kaczka

/s/ RONALD L. MILEWSKI                                 (Principal accounting
-------------------------------------------              officer)                    February 4, 2000
Ronald L. Milewski

/s/ DAVID M. BUTH                                      Director
-------------------------------------------                                          February 4, 2000
David M. Buth

/s/ MICHAEL P. FERGUS                                  Director
-------------------------------------------                                          February 4, 2000
Michael P. Fergus

/s/ ROBERT J. HENRY                                    Director
-------------------------------------------                                          February 4, 2000
Robert J. Henry

/s/ BRADLEY J. MCGUIRE                                 Director
-------------------------------------------                                          February 4, 2000
Bradley J. McGuire

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       ALLIED INTERNATIONAL N.A., INC.

                                                       By:  /s/ MICHAEL PETERSEN
                                                            -----------------------------------------
                                                            Name: Michael Petersen
                                                            Title: VICE PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ MICHAEL PETERSEN                                   Vice President (Principal
-------------------------------------------              executive officer)          February 4, 2000
Michael Petersen

/s/ JEFFREY KACZKA                                     (Principal financial
-------------------------------------------              officer)                    February 4, 2000
Jeffrey Kaczka

/s/ RONALD L. MILEWSKI                                 (Principal accounting
-------------------------------------------              officer)                    February 4, 2000
Ronald L. Milewski

/s/ DAVID M. BUTH                                      Director
-------------------------------------------                                          February 4, 2000
David M. Buth

/s/ MICHAEL P. FERGUS                                  Director
-------------------------------------------                                          February 4, 2000
Michael P. Fergus

/s/ MICHAEL PETERSEN                                   Director
-------------------------------------------                                          February 4, 2000
Michael Petersen

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       ALLIED FREIGHT FORWARDING, INC.

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: CHAIRMAN OF THE BOARD AND PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ MICHAEL P. FERGUS                                  Chairman of the Board and
-------------------------------------------              President (Principal        February 4, 2000
Michael P. Fergus                                        executive officer)

/s/ JEFFREY KACZKA                                     (Principal financial
-------------------------------------------              officer)                    February 4, 2000
Jeffrey Kaczka

/s/ RONALD L. MILEWSKI                                 (Principal accounting
-------------------------------------------              officer)                    February 4, 2000
Ronald L. Milewski

/s/ DAVID M. BUTH                                      Director
-------------------------------------------                                          February 4, 2000
David M. Buth

/s/ MICHAEL PETERSEN                                   Director
-------------------------------------------                                          February 4, 2000
Michael Petersen

/s/ BRADLEY J. MCGUIRE                                 Director
-------------------------------------------                                          February 4, 2000
Bradley J. McGuire

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       A RELOCATION MANAGEMENT SOLUTIONS COMPANY

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: CHAIRMAN OF THE BOARD AND PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ MICHAEL P. FERGUS                                  Chairman of the Board and
-------------------------------------------              President (Principal         February 4, 2000
Michael P. Fergus                                        executive officer)

/s/ JEFFREY KACZKA                                     (Principal financial officer)
-------------------------------------------                                           February 4, 2000
Jeffrey Kaczka

/s/ RONALD L. MILEWSKI                                 (Principal accounting
-------------------------------------------              officer)                     February 4, 2000
Ronald L. Milewski

/s/ DAVID M. BUTH                                      Director
-------------------------------------------                                           February 4, 2000
David M. Buth

/s/ ROBERT J. HENRY                                    Director
-------------------------------------------                                           February 4, 2000
Robert J. Henry

/s/ BRADLEY J. MCGUIRE                                 Director
-------------------------------------------                                           February 4, 2000
Bradley J. McGuire

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on February 4, 2000.

                                                       ALLIED VAN LINES TERMINAL COMPANY

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: CHAIRMAN OF THE BOARD AND PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ MICHAEL P. FERGUS                                  Chairman of the Board and
-------------------------------------------              President (Principal         February 4, 2000
Michael P. Fergus                                        executive officer)

/s/ JEFFREY KACZKA                                     (Principal financial officer)
-------------------------------------------                                           February 4, 2000
Jeffrey Kaczka

/s/ RONALD L. MILEWSKI                                 (Principal accounting
-------------------------------------------              officer)                     February 4, 2000
Ronald L. Milewski

/s/ DAVID M. BUTH                                      Director
-------------------------------------------                                           February 4, 2000
David M. Buth

/s/ ROBERT J. HENRY                                    Director
-------------------------------------------                                           February 4, 2000
Robert J. Henry

/s/ BRADLEY J. MCGUIRE                                 Director
-------------------------------------------                                           February 4, 2000
Bradley J. McGuire

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naperville, State of Illinois, on February 4, 2000.

                                                       VANGUARD INSURANCE AGENCY, INC.

                                                       By:  /s/ LAWRENCE A. WRITT
                                                            -----------------------------------------
                                                            Name: Lawrence A. Writt
                                                            Title: PRESIDENT AND CHIEF EXECUTIVE
                                                            OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Jeffrey Kaczka, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ LAWRENCE A. WRITT                                  President and Chief Executive
-------------------------------------------              Officer (Principal           February 4, 2000
Lawrence A. Writt                                        executive officer)

/s/ JEFFREY KACZKA                                     (Principal financial officer)
-------------------------------------------                                           February 4, 2000
Jeffrey Kaczka

/s/ RONALD L. MILEWSKI                                 (Principal accounting
-------------------------------------------              officer)                     February 4, 2000
Ronald L. Milewski

/s/ MICHAEL P. FERGUS                                  Director
-------------------------------------------                                           February 4, 2000
Michael P. Fergus

/s/ LAWRENCE A. WRITT                                  Director
-------------------------------------------                                           February 4, 2000
Lawrence A. Writt

/s/ MARSHALL B. FELBEIN                                Director
-------------------------------------------                                           February 4, 2000
Marshall B. Felbein

                                    EXHIBITS

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
         3.1            Restated Certificate of Incorporation of North American Van
                        Lines, Inc.

         3.2            Amended and Restated By-Laws of North American Van Lines,
                        Inc.

         3.3            Amended Certificate of Incorporation of NA Holding
                        Corporation, now known as Allied Worldwide, Inc.

         3.4            Amended and Restated By-Laws of NA Holding Corporation, now
                        known as Allied Worldwide, Inc.

         3.5            Articles of Incorporation of Fleet Insurance Management,
                        Inc.

         3.6            By-Laws of Fleet Insurance Management, Inc.

         3.7            Certificate of Incorporation of FrontRunner Worldwide, Inc.

         3.8            By-Laws of FrontRunner Worldwide, Inc.

         3.9            Articles of Incorporation of Tri-City Moving & Storage,
                        Inc., now known as North American Distribution Systems, Inc.

         3.10           By-Laws of Tri-City Moving & Storage, Inc., now known as
                        North American Distribution Systems, Inc.

         3.11           Amended Articles of Incorporation of North American Travel
                        Service, Inc., now known as North American Logistics, Inc.

         3.12           By-Laws of North American Travel Service, Inc., now known as
                        North American Logistics, Inc.

         3.13           Amended Articles of Incorporation of North American
                        Distribution Systems, Inc., now known as NAVTRANS
                        International Freight Forwarding, Inc.

         3.14 By-Laws of North American Distribution Systems, Inc., now known as NAVTRANS International Freight Forwarding, Inc.

         3.15           Certificate of Incorporation of Relocation Management
                        Systems, Inc.

         3.16           By-Laws of Relocation Management Systems, Inc.

         3.17           Articles of Incorporation of NACAL, Inc.

         3.18           By-Laws of NACAL, Inc.

         3.19           Amended Articles of Incorporation of Marlew, Inc., now known as North American Van Lines of Texas, Inc.

         3.20           By-Laws of Marlew, Inc., now known as North American Van
                        Lines of Texas, Inc.

         3.21           Articles of Incorporation of Great Falls North American,
                        Inc.

         3.22           By-Laws of Great Falls North American, Inc.

         3.23           Amended Articles of Incorporation of Relocation Solutions
                        Management, Inc., now known as A Relocation Solutions
                        Management, Inc.

         3.24           By-Laws of Relocation Solutions Management, Inc., now known as A Relocation Solutions Management, Inc.

         3.25           Amended Articles of Incorporation of Allied Sea Van Company,
                        now known as Allied Freight Forwarding, Inc.

         3.26           Restated By-Laws of Allied Van Lines International
                        Corporation, now known as Allied Freight Forwarding, Inc.

         3.27           Amended Certificate of Incorporation of Allied Pickfords
                        U.S.A., Inc., now known as Allied International N.A., Inc.

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
         3.28           Restated By-Laws of Allied International N.A., Inc.

         3.29           Certificate of Agreement of Merger of NFC Merger Corporation
                        with and into Allied Van Lines, Inc.

         3.30           By-Laws of Allied Van Lines, Inc.

         3.31           Amended Articles of Incorporation of Allied Van Lines
                        Insurance Agency, Inc., now known as Vanguard Insurance
                        Agency, Inc.

         3.32 By-Laws of Allied Van Lines Insurance Agency, Inc., now known as Vanguard Insurance Agency, Inc.

         3.33           Certificate of Incorporation of Allied Van Lines Terminal
                        Company

         3.34           Restated By-Laws of Allied Van Lines Terminal Company

         4.1            Indenture, dated as of November 19, 1999, among North
                        American Van Lines, State Street Bank and Trust Company and
                        the subsidiary guarantors party thereto

         4.2 Registration Rights Agreement, dated November 19, 1999, among North American Van Lines, Inc., Banc of America
                        Securities LLC, Chase Securities Inc. and the subsidiary guarantors party thereto

         4.3 Form of 13 3/8 Senior Subordinated Note due 2009 (included in Exhibit 4.1)

         5.1            Opinion of Debevoise & Plimpton*

        10.1 Acquisition Agreement, dated as of September 14, 1999, between NA Holding Corporation and NFC plc

        10.2            Amendment No. 1 to the Acquisition Agreement, dated as of
                        November 19, 1999, between NA Holding Corporation and NFC plc

        10.3            Credit Agreement, dated as of November 19, 1999 and amended as of November 23, 1999, among North American Van Lines, the foreign subsidiary borrowers from time to time parties
                        thereto, the several banks and other financial institutions from time to time parties thereto, The Bank of New York, as documentation agent, Banc of America Securities LLC, as
                        syndication agent, and The Chase Manhattan Bank, as
                        collateral and administrative agent

        10.4            Guaranty and Collateral Agreement, dated as of November 19,
                        1999, made by NA Holding Corporation, North American Van
                        Lines, Inc. and certain of its subsidiaries in favor of The
                        Chase Manhattan Bank, as collateral agent and administrative agent

        10.5            Common Stock Purchase Warrant No. 1, dated as of November
                        19, 1999, for 87,480 shares of NA Holding Common Stock, issued in the name of NFC International Holdings
                        (Netherlands II) BV

        10.6            Indemnification Agreement, dated as of March 30, 1998, among
                        NA Holding Corporation, NA Acquisition Corporation, North
                        American Van Lines, Clayton, Dubilier & Rice, Inc. and
                        Clayton, Dubilier & Rice Fund V Limited Partnership

        10.7 Consulting Agreement, dated as of March 30, 1998, by and among NA Holding Corporation, NA Acquisition Corporation, and North American Van Lines, Inc. and Clayton, Dubilier &
                        Rice, Inc.

        10.8            Registration and Participation Agreement, dated as of March
                        30, 1998, among NA Holding Corporation and Clayton,
                        Dubilier & Rice Fund V Limited Partnership

        10.9            Amendment No. 1, dated as of November 19, 1999, to the
                        Registration and Participation Agreement, dated as of March
                        30, 1998, among NA Holding Corporation and Clayton,
                        Dubilier & Rice Fund V Limited Partnership

       EXHIBIT
       NUMBER                             DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
        10.10           Letter Agreement, dated as of November 19, 1999, among NA
                        Holding Corporation, Clayton, Dubilier & Rice Fund V Limited
                        Partnership and NFC plc with respect to rights and
                        obligations of NFC by virtue of its acquisition of 174,961 shares of common stock, par value $0.01 per share, of NA
                        Holding Corporation

        10.11           Stock Subscription Agreement, dated as of November 19, 1999, between the NA Holding Corporation and Clayton, Dubilier &
                        Rice Fund V Limited Partnership

        10.12           Stock Subscription Agreement, dated as of November 19, 1999, between NA Holding Corporation and NFC plc

        10.13           Form of Management Stock Subscription Agreement for Allied
                        Worldwide, Inc. (formerly NA Holding Corporation)

        10.14           Form of Management Stock Option Agreement for Allied
                        Worldwide, Inc. (formerly NA Holding Corporation)

        10.15           Transition Services Agreement, dated as of November 19,
                        1999, between NFC plc and NA Holding Corporation

        10.16 Tax Matters Agreement, dated as of September 14, 1999, between NA Holding Corporation and NFC plc

        10.17           Amendment No. 1, dated as of April 1, 1998 to the Consulting
                        Agreement, dated as of March 30, 1998, by and among NA
                        Holding Corporation, NA Acquisition Corporation, North
                        American Van Lines, Inc., and Clayton, Dubilier & Rice, Inc.

        12.1            Calculation of Ratios

        15.1 Letter of PricewaterhouseCoopers LLP regarding unaudited interim financial information

        15.2 Letter of Ernst & Young regarding unaudited interim financial information

        21.1            List of Subsidiaries of North American Van Lines

        23.1            Consent of Debevoise & Plimpton (contained in Exhibit 5.1)

        23.2            Consent of PricewaterhouseCoopers LLP

        23.3            Consent of KPMG

        23.4            Consent of Ernst & Young

        24.1            Powers of Attorney (contained on signature pages)

        25.1            Statement of Eligibility of State Street Bank and Trust on
                        Form T-1

        27.1            Financial Data Schedule

        99.1            Form of Letter of Transmittal*

        99.2            Form of Notice of Guaranteed Delivery*

        99.3            Instruction to Registered Holder and/or Book Entry Transfer
                        Participant from Beneficial Owner for Tender of 13 3/8
                        Senior Subordinated Notes Due 2009 for registered 13 3/8
                        Senior Subordinated Notes Due 2009*

------------------------

*   To be filed by amendment.